UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Amendment No. 2

Filed by the Registrant  ☒                                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Marlborough Software Development Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, $0.01 par value, of Marlborough Software Development Holdings, Inc. (the “Common Stock”)
	(2)	Aggregate number of securities to which transaction applies: 10,801,609 Shares of Common Stock
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of $134.07 was determined by multiplying .00013640 by the aggregate merger consideration of $982,946.42. The aggregate merger consideration was calculated based upon the product of (i) 10,801,609 outstanding shares of Common Stock to be acquired pursuant to the merger multiplied by the merger consideration of $0.091 per share.

	(4)	Proposed maximum aggregate value of transaction: $982,946.42
	(5)	Total fee paid: $134.07

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY COPY

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC.

500 Nickerson Road

Marlborough, Massachusetts 01752-4695

                    , 2013

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Marlborough Software development Holdings, Inc., a Delaware corporation (“MSDH” or the “Company”), to be held on                     , 2013, at         a.m., Eastern Time. The special meeting will take place at MSDH’s principal executive office at 500 Nickerson Road, Marlborough, Massachusetts 01752-4695. Notice of the special meeting and the related proxy statement relating to a proposed merger is enclosed. We urge you to read the accompanying proxy statement carefully as it sets forth details of the proposed merger and other important information related to the merger.

MSDH entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of August 20, 2013, between MSDH and Pageflex Acquisitions, Inc., a Delaware corporation (“Merger SPV”). The Merger Agreement provides for a merger of Merger SPV with and into MSDH (the “Merger”), with MSDH to be the surviving corporation. Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of MSDH, par value $0.01 per share (the “Common Stock”), other than any shares owned by MSDH (as treasury stock or otherwise), Merger SPV and their respective subsidiaries, will be cancelled and will be converted automatically into the right to receive $.091 in cash, without interest and less any applicable withholding taxes. The receipt of cash in exchange for shares of MSDH Common Stock in the Merger will constitute a taxable transaction for U.S. federal income tax purposes. Each share of MSDH’s 6.5% Series A Redeemable Preferred Stock, par value $.01 per share (“Series A Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger will remain issued and outstanding as shares of Series A Preferred Stock of the Surviving Corporation following the Merger. A copy of the Merger Agreement is included as Annex A to the attached Proxy Statement. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement.

Following the Merger, MSDH will become a private company (the “Surviving Corporation”) with all of its outstanding Common Stock owned by the current stockholders of Merger SPV and the current holders of Series A Preferred Stock. In connection with the Merger Agreement, the current holders of Series A Preferred Stock entered into voting agreements agreeing to vote their shares of capital stock of MSDH (comprising 393,300 shares of Common Stock and 597,014 shares of Series A Preferred Stock entitled to 5 votes per preferred share) which represent approximately 24.5% of the aggregate voting power of our outstanding Common Stock and Series A Preferred Stock voting as a single class, in favor of the proposal to adopt the Merger Agreement. A copy of the form of voting agreement is attached as Annex B to the accompanying proxy statement. We refer herein to the stockholders of MSDH other than Merger SPV and its subsidiaries as the “public stockholders.”

A Strategic Committee of MSDH’s board of directors, consisting of two non-employee, independent and disinterested directors, was appointed to review the Merger Agreement. The Strategic Committee, after considering various factors, including advice provided by the independent financial advisor engaged by MSDH, unanimously determined that the Merger Agreement was advisable and that the process utilized to determine the merger consideration was procedurally fair to the public stockholders, including the unaffiliated stockholders. Accordingly, the Strategic Committee recommended to the board of directors of MSDH that it approve the Merger Agreement and the transactions contemplated thereby. After considering various factors, including the recommendation of the Strategic Committee and information provided to the Strategic Committee by the financial advisor, MSDH’s board of directors determined that the Merger Agreement was advisable and that the process utilized to determine that price was procedurally fair to the public stockholders, including the unaffiliated stockholders. As a result, MSDH’s board of directors approved the Merger Agreement and the transactions contemplated thereby, directed that the Merger Agreement be submitted to MSDH’s stockholders for their adoption and resolved to recommend that MSDH’s stockholders adopt the Merger Agreement. MSDH’s board of directors recommends that you vote “FOR” the proposal to adopt the Merger Agreement.

The completion of the Merger is subject to various conditions set forth in the Merger Agreement, including adoption of the Merger Agreement and the Merger by the Company’s stockholders at a special meeting. Under Delaware law and MSDH’s Certificate of Incorporation, the affirmative vote of (i) holders of a majority of the voting power of outstanding shares of Common Stock and Series A Preferred Stock of the Company voting as a single class and (ii) the holders of a majority of the outstanding shares of Series A Preferred Stock voting as a separate class is required for approval of the Merger Agreement and the Merger. In addition, it is a condition of the Merger Agreement that the holders of no more than 10% of the outstanding shares of common stock shall have exercised dissenters’ rights with respect to the Merger. As of the effective date of the Merger, the directors of MSDH will resign and be replaced by designees of Merger SPV.

Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card by mail in the accompanying reply envelope, or submit your proxy by telephone or the Internet. Stockholders who attend the meeting may revoke their proxies and vote in person.

Your vote is very important regardless of the number of shares of Common Stock or Series A Preferred Stock that you own. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

Thank you for your cooperation and continued support.

Very truly yours,

Mel Keating, Chair, Strategic Committee of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The attached proxy statement is dated                     , 2013 and is first being mailed to stockholders on or about                     , 2013, together with the form of proxy card.

PRELIMINARY PROXY COPY

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC.

500 Nickerson Road

Marlborough, Massachusetts 01752-4695

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On                     , 2013

To the Stockholders of Marlborough Software Development Holdings, Inc.:

A special meeting of the stockholders of Marlborough Software Development Holdings, Inc., a Delaware corporation (“MSDH,” “Company,” “we,” “us” or “our”), will be held at the Company’s principal executive offices located at 500 Nickerson Road, Marlborough, Massachusetts 01752-4695 on                     , 2013, at             a.m., Eastern Time, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 20, 2013, by and between MSDH and Pageflex Acquisitions, Inc., a Delaware corporation (“Merger SPV”), and as it may be amended from time to time (the “Merger Agreement”), pursuant to which Merger SPV will merge with and into MSDH (the “Merger”), with MSDH surviving as a private company.

2. To consider and vote on a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.

3. To consider and vote on such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. Pursuant to the terms of the Merger Agreement, Merger SPV will merge with and into MSDH, and each share of MSDH common stock, par value $.01 per share (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, other than shares held by MSDH (in treasury or otherwise), Merger SPV, and their respective direct or indirect subsidiaries, will be converted into the right to receive $.091 in cash, without interest and less any applicable withholding taxes. Each share of MSDH’s 6.5% Series A Redeemable Preferred Stock, par value $.01 per share (“Series A Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger will remain issued and outstanding as a share of Series A Preferred Stock of the Surviving Corporation following the Merger.

Only holders of Common Stock and Series A Preferred Stock of record as of the close of business on October 30, 2013 are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. As of the record date, there were 10,801,609 shares of Common Stock outstanding and 597,014 shares of Series A Preferred Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the special meeting and each share of Series A Preferred Stock is entitled to five votes on each matter properly brought before the special meeting.

If the Merger becomes effective, MSDH stockholders who do not vote in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares of MSDH Common Stock, as determined by the Delaware Court of Chancery under applicable provisions of Delaware law, subject to the satisfaction of the requirements for exercising and perfecting such rights. A copy of the full text of the applicable Delaware statutory provisions is included as Annex C to the accompanying proxy statement, and a summary of these provisions can be found under the section entitled “Appraisal Rights” beginning on page     in the accompanying proxy statement. It is a condition to the closing of the Merger that the holders of no more than 10% of the outstanding shares of MSDH’s common stock shall have exercised, or have continuing rights to exercise, appraisal or dissenters’ rights under the DGCL with respect to the Merger.

The adoption of the Merger Agreement requires the affirmative vote of the holders of (i) a majority of the voting power of the outstanding shares of our Common Stock and Series A Preferred Stock entitled to vote at the special meeting and voting as a single class and (ii) a majority of the outstanding shares of Series A Preferred Stock voting as a separate class.

In connection with the execution of the Merger Agreement, the holders of MSDH’s Series A Preferred Stock, who collectively beneficially own approximately 24.50% of the voting power of MSDH’s capital stock as of the record date (including any shares of Common Stock owned by such holders), entered into voting agreements agreeing to vote in favor of the adoption of the Merger Agreement. If the Merger Agreement terminates in accordance with its terms, these voting agreements will also terminate. A copy of the form of voting agreement is attached as Annex B to the accompanying proxy statement.

For purposes of both of the voting requirements described in the immediately preceding paragraph, your failure to vote in person at the special meeting or to submit a signed proxy card or to submit your proxy by phone or the Internet will have the same effect as a vote by you “AGAINST” the adoption of the Merger Agreement. Any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies must be adopted by the affirmative vote of holders of a majority of the voting power of the outstanding shares of our Common Stock and Series A Preferred Stock voting as a single class present in person or by proxy and voting at the special meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the Merger Agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible by mail in the accompanying reply envelope, whether or not you expect to attend the special meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the special meeting in accordance with your proxy. You may also submit your proxy by telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares unless you obtain a valid legal proxy from such broker or nominee. You should follow the directions provided by your broker or nominee regarding how to instruct such broker or nominee to vote your shares. Your prompt attention is greatly appreciated.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. If you attend the special meeting in person, you may revoke your proxy and vote in person.

We urge you to read the accompanying proxy statement carefully as it sets forth details of the proposed Merger and other important information related to the Merger.

By Order of the Board of Directors

/s/ James P. Dore
Secretary

Marlborough, MA

[Date]

i

Page
Persons Making the Solicitation	42
Adjournment and Postponements	42
Transfer or Sale of Shares	43
Common Stock Ownership of Directors and Executive Officers	43
Other Matters	43
Questions and Additional Information	43
PROPOSAL NO. 1—THE MERGER	44
General; the Merger	44
Completion and Effectiveness of the Merger	44
Consideration to be Received Pursuant to the Merger; Treatment of Equity Awards	45
Payment for MSDH Common Stock in the Merger	45
Representations and Warranties	46
Agreements Relating to MSDH’s Interim Operations	48
No Solicitation of Other Offers	49
Special Meeting of MSDH’s Stockholders; Recommendation of the Board	50
Access to Information	50
Indemnification and Insurance of MSDH’s Directors and Officers	50
Filings; Other Actions	51
Conditions to Completion of the Merger	51
Termination of the Merger Agreement	52
Effects of Terminating the Merger Agreement	53
Fees and Expenses	53
Amendment of the Merger Agreement and Extension and Waiver	54
General Provisions	54
APPRAISAL RIGHTS	55
PROPOSAL NO. 2— PROPOSAL FOR ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING	58
LEGAL PROCEEDINGS	59
MARKET PRICE OF MSDH COMMON STOCK	60
SUMMARIZED FINANCIAL INFORMATION	61
CONSOLIDATED BALANCE SHEETS	62
CONSOLIDATED STATEMENTS OF OPERATIONS	63
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	66
DIRECTORS AND EXECUTIVE OFFICERS OF MSDH, MERGER SPV AND OTHERS	72
Directors and Executive Officers of MSDH	72
Directors and Executive Officers of Merger SPV	73
SUBMISSION OF STOCKHOLDER PROPOSALS	78
OTHER MATTERS	79
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	79
WHERE YOU CAN FIND MORE INFORMATION	79
Annex A—Agreement and Plan of Merger	A-1
Annex B—Form of Voting Agreement	B-1
Annex C—Section 262 of the Delaware General Corporation Law	C-1
Annex D—Annual Report on Form 10-K for the year ended December 31,2012 of Marlborough Software Development Holdings, Inc., filed with the SEC on March 30, 2013	D-1
Annex E—Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 of Marlborough Software Development Holdings, Inc., Filed with the SEC on August 14, 2013	E-1

ii

SUMMARY TERM SHEET

The following summary highlights only selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read this proxy statement carefully in its entirety, including the annexes and the other documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information” on page 79 of this proxy statement.

Purpose of the Stockholders’ Vote

You are being asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated August 20, 2013, by and among Marlborough Software Development Holdings, Inc. (“MSDH”, the “Company” or “we,” “us,” “our” and similar terms) and Pageflex Acquisitions, Inc. (“Merger SPV”) and the merger contemplated thereby (the “Merger”). See “The Special Meeting of Stockholders” beginning on page 40 and “Proposal No. 1: The Merger Agreement” beginning on page 44 of this proxy statement.

The Parties to the Merger

Marlborough Software Development Holdings, Inc.

Marlborough Software Development Holdings, Inc. is a Delaware corporation that is a software development company focused on bringing innovative and proprietary software products to a wide variety of markets. MSDH’s core software products include variable data publishing, Web-to-print, and multi-channel communications technologies. MSDH’s principal executive offices are located at 500 Nickerson Road, Marlborough, Massachusetts 01752-4695, and its telephone number is (617) 520-8400.

Pageflex Acquisitions, Inc.

Pageflex Acquisitions, Inc. is a newly-formed Delaware corporation. Merger SPV was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated thereby and has not carried on any business or activities to date, except activities incidental to its formation and activities undertaken in connection with the Merger Agreement and the transactions contemplated thereby. At September 10, 2013, Merger SPV’s stockholders collectively own (i) 458,300 shares of MSDH’s common stock, par value $.01 per share (the “Common Stock”), equal to approximately 4.2% of MSDH’s outstanding Common Stock, and 298,507 shares of MSDH’s 6.5% Series A Redeemable Preferred Stock, par value $.01 per share which are entitled to 5 votes per preferred share (the “Series A Preferred Stock”). The Common Stock and Series A Preferred Stock collectively owned by stockholders of Merger SPV constitutes approximately 14.2% of the voting power of the issued and outstanding shares of MSDH Common Stock and Series A Preferred Stock voting as a single class and 50% of the issued and outstanding shares of Series A Preferred Stock. Merger SPV is a private company. Merger SPV’s principal executive offices are located at 500 Nickerson Road, Marlborough MA, 01752 and their telephone number is 617-520-8400. It is expected that following the completion of the Merger, all of the executive officers of MSDH will continue to be employed by the surviving corporation in the same capacity as their employment by MSDH.

The Merger Agreement and Merger Consideration (See page A-1)

Pursuant to the Merger Agreement, at the effective time of the Merger, Merger SPV will be merged with and into MSDH, with MSDH continuing as the surviving corporation under the name Pageflex, Inc. We sometimes use the term “surviving corporation” in this proxy statement to refer to MSDH as the surviving corporation following the Merger. In the Merger, each share of MSDH Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by MSDH (in treasury or otherwise), Merger SPV and their respective subsidiaries) will be cancelled and converted into the right to receive $.091 in cash, which we refer to as the “Merger Consideration,” without interest and less any applicable withholding taxes. As a result of the Merger, MSDH will become a private company, with all of its outstanding shares owned by the current stockholders of Merger SPV and the current holders of our Series A Preferred Stock, and our Common Stock will no longer be publicly traded. We refer herein to MSDH’s stockholders other than MSDH, Merger SPV and their respective subsidiaries as the “public stockholders.”

We are working toward completing the Merger as quickly as possible, but in no event more than three business days after all the conditions to completion of the Merger contained in the Merger Agreement (described in the section entitled “Proposal No. 1: The Merger Agreement—Conditions to Completion of the Merger” beginning on page 51 of this proxy statement) are satisfied or waived. The completion of the Merger is subject to various conditions set forth in the Merger Agreement, including fulfillment of customary closing conditions, adoption of the Merger Agreement and approval of the Merger by the affirmative vote of the holders of (i) a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock voting as a single class and (ii) a majority of the outstanding shares of Series A Preferred Stock voting as a separate class, entitled to vote at the special meeting of stockholders to be called after the Company complies with all applicable SEC filing requirements. However, we cannot predict the exact timing of the completion of the Merger or whether the Merger will be completed.

Upon completion of the Merger, each option to acquire a share of Common Stock of MSDH which is outstanding as of the effective time of the Merger, whether vested or unvested, will be cancelled without any consideration therefor. The exercise price of each of the currently outstanding options exceeds the $.091 per share of Merger consideration to which the holders would be entitled if the options were exercised immediately prior to consummation of the Merger.

Upon completion of the Merger, the outstanding warrants in respect of 2,985,070 shares of Common Stock with an exercise price of $0.67 per share shall remain outstanding and shall be fully vested and exercisable to purchase common stock of the surviving corporation.

Important Considerations

Recommendation of the Strategic Committee of MSDH’s Board of Directors (See page 23)

In October 2012, in response to an indication from a third party that it was considering a proposal to acquire MSDH, our board of directors (which we sometimes refer to as the “Board”) formed a Strategic Committee of independent, disinterested and non-employee directors to consider on behalf of the Board any “going private” or similar transaction. The Strategic Committee is comprised of Mel Keating (chairman) and Raul Martynek, two independent directors. The Strategic Committee has unanimously:

•	approved the terms of the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement; and

•

recommended that the Board approve and adopt the Merger Agreement, and the transactions contemplated thereby, and recommend that the holders of MSDH Common Stock and Series A Preferred Stock adopt the Merger Agreement.

Recommendation of MSDH’s Board of Directors (See page 25)

Our Board, upon the recommendation of the Strategic Committee, has unanimously:

•	approved the terms of the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement, and declared the same to be advisable;

•

determined that the process utilized to approve the Merger and the other transactions contemplated by the Merger Agreement was procedurally fair to the public stockholders, including the unaffiliated stockholders;

•	approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement;

•	directed that the Merger Agreement be submitted to the holders of MSDH Common Stock and Series A Preferred Stock for their adoption at a special meeting; and

•

recommended that you vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the special meeting to adopt the Merger Agreement.

We have four directors on our Board. Amos Kaminski, who is affiliated with Merger SPV, abstained from voting on the Merger Agreement or any of the above items as a director. The remaining three directors, who are all independent, voted in favor of the above items.

Interests of Our Directors and Executive Officers in the Merger (See page 31)

In considering the recommendation of our Board that you adopt the Merger Agreement, you should be aware that certain of our directors and executive officers may have interests in the transaction that are different from, or are in addition to, your interests as a stockholder, including the following:

•

the Merger Agreement provides for post-Merger indemnification arrangements for each of MSDH’s current and former directors and officers, as well as continuation of directors and officers insurance coverage for their services to MSDH;

•

The stockholders of Merger SPV include Pinhas Romik, Elly Perets and Amos Kaminski. Pinhas Romik is the President and Chief Executive Officer of MSDH, Elly Perets is our Vice President of Sales and Marketing and Amos Kaminski is a member of our Board. Messrs. Romik, Perets and Kaminski collectively own approximately 4.2% of our outstanding Common Stock and 50% of our outstanding Series A Preferred Stock and their shares constitute approximately 14.2% of the voting power of our outstanding Common Stock and Series A Preferred Stock voting as a single class. After the Merger, Messrs. Romik, Perets and Kaminski will be among the remaining stockholders of the surviving corporation along with the other stockholders of Merger SPV and the other holder of our Series A Preferred Stock;

•

Messrs. Romik and Kaminski have advised us that they will vote all of their shares of Common Stock and Series A Preferred Stock in favor of the proposal to adopt the Merger Agreement, and would vote against any other acquisition proposal. Mr. Kaminski has signed a voting agreement requiring him to vote all of his shares of Common Stock and Series A Preferred Stock in favor of the proposal to adopt the Merger Agreement, the form of which agreement is attached as Annex B to this proxy statement;

•	It is anticipated that Mr. Romik will continue as President and Chief Executive Officer of the surviving corporation after consummation of the Merger;

•	It is anticipated that Mr. Kaminski will continue as a director of the surviving corporation after consummation of the Merger;

•

Upon the completion of the Merger, all stock options, including those held by the executive officers and directors will vest and be canceled with no consideration paid to the holders of such options (see page 43).

No Solicitation of Other Offers (See page 49)

Merger SPV has indicated that its affiliates have no interest in selling their equity interests in MSDH and would vote against any other acquisition proposal, and subject to the exceptions described in the section entitled “Proposal No. 1: The Merger Agreement—No Solicitation of Other Offers” on page 44 of this proxy statement, MSDH agreed that it (acting through the Board or the Strategic Committee or otherwise) will not:

•

initiate, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Acquisition Transaction (as defined below);

•	enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Company Acquisition Transaction;

•	agree to or endorse any Company Acquisition Transaction; or

•	authorize or permit any of its representatives to take any such action.

The Strategic Committee or the Board (acting through the Strategic Committee) (either directly or indirectly through advisors, agents or other intermediaries) is not however prohibited from taking the following actions, if the Strategic Committee concludes in good faith after consultation with counsel that failure to take such action would be inconsistent with the Board’s fiduciary duties to the stockholders of the Company under applicable law:

•

furnishing information in writing or orally (pursuant to a customary confidentiality agreement) concerning the Company and its businesses, properties or assets to any third party in response to any unsolicited inquiry, proposal or offer;

•	engaging in discussions or negotiations with such a third party that has made such inquiry, proposal or offer;

•

following receipt of a bona fide proposal relating to a Company Acquisition Transaction, taking and disclosing to the Company’s stockholders a position or otherwise making disclosure to its stockholders with respect to such proposal;

•	following receipt of a bona fide proposal relating to a Company Acquisition Transaction, withdrawing or modifying its recommendation of the Merger Agreement; and/or

•	terminating the Merger Agreement.

The Merger Agreement defines a “Company Acquisition Transaction” as any of the following transactions or series of transactions involving the Company (other than the Merger and the other transactions contemplated by the Merger Agreement):

•	any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction;

•

any direct or indirect acquisition of any business or of assets that constitute or account for 20% or more of the consolidated net revenues, net income, or assets of the Company and its subsidiaries, taken as a whole (based on the fair market value thereof;

•

any direct or indirect acquisition or securities, tender offer or exchange offer for the Company’s securities in which a person or “group” (as defined in the Securities Exchange Act of 1934, as amended) of persons directly or indirectly acquires at least 20% of the outstanding Common Stock of the Company;

•	any liquidation or dissolution of the Company or any material subsidiary thereof; or

•	any combination of the foregoing.

Conditions to Completion of the Merger (See page 51)

Conditions to Each Party’s Obligation to Effect the Merger.

Each party’s obligation to effect the Merger is subject to the satisfaction or waiver of the following conditions:

•	adoption of the Merger Agreement by MSDH’s stockholders at the special meeting; and

•	there shall not be in effect any statute, regulation, order, decree or judgment of any governmental entity which makes illegal or enjoins or prevents the consummation of the Merger.

Conditions to MSDH’s Obligation to Effect the Merger.

The obligation of MSDH to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

•	Merger SPV must have performed in all material respects its obligations under the Merger Agreement required to be performed by it at or prior to the effective time of the Merger; and

•

the representations and warranties of Merger SPV contained in the Merger Agreement must be true and correct in all respects as of August 20, 2013 and as of the effective time of the Merger as if made at such time (except that to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such date).

Conditions to Merger SPV’s Obligation to Effect the Merger.

The obligation of Merger SPV to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

•	MSDH must have performed in all material respects its obligations under the Merger Agreement required to be performed by them at or prior to the effective time of the Merger and;

•

the representations and warranties of MSDH contained in the Merger Agreement must be true and correct in all respects as of August 20, 2013 and as of the effective time of the Merger as if made at such time (except that to the extent such representations and warranties speak as of a specified date, they need only be true and correct in all respects as of such date);

•

no event, occurrence, change, effect or condition of any character shall have occurred that individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined below, see page 52);

•	the holders of no more than 10% of the outstanding shares of the Company’s Common Stock exercise their appraisal rights; and

•

The Merger Agreement provides that MSDH’s aggregate liability for any broker’s, finder’s, financial, or legal advisor’s fees or commissions in connection with the transactions contemplated by the Merger Agreement shall not exceed $425,000.

Termination of the Merger Agreement (See page 52)

The Merger Agreement may be terminated at any time prior to the effective time of the Merger, whether before or after the adoption of the Merger Agreement by MSDH’s stockholders:

•	by mutual written consent of Merger SPV and MSDH; or

•	by either Merger SPV or MSDH:

•

if the Merger has not been consummated on or before December 31, 2013 (the “Outside Date”), except that the right to terminate the Merger Agreement for this reason will not be available to any party whose breach of a representation, warranty, covenant or agreement in the Merger Agreement has (directly or indirectly) in whole or in material part been a cause of or resulted in the failure of the Merger to be consummated on or before the Outside Date;

•	if approval by MSDH’s stockholders has not been obtained at the special meeting or at any adjournment or postponement thereof; or

•

if any governmental entity has issued or entered an injunction or similar legal restraint or order permanently enjoining or otherwise prohibiting the consummation of the Merger and such injunction, legal restraint or order has become final and non-appealable, except that the party seeking to terminate the Merger Agreement for this reason shall have used such reasonable best efforts as may be required by the Merger Agreement to prevent, oppose and remove such injunction.

•	by Merger SPV:

•

if MSDH has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any condition to be satisfied by MSDH prior to or at Closing (see the section entitled “Proposal No. 1: The Merger Agreement—Conditions to Completion of the Merger”), and (ii) is uncured or incapable of being cured by MSDH prior to the earlier to occur of (A) thirty (30) calendar days following receipt of written notice of such breach or failure to perform from Merger SPV, or (B) the Outside Date; except that Merger SPV will not have the right to terminate the Merger Agreement for this reason if it is then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement that would cause any of the conditions to be satisfied by Merger SPV at or prior to Closing not to be satisfied;

•

if the Strategic Committee or the MSDH Board has modified or amended (or publicly proposes to modify or amend) its approval of, or its recommendation that the MSDH stockholders adopt, the Merger Agreement;

•

if MSDH has approved, recommended or entered into any actual or proposed acquisition agreement (other than the Merger or the transactions contemplated by the Merger Agreement), unless the Strategic Committee has concluded in good faith after consultation with its legal counsel that failure to take such action would be inconsistent with the fiduciary duties of the MSDH Board under applicable law; or

•	if MSDH has failed to use its reasonable best efforts to duly call, convene and hold a meeting of the MSDH stockholders for the purpose of obtaining their approval of the Merger Agreement.

•	by MSDH:

•

if Merger SPV has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any condition to be satisfied by Merger SPV prior to or at Closing (see the section entitled “Proposal No. 1: The Merger Agreement—Conditions to Completion of the Merger”), and (ii) is uncured or incapable of being cured by Merger SPV prior to the earlier to occur of (A) thirty (30) calendar days following receipt of written notice of such breach or failure to perform from MSDH, or (B) the Outside Date; except that MSDH will not have the right to terminate the Merger Agreement for this reason if it is then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement that would cause any of the conditions to be satisfied by MSDH at or prior to Closing not to be satisfied; or

•

prior to obtaining approval by MSDH’s stockholders at the special meeting or at any adjournment or postponement thereof, the Strategic Committee has concluded in good faith after consultation with its legal counsel that failure to approve, recommend or enter into any actual or proposed acquisition agreement (other than the Merger or the transactions contemplated by the Merger Agreement) would be inconsistent with the fiduciary duties of the MSDH Board under applicable law provided that substantially concurrently with such termination MSDH enters into an acquisition agreement with a third party.

Fees and Expenses (See page 34)

All expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated. MSDH shall pay any and all expenses incurred by MSDH, including the fees and expenses of the strategic advisor and legal counsel.

Material United States Federal Income Tax Consequences (See page 34)

The conversion of shares of our Common Stock into the right to receive Merger Consideration of $.091 in cash per share will be a taxable transaction to our common stockholders for U.S. federal income tax purposes. As the shares of our Series A Preferred Stock will remain outstanding following the Merger, the Merger will not be a taxable transaction to our Series A Preferred stockholders for U.S. federal income tax purposes.

Appraisal Rights (See page 34)

Under the Delaware General Corporation Law (“DGCL”), appraisal rights are available to holders of MSDH Common Stock in connection with the Merger.

Deregistration of MSDH Common Stock (See page 31)

If the Merger is completed, shares of our Common Stock will no longer be quoted and publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.”

Market Price of MSDH Common Stock (See page 60)

Shares of MSDH Common Stock are traded on the over-the-counter bulletin board under the ticker symbol “MBGH.” The closing price of our Common Stock on the over-the-counter bulletin board on August 16, 2013, the last trading day prior to our public announcement of the Merger Agreement on August 20, 2013 on which trades occurred, was $0.03 per share. On                     , 2013, the closing price of our shares of Common Stock on the over-the-counter bulletin board was $         per share. The Company has not paid any cash dividends on its Common Stock. You are encouraged to obtain current market quotations for shares of Common Stock.

The Special Meeting

Date, Time and Place

The special meeting of our stockholders will be held at              a.m. Eastern Time on                     , 2013 at the Company’s principal executive office at 500 Nickerson Road, Marlborough, Massachusetts 01752-4695.

Record Date, Notice and Quorum

Holders of MSDH Common Stock at the close of business on October 30, 2013, the record date for the special meeting, will be entitled to receive notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. As of the record date, there were 10,801,609 shares of Common Stock and 597,014 shares of Series A Preferred Stock outstanding. Each share of outstanding Common Stock is entitled to one vote on each matter properly brought before the special meeting, and each share of outstanding Series A Preferred Stock is entitled to five votes on each matter properly brought before the special meeting. A majority of the voting power of the issued and outstanding shares of Common Stock and Series A Preferred Stock entitled to vote at the special meeting voting as a single class constitutes a quorum for the purpose of considering the proposals.

The Proposals

At the special meeting, you will be asked to vote upon proposals to (1) adopt the Merger Agreement, (2) approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the special meeting to adopt the Merger Agreement and (3) consider and vote upon such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Vote Required for Approval

The adoption of the Merger Agreement requires the affirmative vote of the: (i) holders of a majority of the voting power of outstanding shares of Common Stock and Series A Preferred Stock of the Company voting as a single class and (ii) holders of a majority of the outstanding shares of Series A Preferred Stock voting as a separate class. In addition, it is a condition of the Merger Agreement that the holders of no more than 10% of the outstanding shares of Common Stock shall have exercised dissenters’ rights with respect to the Merger. Failure to vote your shares of Common Stock, including as a result of broker non-votes and abstentions, will have the same effect as voting against the proposal to adopt the Merger Agreement.

At September 10, 2013, the stockholders of Merger SPV collectively owned 458,300 shares of our Common Stock, equal to approximately 4.2% of our outstanding Common Stock and 298,507 shares of our Series A Preferred Stock, equal to 50% of our outstanding Series A Preferred Stock and their shares collectively constitute approximately 14.2% of the voting power of our outstanding Common Stock and Series A Preferred Stock voting as a single class. The abovementioned stockholders of Merger SPV (namely, Pinhas Romik and Amos Kaminski) have informed the Company that they will vote their shares of our Common Stock and Series A Preferred Stock in favor of the proposal to adopt the Merger Agreement and would vote against any other acquisition proposal. In addition, Mr. Kaminski has executed a voting agreement requiring him to vote his shares of our Common Stock and Series A Preferred Stock in favor of the proposal to adopt the Merger Agreement.

In addition, the proposal to approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the voting power of our outstanding Common Stock and Series A Preferred Stock voting as a single class present in person or by proxy and voting at the special meeting. Failure to vote your shares of Common Stock or Series A Preferred Stock, including as a result of broker non-votes and abstentions, will have no effect on the proposal to approve any adjournments of the special meeting to solicit additional proxies. Messrs. Romik and Kaminski have informed the Company that they will vote their shares of our Common Stock and Series A Preferred Stock in favor of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Voting and Proxies

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, Internet or by returning the enclosed proxy card by mail, or may vote in person at the special meeting. If you intend to submit your proxy by telephone or Internet you must do so no later than 11:59 p.m. on                     , 2013, and if you intend to submit your proxy by mail it must be received by MSDH prior to the commencement of the special meeting. If you are a beneficial owner of shares held in street name and do not provide the nominee who holds your shares with voting instructions, the nominee will inform our inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF A VOTE “AGAINST” THE APPROVAL OF THE MERGER AGREEMENT. Please provide voting instructions to the nominee that holds your shares by carefully following their instructions.

The persons named in the accompanying proxy will also have discretionary authority to vote on any adjournments or postponements of the special meeting. Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, if you hold your shares of Common Stock or Series A Preferred Stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card, by using the telephone number printed on your proxy card or by following the instructions for Internet voting included with your proxy materials.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares of Common Stock and Series A Preferred Stock represented by such proxy card will be voted “FOR” the proposal to adopt the Merger Agreement and “FOR” the adjournment proposal, if applicable.

Revocability of Proxy

Any stockholder of record who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted at the special meeting by attending the special meeting and voting in person. Your attendance at the special meeting will not, by itself, revoke your proxy. To revoke your proxy, you must vote in person at the special meeting. If you hold your shares of Common Stock or Series A Preferred Stock in your name as a stockholder of record, you may also revoke the proxy by notifying our President prior to the special meeting at the following address: Marlborough Software Development Holdings, Inc., Attention: President, 500 Nickerson Road, Marlborough, Massachusetts 01752-4695. Further, your proxy may be revoked by submitting a later-dated proxy card, or, if you voted by telephone or the Internet, by voting a subsequent time by telephone or the Internet.

In the event that you have instructed a broker, bank or other custodian to vote your shares of Common Stock, you have to follow the directions received from your broker, bank or other custodian and change those instructions in order to revoke your proxy.

Transfer or Sale of Shares

If you held your shares of Common Stock on October 30, 2013, the record date for the special meeting, but sell or otherwise transfer your shares prior to the effective time of the Merger, you will retain your right to vote at the special meeting; however, you will not have the right to receive the Merger Consideration. The right to receive the Merger Consideration when the Merger becomes effective will pass to the person who as of the effective time of the Merger owns the shares of our Common Stock that you previously owned.

Solicitation of Proxies; Costs

This proxy solicitation is being made and paid for by MSDH on behalf of its board of directors. MSDH will pay all expenses of this solicitation, including the cost of preparing and mailing this document. Proxies are being solicited by and on behalf of our Board. In addition to solicitation by use of the mails, proxies may be solicited by our directors, officers and employees in person or by telephone, telegram, electronic mail, facsimile transmission or other means of communication. Those persons will not be additionally compensated for solicitation activities, but may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners. Any stockholder with questions or requiring assistance in voting shares of MSDH Common Stock or Series A Preferred Stock should contact the Company at (617) 520-8400.

We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of MSDH Common Stock and Series A Preferred Stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Common Stock Ownership of Directors and Executive Officers

As of the record date, our directors and executive officers, as a group, beneficially owned an aggregate of approximately 642,730 shares of Common Stock and 298,507 of the Series A Preferred Stock, representing approximately (i) 15.5% of the voting power of Common Stock and Series A Preferred Stock voting as a single class and (ii) 50% of the outstanding shares of Series A Preferred Stock entitled to vote at the special meeting. The members of the Strategic Committee do not have significant share holdings, holding in the aggregate less than 1% of the outstanding Common Stock and no shares of Series A Preferred Stock. The preceding figures do not include currently exercisable options and warrants to purchase Common Stock held by certain of our directors and executive officers, the respective exercise prices of which exceed the Merger Consideration of $.091 per share. For details with respect to such options and warrants see the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” on page 66.

Additional Information

For additional information about the Merger, assistance in submitting proxies or voting shares of Common Stock or additional copies of the proxy statement or enclosed proxy card, please contact our President at the following address or telephone number: Marlborough Software Development Holdings, Inc., Attention: President, 500 Nickerson Road, Marlborough, Massachusetts 01752-4695, (617) 520-8400.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some questions you may have regarding the special meeting and the proposed Merger. These questions and answers may not address all questions that may be important to you as a stockholder of MSDH. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement and the annexes, as well as the additional documents referred to or incorporated in this proxy statement, which you should read carefully in their entirety. See “Where You Can Find More Information” on page 79 of this proxy statement.

Q: When and where is the special meeting?

A: The special meeting of our stockholders will be held on                     , 2013, at             a.m., Eastern Time, at the Company’s principal executive offices located at 500 Nickerson Road, Marlborough, Massachusetts 01752-4695.

Q What am I being asked to vote on?

A: At the special meeting, you will be asked to vote upon proposals to (1) adopt the Agreement and Plan of Merger, dated as of August 20, 2013 (referred to as the “Merger Agreement”), (2) approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the special meeting to adopt the Merger Agreement, and (3) consider and vote upon such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q: How does MSDH’s board of directors recommend that I vote?

A: Our Board has recommended that you vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the special meeting to adopt the Merger Agreement. In making its recommendation, our Board considered the unanimous recommendation of the Strategic Committee, consisting of two non-employee, independent and disinterested directors, consultation with the strategic advisor, the Strategic Committee’s determination that it is advisable for MSDH’s public stockholders, including the unaffiliated stockholders, to approve the Merger Agreement, and the Strategic Committee’s determination that the process utilized to approve the Merger and the other transactions contemplated by the Merger Agreement was procedurally fair to the public stockholders, including the unaffiliated stockholders.

We have four directors on our Board. Amos Kaminski, who is affiliated with Merger SPV, abstained from voting on the Merger Agreement or any of the above items as a director. The remaining three directors, who are all independent, voted in favor of the above items.

Q: What is the proposed transaction?

A: The proposed transaction is the merger of MSDH with Merger SPV. If the Merger Agreement is adopted by our stockholders and the other closing conditions in the Merger Agreement are satisfied or waived, Merger SPV will merge with and into MSDH (the “Merger”). MSDH will be the surviving corporation after the Merger with all of its outstanding shares owned by the stockholders of Merger SPV immediately preceding the Merger and the holders of our Series A Preferred Stock immediately preceding the Merger.

Q: What will I receive in the Merger?

A: If the Merger is completed, each share of our Common Stock issued and outstanding immediately prior to the effective time of the Merger, excluding shares held by MSDH (in treasury or otherwise), Merger SPV and their respective subsidiaries, will be converted into the right to receive $.091 in cash (the “Merger Consideration”) without interest and less any applicable withholding taxes. All MSDH stockholders other than MSDH, Merger

SPV and their respective subsidiaries are referred to herein as “public stockholders.” Each share of Series A Preferred Stock issued and outstanding immediately prior to the effective time of the Merger will remain issued and outstanding following completion of the Merger.

Q: What will happen to the Common Stock that I currently own after completion of the Merger?

A: Following completion of the Merger, your shares of MSDH Common Stock will be cancelled and will represent only the right to receive the Merger Consideration, unless you do not vote in favor of the merger and exercise your appraisal rights under Section 262 of the DGCL as further described under “Appraisal Rights” on page 55 of this proxy statement. Trading in MSDH Common Stock on the over-the-counter bulletin board will cease, price quotations for the Common Stock will no longer be available following completion of the Merger and the Common Stock will cease to be registered under the Exchange Act.

Q: When do you expect the Merger to be completed?

A: We are working toward completing the Merger as quickly as possible, but in no event will the Merger be completed more than three business days after all the conditions to completion of the Merger contained in the Merger Agreement (described in the section entitled “Proposal No. 1: The Merger Agreement—Conditions to Completion of the Merger” beginning on page 51 of this proxy statement) are satisfied or waived. If our stockholders adopt the Merger Agreement, and assuming that the other conditions to the Merger are satisfied or waived, we believe that the Merger will be completed during the fourth quarter of 2013. However, we cannot predict the exact timing of the completion of the Merger or whether the Merger will be completed.

Q: Am I entitled to dissenters’ or appraisal rights?

A: Under Section 262 of the DGCL, holders of shares of MSDH Common Stock who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they comply with all requirements of Delaware law, which are summarized in this proxy statement. This appraisal amount could be more than, the same as, or less than the amount a stockholder would be entitled to receive under the Merger Agreement. Any holder of shares of MSDH Common Stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to MSDH prior to the vote on the adoption of the Merger Agreement and must not vote or otherwise submit a proxy in favor of the adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Delaware law will result in the loss of appraisal rights. Because of the complexity of the Delaware law relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. For more information, see “Appraisal Rights” on page 55 of this proxy statement. In addition, a copy of the full text of Section 262 of the DGCL is attached as Annex C to this proxy statement.

Q: What happens if the Merger is not completed?

A: If the Merger Agreement is not adopted by MSDH’s stockholders or if the Merger is not completed for any other reason, MSDH’s stockholders will not receive any payment for their shares in connection with the Merger. Instead, MSDH will remain a public company, and shares of MSDH Common Stock will continue to be listed and traded on the over-the-counter bulletin board and registered under the Exchange Act.

Q: What vote of our stockholders is required to adopt the Merger Agreement and to approve any adjournments or postponements of the special meeting?

A: Under Delaware law and our Certificate of Incorporation, the affirmative vote of holders of: (i) a majority of the voting power of the outstanding shares of MSDH Common Stock and Series A Preferred Stock voting as a single class and (ii) a majority of the outstanding shares of Series A Preferred Stock entitled to vote at the special meeting is required to adopt the Merger Agreement. In addition, it is a condition to the closing of the Merger that the holders of no more than 10% of the outstanding shares of Common Stock exercise their dissenters’ rights under Delaware law. Approval of any adjournments or postponements of the special meeting to solicit additional proxies, if necessary or appropriate, requires the affirmative vote of holders of a majority of the shares of Common Stock and Series A Preferred Stock voting as a single class present in person or by proxy and voting at the special meeting. At September 10, 2013, the stockholders of Merger SPV beneficially owned 458,300 shares of our Common Stock and 298,507 shares of our Series A Preferred Stock, equal to approximately 14.2% of the voting power of our outstanding Common Stock and Series A Preferred Stock voting as a single class and 50% of the outstanding shares of our Series A Preferred Stock. Merger SPV has informed us that its stockholders will vote in favor of the proposal to adopt the Merger Agreement. Furthermore, one of those stockholders, Amos Kaminski, and the Altshuler Group have each entered into voting agreements with MSDH and Merger SPV pursuant to which they have agreed to vote their shares in favor of the proposal to adopt the Merger Agreement. Mr. Kaminski and the Altshuler Group collectively own 393,300 shares of Common Stock and 597,014 shares of Series A Preferred Stock, constituting approximately 24.5% of the aggregate voting power of the Common Stock and Series A Preferred Stock and 100% of the outstanding shares of Series A Preferred Stock. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed by the affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy and voting at the special meeting. Merger SPV has also informed us that its stockholders will vote in favor of any such adjournment or postponement.

Q: Who can vote and attend the special meeting?

A: Common and Series A Preferred stockholders of record as of the close of business on October 30, 2013, the record date for the special meeting, are entitled to receive notice of, to attend and to vote at the special meeting and any adjournments or postponements of the special meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the special meeting. Each share of Series A Preferred Stock is entitled to five votes on each matter properly brought before the special meeting.

Q: What will happen if I abstain from voting or fail to vote?

A: With respect to the proposal to adopt the Merger Agreement, if you abstain from voting on the proposal, fail to cast your vote in person or by proxy or, if you hold your shares in “street name”, fail to give voting instructions to the record holder of your shares, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

With respect to the proposal to approve any adjournments or postponements of the special meeting, if necessary or appropriate, if you abstain from voting on the proposal, fail to cast your vote in person or by proxy or, if you hold your shares in “street name”, fail to give voting instructions to the record holder of your shares, it will have no effect on the outcome of the vote on that proposal.

Q: How do I cast my vote if my shares of Common Stock or Series A Preferred Stock are held of record?

A: If you are a stockholder of record on the record date, you may vote in person at the special meeting or authorize a proxy for the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or electronic (via the Internet) proxy authorization.

Q: How do I cast my vote if my shares of Common Stock or Series A Preferred Stock are held in “street name”?

A: If you hold your shares of Common Stock or Series A Preferred Stock in “street name” through a broker, bank or other custodian, your broker, bank or custodian will not vote your shares unless you provide instructions on how to vote. You must obtain a voting instruction card from the broker, bank or other custodian that is the record holder of your shares and provide your broker, bank or other custodian with instructions on how to vote your shares, in accordance with the voting directions provided by your broker, bank or custodian. Additionally, if your shares of Common Stock are held in “street name” and you intend to vote your shares in person at the special meeting you must first obtain a legal proxy from such bank, broker or other custodian. The inability of your broker, bank or other custodian to vote your shares, often referred to as a “broker non-vote,” will have the same effect as a vote against the proposal to adopt the Merger Agreement and will have no effect on the proposal to approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies. If your shares are held in “street name,” please refer to the voting instruction card used by your broker, bank or other custodian, or contact them directly. If you need assistance in voting your shares, please contact the Company at (617) 520-8400.

Q: How will proxy holders vote my shares of Common Stock or Series A Preferred Stock?

A: If you properly authorize a proxy prior to the special meeting, your shares of Common Stock or Series A Preferred Stock will be voted as you direct. If you properly execute a proxy but no direction is otherwise made, your shares of Common Stock will be voted “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies. The proxy holders will vote in their discretion upon such other matters as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q: What happens if I sell my shares of Common Stock or Series A Preferred Stock before the special meeting?

A: If you held your shares of Common Stock or Series A Preferred Stock on October 30, 2013, the record date for the special meeting, but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting; however, if you owned Common Stock, you will not have the right to receive the Merger Consideration. The right to receive the Merger Consideration when the Merger becomes effective will pass to the person who owns the shares of our Common Stock that you previously owned.

Q: Can I change my vote after I have mailed my proxy card?

A: Yes. If you own shares of Common Stock or Series A Preferred Stock as a record holder on October 30, 2013, the record date for the special meeting, you may revoke a previously authorized proxy at any time prior to its exercise by delivering a properly executed, later-dated proxy card, by authorizing your proxy by Internet or telephone at a later date than your previously authorized proxy, following the instructions that appear on the enclosed proxy card or by voting in person at the special meeting. Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you own shares of Common Stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the bank, broker or other custodian that is the registered owner of the shares.

Q: Should I send in my certificates representing shares of Common Stock now?

A: No. Shortly after the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send your share certificates to the paying agent in order to receive the Merger Consideration. You should use the letter of transmittal to exchange your shares of Common Stock for the Merger Consideration following the Merger. DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY. Holders of Series A Preferred Stock will not need to send their certificates to the paying agent. They will continue to own their shares of Series A Preferred Stock following the Merger.

Q: Where can I find more information about MSDH?

A: We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. This information is also available on the SEC’s website at www.sec.gov and on our website at www.marlboroughsoftware.com. Information contained on our website is not part of, or incorporated into, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find More Information” on page 79.

Q: Who will solicit and pay the cost of soliciting proxies?

A: We will bear the cost of soliciting proxies for the special meeting. MSDH’s Board is soliciting your proxy on our behalf. Our directors, officers and employees may solicit proxies by telephone and facsimile, by mail or in person. They will not be paid any additional amounts for soliciting proxies. We also will request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of Common Stock and Series A Preferred Stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses. Any stockholder with questions or requiring assistance in voting shares of MSDH Common Stock should contact the Company at (617) 520-8400.

Q: Who can help answer my other questions?

A: If you have additional questions about the special meeting or the Merger, you should contact our President at the following address or telephone number: Marlborough Software Development Holdings, Inc., Attention: President, 500 Nickerson Road, Marlborough, Massachusetts 01752-4695, (617) 520-8400. If you hold your shares through a broker, bank or other custodian, you also should call your broker, bank or other custodian for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this proxy statement and the assumptions upon which those statements are based, other than purely historical information, are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “would,” “could,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. We cannot guarantee that we will achieve these plans, intentions or expectations, including completing the Merger on the terms summarized in this proxy statement. All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Except for historical information, matters discussed in this proxy statement are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors include, without limitation:

•	the requirement that our stockholders adopt the Merger Agreement;

•	the failure to satisfy any other conditions to the Merger;

•	the occurrence of any event, occurrence, fact, condition, change, development or effect that could give rise to the termination of the Merger Agreement;

•	adverse changes in our industry;

•	the outcome of any legal proceedings that may be instituted against MSDH and others following announcement of entering into the Merger Agreement or the filing of this proxy statement;

•	the effect of the announcement of the proposed Merger on our relationships with customers, suppliers and other business partners;

•	the parties’ ability to meet expectations regarding the timing and completion of the Merger;

•	the disruption of current plans and operations as a result of the Merger, which could give rise to potential difficulties in employee retention;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	the possibility that our operating results may fail to meet our financial projections; and

•

other risks detailed in our current filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as updated by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013. See “Where You Can Find More Information” on page 79 of this proxy statement.

All forward-looking statements included in this proxy statement speak only as of the date of this proxy statement and all forward-looking statements incorporated by reference into this proxy statement speak only as of the date of the document in which they were included. We expressly disclaim any obligation to release publicly any revisions or updates to any forward-looking statements resulting from new information, subsequent events or otherwise, except to the extent required by law. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

All information contained in this proxy statement concerning Merger SPV and their affiliates related to the Merger has been supplied by such entities and their affiliates, and has not been independently verified by us.

SPECIAL FACTORS

Background of the Merger

On October 7, 2012, Pinhas Romik, our CEO, was approached at a trade show by an officer of a technology provider in the print and imaging industry (“Company A”), who expressed interest in a potential acquisition of MSDH. On October 23, 2012, MSDH entered into a non-disclosure agreement with Company A.

On October 26, 2012, the board of directors of MSDH met to review options for MSDH’s business for the balance of 2012 and 2013. The Board concluded that MSDH should explore its strategic options as a possible best means to preserve stockholder value. These options included a possible sale of the business, a possible sale of a portion of the business, a possible additional investment into the business, and the possibility of reconfiguring or restructuring the business to lower the cost structure. The board of directors ultimately determined that raising additional funding was not a viable alternative without significant improvement in our financial results. The executive management team and the board of directors had previously reduced staffing levels and did so again in May of 2013 to better align our cost structure with our current revenue but ultimately determined that further reductions, if needed, might have detrimental effects on the business; thus jeopardizing current and future revenue and the future of the business as a going concern. The Board then voted to retain Groton Securities, LLC (“Groton Securities”) to act as its financial advisor in connection with this process. Jonathan Kagan did not participate in this vote as he is a Managing Partner of Corporate Partners, LLC (“Corporate Partners”), which is affiliated with Groton Securities, and Mr. Kagan is a registered representative of Groton Securities. The Board also voted to create a Strategic Committee consisting of two independent, disinterested and non-employee directors, Melvin Keating (Chairman) and Raul Martynek (the “Strategic Committee”), to manage the process of reviewing MSDH’s strategic options, including the possible sale of MSDH’s business and the relationship with Groton Securities. Messieurs Keating and Martynek were appointed to the Strategic Committee. Mr. Kagan was not considered for appointment due to his affiliation with Groton Securities and Mr. Kaminski was not considered for appointment because as a holder of Series A Preferred Stock he had a potential conflict of interest with the holders of Common Stock.

On October 31, 2012, MSDH formally retained Groton Securities as its financial advisor.

Following consultation with MSDH and preparation of a brief introductory summary of MSDH’s business, commencing on November 1, 2012 Groton Securities contacted 19 parties that were identified as persons who might be interested in pursuing a transaction with MSDH. Persons which expressed an interest in a possible transaction with MSDH and who signed a non-disclosure agreement were then given an opportunity to review further information about MSDH.

On November 8, 2012, Mr. Romik, at a meeting with an officer of another technology provider in the print and imaging industry (“Company B”), was asked about the strategic direction of MSDH and discussed the possible interest of Company B in a potential acquisition of MSDH.

On December 11, 2012, MSDH’s Board of Directors (with Mr. Kaminski’s consent) held a meeting at which the Strategic Committee, Michael Wildish, as the representative of Groton Securities, and Mr. Romik presented an update of the strategic activities. Mr. Wildish reported to the Board that Groton Securities had held discussions with ten prospective purchasers. Mr. Romik reported that he had also held conversations with three additional prospective purchasers.

On December 15, 2012, MSDH’s Board of Directors held a meeting at which the Strategic Committee, Michael Wildish of Groton Securities, and Mr. Romik presented an update on their follow up with prospective purchasers, indicating that they were in active discussions with six of the prospects identified and that a seventh asked to be contacted in January. Mr. Romik reported that discussions with Company A were progressing and broad terms had been discussed.

On December 21, 2012, MSDH’s Board of Directors held a meeting at which the Strategic Committee, Mr. Wildish of Groton Securities and Mr. Romik updated the Board that Company A continued to be interested in a stock purchase of MSDH. Mr. Romik reported that Company A had been provided with certain financial information and that MSDH management had responded to due diligence questions from Company A. Mr. Wildish reported that Company A desired to proceed directly to negotiation of a definitive agreement and did not intend to sign a letter of intent or term sheet.

From January 3, 2013 through February 20, 2013, MSDH provided financial and business information to Company A and had several conference calls to address questions on data presented.

On January 10, 2013, Groton Securities reported to the Board that five out of the thirteen prospective purchasers who had engaged in discussions with Mr. Romik and themselves had declined to make an offer. Groton Securities and Mr. Romik informed the board that they were currently in active discussions with five prospects and that two additional prospects were in active discussions with Mr. Romik. Of the remaining eight prospects, one prospect indicated they were not yet prepared to make a decision on whether to proceed to make a proposal and subsequently failed to generate interest within their management and declined to proceed with a proposal. Two of the five currently active with Groton Securities and Mr. Romik, as well as one of the two currently active with Mr. Romik were viewed as being the most interested in completing a transaction with MSDH. The second prospective purchaser which engaged in discussions with Groton Securities and Mr. Romik concluded not to make a proposal, leaving only Company A and Company B in active discussions. The Board directed Groton Securities to seek further details of prospective terms from Company A and asked Mr. Romik to seek further indication of interest and prospective terms from Company B.

Also in January 2013, MSDH worked to prepare a virtual “data room” of due diligence materials for future use by selected interested parties.

On January 23, 2013, Mr. Romik presented certain MSDH financial and business information to Company B and discussed the MSDH business in detail with representatives of Company B. On February 4, 2013, Company B notified Mr. Romik that it would not be submitting an offer to acquire MSDH.

On February 28, 2013, Groton Securities received an email from Company A setting forth the proposed key terms for an acquisition of the outstanding stock of MSDH by Company A. On March 4, 2013, the Strategic Committee voted to proceed with negotiations with Company A.

On March 13, 2013, Company A sent MSDH its due diligence and working group lists and on March 21, 2013 MSDH opened up its data room to Company A. MSDH and Company A also established a weekly diligence update call to facilitate Company A’s ongoing due diligence investigation.

On March 20, 2013, MSDH and Company A met to discuss the current state of MSDH’s business as well as the proposed acquisition and possible alternative transaction structures.

Following MSDH’s March 20, 2013 meeting with Company A, MSDH’s Special Committee met with its strategic advisor and discussed possible alternative structures to a stock purchase, including a possible asset purchase, with a view to facilitating a transaction which would permit MSDH to retain certain assets with potential future additional value. On April 10, 2013, MSDH discussed with Company A the possibility of converting the proposed stock purchase to an asset purchase structure.

On April 16, 2013, Company A provided MSDH with a draft Asset Purchase Agreement, which represented a shift from Company A’s initial proposal of a stock purchase and which would thus exclude from the transaction the MSDH BOLT assets.

MSDH and Company A met again on April 30 through May 2, 2013 to discuss the draft Asset Purchase Agreement and proposed acquisition. During such meetings, Company A requested that MSDH enter into a limited no-shop and confidentiality agreement whereby MSDH would agree not to directly or indirectly solicit, encourage, or participate in any discussion which may lead to a takeover proposal involving or including certain companies specified by Company A.

Groton Securities provided the Strategic Committee with an update on the progress of the discussions on May 1, 2013 and provided an update to the full Board on May 6, 2013. The Board approved entering into the limited no-shop and confidentiality agreement with Company A. This agreement was entered into on May 7, 2013 effective through June 30, 2013 and was later extended through July 31, 2013.

Negotiations continued with Company A and on May 16, 2013 representatives of Company A met with the employees of MSDH to discuss the impact of the potential acquisition on the continued employment of such employees by the purchaser.

On May 17, 2013, Mr. Romik spoke with a representative of an investor group interested in acquiring MSDH (“Group C”). This discussion led to additional meetings between Group C and a number of members of MSDH’s management on May 21 and 22 and additional discussions on May 23 through 24, 2013 .

On June 5, 2013, Group C sent the Company a letter of interest addressed to Mr. Martynek expressing, on a non-binding basis, an interest in an all-cash merger transaction. The Board discussed the indication of interest letter at a meeting on June 6, 2013. At the meeting, the Board was informed that among Group C’s members were Amos Kaminski, one of MSDH’s directors, and Mr. Romik, MSDH’s CEO. As a result of this disclosure, the Board determined that the Strategic Committee would have exclusive authority to conduct any further discussions with Company A and that Messrs. Kaminski and Romik would not be provided further information regarding the negotiations with Company A given their involvement with Group C. Immediately following such Board meeting, the Special Committee met briefly by telephone and decided to pursue discussions with Group C.

On June 7, 2013, MSDH entered into a non-disclosure agreement with Group C and on June 10 and 11, 2013, certain representatives of Group C met with members of MSDH’s senior management and conducted due diligence on MSDH. Group C was also given access to certain documents in the Company’s data room. On June 14, 2013, following further discussions with Mr. Martynek of the Strategic Committee, a representative of Group C formally notified MSDH that it was withdrawing its indication of interest.

At a meeting of the board of directors on June 19, 2013, the Board discussed the status of negotiations with Company A. At the meeting, Messrs. Romik and Kaminski indicated that they were in preliminary discussions with a reconstituted investor group made up of themselves and certain former members of Group C to determine if they would be in a position to make an offer to purchase MSDH in the event that discussions with Company A stalled due to the conditions to signing being unattainable. Messrs. Romik and Kaminski informed the board that they believed that this reconstituted investor group would be a viable alternative to Company A and were interested in acquiring the stock of MSDH. This investor group would later be organized as “Merger SPV”.

Subsequent to the June 19, 2003 MSDH Board meeting, there were ongoing discussions between MSDH and Company A to attempt to finalize the Asset Purchase Agreement and to discuss the manner in which certain conditions to signing of the agreement might be fulfilled. The Strategic Committee met on July 8, 2013 with Groton Securities in attendance to discuss the progress of negotiations with Company A and noted that Company A had set the end of July as a target date for signing. Groton Securities told the committee that in order to sign on that date MSDH would have to either satisfy all of the pre-signing conditions or come to some other agreement with Company A before that date and that Company A was looking for the pre-signing conditions to be satisfied prior to continuing purchase discussions. After discussion, the committee believed that there was a risk that we would not be able to timely satisfy the pre-signing conditions included in Company A’s proposal or agree to satisfactory alternatives to those conditions, and impressed upon Groton Securities the importance of finding a viable alternative to Company A.

On July 10, 2013, Mr. Romik presented Mr. Martynek with a proposal on behalf of Merger SPV to acquire MSDH through a merger at a price of $0.10 per share of common stock and a contingent payment based on

MSDH’s future performance during 2014 and 2015. The proposal indicated that Merger SPV included Mr. Kaminski as well as Mr. Romik.

On July 11, 2013, the Strategic Committee met to discuss the Merger SPV proposal and instructed Mr. Martynek to respond to Mr. Romik with the Committee’s desire for a higher fixed price per share without inclusion of a contingent payment. Mr. Martynek subsequently communicated this request to Mr. Romik.

On July 15, 2013, Mr. Romik presented Mr. Martynek with a revised proposal on behalf of what would become Merger SPV to acquire MSDH through a merger at a price of $0.11 per share of common stock subject to certain conditions. The offer provided for the purchase amount to be funded into a to-be-established escrow account prior to signing.

On July 15, 2013, the Strategic Committee, with Groton Securities, met to discuss Merger SPV’s proposal. The Strategic Committee voted to pursue the proposal with the execution of any merger agreement to be conditioned on evidence of the escrow of the purchase price as provided by the proposal. No binding obligation was to be effected until the definitive agreements were executed and delivered.

On July 17, 2013, Mr. Romik and Mr. Martynek discussed the cap on transaction related costs as specified in the proposal made by Merger SPV and determined that legal fees and other costs would likely be in excess of the established cap. As these transaction related costs would likely exceed the cap, this closing condition would put MSDH in the position of either processing a post-closing purchase price adjustment at the expense of its shareholders or possibly failing to consummate the Merger. Mr. Martynek expressed MSDH’s position of not wanting a closing condition that could either result in an uncertain adjustment to the price or a termination of the Merger. After discussion, it was agreed to remove the condition in exchange for lowering the offer price to $0.10 per share of Common Stock. On July 18, 2013 MSDH sent Merger SPV a draft of the Merger Agreement.

On August 2, 2013, the Strategic Committee, with Groton Securities, met to review the status of negotiations with Merger SPV. The committee discussed two remaining significant open issues with Merger SPV: the cost of a so-called “tail period D&O policy” (a policy to cover any claims made after the consummation of the Merger against the officers and directors of MSDH prior to the Merger arising from matters that occurred prior to the consummation of the Merger), which cost MSDH was requesting that Merger SPV bear, and whether Merger SPV should have the sole authority under the proposed escrow agreement to cause the escrow agent to release the escrowed funds to Merger SPV in the event of a termination of the Merger Agreement without consummation of the Merger. MSDH continued negotiations with Merger SPV on these and other issues.

At a Board meeting on August 5, 2013 at which Mr. Kaminski was not present, Mr. Romik reported that the parties were close to finalizing the terms to the Merger Agreement and related agreements and were only waiting for the quote on the tail period D&O policy to determine whether Merger SPV would be willing and able to bear all or a portion of this insurance cost. Mr. Romik further noted that the parties had resolved the remaining issues concerning the escrow agreement and were waiting for the escrow agent to approve the final terms of the escrow agreement so that the purchase price could be deposited in escrow.

On August 9, 2013, MSDH and Groton Securities engaged in further discussions with Merger SPV regarding the terms of the transaction, and Merger SPV agreed to obtain and pay for the tail period D&O policy resulting in a revised offer of $.091 per share of Common Stock. After further negotiations, the merger documents were finalized and presented to the Strategic Committee on August 15, 2013. The Strategic Committee, after discussions including Groton Securities, voted to approve the terms of the Merger Agreement, subject to ratification by the full Board, including the Merger and the other transactions contemplated by the Merger Agreement and to recommend to the full Board that the Board approve and adopt the Merger Agreement, and the transactions contemplated thereby, and recommend that the holders of MSDH Common Stock and Series A Preferred Stock adopt the Merger Agreement.

Groton Securities continued to advise the Strategic Committee through the August 20, 2013 signing of the Merger Agreement. In the context of these discussions, Groton Securities advised the board on the status of the separate discussions with Company A and Merger SPV and during this time period had various discussions with management and the Strategic Committee regarding the terms and conditions of the proposals made by these two interested parties and advised on possible alternative terms and conditions, as well as on the proposed changes occurring in discussions with these two parties. In particular, Groton Securities provided the Strategic Committee with updates on discussions concerning the pre-signing conditions stipulated by Company A and MSDH’s efforts to seek to satisfy these conditions and discussed alternatives to those conditions, some of which they presented to Company A. Groton Securities also continued to participate in discussions with Merger SPV and discussed with the Strategic Committee the status of continuing negotiations with that prospect. Groton Securities advised the Strategic Committee that, given the financial condition of the Company, and in the absence of being able to satisfy the pre-signing conditions with Company A, it should work towards concluding the process to reach a definitive transaction agreement with Merger SPV. Groton Securities informed the Strategic Committee that Company A, to date, was not receptive to either waiving certain pre-signing conditions which MSDH was having difficulty satisfying or negotiating acceptable alternatives to the pre-signing conditions and that Company A was in fact not negotiating further until those conditions were met. Groton Securities advised the Strategic Committee that since these two options were the only viable strategic options remaining and it would be advisable for MSDH to attempt to restructure the deal with Company A and/or to seek to enter into a definitive merger agreement with Merger SPV. The Strategic Committee informed Groton Securities that it believed certain transaction parameters needed to be satisfied in order to make it likely that shareholder approval would be obtained for the proposed transaction with Company A and that the pre-signing conditions required by Company A would prevent that transaction from moving forward with shareholder approval. Thus, the Strategic Committee concluded that the proposed merger with Merger SPV was the only currently actionable option that provided a likelihood of a completed transaction with a payment of value to MSDH’s shareholders.

On August 19, 2013, the Strategic Committee presented their recommendation to the full Board which then approved the Merger and merger documents and voted to recommend that the holders of MSDH Common Stock and Series A Preferred Stock adopt the Merger Agreement. Due to their affiliation with Merger SPV, Amos Kaminski and Pinhas Romik, who had been invited to attend the meeting by the Board, recused themselves from the meeting prior to the Board’s deliberation and action regarding the Merger. The remaining Board members then approved the Merger and the related transactions and matters.

The parties executed the Merger Agreement and related agreements on August 20, 2013 and the purchase price was deposited into escrow. At the same time, the voting agreements contemplated by the Merger Agreement were likewise entered into by MSDH and the preferred stockholders. MSDH formally notified Company A that it was terminating any further negotiation of the Asset Purchase Agreement. Also on August 20, 2013, MSDH issued a press release and a Form 8-K announcing that it and Merger SPV had entered into the Merger Agreement and that MSDH and its preferred stockholders had entered into the related voting agreements. Groton Securities has continued to serve as financial advisor to the Company following the signing of the Merger Agreement.

Our Board recommends that you vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to approve any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the special meeting to adopt the Merger Agreement.

Reasons for the Merger; Fairness of the Merger; Recommendations of the Strategic Committee and Our Board of Directors

Our Board of Directors

As discussed in greater detail below, our board of directors believes that the Merger Agreement and the Merger (which is the Rule 13e-3 going private transaction for which a Schedule 13E-3 Transaction Statement (“Schedule 13E-3”) has been filed with the SEC), upon the terms and conditions set forth in the Merger

Agreement, are advisable, and that the process utilized to approve the Merger and the other transactions contemplated by the Merger Agreement was procedurally fair to the public stockholders, including the unaffiliated stockholders. The Board of Directors of MSDH believes that this Merger and the other transactions contemplated by the Merger Agreement are fair to the public stockholders, including the unaffiliated stockholders.

Reasons for undertaking the Going Private Transaction at this Time

The Board of Directors of MSDH in reviewing strategic alternatives evaluated the possibility of reconfiguring or restructuring the business to lower the cost structure enabling it to continue as a going concern and also the possibility of raising additional capital. The Board ultimately determined that raising additional funding was not a viable alternative without significant improvement in our financial results. The executive management team and the board of directors had previously reduced staffing levels and did so again in May of 2013 to better align our cost structure with our current revenue but ultimately determined that further reductions, if needed, might have detrimental effects on the business; jeopardizing current and future revenue and the future of the business as a going concern. As a consequence of these determinations the Board of Directors decided to pursue a sale of the business. MSDH had pursued a sale of certain assets of the business to Company A. Merger SPV made an offer to purchase the MSDH stock in a merger that would result in taking MSDH private. Merger SPV’s reasons are described below under “Purpose and Reasons of Merger SPV for the Merger” and “Position of Merger SPV Group as to the Merger”. The Board of Directors, as described below under “Recommendation of the Board of Directors” determined that the offer from Merger SPV was in the best interest of the Company and its shareholders at this time.

In light of its size, it has been difficult for the Company to obtain visibility in the stock market and the trading volume for the Company’s Common Stock has been relatively low. Merger SPV is of the belief that the $.091 per share Merger Consideration provides the public stockholders, including the unaffiliated stockholders, the opportunity to liquidate their investment at a substantial premium to the market price prior to Merger SPV’s proposal and without having to incur brokerage fees or to face liquidity issues and market fluctuations.

If the Merger is consummated, Merger SPV, by making the Company privately held, will benefit from any future earnings and growth of the Company after the Merger. As a result of the Merger, the stockholders of the surviving corporation will benefit in that the Company will no longer have to bear the cost and expense of being a public company, which should improve the Company’s operating cash flow and net income. Merger SPV believes that being a public company results in substantial cost and expense and regulatory requirements for the Company. As a privately-held entity, the Company will have greater flexibility to make decisions based upon long-term considerations without concern about short-term market price impact, the Company’s annual expenses will be reduced by approximately $500,000 associated with public company reporting and compliance, and the amount of time spent by management on compliance with the regulatory requirements of being a public company will be reduced.

The recommendation of our Board of Directors is based, in part, upon the unanimous recommendation of the Strategic Committee.

We have four directors on our Board. Amos Kaminski, who is affiliated with Merger SPV and will remain as a director of MSDH, abstained from voting on the Merger Agreement or the above recommendations as a director. The remaining directors, who are all independent and who constitute a majority of our Board, voted in favor of the above recommendations.

Neither MSDH nor any of Merger SPV, its executive officers, directors and stockholders (together the “Merger SPV Group”) has granted any unaffiliated security holders access to its corporate files, nor have they granted them rights to obtain counsel or appraisal services at their expense. Pursuant to the Merger Agreement, Merger SPV has access to the corporate files of MSDH.

The Strategic Committee

On October 26, 2012, the Board of Directors formed a Strategic Committee of independent, disinterested and non-employee directors to explore, on behalf of the Board, strategic options and pursue a sale of the business as a possible best means to preserve stockholder value. The Board then voted to retain Groton Securities to assist the Strategic Committee in evaluating these strategic alternatives. The Strategic Committee is comprised of Melvin Keating (chairman), and Raul Martynek, two independent non-employee directors.

Recommendation of the Strategic Committee

The Strategic Committee, by unanimous vote at a meeting held on August 15, 2013:

•	determined that the process utilized to determine the Merger Consideration was procedurally fair to the public stockholders, including the unaffiliated stockholders;

•	approved the terms of the Merger Agreement and the transactions contemplated thereby; and

•

recommended that the Board approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommend that the holders of MSDH Common Stock and Series A Preferred Stock adopt the Merger Agreement.

The Strategic Committee considered the following material factors in approving the Merger Agreement and making its determination and recommendation:

•

the Merger Consideration to be paid to MSDH’s public stockholders, including the unaffiliated stockholders, upon consummation of the Merge; the adequacy of that amount and the fairness of the process used in determining that amount;

•

the current and historical market prices of MSDH Common Stock, the fact that the price of $.091 per share represented a premium over the $0.03 closing price of MSDH Common Stock on August 14, 2013, the last trading day prior to the meeting of the Strategic Committee, the fact that the stock price has been volatile over the past twelve months, reaching a high of $0.50 and a low of $0.01 during the twelve months prior to the public announcement and the fact that trading volume in the MSDH Common Stock historically has been relatively low. Given the low trading volume and high volatility of the historical market prices of the MSDH Common Stock, this factor was not considered to be significant;

•	the qualitative and quantitative factors reviewed by our advisor with the Strategic Committee;

•

the Strategic Committee’s understanding of MSDH’s business, historical and current financial performance, competitive and operating environment, operations, management strength and future prospects, the recognition that the Company is facing significant price and product competition from entities with substantially greater resources than the Company, to a certain extent our reliance on OEM partners, and challenges to the Company’s market position and profitability including its size and financial condition;

•	the fact that the consideration to be paid to MSDH stockholders would be all cash, which provides liquidity and certainty to MSDH’s stockholders;

•	the fact that the Merger Consideration would be deposited into escrow in full by Merger SPV upon signing of the Merger Agreement;

•

the fact that the transaction requires the affirmative vote of the holders of (i) a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock voting as a single class and (ii) a majority of the outstanding shares of Series A Preferred Stock voting as a separate class, entitled to vote at the special meeting of stockholders;

•

the fact that the Board had retained a strategic advisor, Groton Securities, to assist and advise the Strategic Committee, in evaluations of proposals and alternatives and in negotiations of the Merger Agreement;

•

the potential risks and costs to MSDH if the Merger does not close, including the diversion of management and employee attention, potential effects on the relationships with our suppliers, vendors and other business partners and the financial burden of the Company’s ten (10) year lease agreement for the lease of office space in Marlborough, Massachusetts, which commenced September 1, 2009 and is underutilized (i.e., the Company is currently utilizing less than 40% of the square footage;

•

as none of the directors of the Company were employees of the Company, the Merger Agreement would have to be approved by a majority of the Board of Directors of the Company who are not employees of the Company;

•

while consummation of the Merger does not require the consent of at least a majority of unaffiliated security holders, the Merger Consideration to be paid to MSDH’s public stockholders, including the unaffiliated stockholders, upon consummation of the Merger, compares favorably to the net book value of $2,144,000 considering that the net book value includes $5,766,000 in intangible assets, $3,297,000 in goodwill and $2,469,000 in other intangible assets, which may or may not have value for these public stockholders in a liquidation of the Company; as well as the approximately $3,600,000 liability on the remaining term of MSDH’s ten (10) year lease agreement for the lease of office space in Marlborough, Massachusetts, which commenced September 1, 2009;

•

the going concern value of the Company over the long term was not analyzed as the Board of Directors had determined that given our current revenue and expense levels we did not have a value that could be justified without (i) increasing revenues which could not be relied upon or (ii) cutting expenses further which would potentially accelerate the deterioration of the business;

•

the liquidation value of the Company was determined to result in no consideration to the holders of Common Stock given the net value of the assets and the liabilities on the Company’s balance sheet as well as the approximately $3,600,000 liability on the remaining term of MSDH’s ten (10) year lease agreement for the lease of office space in Marlborough, Massachusetts, which commenced September 1, 2009; and

•

other than the proposed transaction with Merger SPV, we were not presented or made aware of any firm offers by any affiliated or unaffiliated person and the Company A non-binding proposal had pre-signing conditions which we determined we could not satisfy and was thus not viable to pursue.

In considering the proposed transaction, the Strategic Committee also considered certain negative factors, including the following:

•

upon consummation of the Merger, the public stockholders will cease to be stockholders of the Company and thus will be unable to participate in any future appreciation in the value of the Company’s stock;

•

the current market price of the Company’s Common Stock may not reflect the value of the Company’s Common Stock, given the lack of trading volume in the Common Stock, the position held by the principal stockholders and the lack of coverage by outside analysts. Given the low trading volume and high volatility of the historical market prices of the MSDH Common Stock, this factor was not considered to be significant;

•

that certain of our directors and executive officers may have interests in the Merger that may be considered to be different from, or in addition to, their interests as stockholders of MSDH, as described below under “Interests of Our Directors and Executive Officers in the Merger”;

•

the majority of directors who are not employees of the Company did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Merger Agreement or to prepare a report concerning the fairness of the transaction;

•

the purchase price paid for the preferred share issuance on October 10, 2012, when the Company sold 298,507 shares of Series A Preferred Stock and warrants to purchase up to 1,492,535 shares of the Company’s Common Stock to each of Amos Kaminski and Altshuler Shaham Provident Funds and Pension Ltd. was not considered relevant to this transaction. The securities were sold at a price of $3.35 per unit, with each unit consisting of one (1) share of Series A Preferred Stock and a warrant to purchase five (5) shares of the Company’s Common Stock, resulting in an aggregate purchase price to each investor of $999,998.45. The Series A Preferred Stock has a liquidation preference senior to that of the Common Stock and they are not being redeemed with this transaction but rather will remain outstanding following the Merger and thereby diluting the shares of Common Stock of the Company received by the stockholders of Merger SPV in the Merger; and

•	we did not retain any third party to prepare a written report, opinion, or appraisal on or of the Merger transaction.

The foregoing discussion is not intended to be exhaustive, but summarizes the material factors considered by the Strategic Committee in making its determination and recommendation to the Board. In view of the wide variety of factors considered by the Strategic Committee and the complexity of these matters, the Strategic Committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, each of the members of the Strategic Committee may have assigned different weights to various factors. On balance, the Strategic Committee determined that the positive factors discussed above outweighed any negative factors.

The Strategic Committee believes that the process it followed in making its determination and recommendation with respect to the Merger Agreement was procedurally fair and proper because, among other things:

•	the Strategic Committee consists solely of directors each of whom meets independence requirements of the SEC;

•	the members of the Strategic Committee, as a result of having no significant holdings in the Company, did not have any material financial interest in the outcome of its determination;

•	the Strategic Committee was advised by experienced and independent legal counsel;

•	the Strategic Committee was advised by experienced and independent strategic advisors;

•	the Strategic Committee, with the assistance of its strategic advisor and legal counsel, negotiated with Merger SPV; and

•	the Strategic Committee acted diligently in discharging its responsibilities, meeting on 16 separate occasions prior to execution of the Merger Agreement, to consider matters related to its mandate.

Recommendation of the Board of Directors

At a meeting on August 20, 2013, following the recommendation of the Strategic Committee, the Company’s Board:

•	approved the terms of the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement, and declared the same to be advisable;

•	approved the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement;

•	directed that the Merger Agreement be submitted to the holders of MSDH Common Stock and Series A Preferred Stock for their adoption at a special meeting; and

•	recommended that you vote “FOR” the proposal to adopt the Merger Agreement.

We have four directors on our Board. Amos Kaminski, who is affiliated with Merger SPV, abstained from voting on the Merger Agreement or any of the above items as a director. The remaining directors, who are all independent and who constitute a majority of our Board, voted in favor of the above items.

In doing so, MSDH’s Board reviewed a significant amount of information and considered each of the factors recited above with respect to the Strategic Committee’s deliberations, and adopted the analyses and conclusions of the Strategic Committee. The Board also considered the following additional material factors:

•

the Board’s understanding of MSDH’s business, historical and current financial performance, competitive and operating environment, operations, management strength and future prospects, the recognition that the Company is facing significant price and product competition from entities with substantially greater resources than the Company, to a certain extent our reliance on OEM partners, and challenges to the Company’s market position and profitability including its size and financial condition; and

•	the fact that the Merger Agreement was approved and recommended by the Strategic Committee after a full and deliberate process.

In addition, the Board was aware of and considered the fact that certain of our directors and executive officers may have interests in the Merger that may be considered to be different from, or in addition to, their interests as stockholders of MSDH, as described below under “Interests of our Directors and Executive Officers in the Merger.”

The foregoing discussion is not intended to be exhaustive, but summarizes the material factors considered by the Board. In view of the wide variety of factors considered by the Board, and the complexity of these matters, the Board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Board may have assigned different weights to various factors. On balance, the Board determined that the positive factors discussed above outweighed the negative factors discussed above and that the Merger Agreement and the Merger were advisable and in the best interests of MSDH and its public stockholders, including the unaffiliated stockholders. The Board members voting on the Merger Agreement unanimously approved the Merger Agreement and the Merger based upon the totality of the information presented to and considered by them.

MSDH’s Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement and “FOR” any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies.

Certain Effects of the Merger

If the Merger Agreement is approved by our stockholders, and certain other conditions to the closing of the Merger are either satisfied or waived, Merger SPV will be merged with and into MSDH with MSDH continuing as the surviving corporation.

Pursuant to the Merger Agreement at the effective time of the Merger, each issued and outstanding share of Common Stock of MSDH will be cancelled and will be converted automatically into the right to receive $.091 in cash, without interest and less any applicable withholding taxes. Each share of Series A Preferred Stock issued and outstanding immediately prior to the effective time of the Merger will remain issued and outstanding as a share of Series A Preferred Stock of the surviving corporation.

Upon completion of the Merger, each option to acquire a share of Common Stock of MSDH which is outstanding as of the effective time of the Merger, whether vested or unvested, will be cancelled without any consideration therefor. The exercise price of each of the currently outstanding options exceeds the $.091 per share of Merger consideration to which the holders would be entitled if the options were exercised immediately prior to consummation of the Merger.

Upon completion of the Merger, the outstanding warrants in respect of 2,985,070 shares of Common Stock with an exercise price of $0.67 per share shall remain outstanding and shall be fully vested and exercisable to purchase common stock of the surviving corporation.

As a result of the Merger, MSDH will become a private company, with all of its outstanding shares owned by the current stockholders of Merger SPV and the current holders of our Series A Preferred Stock.

At the effective time of the Merger, the directors of Merger SPV will become the directors of the surviving corporation and the current officers of MSDH will become the officers of the surviving corporation. The certificate of incorporation of MSDH will be amended as provided in the Merger Agreement. The bylaws of Merger SPV in effect immediately prior to the effective time of the Merger will become the bylaws of the surviving corporation (except the references to Merger SPV’s name will be replaced by references to “Pageflex, Inc.”.

Shares of MSDH Common Stock are traded on the over-the-counter bulletin board under the ticker symbol “MBGH.” As a result of the Merger, we will be a privately held corporation, and there will be no public market for our Common Stock. After the Merger, our Common Stock will cease to be quoted, and price quotations with respect to sales of shares of Common Stock in the public market will no longer be available. In addition, registration of our Common Stock under the Exchange Act will be terminated, which will terminate the requirement to furnish reports to our stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with any stockholder meeting pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Following the Merger, MSDH will be 100% owned by the current stockholders of Merger SPV and the current holders of the Series A Preferred Stock. Amos Kaminski is a director and shareholder of both Merger SPV and MSDH. Pinhas Romik is CEO and a shareholder of MSDH. Mr. Romik is also a shareholder of Merger SPV and following the Merger will be the CEO of the surviving corporation. Elly Perets is Vice-President of Sales and Marketing for MSDH. He is also a shareholder of Merger SPV and following the Merger will be the Vice-President of Sales and Marketing for the surviving corporation. If the Merger is completed, the stockholders of the surviving corporation will be the sole beneficiaries of our future earnings and growth, if any, and will operate the Company as the board of directors of the surviving corporation may desire without being subject to disclosure obligations. Similarly, the stockholders of the surviving corporation will also bear the risks of ongoing operations, including the risks of any decrease in our value after the Merger. The surviving corporation will receive one hundred percent (100%) of our net deficit of ($2,205,000) for the six months ended June 30, 2013 and a one hundred percent (100%) interest in our accumulated deficit of ($11,120,000), at June 30, 2013. The surviving corporation will also retain the financial burden of MSDH’s ten (10) year lease agreement for the lease of office space in Marlborough, Massachusetts, which commenced September 1, 2009 and is underutilized (i.e., MSDH is currently utilizing less than 40% of the square footage).

In connection with the Merger, the stockholders of the surviving corporation will receive benefits and be subject to obligations in connection with the Merger that are different from, or in addition to, the benefits and obligations of our stockholders generally. As a result of the Merger, the stockholders of the surviving corporation will benefit in that the Company will no longer have to bear the expense and regulatory burdens associated with being a public company, which should improve the Company’s operating cash flow and net income. A detriment to the stockholders of the surviving corporation is that their equity interests in the Company will not be registered under the federal securities laws and that such equity interests will be relatively illiquid without any public trading market for such securities. Additional incremental benefits to Mr. Romik include, among others, continuing as an executive officer and director of the surviving corporation and being compensated for such services. Additional incremental benefits to Mr. Perets include, among others, continuing as an executive officer of the surviving corporation and being compensated for such service. Additional incremental benefits to Mr. Kaminski include, among others, continuing as a director of the surviving corporation and being compensated for such service.

The following table sets forth the dollar value and percentage interest in our net earnings and net book value (deficit) beneficially owned by Merger SPV Group on a fully-diluted basis. As the Merger Consideration is being paid by Merger SPV, the Merger does not have an effect on net book value. Because the shares of the Company’s Series A Preferred Stock are not convertible into Common Stock and the liquidation preference of the Series A Preferred Stock has been taken into account in calculating the net book value, the Series A Preferred Stock is not taken into account in determining the beneficial ownership percentages of the members of Merger SPV Group either before or following the Merger. Because the Company’s outstanding options will be cancelled upon consummation of the Merger, the options are not taken into account in determining the ownership percentages of the members of Merger SPV Group following the Merger:

	Before Merger
Name	Net Earnings (Loss) Six Months Ended June 30, 2013		Net Book Value June 30, 2013
Merger SPV	$—	0.00%	$—	0.00%
Amos Kaminski(1)	$(342,437)	15.53%	$332,963	15.53%
Einav Hi-Tec Assets Lt.	$—	0.00%	$—	0.00%
Pinhas Romik(2)	$(20,948)	0.95%	$20,368	0.95%
ROI Software Distribution Ltd.	$—	0.00%	$—	0.00%
Elly Perets(3)	$(3,969)	0.18%	$3,859	0.18%
James Dore(4)	$(38,147)	1.73%	$37,091	1.73%
Costas Kitsos(5)	$(32,855)	1.49%	$31,946	1.49%
Roni A. Einav(6)	$—	0.00%	$—	0.00%

	After Merger
Name	Net Earnings (Loss) Six Months Ended June 30, 2013		Net Book Value June 30, 2013
Merger SPV	$—	0.00%	$—	0.00%
Amos Kaminski(7)	$(1,327,190)	60.19%	$1,290,474	60.19%
Einav Hi-Tec Assets Lt.	$(601,304)	27.27%	$584,669	27.27%
Pinhas Romik	$(200,435)	9.09%	$194,890	9.09%
ROI Software Distribution Ltd.	$(300,762)	13.64%	$292,442	13.64%
Elly Perets	$(100,328)	4.55%	$97,552	4.55%
James Dore	$—	0.00%	$—	0.00%
Costas Kitsos	$—	0.00%	$—	0.00%
Roni A. Einav(6)	$(601,304)	27.27%	$584,669	27.27%

(1)	Includes 27,500 shares of Common Stock issuable to Mr. Kaminski upon the exercise of options which are currently exercisable and 1,492,535 shares issuable upon the exercise of warrants issued as part of Mr. Kaminski’s investment in the Company’s Series A Preferred Stock which warrants are immediately exercisable. The number of shares does not include Series A Preferred Stock themselves.
(2)	Includes 37,500 shares of Common Stock issuable to Mr. Romik upon the exercise of options which are currently exercisable.
(3)	Includes 19,800 shares of Common Stock issuable to Mr. Perets upon the exercise of options which are currently exercisable.
(4)	Includes 164,800 shares of Common Stock issuable to Mr. Dore upon the exercise of options which are currently exercisable.
(5)	Includes 134,800 shares of Common Stock issuable to Mr. Kitsos upon the exercise of options which are currently exercisable.
(6)	Mr. Einav’s beneficial interest includes the 2,945,893 shares beneficially owned by Einav Hi-Tech Assets Lt. over which Mr. Einav has voting control and thus may be deemed to have beneficial interest.

(7)	Includes 3,999,994 shares issuable upon the exercise of warrants issued as part of Mr. Kaminski’s investment in the Company’s Series A Preferred Stock and reflecting an amendment to the warrant which will take effect upon the consummation of the Merger, which warrants are immediately exercisable. The number of shares does not include Series A Preferred Stock themselves.

Purpose and Reasons of Merger SPV for the Merger

If the Merger is consummated, Merger SPV will benefit from any future earnings and growth of the Company after the Merger, through making the Company privately-held. Merger SPV believes that being a public company results in substantial cost and expense for the Company. As a privately-held entity, the Company will have greater flexibility to make decisions based upon long-term considerations without concern about short-term market price impact, the Company’s annual expenses will be reduced by approximately $500,000 associated with public company reporting and compliance, and the amount of time spent by management on compliance with the regulatory requirements of being a public company will be reduced.

In addition, it is difficult for the Company, in light of its size, to obtain visibility in the stock market and the trading volume for the Company’s Common Stock has been relatively low. Merger SPV is of the belief that the $.091 per share Merger Consideration provides the public stockholders, including the unaffiliated stockholders, the opportunity to liquidate their investment at a substantial premium to the market price prior to Merger SPV’s proposal and without having to incur brokerage fees or to face liquidity issues and market fluctuations.

See “Interests of Our Directors and Executive Officers in the Merger-Certain Relationships Between Merger SPV and MSDH” below.

Position of Merger SPV Group as to the Merger

Merger SPV Group has reviewed and adopted the analysis and conclusions of the Strategic Committee set forth under the heading “Recommendation of the Strategic Committee” on pages 23 through 25. Merger SPV Group believes that the factors described below, in addition to the analyses and discussion of the factors considered by the Strategic Committee and the Company’s Board of Directors with respect to their approval of the Merger Agreement, provide a reasonable basis for its position that the terms and conditions of the Merger are substantively fair to the Company and its public stockholders, including the unaffiliated stockholders, and that the process utilized to approve the Merger and the other transactions contemplated by the Merger Agreement was procedurally fair to the public stockholders, including the unaffiliated stockholders.

In making this determination, Merger SPV Group reviewed a significant amount of information and considered the following material factors:

•

Financial Performance and Prospects: Merger SPV Group reviewed and considered the Company’s current and anticipated business, financial condition, results of operations and prospects, including the prospects of the Company if it were to remain as a public reporting company and the prospects of the Company in light of current economic conditions. Merger SPV Group also considered the historical financial performance of the Company for the one year and six months ended June 30, 2013, which showed a cumulative net loss of $11,120,000.

•

Current Market Price: Merger SPV Group considered the historical market prices and recent trading activity for the Common Stock, including that the price of $.091 per share to be paid in the Merger to the public stockholders represents a premium of 148% above the thirty day average closing price of $0.037 per share for the period ended August 19, 2013 (the last trading day prior to public announcement of the transaction) and a premium of 203% above the closing price of $0.03 per share on August 16, 2013 (the last trading day prior to the announcement of the execution of the Merger Agreement on which trades of the Common Stock occurred). They did not foresee any event other than the proposed Merger that would warrant a substantial increase in the market price.

•	Cash Consideration and Liquidity: The Merger will provide immediate and certain liquidity, without brokerage commissions and other costs associated with market sales, for the public stockholders.

•

Formation and Authority of Strategic Committee: In October 2012, the Company’s Board of Directors formed a Strategic Committee which consisted solely of non-employee, disinterested and independent directors. The role of the Strategic Committee was to consider any strategic alternative for MSDH in the best interest of its shareholders.

•

Independent Advisors: To advise it in its negotiations, the Strategic Committee retained its own strategic and legal advisors, each of which has extensive experience in transactions similar to the Merger and none of which the Strategic Committee determined to have a relationship that would compromise its independence in the process.

•

Negotiated Price: The $.091 per share Merger Consideration and other terms and conditions of the Merger Agreement were the result of negotiations between the Strategic Committee, its legal counsel and strategic advisor, on the one hand, and Merger SPV.

•

Negotiations: The Merger Agreement was the result of active negotiations by the Strategic Committee, together with its strategic advisor and legal counsel. These negotiations resulted in, among other things, a substantial increase in the Merger Consideration from amounts preliminarily proposed by Company A, which had been the primary alternative to Merger SPV.

•	The Company’s Deliberative Process: Mr. Kaminski did not vote on any aspect of the Merger. Further, neither Mr. Kaminski nor Mr. Romik participated in any deliberations of the Strategic Committee.

•

Vote Required: While the shareholders of Merger SPV collectively own 4.2% of MSDH’s outstanding Common Stock and 50% of its outstanding Series A Preferred Stock, constituting approximately 14.2% of the voting power of MSDH’s outstanding Common Stock and Series A Preferred Stock voting as a single class, approval of the Merger requires the affirmative vote of (i) a majority of the outstanding shares of Series A Preferred Stock and (ii) a majority of the voting power of the outstanding shares of MSDH Common Stock and Series A Preferred Stock voting as a single class.

Plans for the Company after the Merger

Merger SPV intends that after the closing of the Merger, the Company will continue to operate consistent with its past practices. Merger SPV does not have any present plans or proposals which relate to, or would result in, an extraordinary transaction, such as a merger, reorganization or liquidation of the Company or any of its subsidiaries, or a sale or transfer of a substantial amount of the assets of the Company or any of its subsidiaries. Merger SPV intends that the Company will, from time to time following the Merger, evaluate and review the business, operations and properties of the Company and its subsidiaries and make such changes as the Company then deems appropriate.

Effect on the Company’s Business if the Merger is Not Completed

If the Merger Agreement is not adopted by MSDH’s stockholders or if the Merger is not completed for any other reason, MSDH’s stockholders will not receive any payment for their shares in connection with the Merger. Instead, MSDH will remain a public company, and shares of MSDH Common Stock will continue to be listed and traded on the over-the-counter bulletin board and registered under the Exchange Act. Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of the risks and opportunities on the future value of your MSDH shares. If the Merger Agreement is not adopted by MSDH’s stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction will be offered, or that the business, prospects or results of operations of MSDH will not be adversely impacted.

Treatment of Common Stock

The Merger Agreement provides that, at the effective time of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by the

Company (in treasury or otherwise), Merger SPV or their respective subsidiaries) will be converted into the right to receive $.091 in cash, without interest and less any applicable withholding taxes.

Deregistration of MSDH Common Stock

If the Merger is completed, our Common Stock will no longer be quoted or traded on the over-the-counter bulletin board and will be deregistered under the Exchange Act.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our Board that you adopt the Merger, you should be aware that certain of our directors and executive officers may have interests in the transaction that are different from, or are in addition to, your interests as a stockholder. The Board and the Strategic Committee were aware of these interests and considered them, among other matters, in reaching the decision to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend that you vote in favor of adopting the Merger Agreement.

Arrangements with our Executive Officers Relating to a Change in Control

The Merger will constitute a “change in control” as defined under severance agreements with certain of our executive officers. However, under such agreements, the officers are only entitled to severance payments if the officer dies, becomes disabled, is terminated by the surviving corporation without “Cause” as defined in the agreements or terminates their employment with the surviving corporation for “good reason” as defined in the agreements. We currently do not anticipate that any of these events will occur immediately following the Merger and accordingly our executive officers will not receive any special benefit upon the Merger pursuant to their respective employment or severance agreements. The Merger will also represent a change in control under our Marlborough Software Development Holdings Inc. 2012 Incentive Compensation Plan, with the result that all outstanding options will automatically vest upon consummation of the Merger. As the exercise price of all outstanding options is greater than the Merger Consideration, the Merger Agreement provides that upon consummation of the Merger, all outstanding options will be cancelled with no consideration paid to the holders.

Our executive officers will receive no compensation, whether present, deferred or contingent, based upon or otherwise relating to the Merger.

Jonathan Kagan, a director of the Company, is a Managing Partner of Corporate Partners LLC (“Corporate Partners”). Corporate Partners is affiliated with Groton Securities, LLC (“Groton Securities”), which was engaged by the Company in October 2012 as its advisor to pursue a sale of the Company. Mr. Kagan is also a registered representative of Groton Securities. Upon consummation of the Merger, the Company will pay Groton Securities a fee of $250,000. The Company paid Groton Securities a retainer of $10,000 at the time of their engagement. In addition, the engagement letter obligates the Company to pay an additional contingent fee of $100,000 conditioned upon the signing of a transaction agreement, which condition has been satisfied upon the signing of the Merger Agreement and is due 90 days subsequent to signing; and $140,000 conditioned upon the closing of a transaction, which condition has not been satisfied but which will be if the Merger is consummated.

All of the executive officers are employed on an at-will basis by MSDH and, except for Mr. Perets, had entered into severance agreements (the “Severance Agreements”) with Bitstream, Inc. (“Bitstream”), the former parent of the Company, which were assigned to MSDH. These agreements had an original term expiring on April 15, 2012, except for Mr. Romik whose agreement had an expiration date of August 31, 2012, and which agreement is automatically renewed for successive one-year terms unless MSDH has notified the executive officer of its election not to renew the term of the agreement not less than 120 days before the expiration of the (then) current term. The severance agreements with Messrs. Dore and Kitsos have an initial term through April 15, 2014.

The Severance Agreements with MSDH’s executive officers provide certain benefits upon the termination of employment after a change in control (a “Change in Control”) as defined in each agreement. Under these agreements, the executive officer shall be entitled to severance benefits if terminated within twenty-four months of a Change in Control, unless such termination is due to the executive officer’s death or disability, or is terminated by MSDH for Cause (as defined therein), or is terminated by the executive officer for other than Good Reason (as defined therein).

If, after any Change in Control shall have occurred, the executive officer’s employment shall be terminated within twenty-four months of the date of such Change in Control either (i) by MSDH other than for death, disability or Cause, or (ii) by the executive officer for Good Reason, the executive officer shall be entitled to the following severance benefits under the terms of the applicable Severance Agreement:

•

MSDH shall pay the executive officer’s full base salary through the date of termination at the rate which is the higher of the (then) current annual rate or the annual rate in effect immediately prior to the date of any Change in Control. MSDH also shall pay the executive officer the amount, if any, of any unpaid earned annual bonus for the preceding fiscal year. In addition, MSDH shall continue in full force and effect through the date of termination the executive officer’s participation in all stock ownership, stock purchase, stock option and restricted stock plans; all health and welfare benefit plans; and all insurance and disability plans as may be in effect at the date of the Change in Control.

•

MSDH shall pay as severance benefits to the executive officer on or before the fifth day following the date of termination of employment, a lump sum payment equal to 6 times the executive officer’s base monthly salary in the case of Mr. Romik, 1.75 times the executive officer’s base annual salary in the case of Mr. Dore, and 1.0 times the executive officer’s base annual salary in the case of Mr. Kitsos, based on their agreements with MSDH relating to the assignment and assumption of their Severance Agreements by MSDH, at the rate which is the higher of the (then) current annual rate or the annual rate in effect immediately prior to the date of any Change in Control.

•

In addition to the severance amount due Mr. Romik, his agreement provides for an additional payment based on the timing and value of a transaction in which the Pageflex Division is sold as a going-concern business to a qualified third-party buyer, such that the board reserves the right to provide the executive with an additional incentive payment in an amount not to exceed $100,000. The decision to provide (or not to provide) an additional incentive payment (and the amount of any such payment) shall be made exclusively by the Board of Directors of the Company in its sole discretion.

The Company does not believe that these severance benefits are triggered by the Merger transaction, but the following table lists the total obligation to each individual listed below that would have been due if triggered:

GOLDEN PARACHUTE COMPENSATION

Name	Cash ($)	Equity ($)	Other ($)	Total ($)
Pinhas Romik	$215,000	—	—	$215,000
James Dore	$356,125	—	—	$356,125
Costas Kitsos	$198,000	—	—	$198,000

Indemnification Under the Merger Agreement

The Merger Agreement provides that all rights to exculpation, indemnification and advancement of expenses existing on the date of the Merger Agreement in favor of current or former directors, officers or employees of MSDH and its subsidiaries under the provisions of their respective organizational documents or other agreements will survive the Merger and continue in full force and effect by operation of law. For a period of six years after the effective time of the Merger, Merger SPV is required to cause the surviving corporation to honor all provisions for indemnification and advancement of expenses under the organizational documents of

MSDH and its subsidiaries, as in effect immediately prior to the Merger, and under the indemnification agreements (in effect on the date of the Merger Agreement) of MSDH and its subsidiaries with their respective directors and officers. The surviving corporation is also required to indemnify (and provide customary advancement of expenses to) the current directors and officers of MSDH and its subsidiaries to the fullest extent permitted by law with respect to any costs, expenses, judgments, fines, losses, claims, settlements, damages and liabilities incurred in connection with any actual or threatened action, proceeding or claim arising out of such person’s service as such director or officer or performed at the request of MSDH or any of its subsidiaries. Merger SPV is further required to obtain on behalf of the surviving corporation, a prepaid tail period D&O insurance policy with a claims period of six (6) years from the effective time of the Merger with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors and officers of MSDH, in each case with respect to claims arising out of or relating to events which occurred on or prior to the effective time of the Merger (including in connection with the transactions contemplated by the Merger Agreement).

Certain Relationships between Merger SPV and MSDH

The stockholders of Merger SPV, who include Pinhas Romik, President and Chief Executive Officer of both MSDH and Merger SPV; Elly Perets, Vice President of Sales and Marketing of both MSDH and Merger SPV; and Amos Kaminski, director of both MSDH and Merger SPV, together beneficially own approximately 4.2% of the Company’s outstanding Common Stock and 50% of the Company’s outstanding Series A Preferred Stock.

Merger SPV has entered into agreements with each of the holders of the Series A Preferred Stock, namely Amos Kaminski and Altshuler Shaham Provident Funds and Pension Ltd (the “Preferred Holders”), pursuant to which the Preferred Holders have agreed that (A) the Merger will not trigger a “Liquidation Event” under the terms of the Series A Preferred Stock; and (B) after the closing of the Merger (i) the terms of the Series A Preferred Stock will be amended such that dividends shall be due on an annual basis, payable following the end of each calendar year (rather than at the end of the five (5) year period), provided that such dividends will be capped at an aggregate amount of 15% of profits from such calendar year, and provided that a deficit in distribution of dividends in any given year will be carried forward to subsequent years until fully paid; and (ii) the warrants held by each Preferred Holder to purchase 1,492,535 shares of Common Stock at an exercise price of $0.67 per share of Common Stock (the “Warrants”), will be amended such that the Warrants held by each Preferred Holder shall be in respect of 3,999,994 shares of Common Stock of the surviving corporation at an exercise price of $0.25 per share of Common Stock. In the case that the Merger is not completed, the abovementioned agreements shall no longer be relevant.

Merger SPV has entered into agreements with each of the Preferred Holders pursuant to which, inter alia, after the closing of the Merger dividends shall be due in respect of the Series A Preferred Stock on an annual basis, payable following the end of each calendar year (rather than at the end of the five (5) year period), provided that such dividends do not exceed an aggregate amount of 15% of profits from such calendar year, and provided that a deficit in distribution of dividends in any given year will be carried forward to subsequent years until fully paid. In the case that the Merger is not completed, the abovementioned agreements shall no longer be relevant.

Fees and Expenses

Except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. The table below provides the estimated expenses in connection with the Merger.

Description	Amount**
Groton Securities*	$250,000
Legal Fees	175,000
Escrow and Exchange Agent Fees	10,000
Proxy and Special Meeting Fees	70,000
Tail period D&O insurance fees***	100,000
Filing Fees	134

$605,134

*	This amount includes $100,000 conditioned upon signing of an agreement which has been satisfied and $140,000 due upon closing of a transaction which has not been met.
**	All expenses are estimated except filing fees.
***	This expense will only be incurred upon the closing of the Merger.

Right of Appraisal

Under the Delaware General Corporation Law, holders of MSDH Common Stock may have the right to receive an appraisal of the fair value of their shares of MSDH common stock in connection with the Merger. To exercise appraisal rights, a holder of MSDH Common Stock must not vote for the proposal to adopt the Merger Agreement, must deliver to us a written appraisal demand before the stockholder vote on the Merger Agreement is taken at the special meeting, must not submit a letter of transmittal, and must strictly comply with all of the procedures required by Delaware law.

A copy of the full text of Section 262 of the DGCL is included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Material United States Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences of the Merger to the holders of MSDH Common Stock whose shares will be converted to cash in the Merger. The retention of the holders of Series A Preferred Stock of their shares of Series A Preferred Stock following the Merger will be a non-taxable event for U.S. federal income tax purposes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that the holders of MSDH Common Stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of MSDH Common Stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of MSDH Common Stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners, members or shareholders, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their MSDH Common Stock through the exercise of options or otherwise as compensation, holders who hold their MSDH Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, and U.S. holders whose functional currency is not the U.S. dollar. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a U.S. holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the Merger to holders of MSDH Common Stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the Merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of MSDH Common Stock pursuant to the Merger.

For purpose of this discussion, a “U.S. holder” means, a beneficial owner of the common stock that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any political subdivision thereof;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or
•

a trust if, in general, the trust is subject to the supervision of a court within the United States, and one or more U.S. persons as described in Section 7701(a)(30) of the Code have the authority to control all significant decisions of the trust.

A “non-U.S. holder” means a beneficial owner of common stock that is not a U.S. holder.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Common Stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Stockholders that are partnerships (as well as partners in these partnerships) are urged to consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of their shares in the Merger.

Treatment of the Merger

The conversion of shares of MSDH Common Stock into cash pursuant to the Merger will be a taxable sale for U.S. federal income tax purposes.

A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the Merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the Merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of MSDH Common Stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of MSDH Common Stock.

For individuals, trusts and estates, the present maximum federal tax rate on long term capital gains is 20%. In addition to the aforesaid tax on capital gains, for individuals, trusts and estates, their gain may also be subject to the new 3.8% Medicare surtax on investment income.

Any gain realized by a non-U.S. holder upon the conversion of shares in the Merger generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger, and certain other conditions are met, or (iii) MSDH is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period that the non-U.S. holder held the shares, and the non-U.S. holder owns, or is treated as owning, more than five percent of our shares. MSDH does not believe that it is a “United States real property holding corporation.”

Net gain realized by a non-U.S. holder described in clause (i) of the preceding paragraph will be subject to tax at generally applicable United States federal income tax rates. Any gains of a foreign corporation non-U.S. holder described in clause (i) of the preceding sentence may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-U.S. holder described in clause (ii) of such paragraph will be subject to a flat 30% tax, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

Information Reporting and Backup Withholding

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28%) with respect to the cash received pursuant to the Merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules.

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds from a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

This discussion is a general summary and does not purport to be a comprehensive analysis or description of all potential U.S. federal income tax consequences of the Merger. Each stockholder is urged to consult his, her or its own tax advisor as to the U.S. federal income tax consequences and as to any U.S. estate, gift, state, local, or non-U.S. tax consequences of the Merger.

Regulatory Approval

The Company is not aware of any material governmental or regulatory approval required for completion of the Transaction, other than compliance with the relevant federal and state securities laws and Delaware corporate laws.

THE PARTIES TO THE MERGER

Marlborough Software Development Holdings, Inc.

500 Nickerson Road

Marlborough, Massachusetts 01752-4695

(617) 520-8400

Marlborough Software Development Holdings, Inc. is a Delaware corporation organized in 2011 that is a software development company focused on bringing innovative and proprietary software products to a wide variety of markets. MSDH’s core software products include mobile browsing technologies and variable data publishing, Web-to-print, and multi-channel communications technologies. References to MSDH or the Company include the operations of each of its subsidiaries except where the context otherwise requires. MSDH’s principal executive offices are located at 500 Nickerson Road, Marlborough, Massachusetts 01752-4695, and its telephone number is (617) 520-8400.

Further information concerning MSDH can be found in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 which are attached hereto as Annexes D and E.

Pageflex Acquisitions, Inc.

500 Nickerson Road

Marlborough, Massachusetts 01752-4695

(617) 520-8400

Pageflex Acquisitions, Inc. (“Merger SPV”) is a newly-formed Delaware corporation. Merger SPV was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated thereby and has not carried on any business or activities to date, except activities incidental to its formation and activities undertaken in connection with the Merger Agreement and the transactions contemplated thereby. Merger SPV does not own any shares of MSDH Common Stock or Series A Preferred Stock. Merger SPV is a private company.

The stockholders of Merger SPV include, among others, Pinhas Romik, MSDH’s President and Chief Executive Officer; Amos Kaminski, a director of MSDH, and Elly Perets, MSDH’s Vice President of Sales and Marketing. The current equity capitalization of Merger SPV is set forth in the following table:

No.	Stockholder	Amount of common stock of Merger SPV owned by Stockholder	% of total
1.	Amos Kaminski	4,909,822	45.45
2.	Einav Hi-Tec Assets Ltd	2,945,893	27.27
3.	Pinhas Romik	981,964	9.09
4.	ROI Software Distribution Ltd	1,472,947	13.64
5.	Elly Perets	490,982	4.55

TOTAL		10,801,608	100.00%

The stockholders of Merger SPV collectively own 458,300 shares of MSDH Common Stock and 298,507 shares of MSDH Series A Preferred Stock, constituting approximately 14.2% of the voting power of the issued and outstanding shares of MSDH Common Stock and Series A Preferred Stock voting as a single class and 50% of the issued and outstanding shares of Series A Preferred Stock. Set forth below are the names, the present principal occupations or employment, telephone number and the name, principal business, and address of any corporation or other organization in which such occupation or employment is conducted and the five–year employment history of each of the Merger SPV stockholders. During the past five years, none of the persons or entities described have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Amos Kaminski is a United States citizen, Pinhas Romik and Elly Perets are Israeli citizens, ROI Distribution is a UK registered corporation, and Einav Hi-Tec Assets Ltd (“Einav Hi-Tec”) is an Israeli registered company.

Following the completion of the Merger, the executive officers of MSDH will continue to serve as executive officers of the surviving corporation in the same capacities as with MSDH. Information about the stockholders and executive officers of Merger SPV (following the completion of the Merger) is set forth below.

Amos Kaminski has served as a director of MSDH since our incorporation in July 2011. Until March 2012 he had also been Chairman of the Board of Bitstream since August 2010 and a director of Bitstream since 1985. He was previously Chairman of the Board of Bitstream from 1991 through 1996. Mr. Kaminski founded Interfid Ltd., a venture capital firm, in 1984 and has served as its President and on its Board of Directors since its formation. Mr. Kaminski is also the founder, President and Chairman of the Board of Directors of AFA Asset Services, Inc., a private real estate asset management company, and Chairman of the Board of Directors of Interfid Capital, Inc. The Nominating and Corporate Governance Committee determined that Mr. Kaminski is qualified to serve as a director of MSDH because he possesses particular knowledge and experience in financial markets and the software industry, as well as specific knowledge and experience in MSDH’s industry and markets of operation.

Pinhas Romik has served as the President and Chief Executive Officer of MSDH since November 2011 and previously had served as Bitstream’s General Manager of Pageflex since March 2011. Mr. Romik is not currently an officer or director of any other U.S. public company. Mr. Romik has extensive experience in marketing electronic products and services in the U.S., Europe and the Far East. From February 2009 until the present, Mr. Romik has served as a director of VIRS Photonics. From November 2008 to December 2010, Mr. Romik served as a director of BZeek Inc. From January 2006 to November 2008, Mr. Romik served as the chief executive officer of Skill Poker. In 2004, Mr. Romik founded Duplicate (2007) Inc., an online poker site. In 2000, Mr. Romik founded Duplicate.com (formerly e-bridge, Inc.), at the time the largest bridge tournament site on the Internet, which he sold in 2004. In 1992, Mr. Romik founded RDC Communications, a wireless data communications company with sales in over 20 countries. From 1992 through the sale of RDC to Marconi Communications in 1999, Mr. Romik served in various management positions at RDC, including President and CEO, and Executive Director. From 1974 to 1992 Mr. Romik worked at various engineering and management positions for Tadiran Electronics Industries, then the largest Israeli electronic company. At his last position at Tadiran, Mr. Romik was General Manager of its Communications Systems Division, designing, manufacturing and selling military and civilian communications and computer equipment. Mr. Romik also currently serves as Vice President of the Israel-Poland Chamber of Commerce, as a member of two important Polish economic forums, and manages several Polish green energy projects in agriculture, solar energy, and bio-energy. Mr. Romik has a B.S. degree in Physics from Tel-Aviv University.

Elly Perets has served as Vice President of Sales and Marketing of MSDH since November 2011 and previously until the Separation Date had served as Vice President of Sales and Marketing for Bitstream’s Pageflex product line as an independent consultant since July 2011 and as an employee since January 1, 2012. Mr. Perets previously spent 17 years in sales operations formation, development and management for a variety of products and technologies, including consumer goods, components, and technology-based products. Mr. Perets has a strong background in the establishment of worldwide sales forces, distribution channels, alliances and partnerships in the graphics industry. Prior to joining Bitstream, Mr. Perets held the position of Project Director at the Goldratt Group, expanding and implementing the Sales & Marketing application of the Theory of Constraints (TOC) from May 2009 to June 2011. Before that, Mr. Perets was Vice President of Sales and Marketing for Press-sense Ltd., the company that developed and marketed what is now the Pageflex iWay product from August 2001 to May 2009. Mr. Perets holds a Law degree (L.L.B) and a Business degree from the Interdisciplinary Center, Herzliya, Israel, as well as a Master of Science in Engineering (M.S.E.) from University of Pennsylvania, Philadelphia, PA, the Wharton Business School and School of Engineering & Applied Science.

Einav Hi-Tec is an Israeli registered company established in 1995. The company is led by Mr. Roni Aron Einav, an Israeli entrepreneur who organizes his ventures under the umbrella of the company, which is dedicated to venture capital investments in technology companies in Israel and other countries. The company is owned by Mr. Roni Aron Einav and his wife, Matia Einav. Mr. Roni Aron Einav has served as a Member of the Advisory Forum at Xenia Venture Capital since May 2006, as a director of White Source Ltd. since May 2011, as a director of Eggnology Ltd. since March 2008 and was the Founding Partner and Director at Eurekify Ltd. (founded in February 2002 and merged with Computer Associates in November 2008) as well as many other companies. Mr. Einav has over 35 years of experience in the fields of software applications, planning, and industrial engineering, game theory, and automated operations. Mr. Einav served as a director of Advantech Technologies (I.T.) Ltd. from June 2000 until November 2010. He also served as a director of M-Photo Ltd. from November 2005 until September 2013. He was the Co-Founder and Chairman at 4th Dimension Software (later renamed New Dimension Software) since its initial listing in October 1992 until its acquisition by BMC Software in April 1999 and also served as CEO for a portion of this period. In addition, by 1999 Mr. Einav had founded a dozen software companies, including Liraz Computer Systems (which later merged with Level 8) Jacada, ComDa, Einav Systems, Einav Computer Systems, El-On (later becoming SintecMedia) and others. He has served as Chairman of the Board at Peak Dynamics Ltd from June 2010 until the present. He has served as a director of VNT Software Ltd since May 2010. He served as a Director of Clicksoftware Technologies Ltd. from April 2000 until July 2011. Mr. Einav holds a Master’s degree in Operations Research and a B.S. degree in Management and Industrial Engineering, both from the Technion, Israel Institute of Technology, Haifa. He co-authored a book, “Nordau to NASDAQ”, with Dr. Miriam Yahil-Wax, based on his life story. The book is available now in English, Polish, Korean and Hebrew and it is soon to be released in Portuguese. The business address of Einav Hi-Tec is 17 David Avidan Street, Tel Aviv 6962083, Israel and its business telephone number is +972 3 6480666.

ROI Software Distribution Ltd (“ROI”) is a UK registered company which specializes in the development, sale, installation and maintenance of software for the printing industry. The company is a leading provider of web to print, online marketing platforms, cross media and variable data publishing software. The business address of ROI is 15b Hostmoor Avenue, March, Cambridgeshire, PE150AX England, and its business telephone number is +44 (0) 1354 659 636. ROI Holdings Ltd (“ROI Holdings”) is a UK registered company which acts as a holding company of three separate companies (one of which is ROI) focused on innovation within the print and marketing sector. The business address of ROI Holdings is 15 Station Road, St Ives, Cambridgeshire PE27 5BH United Kingdom, and its business telephone number is +44 (0) 1480 467 647.

James P. Dore has served as Executive Vice President and Chief Financial Officer of MSDH since March 14, 2012 and previously had served as Vice President and Chief Financial Officer of Bitstream, Inc., MSDH’s former parent company, since March 2003. From June 1999 to March 2003, he served as Bitstream’s Corporate Controller. From January 1997 to June 1999, Mr. Dore served as Corporate Controller at Celerity Solutions Inc. a developer and marketer of supply chain and warehouse management business software. He also served as Celerity’s Chief Financial Officer and Treasurer from April 1999 to June 1999. Mr. Dore has over 20 years of service in various senior financial positions, is a C.P.A. and holds a B.S. degree, with distinction, from Clarkson University.

Costas Kitsos has served as Vice President of Engineering of MSDH since March 14, 2012 and previously had been Vice President of Engineering at Bitstream since November 1999. Mr. Kitsos heads engineering for the Pageflex automated marketing communication and print production software products and also serves as the principal architect. From October 1998 to November 1999, he served as Director of Research and Development of Bitstream. From November 1996 to October 1998, he was a Senior Software Engineer at Bitstream. Mr. Kitsos is a veteran software developer with over 15 years of experience in type and publishing application development. From May 1987 to November 1996, Mr. Kitsos headed IconWorks, which developed award winning type applications and offered consulting services on end user programs and graphical user interfaces. He holds a Masters degree from the University of California, Los Angeles.

THE SPECIAL MEETING OF STOCKHOLDERS

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by MSDH’s board of directors (which we also refer to as the “Board”) to be exercised at a special meeting to be held on                     , 2013 at the Company’s principal executive offices at 500 Nickerson Road, Marlborough, Massachusetts at             a.m., Eastern Time.

The special meeting is being held for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated August 20, 2013 (the “Merger Agreement”) by and between Marlborough Software Development Holdings, Inc., a Delaware corporation and Pageflex Acquisitions, Inc., a Delaware corporation (“Merger SPV”), as it may hereafter be amended from time to time.

2. To consider and vote on a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of such adjournment or postponement to adopt the Merger Agreement.

3. To consider and vote on such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

A copy of the Merger Agreement is attached as Annex A to this proxy statement. Pursuant to the terms of the Merger Agreement, Merger SPV will merge with and into MSDH, which we refer to as the “Merger,” and each share of MSDH Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by MSDH, Merger SPV or their respective subsidiaries) will be cancelled and converted into the right to receive $.091 in cash, without interest and less any applicable withholding taxes. The shares of Series A Preferred Stock issued and outstanding immediately prior to the effective time of the Merger will remain issued and outstanding following the consummation of the Merger.

Our Board’s Recommendation

The Strategic Committee, comprised of two non-employee independent directors, has unanimously (i) determined that the process utilized to determine the Merger Consideration of $.091 per share was procedurally fair to the public stockholders, including the unaffiliated stockholders, and that adoption of the Merger Agreement is advisable and in the best interests of MSDH and its public stockholders, including the unaffiliated stockholders; (ii) approved the terms of the Merger Agreement and the transactions contemplated thereby; and (iii) recommended that the Board approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and recommend that the holders of MSDH Common Stock and Series A Preferred Stock adopt the Merger Agreement.

Upon the recommendation of the Strategic Committee, the members of the Board who voted on the Merger Agreement unanimously (i) approved the terms of the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement, and declared the same to be advisable and in the best interests of MSDH and its public stockholders, including the unaffiliated stockholders; (ii) approved the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement; (iii) directed that the Merger Agreement be submitted to the holders of MSDH Common Stock for their adoption at a special meeting; and (iv) recommended that you vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to approve any adjournments of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the special meeting to adopt the Merger Agreement.

We have four directors on our Board. Amos Kaminski, who is affiliated with Merger SPV, abstained from voting on the Merger Agreement or any of the other above items as a director. The remaining three directors, who are all independent, voted in favor of the above items.

Record Date, Notice and Quorum

We have fixed the close of business on October 30, 2013 as the record date for the special meeting, and only holders of record of the Company’s Common Stock on the record date are entitled to vote at the special meeting. On the record date, there were 10,801,609 shares of Common Stock outstanding and 597,014 shares of Series A Preferred Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the special meeting and each share of Series A Preferred Stock is entitled to five votes on each matter properly brought before the special meeting.

A majority of the voting power of shares of our Common Stock and Series A Preferred Stock issued, outstanding and entitled to vote at the special meeting and voting as a single class constitutes a quorum for the purpose of considering the proposals. Both abstentions and “broker non-votes” will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, we currently expect that the special meeting may be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

You may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting on, the proposal to adopt the Merger Agreement. Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the Merger Agreement.

Completion of the Merger requires adoption of the Merger Agreement by the affirmative vote of the holders of (i) a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock voting as a single class and (ii) a majority of the outstanding shares of Series A Preferred Stock voting as a separate class entitled to vote at the special meeting. At                     , 2013, the stockholders of Merger SPV collectively own 458,300 shares of MSDH Common Stock and 298,507 shares of MSDH Series A Preferred Stock, constituting approximately 14.2% of the voting power of the issued and outstanding shares of MSDH Common Stock and Series A Preferred Stock voting as a single class and 50% of the issued and outstanding shares of Series A Preferred Stock. Merger SPV has informed us that its stockholders will vote in favor of the proposal to adopt the Merger Agreement and one of the stockholders, Amos Kaminski, is party to a voting agreement with the Company and Merger SPV pursuant to which he is contractually bound to vote in favor of the proposal to adopt the Merger Agreement except in certain limited circumstances. If you abstain from voting on this proposal, it will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.

In addition, it is a condition of the closing of the Merger that the holders of no more than 10% of the outstanding shares of MSDH Common Stock exercise their appraisal rights under Delaware law.

Under the rules of the Financial Industry Regulatory Authority, banks, brokers and other custodians who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters such as the adoption of the Merger Agreement. As a result, absent instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Therefore, while “broker non-votes” will be counted for the purpose of determining a quorum, because completion of the Merger requires the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock voting as a single class and by holders of a majority of the outstanding shares of Series A Preferred Stock voting as a separate class, any “broker non-votes” will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.

Revocability of Proxy

If you submit a proxy by telephone, by the Internet or by returning a signed and dated proxy card by mail, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the Merger Agreement and “FOR” any adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of our Board on any other matters properly brought before the special meeting, or at any adjournments or postponements thereof, for a vote.

If you are a beneficial owner of shares held in street name and do not provide the nominee who holds your shares with voting instructions, the nominee will inform our inspector of election that it does not have the authority to vote on this matter with respect to your shares. When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF A VOTE “AGAINST” THE APPROVAL OF THE MERGER AGREEMENT. Please provide voting instructions to the nominee that holds your shares by carefully following its instructions.

Proxies received at any time before the special meeting that have not been revoked or superseded before being voted will be voted at the special meeting. You have the right to change or revoke your proxy at any time before the vote is taken at the special meeting:

•

if you hold your shares in your name as a stockholder of record, by notifying our President at the following address: Marlborough Software Development Holdings, Inc., Attention: President, 500 Nickerson Road, Marlborough, Massachusetts 01752-4695;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card;

•	if you voted by telephone, by voting again by telephone;

•	if you voted by the Internet, by voting again by the Internet; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Persons Making the Solicitation

This proxy solicitation is being made and paid for by MSDH on behalf of its board of directors. MSDH will pay all expenses of this solicitation, including the cost of preparing and mailing this document. In addition to solicitation by use of the mails, proxies may be solicited by our directors, officers and employees in person or by telephone, telegram, electronic mail, facsimile transmission or other means of communication. Those persons will not be additionally compensated for solicitation activities, but may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners. Any stockholder with questions or requiring assistance in voting shares of MSDH Common Stock should contact the Company at (617) 520-8400.

We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of MSDH Common Stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any signed proxies received by MSDH in which no voting instructions are provided on such matter will be voted “FOR” any adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies will allow MSDH’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Transfer or Sale of Shares

If you held your shares of Common Stock or Series A Preferred Stock on October 30, 2013, the record date for the special meeting, but sell or otherwise transfer your shares prior to the effective time of the Merger, you will retain your right to vote at the special meeting; however, you will not have the right to receive the Merger Consideration if you owned Common Stock. The right to receive the Merger Consideration when the Merger becomes effective will pass to the person who owns the shares of our Common Stock that you previously owned.

Common Stock Ownership of Directors and Executive Officers

As of the record date, our directors and executive officers, as a group, directly or indirectly beneficially owned and were entitled to vote an aggregate of approximately 642,730 shares of Common Stock and 298,507 shares of Series A Preferred Stock (each share of Series A Preferred Stock carrying voting rights equivalent to five (5) shares of Common Stock), representing approximately 15.5% of the voting power of the shares of Common Stock and Series A Preferred Stock entitled to vote at the special meeting voting as a single class and 50% of the outstanding shares of Series A Preferred Stock entitled to vote at the meeting. The members of the Strategic Committee do not have significant shareholdings, holding in the aggregate less than 1% of the outstanding Common Stock and no shares of Series A Preferred Stock. The preceding figures do not include currently exercisable options and warrants to purchase Common Stock held by certain of our directors and executive officers, the respective exercise prices of which exceed the Merger Consideration of $.091 per share. For details with respect to such options and warrants see the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” on page 66.

Other Matters

Our Board does not know of any other business that will be presented at the special meeting or any adjournment or postponement thereof. If any other proposal comes up for a vote at the special meeting or any adjournment or postponement thereof in which your proxy has provided discretionary authority, the proxy holders will vote your shares of Common Stock in accordance with their best judgment.

Questions and Additional Information

If you have questions about the special meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our President at (617) 520-8400.

PROPOSAL NO. 1: THE MERGER AGREEMENT

In this section: Marlborough Software Development Holdings, Inc. is also referred to as “MSDH,” “we” or “us”; MSDH, as the surviving corporation following the Merger, is at times referred to as the “surviving corporation”; the Agreement and Plan of Merger dated as of August 20, 2013, by and among MSDH and Pageflex Acquisitions, Inc. (“Merger SPV”) is referred to as the “Merger Agreement”; the board of directors of MSDH is referred to as the “Board”; and the Strategic Committee of the Board, comprised of two independent and disinterested non-employee directors to consider, examine, explore, review, analyze and negotiate the terms and conditions of a “going private transaction,” described in the section entitled “Special Factors: Background of the Merger” beginning on page 17 of this proxy statement, is referred to as the “Strategic Committee.”

The following is a summary of the material terms of the Merger Agreement. This summary does not purport to describe all the terms of the Merger Agreement and is qualified by reference to the complete Merger Agreement which is attached as Annex A to this proxy statement. We urge you to read the Merger Agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the Merger.

The Merger Agreement and this summary have been included to provide you with information regarding the terms of the Merger Agreement. The Merger Agreement contains representations and warranties that MSDH and Merger SPV made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to complete the Merger and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under United States federal securities laws.

General; The Merger

At the effective time of the Merger, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the Delaware General Corporation Law (which is referred to as the “DGCL”), Merger SPV will merge with and into MSDH and the separate corporate existence of Merger SPV will cease. MSDH will be the surviving corporation in the Merger. The certificate of incorporation of MSDH will be amended at the effective time of the Merger to change the name of MSDH to Pageflex, Inc. as provided in the Merger Agreement. The by-laws of Merger SPV in effect immediately prior to the effective time of the Merger will be the by-laws of the surviving corporation (except that references to Merger SPV’s name will be replaced by references to “Pageflex, Inc.”).

The directors of Merger SPV immediately prior to the effective time of the Merger will be the directors of the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of MSDH immediately prior to the effective time of the Merger will be the officers of the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed, as the case may be.

Completion and Effectiveness of the Merger

We intend to complete the Merger promptly, but in no event more than three business days after all of the conditions to the closing of the Merger contained in the Merger Agreement (described below under “Conditions to Completion of the Merger”) are satisfied or waived, including the adoption of the Merger Agreement by the stockholders of MSDH. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or such later time as provided in the Certificate of Merger and agreed to by MSDH and Merger SPV.

We are working to complete the Merger as quickly as possible. If our stockholders adopt the Merger Agreement, and assuming that the other conditions to the Merger are satisfied or waived, we believe that the Merger will be completed during the fourth quarter of 2013. However, we cannot predict the exact timing of the completion of the Merger or whether the Merger will be completed.

Consideration to be Received Pursuant to the Merger; Treatment of Equity Awards

The Merger Agreement provides that, as of the effective time of the Merger:

•

each share of Common Stock of MSDH issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Merger SPV and its subsidiaries) will be converted into the right to receive $.091 in cash (the “Merger Consideration”), without interest and less any applicable withholding taxes, and will be automatically cancelled and retired and will cease to exist, and each certificate that immediately prior to the effective time of the Merger represented such shares of Common Stock shall, after the effective time of the Merger, only represent the right to receive the Merger Consideration;

•

each share of Common Stock of MSDH that is owned, directly or indirectly, by Merger SPV or its subsidiaries or that is held in the treasury of the Company shall be automatically canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

•

each share of Series A Preferred Stock of MSDH issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as Series A Preferred Stock of the surviving corporation, notwithstanding any provision of MSDH’s certificate of incorporation to the contrary, and no other consideration shall be delivered in exchange therefor; and

•

each share of the common stock, par value $.01 per share of Merger SPV that is issued and outstanding immediately prior to the effective time shall be converted into the right to receive one (1) share of the common stock of the surviving corporation.

Each option to acquire a share of Common Stock of MSDH, which is outstanding as of the effective time of the Merger, whether vested or unvested, will be cancelled without any consideration therefor.

Each warrant in respect of Common Stock, each with an exercise price of $0.67 per share, which is outstanding as of the effective time of the Merger, shall remain outstanding and shall be fully vested and exercisable to purchase a share of common stock of the surviving corporation.

MSDH may make any amendments to the MSDH stock plan that may be necessary or desirable to implement the foregoing.

Payment for MSDH Common Stock in the Merger

MSDH has entered into an agreement with Computershare Trust Company, N.A. to act as paying agent for the payment of the Merger Consideration. Merger SPV has deposited, with the paying agent, for the benefit (from and after the effective time) of the public holders of Common Stock of MSDH, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to the Merger Agreement.

As soon as practicable after the effective time of the Merger, the paying agent will mail to each record holder of Common Stock, a letter of transmittal and instructions for use in effecting the surrender of his shares of Common Stock in exchange for the Merger Consideration. You should not send in your certificates representing shares of Common Stock until you receive the letter of transmittal. The letter of transmittal and instructions will tell you what to do if any of your certificates have been lost, stolen or destroyed. You will have to provide an affidavit to that fact and, if required by MSDH, post a bond in a customary amount as indemnity against any claim that may be made with respect to such lost, stolen or destroyed certificates.

The paying agent will pay your Merger Consideration to you after you have surrendered your share certificates (or affidavits of loss in lieu thereof) and returned a duly executed letter of transmittal and any other documents as may reasonably be required by the paying agent. No interest will be paid or accrued in respect of cash payments of Merger Consideration. The surviving corporation and the paying agent may reduce the amount of any Merger Consideration paid to you by any applicable withholding taxes.

Representations and Warranties

MSDH has made certain customary representations and warranties in the Merger Agreement to Merger SPV that are subject in some cases to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

•	our corporate organization and valid existence, power to conduct business, qualification and good standing;

•	ownership of our subsidiaries;

•	our capitalization;

•	our corporate authority to enter into and carry out the obligations under the Merger Agreement;

•	absence of a breach of the Company’s organizational documents or contracts, or of any laws, or the creation of any liens or payment obligations as a result of the Merger;

•	the adoption and recommendation of the Merger Agreement by our Board;

•	our reports and financial statements filed with the United States Securities and Exchange Commission (referred to as the “SEC”);

•	the operation of our business in the ordinary course;

•	absence of certain changes since the date of the Merger Agreement;

•	the required vote of holders of our Common Stock and Series A Preferred Stock to adopt the Merger Agreement;

•	compliance with applicable laws and regulations;

•	the engagement of brokers and other advisors; and

•	the information filed with the SEC in connection with this proxy.

Certain aspects of our representations and warranties contained in the Merger Agreement are qualified by the concept of “Material Adverse Effect.” For the purposes of the Merger Agreement, a “Material Adverse Effect” means a material adverse effect on (1) the business, assets, liabilities, condition (financial or otherwise), operations or results of operations of MSDH and its subsidiaries, taken as a whole, or (2) the ability of MSDH to consummate the Merger.

However, the following matters will not be taken into account, either alone or in combination, in determining whether there has been a Material Adverse Effect:

•

changes in general economic or political conditions or financial credit or securities markets in general (including changes in interest or exchange rates) in any country or region in which any of MSDH or its subsidiaries conducts a portion of its business, except to the extent such changes affect MSDH and its subsidiaries in a materially disproportionate manner as compared to other companies operating in any such country or region in industries in which MSDH or its subsidiaries operate or do business;

•

any event, circumstance, change or effect that affects the industries in which MSDH or its subsidiaries operate (including changes in technology and competition), except to the extent such event, circumstance, change or effects affect MSDH and its subsidiaries in a materially disproportionate manner as compared to other participants in such industries;

•

any change in accounting requirements or principles (including GAAP) or any change in applicable laws, rules or regulations or the interpretation thereof, except to the extent such changes affect MSDH and its subsidiaries in a materially disproportionate manner as compared to other participants in the industries in which MSDH and its subsidiaries operate;

•	any failure to meet internal projections, forecasts or revenue or earning predictions for any period;

•

any “act of God” including natural disasters and earthquakes, acts of war, sabotage, armed hostilities, terrorism or military actions, or escalation or worsening thereof, that cause any damage or destruction to, or render physically unusable, any facility or property of MSDH or any of its subsidiaries or otherwise disrupt the business or operations of MSDH or any of its subsidiaries, except to the extent such acts affect MSDH and its subsidiaries in a disproportionate manner;

•	any change relating to or arising from the execution of the Merger Agreement or the announcement of the transactions contemplated thereby;

•	any breach by Merger SPV of any provision of the Merger Agreement;

•	the default (and continuation thereof) by MSDH under its lease of office space at its headquarters in Marlborough, Massachusetts, and any relocation from the subject premises to new office space;

•	any event, circumstance or matter disclosed by MSDH in its SEC filings (except under “Risk Factors”) or in the disclosure schedules to the Merger Agreement;

•	any adverse change that is cured before the earlier of the closing of the Merger and the date on which the Merger Agreement is terminated pursuant to Section 9.01 thereof; and

•

MSDH’s trend of generating operating losses and negative earnings, as well as MSDH’s low cash balances and working capital levels consistent with current trends, in each case as existed at the time of the execution of the Merger Agreement.

Merger SPV has made certain representations and warranties in the Merger Agreement to MSDH that are subject, in some cases, to specified exceptions and qualifications. Merger SPV’s representations and warranties relate to, among other things:

•	its corporate organization and valid existence, power to conduct business, qualification and good standing;

•	its corporate authority to enter into, and carry out their obligations under, the Merger Agreement;

•	absence of a breach of Merger SPV’s organizational documents or contracts, or of any laws, or the creation of any liens or payment obligations as a result of the Merger;

•	capitalization of Merger SPV;

•	absence of brokers hired by Merger SPV;

•	the information to be filed with the SEC regarding Merger SPV in connection with this proxy statement;

•	the consent of the holders of common stock of Merger SPV to the Merger Agreement and the Merger;

•	access to information relating to MSDH;

•	its lack of knowledge of receipt of offers from third parties relating to the disposition of MSDH’s mobile web browsing technologies business; and

•	solvency of the surviving corporation and its subsidiaries after the effective time of the Merger.

The representations and warranties contained in the Merger Agreement do not survive the effective time of the Merger.

Agreements Relating to MSDH’s Interim Operations

MSDH has agreed that, except as agreed to in writing by Merger SPV, as required by applicable law or as required by the Merger Agreement, subject to certain other exceptions, until the effective time of the Merger, MSDH and its subsidiaries will carry on their businesses in the ordinary course consistent with past practice and will use commercially reasonable efforts to preserve intact their respective business organizations, retain the services of their officers, key employees and consultants and maintain their relationships with certain third parties.

In addition, MSDH has agreed that, subject to certain exceptions, neither MSDH nor any of its subsidiaries will, prior to the effective time of the Merger, do any of the following without the prior written consent of Merger SPV:

•

other than with respect to the Series A Preferred Stock, declare, set aside or pay any dividend or make any other distribution, except for dividends and distributions paid or made to us by any of our subsidiaries;

•	split, combine or reclassify any of our capital stock or authorize the issuance of any other securities for shares of our capital stock;

•	purchase, redeem or otherwise acquire any shares of our capital stock or any other rights to acquire any shares or securities;

•

issue, sell, grant, pledge, dispose of or encumber or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of our capital stock or other ownership interests, any other securities convertible into or exchangeable for such shares or ownership interests, or rights, options or warrants to acquire such shares or ownership interests or take any action to cause to be exercisable any otherwise unexercisable option under any stock option plan;

•	change or waive any provision in our organizational documents;

•

acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, by making an investment in or capital contribution to, or by any other manner any business, corporation, partnership, joint venture, association or other business organization or division thereof or any material assets (except for certain capital expenditures);

•

except in connection with the entering into of a new lease agreement, the relocation to new office space and any termination fee that may become payable to the landlord under MSDH’s current lease, provided that the Company shall involve Merger SPV in any negotiations with respect to the foregoing, incur, guarantee, assume, prepay or otherwise become liable for any indebtedness for borrowed money in excess of $50,000 or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire debt securities or enter into any “keep well” or other arrangement to maintain any financial condition of another person;

•

make any loans or advances to any other business, corporation, partnership, joint venture, association or other business organization or division thereof (except for those made to any of our subsidiaries in the ordinary course of business);

•

pay, discharge or satisfy any claims, liabilities or obligations other than payment, discharge or satisfaction in the ordinary course of business in accordance with their terms, of liabilities reflected or reserved against in the financial statements (or the notes thereto) included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2012;

•	adopt, terminate or amend any collective bargaining agreement, benefit plan or other contract involving us or our subsidiaries as applied to our directors and executive officers;

•

increase the compensation or other benefits of our officers or directors, enter into or amend any employment, change of control, severance or retention agreement with any of our officers, or establish,

enter into, adopt or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or their beneficiaries, or hire or terminate any employees outside the ordinary course of business;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity; or

•	authorize any of, or commit, resolve, propose or agree to take any of the foregoing actions.

No Solicitation of Other Offers

Merger SPV has indicated that its affiliates have no interest in selling their equity interests in MSDH and would vote against any other acquisition proposal, and subject to the exceptions described below in this section, MSDH agreed that it (acting through the Board or the Strategic Committee or otherwise) shall not:

•

initiate, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Acquisition Transaction (as defined below), or

•	enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Company Acquisition Transaction, or

•	agree to or endorse any Company Acquisition Transaction, or

•	authorize or permit any of its representatives to take any such action.

The Strategic Committee or the Board of Directors (acting through the Strategic Committee) (either directly or indirectly through advisors, agents or other intermediaries) is not, however, prohibited from taking the following actions, if the Strategic Committee concludes in good faith after consultation with counsel that failure to take such action would be inconsistent with the Board’s fiduciary duties to the stockholders of Company under applicable law:

•	furnishing information in writing or orally concerning the Company and its businesses, properties or assets to any third party in response to any unsolicited inquiry, proposal or offer,

•	engaging in discussions or negotiations with such a third party that has made such inquiry, proposal or offer,

•

following receipt of a bona fide proposal relating to a Company Acquisition Transaction, taking and disclosing to the Company’s stockholders a position or otherwise making disclosure to its stockholders with respect to such proposal,

•	following receipt of a bona fide proposal relating to a Company Acquisition Transaction, withdrawing or modifying its recommendation of the Merger Agreement, and/or

•	terminating the Merger Agreement.

The Merger Agreement defines a “Company Acquisition Transaction” as a transaction, series or transactions or proposal involving the Company (other than the Merger and the other transactions contemplated by the Merger Agreement) involving: (a) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction involving the Company or any of its Subsidiaries; (b) any direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which a person or “group” (as defined in the Exchange Act) of persons directly or indirectly acquires beneficial or record ownership of securities representing twenty percent (20%) or more of the outstanding Company Common Stock; (c) any direct or indirect acquisition of any business or businesses or of assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or assets of the Company and its subsidiaries, taken as a whole (based on the fair market value thereof); (d) any liquidation or dissolution of the Company or any material Subsidiary of the Company; or (e) any combination of the foregoing (in each case, other than the Merger).

Special Meeting of MSDH’s Stockholders; Recommendation of the Board

The Merger Agreement provides that we will use our reasonable best efforts, as soon as practicable following the date of the Merger Agreement and after the proxy statement is cleared by the SEC, to establish a record date for, duly call, give notice of, convene and hold a meeting of our stockholders for the purpose of seeking the stockholders’ adoption of the Merger Agreement. The Merger Agreement further provides that, except in certain limited circumstances described below, our Board must recommend the adoption of the Merger Agreement by our stockholders, and use reasonable best efforts to effect the Merger.

At any time prior to adoption of the Merger Agreement by our stockholders, the Board or Strategic Committee may modify or amend (or publicly propose to modify or amend) in a manner adverse to Merger SPV or withdraw (or publicly propose to withdraw) the Board’s recommendation that the MSDH stockholders adopt the Merger Agreement, but only if the Strategic Committee determines in good faith (after consultation with its legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of MSDH under applicable law.

Access to Information

Until the earlier of the effective time of the Merger or the termination of the Merger Agreement, on reasonable notice and subject to applicable law and certain other exceptions, we are required to afford to Merger SPV and its representatives reasonable access to MSDH’s and its subsidiaries’ properties, books, contracts, commitments, personnel, records and reports, schedules or other documents filed or received pursuant to applicable securities laws.

Indemnification and Insurance of MSDH’s Directors and Officers

The Merger Agreement provides that all rights to exculpation, indemnification and advancement of expenses existing on the date of the Merger Agreement in favor of our (or our subsidiaries’) current or former directors, officers or employees under the provisions of our respective organizational documents or other agreements will survive the Merger by operation of law and continue in full force and effect in accordance with their terms for a period of not less than six years from the effective time of the Merger.

Under the Merger Agreement, the surviving corporation will assume the obligations with respect to all rights to indemnification, defense and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the effective time of the Merger now existing in favor of our (or our subsidiaries’) current or former directors, officers, employees or agents to the same extent as provided in our (or our subsidiaries’) certificate or articles of incorporation, bylaws or other organizational documents or any indemnification contract between such directors, officers, employees or agents and us or any of our subsidiaries (in each case, as in effect on the date of this Agreement), without further action, as of the effective time of the Merger. Such obligations will survive the Merger and will continue in full force and effect in accordance with their terms for a period of not less than six (6) years from the effective time of the Merger Agreement. All rights to indemnification, defense or exculpation in respect of any action pending or asserted or any claim made within such period shall continue until the full, final and non-appealable disposition of such action or resolution of such claim.

For six (6) years after the effective time of the Merger, the surviving corporation must maintain (directly or indirectly through our existing insurance programs or, subject to certain conditions, through policies offering comparable coverage with terms no less advantageous than under our current policies) in effect directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the effective time of the Merger, covering each person currently covered by the directors’ and officers’ liability insurance policy maintained by us or our subsidiaries on terms with respect to coverage and amounts comparable to the insurance maintained currently by us or our subsidiaries, as applicable.

Filings; Other Actions

The Merger Agreement provides that each party to the Merger Agreement agrees to use reasonable best efforts to assist and cooperate with one another in consummating and making effective, as promptly as practicable, the Merger and the other transactions contemplated by the Merger Agreement, including using reasonable best efforts to accomplish the following:

•	causing the closing conditions (as described in further detail below under “Conditions to Completion of the Merger”) to be satisfied;

•

obtaining all necessary actions or nonactions, waivers, consents, clearances, and approvals from governmental entities and non-governmental third parties and making all necessary registrations, notices and filings; and

•	obtaining all necessary consents, approvals or waivers from third parties.

The Merger Agreement further provides that MSDH and Merger SPV will:

•	cooperate and consult with each other in connection with the making of all such filings and notifications;

•	promptly inform each other upon receipt of any material communication from any governmental entity regarding any of the transactions contemplated by the Merger Agreement; and

•

use reasonable best efforts to ensure that no state takeover law or similar law is or will become applicable to the Merger Agreement or the Merger, and if such a takeover law becomes applicable, to use reasonable best efforts to ensure that the Merger may be consummated as promptly as practicable on terms contemplated by the Merger Agreement and otherwise minimize the effect of such law on the Merger.

Conditions to Completion of the Merger

Conditions to each Party’s Obligation to Effect the Merger.

Each party’s obligation to effect the Merger is subject to the satisfaction or waiver (unless otherwise provided) of the following conditions on or prior to the closing date of the Merger:

•	adoption of the Merger Agreement by MSDH’s stockholders at the special meeting (this condition is not waivable); and

•

there shall not be in effect any statute, regulation, order, decree or judgment of any governmental entity which has the effect of making the Merger illegal or prohibiting or preventing the consummation of the Merger.

Conditions to Merger SPV’s Obligation to Effect the Merger.

The obligation of Merger SPV to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of MSDH contained in the Merger Agreement that are qualified as to materiality or Material Adverse Effect must be true and correct, and the representations of MSDH contained in the Merger Agreement that are not so qualified shall be true and correct in all material respects, in each case as of August 20, 2013 and as of the closing date of the Merger as if made at such time (except that to the extent such representations and warranties relate to an earlier date, they need only be true and correct in all respects as of such earlier date);

•	MSDH must have performed in all material respects all obligations required to be performed by it at or prior to the closing date of the Merger;

•	no event, occurrence, change, effect or condition of any character shall have occurred that individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

•	the holders of no more than 10% of the outstanding shares of the Company’s Common Stock exercise their appraisal rights; and

•

MSDH’s aggregate liability for any broker’s, finder’s, financial or legal advisor’s fees or commissions in connection with the transactions contemplated by the Merger Agreement shall not exceed $425,000.

Conditions to MSDH’s Obligation to Effect the Merger.

The obligation of MSDH to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of Merger SPV contained in the Merger Agreement that are qualified as to materiality must be true and correct, and the representations of Merger SPV contained in the Merger Agreement that are not so qualified shall be true and correct in all material respects, in each case as of August 20, 2013 and as of the closing date of the Merger as if made at such time (except that to the extent such representations and warranties relate to an earlier date, they need only be true and correct in all respects as of such earlier date); and

•	Merger SPV must have performed in all material respects its obligations under the Merger Agreement required to be performed by it at or prior to the closing date of the Merger.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the effective time of the Merger, whether before or after the adoption of the Merger Agreement by MSDH’s stockholders:

•	by mutual written consent of Merger SPV and MSDH; or

•	by either Merger SPV or MSDH:

•

if the Merger has not been consummated on or before December 31, 2013 (the “Outside Date”), except that the right to terminate the Merger Agreement for this reason will not be available to any party whose breach of a representation, warranty, covenant or agreement in the Merger Agreement has (directly or indirectly) in whole or in material part been a cause of or resulted in the failure of the Merger to be consummated on or before the Outside Date;

•	if stockholder approval has not been obtained at the special meeting or at any adjournment or postponement thereof; or

•

if any governmental entity has issued or entered an injunction or similar legal restraint or order permanently enjoining or otherwise prohibiting the consummation of the Merger and such injunction, legal restraint or order has become final and non-appealable, except that the party seeking to terminate the Merger Agreement for this reason must have used such reasonable best efforts as may be required by the Merger Agreement to prevent, oppose and remove such injunction.

•	by Merger SPV:

•

if MSDH has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any condition to be satisfied by MSDH prior to or at Closing (as described above in “—Conditions to Completion of the Merger”), and (ii) is uncured or incapable of being cured by MSDH prior to the earlier to occur of (A) thirty (30) calendar days following receipt of written notice of such breach or failure to perform from Merger SPV, or (B) the Outside Date;

except that Merger SPV will not have the right to terminate the Merger Agreement for this reason if Merger SPV is then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement that would cause any of the conditions to be satisfied by Merger SPV at or prior to Closing not to be satisfied;

•

if the Strategic Committee or MSDH Board has modified or amended (or publicly proposes to modify or amend) its approval of, or its recommendation that the MSDH stockholders adopt, the Merger Agreement (a “Change in Recommendation”);

•

if prior to obtaining approval of the Merger by the MSDH Stockholders, MSDH has approved, recommended or entered into any Company Acquisition Transaction, except as provided above in “—No Solicitation of Offers”; or

•

if MSDH has failed to use its reasonable best efforts to duly call, convene and hold a meeting of the MSDH stockholders for the purpose of obtaining their approval of the Merger Agreement or MSDH fails to include the Board recommendation in the proxy statement.

•	by MSDH:

•

if Merger SPV has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any condition to be satisfied by Merger SPV prior to or at Closing (as described above in “—Conditions to Completion of the Merger”), and (ii) is uncured or incapable of being cured by UM Holdings or Merger SPV prior to the earlier to occur of (A) thirty (30) calendar days following receipt of written notice of such breach or failure to perform from MSDH, or (B) the Outside Date; except that MSDH will not have the right to terminate the Merger Agreement for this reason if it is then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement that would cause any of the conditions to be satisfied by MSDH at or prior to Closing not to be satisfied; or if prior to obtaining the required stockholder approval at the stockholders’ meeting or at any adjournment or postponement thereof, the Strategic Committee has concluded in good faith after consultation with its legal counsel to approve, recommend or enter into any actual or proposed acquisition agreement (other than the Merger or the transactions contemplated by the Merger Agreement) that is permissible under the Merger Agreement (as described above in “—No Solicitation of Offers”).

Effects of Terminating the Merger Agreement

If the Merger Agreement is terminated by either MSDH or Merger SPV as provided above, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of Merger SPV or MSDH or their respective directors, officers or stockholders, other than their respective obligations under the Merger Agreement to hold certain information confidential, to pay certain fees or expenses and to consent to jurisdiction and waiver of certain rights relating to certain legal matters.

Fees and Expenses

Except for MSDH’s obligation to pay reasonable expenses incurred by the Strategic Committee or members of the MSDH Board in connection with the Merger, all costs and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such expenses whether or not the Merger is consummated provided that: (i) the expenses incurred by the Board and the Strategic Committee, including but not limited to, fees and expenses of Groton Securities and legal counsel to the Strategic Committee, shall not exceed $425,000 and (ii) if the Merger Agreement is terminated by Merger SPV as a result of a Change in Recommendation and within 12 months of termination of the Merger Agreement the Company enters into a Company Acquisition Transaction to sell all or substantially all of its capital stock or assets, the Company shall pay Merger SPV’s expenses incurred in connection with the Merger up to a maximum of $75,000.

Amendment of the Merger Agreement and Extension and Waiver

At any time prior to the effective time of the Merger, the Merger Agreement may be amended by MSDH and Merger SPV by a written instrument signed by each party in accordance with applicable law.

Prior to the effective time of the Merger, any party to the Merger Agreement may, by written instrument signed by such party, (i) extend the time for the performance of any obligation or other act of another party, (ii) waive any inaccuracy in the representations and warranties of another party or (iii) waive compliance with any covenant or agreement of another party or condition to its own obligations (other than those conditions that are not waivable by either party).

General Provisions

The Merger Agreement is to be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

The general provisions section of the Merger Agreement also contains additional provisions regarding the non-survival of representations and warranties, notices, counterparts, third-party beneficiaries, waiver of jury trial, assignment, severability, enforcement of the Merger Agreement and the interpretation and construction of the Merger Agreement.

APPRAISAL RIGHTS

Under Section 262 of the DGCL, any holder of MSDH common stock who does not wish to accept the merger consideration may elect to exercise appraisal rights in lieu of receiving the merger consideration. A stockholder who exercises appraisal rights may petition the Delaware Court of Chancery to determine the “fair value” of his, her or its shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and receive payment of fair value in cash, together with a fair rate of interest, if any. However, the stockholder must comply with the provisions of Section 262 of the DGCL.

The following discussion is a summary of the law pertaining to appraisal rights under the DGCL. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL to a “stockholder” and in this summary to a “stockholder” are to the record holder of the shares of MSDH common stock.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice, and the applicable statutory provisions are attached to this proxy statement as Annex C. Any holder of MSDH Common Stock, who wishes to exercise appraisal rights or who wishes to preserve the right to do so, should review the following discussion and Annex C carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. If you lose your appraisal rights, you will be entitled to receive the Merger Consideration described in the Merger Agreement.

Stockholders wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:

•	The stockholder must deliver to MSDH a written demand for appraisal before the vote on the Merger Agreement at the special meeting.

•

The stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal or vote to abstain.

•

The stockholder must continuously hold the shares from the date of making the demand through the effective time of the Merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the Merger.

•

The stockholder must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the Merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Neither voting, in person or by proxy, against, abstaining from voting on nor failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Only a holder of record of shares of MSDH Common Stock issued and outstanding immediately prior to the effective time of the Merger may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates. The demand must reasonably inform MSDH of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its MSDH Common Stock.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to:

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC.

500 Nickerson Road

Marlborough, Massachusetts 01752-4695

Facsimile: (617) 520-8505

If the Merger is completed, MSDH will give written notice of the effective time of the merger within ten days after such effective time to each former MSDH stockholder who did not vote in favor of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the Merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of MSDH Common Stock held by all dissenting stockholders. A person who is the beneficial owner of shares of MSDH Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. The surviving corporation is under no obligation to file any petition and has no intention of doing so. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the Merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which MSDH has received demands for appraisal, and the aggregate number of holders of those shares. A person who is the beneficial owner of shares of MSDH Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. The surviving corporation must mail this statement to the stockholder within the later of ten days of receipt of the request or ten days after expiration of the period for delivery of demands for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby.

The Delaware Court of Chancery may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court’s direction, the court may dismiss the proceeding as to the stockholder.

The Delaware Court of Chancery will thereafter determine the fair value of the shares of MSDH Common Stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with the interest if any, to be paid on the amount determined to be fair value. Such interest rate shall be calculated as of effective date of the Merger through the date of payment of the judgment, compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), unless good cause is shown for the Delaware Court of Chancery to use discretion and calculate the interest rate otherwise.

In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Supreme Court has stated that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal, and will instead receive the Merger Consideration described in the Merger Agreement.

The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

The fair value of the MSDH Common Stock as determined under Section 262 of the DGCL could be greater than, the same as, or less than the Merger Consideration. An opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the Merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the Merger.

If no petition for appraisal is filed within 120 days after the effective date of the Merger, or if a stockholder delivers a written withdrawal of the stockholder’s demand for appraisal and an acceptance of the Merger within 60 days after the effective date of the merger, then the right of the stockholder to appraisal will cease. Any attempt to withdraw made more than 60 days after the effective time of the Merger will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and may be conditioned on such terms as the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the Merger Consideration.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, IF YOU ARE A MSDH STOCKHOLDER AND ARE CONSIDERING EXERCISING YOUR APPRAISAL RIGHTS UNDER THE DGCL, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

PROPOSAL NO. 2: PROPOSAL FOR ADJOURNMENTS OR

POSTPONEMENTS OF THE SPECIAL MEETING

We are asking MSDH stockholders to vote on a proposal to approve any adjournments or postponements of the special meeting to solicit additional proxies, if necessary or appropriate, if there are insufficient votes at the special meeting to adopt the Merger Agreement. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to adopt the Merger Agreement by the time of the special meeting. In that event, we would need to adjourn or postpone the special meeting in order to solicit additional proxies. The adjournment or postponement proposal relates only to any adjournment or postponement of the special meeting for purposes of soliciting additional proxies to obtain stockholder adoption of the Merger Agreement. Any other adjournment of the special meeting (e.g., an adjournment or postponement required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

The stockholders of Merger SPV collectively beneficially own 14.2% of MSDH’s Common Stock and Series A Preferred Stock. There is no assurance that MSDH will receive the approval of a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock voting as a single class. In connection with the execution of the Merger Agreement, the holders of MSDH’s Series A Preferred Stock, who collectively beneficially own approximately 24.5% of the voting power of MSDH’s capital stock as of the record date, entered into voting agreements agreeing to vote in favor of the adoption of the Merger Agreement. If the Merger Agreement terminates in accordance with its terms, these voting agreements will also terminate. A copy of the form of voting agreement is attached as Annex B to the accompanying proxy statement. Other than these agreements, neither MSDH nor Merger SPV has any agreements or understandings with third parties regarding voting at the special meeting.

The approval of a proposal to adjourn or postpone the special meeting would require the affirmative vote of a majority of the shares of our Common Stock and Series A Preferred Stock voting as a single class present in person or by proxy and voting at the special meeting. The failure to vote shares of our Common Stock or Series A Preferred Stock would have no effect on the approval of the adjournment or postponement proposal.

Our board of directors recommends that you vote “FOR” the proposal to approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies. Properly executed proxies will be voted “FOR” the adjournment or postponement proposal, unless otherwise noted on the proxies.

LEGAL PROCEEDINGS

From time to time we are subject to legal proceedings and claims in the ordinary course of business, including claims of infringement of third-party patents and other intellectual property rights, commercial, employment and other matters. We are not currently a party to any material legal proceedings. In accordance with generally accepted accounting principles, we make a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. As of December 31, 2012 and June 30, 2013, no liability was recorded. Litigation is inherently unpredictable and it is possible that our financial position, cash flows, or results of operations could be materially affected in any particular period by the resolution of any such contingencies or the costs involved in seeking the resolution of any such contingencies.

MARKET PRICE OF MSDH COMMON STOCK

Our Common Stock was issued on March 14, 2012 pursuant to our spin-off from Bitstream Inc. and our Common Stock began trading on the over-the-counter bulletin board on March 19, 2012. Prior to that date, there was no established trading market for our Common Stock.

The following table sets forth, for the periods indicated, the intra-day high and low sale prices per share of our Common Stock as reported on the over-the-counter bulletin board during the period indicated.

	High	Low
Year ended December 31, 2013
First Quarter	$0.24	$0.09
Second Quarter	$0.29	$0.02
Third Quarter (through September 12, 2013)	$0.12	$0.01
Year ended December 31, 2012
First Quarter (March 19 through March 31)	$2.00	$0.91
Second Quarter	$1.10	$0.05
Third Quarter	$0.89	$0.22
Fourth Quarter	$0.38	$0.05

As of                     , 2013, there were approximately      record holders of MSDH Common Stock. The Company has not declared or paid any dividends on its Common Stock.

SUMMARIZED FINANCIAL INFORMATION

Set forth below is summarized financial data for the Company as of June 30, 2013 and December 31, 2012, for the three and six months ended June 30, 2013, and the year ended December 31, 2012. The financial data for December 31, 2012 and the year then ended has been derived from the audited financial statements contained in the Company’s Form 10-K for the fiscal year ended December 31, 2012 (the “2012 10-K”). Certain accounts in the December 31, 2012 consolidated financial statements have been reclassified for comparative purposes to conform to the presentation in the June 30, 2013 consolidated financial statements. The financial data for June 30, 2013 and the three and six months then ended has been derived from the unaudited financial statements contained in the Company’s Form 10-Q for the quarter ended June 30, 2013 (the “2013 10-Q” and together with the 2012 10-K, the “Periodic Reports”). Certain accounts in the June 30, 2012 consolidated financial statements have been reclassified for comparative purposes to conform to the presentation in the June 30, 2013 consolidated financial statements. This data should be read in conjunction with the consolidated financial statements and other financial information contained in the Periodic Reports, including the notes thereto, attached to this proxy statement as Annex D and Annex E. More comprehensive financial information is included in the Periodic Reports, including management’s discussion and analysis of financial condition and results of operations, and other documents we file with the SEC. See “Where You Can Find More Information.”

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$879	$2,018
Accounts receivable, net of allowance of $49 and $41 at June 30, 2013 and December 31, 2012, respectively	335	675
Prepaid expenses and other current assets	261	420

Total current assets	1,475	3,113
Property and equipment, net	1,448	1,722
Other assets	416	413
Goodwill	3,297	3,297
Intangible assets, net	2,469	2,669

Total assets	$9,105	$11,214

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$499	$385
Accrued payroll and other compensation	421	491
Other accrued expenses	679	723
Short-term deferred revenue	2,363	2,345

Total current liabilities	3,962	3,944
Long-term deferred revenue	585	574
Long-term deferred rent	444	469

Total liabilities	4,991	4,987

Commitments and contingencies
Series A 6.5% redeemable preferred stock, $0.01 par value: 1,940 shares authorized; 597 shares issued and outstanding as of June 30, 2013 and December 31, 2012	1,970	1,888

Stockholders’ equity:
Preferred stock, $0.01 par value: 8,060 shares authorized; no shares issued or outstanding as of June 30, 2013 and December 31, 2012	—	—
Common stock, $0.01 par value: 30,500 shares authorized; 10,802 shares issued and outstanding as of June 30, 2013 and December 31, 2012	108	108
Additional paid-in capital	13,156	13,146
Accumulated deficit	(11,120)	(8,915)

Total stockholders’ equity	2,144	4,339

Total liabilities and stockholders’ equity	$9,105	$11,214

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Software licenses	$356	$628	$890	$1,044
Services	1,294	1,337	2,663	2,689

Total revenue	1,650	1,965	3,553	3,733

Cost of revenue:
Software licenses	129	261	437	432
Services	631	688	1,031	1,243

Total cost of revenue	760	949	1,468	1,675

Gross profit	890	1,016	2,085	2,058

Operating expenses:
Marketing and selling	516	1,169	1,233	2,236
Research and development	606	1,486	1,439	3,371
General and administrative	821	785	1,450	2,017

Total operating expenses	1,943	3,440	4,122	7,624

Operating loss	(1,053)	(2,424)	(2,037)	(5,566)
Interest and other (expense) income , net	(4)	(17)	2	(43)

Loss before provision for income taxes	(1,057)	(2,441)	(2,035)	(5,609)
Provision for income taxes	30	59	89	111

Net loss	(1,087)	(2,500)	(2,124)	(5,720)
Amortization of financing costs on redeemable preferred stock	7	—	14	—
Dividends on redeemable preferred stock	34	—	67	—

Net loss allocable to common stockholders	$(1,128)	$(2,500)	$(2,205)	$(5,720)

Net loss per share allocable to common stockholders, basic and diluted	$(0.10)	$(0.23)	$(0.20)	$(0.53)

Shares used in calculating net loss per share allocable to common stockholders, basic and diluted	10,802	10,752	10,802	10,752

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Years Ended December 31,
	2012	2011
Revenue:
Software licenses	$2,280	$2,793
Services	5,423	5,849

Total revenue	7,703	8,642

Cost of revenue:
Software licenses	1,052	1,103
Services	2,280	2,025

Total cost of revenue	3,332	3,128

Gross profit	4,371	5,514

Operating expenses:
Marketing and selling	3,948	3,863
Research and development	5,645	7,119
General and administrative	3,263	3,208

Total operating expenses	12,856	14,190

Operating loss	(8,485)	(8,676)
Interest and other (expense) income, net	(27)	10

Loss before provision for income taxes	(8,512)	(8,666)
Provision for income taxes	200	162

Net loss	$(8,712)	$(8,828)
Amortization of financing costs on redeemable preferred stock	7	—
Accretion of discount on redeemable preferred stock	167	—
Dividends on redeemable preferred stock	29	—

Net loss allocable to common stockholders	(8,915)	(8,828)

Net loss per share allocable to common stockholders, basic and diluted	$(0.83)	$(0.86)

Shares used in calculating net loss per share allocable to common stockholders, basic and diluted	10,767	10,305

Supplemental Information to Summarized Financial Information

The book value of the Company at June 30, 2013 was $0.20 per common share outstanding.

Marlborough Software Development Holdings Inc.

Ratio of Earnings to Fixed Charges ( in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2013	2012	2012	2011
Fixed charges:
Interest expense	$—	$3	$—	$3	$4	$2
Portion of rental expense which represents interest factor**	54	52	108	110	204	178
Preference security dividend requirements	34	—	66	—	29	—

Total Fixed charges	$88	$55	$174	$113	$237	$180

Earnings available for fixed charges:
Pre-tax loss	$(1,058)	$(2,441)	$(2,036)	$(5,609)	$(8,511)	$(8,667)
Add: Fixed charges	88	55	174	113	237	180

Total Earnings available for fixed charges	$(970)	$(2,386)	$(1,862)	$(5,496)	$(8,274)	$(8,487)

Ratio of earnings to fixed charges	*	*	*	*	*	*

Inadequate earnings to cover fixed charges	$(1,058)	$(2,441)	$(2,036)	$(5,609)	$(8,511)	$(8,667)

*	Calculation of earnings available for fixed charges is inadequate to cover fixed charges by the amounts listed due to reported net losses.
**	Interest component of rental expense is estimated to equal 1/3 of such expense, which is considered a reasonable approximation of the interest factor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information with respect to the number of shares of Common Stock of the Company beneficially owned by each person known to us to own beneficially more than 5% of the Common Stock, by each director of the Company, by each of the Named Executive Officers identified in the Company’s 2012 10-K under the caption “Summary Compensation Table”, and by all directors and executive officers of the Company as a group as of September 10, 2013. As of September 10, 2013, there were 10,801,609 issued and outstanding shares of Common Stock of MSDH. Except as otherwise indicated, all shares are owned directly.

Name and Address(2)	Number(1)	Percent of Common Stock(1)
Principal Stockholders
Columbia Pacific Opportunity Fund, L.P.(3) Columbia Pacific Partners Fund, Ltd. 1910 Fairview Avenue East, Suite 500 Seattle, WA 98102	1,855,749	17.18%

The Altshuler Shaham Group, in its management capacity for certain provident and pension funds(4) c/o MSDH 500 Nickerson Road, Marlborough MA 01752	1,492,535	12.14%

New Vernon Aegir Master Fund Ltd(5) 799 Central Ave. Suite 350 Highland, IL 60035	1,135,462	10.51%

Mr. Trent Stedman(5) c/o New Vernon Partners LLC 799 Central Ave. Suite 350 Highland, IL 60035	72,394	0.67%

Mr. Thomas Patrick(5) c/o New Vernon Partners LLC 799 Central Ave. Suite 350 Highland, IL 60035	378,906	3.51%

Mr. Michael Self, Lake Union Capital Fund, L.P. and Lake Union Capital Management, LLC, as a group(6) 601 Union Street Seattle, WA 98101	934,119	8.65%

Mr. John D. Gentile(7) 1601 N. Palm Ave., Suite 212, Pembroke Pines, Florida 33026	702,604	6.50%

Directors and Executive Officers of MSDH
Jonathan Kagan(8)	56,800	*
Amos Kaminski(9)	1,913,335	15.53%
Melvin Keating(10)	51,800	*
Raul Martynek(11)	46,280	*
James P. Dore(12)	189,800	1.73%
Costas Kitsos(13)	163,100	1.49%
Pinhas Romik(14)	102,500	*
Elly Perets(15)	19,800	*
All directors and executive officers of MSDH as a group (8 persons)(8)(9)(10)(11)(12)(13)(14)(15)	2,543,415	19.06%

*	Less than one percent

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The information presented with respect to the Principal Stockholders is based on reports of beneficial ownership on Forms 3 and 4, and Schedules 13D and 13G delivered to MSDH pursuant to the Exchange Act and such other information as may have been provided to MSDH by any such Principal Stockholder reporting ownership of shares of Common Stock of MSDH. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.
(2)	Unless otherwise indicated, the address of each director and officer listed is: c/o Marlborough Software Development Holdings Inc., 500 Nickerson Road, Marlborough, MA 01752-4695.
(3)	Based upon the information provided pursuant to a joint Schedule 13G/A filed with the SEC on August 22, 2013 by Columbia Pacific Opportunity Fund L.P. and Columbia Pacific Partners Fund, Ltd. (collectively the “Funds”). Columbia Pacific Advisors LLC (the “Adviser”) has the sole power to vote or direct the vote of, and to dispose or direct the disposition of the shares owned by the Funds. Alexander B. Washburn, Daniel R. Baty, Stanley L. Baty and Brandon D. Baty are the managing members of the Adviser and share voting and disposition power over the securities held by the Funds. Includes 1,757,622 owned by Columbia Pacific Opportunity Fund L.P. and 98,127 shares owned by Columbia Pacific Partners Fund, Ltd.
(4)	Includes 1,492,535 shares of the Company’s Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) issued as part of the Altshuler Shaham Group’s investment in MSDH’s 6.5% Series A Redeemable Preferred Stock (the “Series A Preferred Stock”) which Warrants are immediately exercisable. A letter agreement entered into on August 18, 2013 with Merger SPV provided for the amendment of these warrants to increase the maximum number of shares of Common Stock that may be purchased under such warrants from 1,492,535 shares to 3,999,994 shares and to decrease the exercise price of the warrants from $0.67 per share to $0.25 per share. Such amendment shall become effective only upon consummation of the Merger. The number of shares does not include 298,507 Series A Preferred Stock themselves, which have voting rights on a one-for-five basis with the Company’s Common Stock resulting in the 298,507 Series A Preferred Shares having voting rights equivalent to 1,492,535 Common Stock.
(5)	Based upon the information provided pursuant to a joint statement on Schedule 13D filed with the SEC on April 12, 2012 by the group. New Vernon Aegir Master Fund Ltd. directly beneficially owns 1,135,462 shares of Common Stock over which it has sole voting and dispositive power. Mr. Stedman directly beneficially owns 72,394 shares of Common Stock over which he has sole voting and dispositive power. Mr. Patrick directly beneficially owns 378,906 shares of Common Stock over which he has sole voting and dispositive power. New Vernon Investment Management LLC is the investment advisor of New Vernon Aegir Master Fund Ltd. and, as such, may be deemed to have voting and dispositive power over the shares of Common Stock directly beneficially owned by New Vernon Aegir Master Fund Ltd. and, accordingly, may be deemed to indirectly beneficially own such shares. New Vernon Partners LLC is the investment manager of New Vernon Aegir Master Fund Ltd. and, as such, may be deemed to have voting and dispositive power over the shares of Common Stock directly beneficially owned by New Vernon Aegir Master Fund Ltd. and, accordingly, may be deemed to indirectly beneficially own such shares. Mr. Stedman is a portfolio manager of New Vernon Investment Management LLC. In such capacity, Mr. Stedman controls the trading of securities held by New Vernon Aegir Master Fund Ltd. As a result of such role and otherwise by virtue of his relationship to New Vernon Aegir Master Fund Ltd., New Vernon Partners LLC and New Vernon Investment Management LLC, Mr. Stedman may be deemed to have voting and dispositive power over the shares of Common Stock directly beneficially owned by New Vernon Aegir Master Fund Ltd. and, accordingly, may be deemed to indirectly beneficially own such shares. As a result, Mr. Stedman may be deemed to beneficially own a total of 1,207,856 shares of Common Stock. Thomas Patrick is a member of New Vernon Investment Management LLC. By virtue of his relationship with New Vernon Investment Management LLC, Mr. Patrick may be deemed to be part of a group with Mr. Stedman and New Vernon Investment Management LLC, New Vernon Aegir Master Fund Ltd. and New Vernon Partners LLC with respect to the Common Stock of MSDH. Messrs. Patrick and Stedman share voting and dispositive power over the securities held by New Vernon Partners LLC.

(6)	Based on information provided in a joint statement on Schedule 13G/A filed with the SEC on February 5, 2013. Lake Union Capital Fund, LP directly beneficially owns 895,519 shares of Common Stock over which it has shared voting and dispositive power. Lake Union Capital Management, LLC directly beneficially owns 38,600 shares of Common Stock over which it has shared voting and dispositive power. Lake Union Capital Management, LLC is the general partner of Lake Union Capital Fund, LP and Michael Self is the managing member of Lake Union Capital Management, LLC. Accordingly, Lake Union Capital Management, LLC and Michael Self are deemed to beneficially own the shares of Common Stock of MSDH owned by Lake Union Capital Fund, LP. Mr. Self has voting and dispositive control of the securities held by Lake Union Capital Fund, LP and Lake Union Capital Management, LLC. As a result, Mr. Self and Lake Union Capital Management, LLC may be deemed to beneficially own 934,119 shares of Common Stock.
(7)	Based on information provided in a statement on Schedule 13G/A filed with the SEC on July 23, 2013. Mr. Gentile beneficially owns 702,604 shares of Common Stock over which he has sole voting and dispositive power with respect to 490,504 shares and shared voting and dispositive power with respect to 212,100 shares.
(8)	Includes 1,000 shares held by Mr. Kagan’s son and for which Mr. Kagan may be considered a beneficial owner. Also includes 7,500 shares issuable to Mr. Kagan upon the exercise of currently exercised options.
(9)	Includes 27,500 shares issuable to Mr. Kaminski upon the exercise of options which are currently exercisable and 1,492,535 shares issuable upon the exercise of warrants issued as part of Mr. Kaminski’s investment in the Company’s Series A Preferred Stock which warrants are immediately exercisable. A letter agreement entered into on August 18, 2013 with Merger SPV provided for the amendment of these warrants to increase the maximum number of shares of Common Stock that may be purchased under such warrants from 1,492,535 shares to 3,999,994 shares and to decrease the exercise price of the warrants from $0.67 per share to $0.25 per share. Such amendment shall become effective only upon consummation of the Merger. The number of shares does not include Series A Preferred Stock themselves, which have voting rights equivalent to 1,492,535 Common Stock.
(10)	Includes 7,500 shares issuable to Mr. Keating upon the exercise of options which are currently exercisable.
(11)	Includes 8,750 shares issuable to Mr. Martynek upon the exercise of options which are currently exercisable.
(11)	Includes 164,800 shares issuable to Mr. Dore upon the exercise of options which are currently exercisable.
(12)	Includes 134,800 shares issuable to Mr. Kitsos upon the exercise of options which are currently exercisable.
(13)	Includes 37,500 shares issuable to Mr. Romik upon the exercise of options which are currently exercisable.
(14)	Includes 19,800 shares issuable to Mr. Perets upon the exercise of options which are currently exercisable.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our Board that you adopt the Merger Agreement, you should be aware that certain of our directors and executive officers may have interests in the transaction that are different from, or are in addition to, your interests as a stockholder. The Board and the Strategic Committee were aware of these interests and considered them, among other matters, in reaching the decision to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend that you vote in favor of adopting the Merger Agreement.

Jonathan Kagan, a director of the Company, is a Managing Partner of Corporate Partners LLC (“Corporate Partners”). Corporate Partners is affiliated with Groton Securities, LLC (“Groton Securities”), which was engaged by the Company in October 2012 as its advisor to pursue a sale of the Company. Mr. Kagan is also a registered representative of Groton Securities. Upon consummation of the Merger, the Company will pay Groton Securities a fee of $250,000. The Company paid Groton Securities a retainer of $10,000 at the time of their engagement, which amount will be credited against the $250,000 fee but has not otherwise paid any fees to Groton Securities during the term of its engagement.

Arrangements with our Executive Officers Relating to a Change of Control and/or Termination of Employment

The Merger will constitute a “change in control” as defined under severance agreements with certain of our executive officers. However, under such agreements, the officers are only entitled to severance payments if the officer dies, becomes disabled, is terminated by the surviving corporation without “Cause” as defined in the agreements or terminates their employment with the surviving corporation for “good reason” as defined in the agreements. We currently do not anticipate that any of these events will occur immediately following the Merger and accordingly our executive officers will not receive any special benefit upon the Merger pursuant to their respective employment or severance agreements. The Merger will also represent a change in control under our Marlborough Software Development Holdings Inc. 2012 Incentive Compensation Plan, with the result that all outstanding options will automatically vest upon consummation of the Merger. As the exercise price of all outstanding options is greater than the Merger Consideration, the Merger Agreement provides that upon consummation of the Merger, all outstanding options will be cancelled with no consideration paid to the holders.

Indemnification Under the Merger Agreement

The Merger Agreement provides that all rights to exculpation, indemnification and advancement of expenses existing on the date of the Merger Agreement in favor of current or former directors, officers or employees of MSDH and its subsidiaries under the provisions of their respective organizational documents or other agreements will survive the Merger by operation of law and continue in full force and effect. For a period of six (6) years after the effective time of the Merger, Merger SPV is required to cause the surviving corporation to honor all provisions for indemnification and advancement of expenses under the organizational documents of MSDH and its subsidiaries, as in effect immediately prior to the Merger, and under the indemnification agreements (in effect on the date of the Merger Agreement) of MSDH and its subsidiaries with their respective directors and officers. The surviving corporation is also required to indemnify (and provide customary advancement of expenses to) the current directors and officers of MSDH and its subsidiaries to the fullest extent permitted by law with respect to any costs, expenses, judgments, fines, losses, claims, settlements, damages and liabilities incurred in connection with any actual or threatened action, proceeding or claim arising out of such person’s service as such director or officer or performed at the request of MSDH or any of its subsidiaries. Merger SPV is also required to cause the surviving corporation to maintain in effect directors’ and officers’ liability insurance for a period of six (6) years after the effective time of the Merger covering each person currently covered by the directors’ and officers’ liability insurance policy maintained by MSDH or any of its subsidiaries.

Certain Relationships between Merger SPV and MSDH

The stockholders of Merger SPV together beneficially own approximately 4.2% of the Company’s outstanding Common Stock and 50% of the Company’s outstanding Series A Preferred Stock. The stockholders of Merger SPV include Pinhas Romik, our Chief Executive Officer and President, Elly Perets, our Vice President of Sales and Marketing and Amos Kaminski, one of our directors.

Purchases by Merger SPV within past two years

There have been no transactions in the Common Stock or Series A Preferred Stock of MSDH by Merger SPV in the period commencing two years prior to the date of this proxy statement. Stockholders of Merger SPV have effected the following transactions in the capital stock of MSDH during that period.

The following sets forth all of the grants of options and/or Common Stock by MSDH to its executive officers and directors since the inception of MSDH (July 18, 2011). On March 14, 2012, Bitstream, Inc., the then-parent of MSDH, distributed shares of Common Stock to its stockholders on a pro rata basis and issued options to purchase Common Stock to persons then holding options to purchase Class A Common Stock of Bitstream, Inc. Such distribution and option issuance is referred to herein as the “Spin-Off”.

In connection with the Spin-Off, Amos Kaminski, a director of MSDH, received 393,300 shares of Common Stock, and the following options:

# of shares	Exercise Price	Expiration Date
10,000	$0.4577	09/29/14
10,000	$1.2651	08/03/16
30,000	$0.6700	09/10/22

On September 10, 2012, MSDH granted Jonathan Kagan, a director of MSDH, an option to purchase 30,000 shares of Common Stock at an exercise price of $.67 per share, which option expires on September 10, 2022.

On September 10, 2012, MSDH granted Melvin Keating, a director of MSDH, an option to purchase 30,000 shares of Common Stock at an exercise price of $.67 per share, which option expires on September 10, 2022.

On September 10, 2012, MSDH granted Raul Martynek, a director of MSDH, an option to purchase 35,000 shares of Common Stock at an exercise price of $.67 per share, which option expires on September 10, 2022.

On September 10, 2012, MSDH granted Pinhas Romik, the President and Chief Executive Officer of MSDH, an option to purchase 150,000 shares of Common Stock at an exercise price of $.67 per share, which option expires on September 10, 2022.

In connection with the Spin-Off, Costas Kitsos, the Vice President, Engineering of MSDH, received 28,300 shares of Common Stock, and the following options:

# of shares	Exercise Price	Expiration Date
25,000	$0.4520	08/02/14
25,000	$1.2651	08/03/16
20,000	$2.3084	05/24/17
15,000	$1.7483	05/20/18
15,000	$1.5323	08/19/19
15,000	$1.9758	08/12/20

On September 10, 2012, MSDH granted Mr. Kitsos an option to purchase 79,200 shares of Common Stock at an exercise price of $.67 per share, which option expires on September 10, 2022.

In connection with the Spin-Off, James Dore, the Vice President, Engineering of MSDH, received 25,000 shares of Common Stock, and the following options:

# of shares	Exercise Price	Expiration Date
25,000	$0.4520	08/02/14
30,000	$0.6649	02/07/15
25,000	$1.2651	08/03/16
20,000	$2.3084	05/24/17
15,000	$1.7483	05/20/18
15,000	$1.5323	08/19/19
15,000	$1.9758	08/12/20

On September 10, 2012, MSDH granted Mr. Dore an option to purchase 79,200 shares of MSDH common stock at an exercise price of $.67 per share, which option expires on September 10, 2022.

On September 10, 2012, MSDH granted Elly Perets, the Vice President of Sales and Marketing of MSDH, an option to purchase 79,200 shares of MSDH common stock at an exercise price of $.67 per share, which option expires on September 10, 2022.

Each of the options granted on September 10, 2012 vests in 4 equal annual installments with the first installment having vested on September 10, 2013. The remainder of the options listed above are fully vested.

On October 10, 2012, the Company sold 298,507 shares of Series A Preferred Stock and warrants to purchase up to 1,492,535 shares of the Company’s Common Stock at an exercise price of $0.67 per share to each of Amos Kaminski and Altshuler Shalam Provident Funds and Pension Ltd. The securities were sold at a price of $3.35 per unit, with each unit consisting of one (1) share of Series A Preferred Stock and a warrant to purchase five (5) shares of the Company’s Common Stock, resulting in an aggregate purchase price to each investor of $999,998.45. On August 18, 2013, each of Amos Kaminski and Altshuler Shaham Provident Funds and Pension Ltd. entered into letter agreements with Merger SPV providing for the amendment of their respective warrants to increase the maximum number of shares of common stock that may be purchased under such warrants from 1,492,535 shares to 3,999,994 shares and to decrease the exercise price of the warrants from $0.67 per share to $0.25 per share. Such amendment shall only become effective upon consummation of the Merger. No other Filing Persons have effected transactions in the capital stock of MSDH in the period commencing two years prior to the date of this proxy statement.

DIRECTORS AND EXECUTIVE OFFICERS OF MSDH, MERGER SPV AND OTHERS

Set forth below are the names, the present principal occupations or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the current directors and executive officers of MSDH and Merger SPV.

Directors and Executive Officers of MSDH

The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of MSDH.

Unless otherwise indicated, each director or executive officer of MSDH is a United States citizen. The address and telephone number of each person is listed below.

Neither MSDH nor any of the listed persons, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

Name; Present Principal Occupation or Employment	Material Positions Held During the Past Five Years; Address
Directors

Raul Martynek (Director; Chairman of the Board of Directors)

Relevant information pertaining to Mr. Martynek is contained in Item 10—Directors, Executive Officers and Corporate Governance of Part III of MSDH’s Form 10-K for the year ended December 31, 2012 attached hereto as Annex D.

Address: c/o Marlborough Software Development Holdings, Inc., 500 Nickerson Road, Marlborough, MA 01752-4695

Tel: +1-617-520-8400

Jonathan Kagan (Director; Chairman of Nominating & Corporate Governance Committee)

Relevant information pertaining to Mr. Kagan is contained in Item 10—Directors, Executive Officers and Corporate Governance of Part III of MSDH’s Form 10-K for the year ended December 31, 2012 attached hereto as Annex D.

Address: c/o Marlborough Software Development Holdings, Inc., 500 Nickerson Road, Marlborough, MA 01752-4695

Tel: +1-617-520-8400

Melvin Keating (Director; Chairman of Audit Committee)

Relevant information pertaining to Mr. Keating is contained in Item 10—Directors, Executive Officers and Corporate Governance of Part III of MSDH’s Form 10-K for the year ended December 31, 2012 attached hereto as Annex D.

Address: c/o Marlborough Software Development Holdings, Inc., 500 Nickerson Road, Marlborough, MA 01752-4695

Tel: +1-617-520-8400

Amos Kaminski (Director; Chairman of Compensation Committee)

Relevant information pertaining to Mr. Kaminski is contained in Item 10—Directors, Executive Officers and Corporate Governance of Part III of MSDH’s Form 10-K for the year ended December 31, 2012 attached hereto as Annex D.

Address: c/o Marlborough Software Development Holdings, Inc., 500 Nickerson Road, Marlborough, MA 01752-4695

Tel: +1-617-520-8400

Executive Officers Who Are Not Directors

Pinhas Romik (Chief Executive Officer and President) (Israel)

Relevant information pertaining to Mr. Romik is contained in Item 10—Directors, Executive Officers and Corporate Governance of Part III of MSDH’s Form 10-K for the year ended December 31, 2012 attached hereto as Annex D.

Address: c/o Marlborough Software Development Holdings, Inc., 500 Nickerson Road, Marlborough, MA 01752-4695

Tel: +1-617-520-8400

James P. Dore (Chief Financial Officer; Executive Vice President)

Relevant information pertaining to Mr. Dore is contained in Item 10—Directors, Executive Officers and Corporate Governance of Part III of MSDH’s Form 10-K for the year ended December 31, 2012 attached hereto as Annex D.

Address: c/o Marlborough Software Development Holdings, Inc., 500 Nickerson Road, Marlborough, MA 01752-4695

Tel: +1-617-520-8400

Costas Kitsos (Vice President of Engineering)

Relevant information pertaining to Mr. Kitsos is contained in Item 10—Directors, Executive Officers and Corporate Governance of Part III of MSDH’s Form 10-K for the year ended December 31, 2012 attached hereto as Annex D.

Address: c/o Marlborough Software Development Holdings, Inc., 500 Nickerson Road, Marlborough, MA 01752-4695

Tel: +1-617-520-8400

Elly Perets (Vice President of Sales and Marketing) (Israel)

Relevant information pertaining to Mr. Perets is contained in Item 10—Directors, Executive Officers and Corporate Governance of Part III of MSDH’s Form 10-K for the year ended December 31, 2012 attached hereto as Annex D.

Address: c/o Marlborough Software Development Holdings, Inc., 500 Nickerson Road, Marlborough, MA 01752-4695

Tel: +1-617-520-8400

Directors and Executive Officers of Merger SPV

The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of Merger SPV.

Unless otherwise indicated, each director or executive officer of Merger SPV is a United States citizen. The address and telephone number of each person is listed below.

Neither Merger SPV nor any of the listed persons, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

Name; Present Principal Occupation or Employment	Material Positions Held During the Past Five Years; Address
Directors

Roni Aron Einav (Director; Chairman of the Board of Directors) (Israel)

Mr. Roni Aron Einav has served as a Member of the Advisory Forum at Xenia Venture Capital since May 2006, as a director of White Source Ltd. since May 2011, as a director of Eggnology Ltd. since March 2008 and was the Founding Partner and Director at Eurekify Ltd. (founded in February 2002 and merged with Computer Associates in November 2008) as well as many other companies. Mr. Einav served as a director of Advantech Technologies (I.T.) Ltd. from June 2000 until November 2010. He has also served as a director of M-Photo Ltd. from November 2005 until September 2013. He was the Co-Founder and Chairman at 4th Dimension Software (subsequently renamed New Dimension Software) since October 1992 until its acquisition by BMC Software in April 1999 and also served as CEO for a portion of this period. In addition, by 1999 Mr. Einav had founded a dozen software companies, including Liraz Computer Systems (which later merged with Level 8), Jacada, ComDa, Einav Systems, Einav Computer Systems, El-On (later becoming SintecMedia) and others. He has served as Chairman of the Board at Peak Dynamics Ltd from June 2010 until the present. He has served as a director of VNT Software Ltd since May 2010. He served as a Director of Clicksoftware Technologies Ltd. from April 2000 until July 2011.

Address: c/o Marlborough Software Development Holdings, Inc., 500 Nickerson Road, Marlborough, MA 01752-4695

Tel: +1-617-520-8400

Pinhas Romik (Director; Chief Executive Officer) (Israel)	Relevant information pertaining to Mr. Romik is contained in the section above entitled “Directors and Executive Officers of MSDH”.

Amos Kaminski (Director)	Relevant information pertaining to Mr. Kaminski is contained in the section above entitled “Directors and Executive Officers of MSDH”.

Executive Officers Who Are Not Directors

James P. Dore (Chief Financial Officer; Executive Vice President)	Relevant information pertaining to Mr. Dore is contained in the section above entitled “Directors and Executive Officers of MSDH”.

Costas Kitsos (Vice President of Research and Development)	Relevant information pertaining to Mr. Kitsos is contained in the section above entitled “Directors and Executive Officers of MSDH”.

Elly Perets (Vice President of Sales and Marketing) (Israel)	Relevant information pertaining to Mr. Perets is contained in the section above entitled “Directors and Executive Officers of MSDH”.

Directors and Executive Officers of Einav Hi-Tec

The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of Einav Hi-Tec.

Unless otherwise indicated, each director or executive officer of Einav Hi-Tec is a United States citizen. The address and telephone number of each person is listed below.

Neither Einav Hi-Tec nor any of the listed persons, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

Name; Present Principal Occupation or Employment	Material Positions Held During the Past Five Years; Address
Directors

Roni Aron Einav (Director) (Israel)	Relevant information pertaining to Mr. Einav is contained in the section above entitled “Directors and Executive Officers of Merger SPV”.

Matia Einav (Director) (Israel)

Ms. Matia Einav served as Controller of Transport in the Israeli Ministry of Transport from July 1986 until her retirement in August 2008.

Address: c/o Einav Hi-Tec Assets Ltd., 17 David Avidan Street, Tel Aviv 6962083, Israel.

Tel: +972-3-648-0666

Liran Einav (Director)

Mr. Liran Einav was appointed to his current position as Professor, Department of Economics at Stanford University in 2012. From 2007 until 2012 he served as an Associate Professor (with tenure) in the same department. From 2002 until 2007 he served as an Assistant Professor in the same department.

Address: c/o Department of Economics, Stanford University, Stanford, CA 94305-6072.

Tel: (650) 723-3704

Tsach Einav (Director) (Israel)	Mr. Tsach Einav has served as CFO of Safe Charge (Israel) Ltd. since February 2006. Address: c/o Safe Charge (Israel) Ltd., 2 Shoam Street, Ramat Gan 52521, Israel. Tel: +972-3-232-7777

Directors and Executive Officers of ROI

The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of ROI and ROI Holdings.

Each director or executive officer of ROI and ROI Holdings is a citizen of the United Kingdom. The address and telephone number of each person is listed below.

Neither ROI or ROI Holdings, nor any of the listed persons, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

Name; Present Principal Occupation or Employment	Material Positions Held During the Past Five Years; Address
Directors

John Walter Murphy (Director)

John Murphy has served as a director of ROI since its incorporation in July 2005. Mr. Murphy is also a founding member and director of ROI Holdings and has served as Group Managing Director since the incorporation of ROI Holdings in February 2002. Mr. Murphy has many years of experience in the printing and graphic arts market, having a proven track record in establishing sales strategy and process, particularly concerning technology based products and services. From 1998 to 2002 he served as Sales Manager at RES Group Ltd, a multi-branded reseller and distributer of Xerox, HP & workflow solutions. He was responsible for establishing and negotiating a strategic relationship with Xerox, who as a result later set up a dedicated value added reseller channel. Mr. Murphy has a Degree in Engineering (HNC) having studied at Anglia Ruskin University, Cambridge, England. He has also completed the business growth program at Cranfield School of Management, Cranfield University, UK.

Address: c/o ROI Software Distribution Ltd., 15b Hostmoor Avenue, March, Cambridgeshire PE150AX, England.

Tel: +44 (0) 1354 659 636

Simon Keith Ellington (Director)

Simon Ellington has served as a director of both ROI and ROI Holdings since August 2013. Mr. Ellington has held various roles within ROI since 2005 including commercial manager and professional services manager. Mr Ellington is primarily responsible for the general and commercial management of the business activities including leading the business strategy and developing and deploying the marketing and sales plans. Mr. Ellington has eight years of experience in sales and delivery of web to print solutions, variable data publishing and cross media marketing solutions predominantly in the UK. Mr. Ellington holds a postgraduate diploma in marketing awarded by the Chartered Institute of Marketing and is currently studying for an Executive Masters in Business Administration with the Cranfield School of Management.

Address: c/o ROI Software Distribution Ltd., 15b Hostmoor Avenue, March, Cambridgeshire PE150AX, England.

Tel: +44 (0) 1354 659 636

Name; Present Principal Occupation or Employment	Material Positions Held During the Past Five Years; Address

Javan Wardle (Director of ROI Holdings)

Dr. Javan Wardle has served as a director of ROI Holdings since August 2013 following six years serving as an employee of the company, including three years in the leadership team. Dr Wardle was appointed to serve as a director of ROI Holdings because of his extensive technical software experience having spent 25 years in the technical software industry. Dr. Wardle is a chartered engineer, has lectured at several universities and has won a queen’s award for technology. He has also pioneered agile management and successfully led several highly challenging technical projects.

Address: c/o ROI Software Distribution Ltd., 15b Hostmoor Avenue, March, Cambridgeshire PE150AX, England.

Tel: +44 (0) 1354 659 636

SUBMISSION OF STOCKHOLDER PROPOSALS

We did not hold an annual meeting of stockholders in 2012 and if the Merger is not consummated, we do not presently intend to hold an annual meeting of stockholders in 2013. If the Merger is not consummated and a time, date and place of an annual meeting of stockholders is fixed by our board of directors, we will publicly notify you of the expected date that we plan to print and mail our 2013 annual meeting proxy materials at the time we establish a date for such meeting. In such case, any stockholder wishing to have a proposal considered for inclusion in our 2013 annual meeting proxy solicitation materials would be required to set forth such proposal in writing and file it with the President of MSDH at 500 Nickerson Road, Marlborough, Massachusetts 01752-4695 no later than twenty days before the announced, anticipated mailing date of our proxy statement. Proposals received after such date would be considered untimely and not be included in our annual meeting proxy solicitation materials (in the event that the Merger is not consummated). If we hold our 2013 annual meeting of stockholders, our board of directors will review any timely submitted stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in our 2013 annual meeting proxy solicitation materials.

OTHER MATTERS

We currently know of no other business that will be presented for consideration at the special meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that the Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented at the special meeting. If any of these matters are presented at the special meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokerages and other custodian record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. MSDH will promptly deliver a separate copy of this proxy statement to you if you call or write to MSDH at the following address or telephone number: Marlborough Software Development Holdings, Inc., Attention: President, 500 Nickerson Road, Marlborough, Massachusetts 01752-4695, (617) 520-8400. If you want to receive separate copies of this proxy statement, you should contact your bank, broker or other custodian record holder, or you may contact MSDH at the above address and telephone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov and on our website at www.marlborosoftware.com under Investor Relations—SEC Filings. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at 500 Nickerson Road, Marlborough, Massachusetts 01752-4695, Attention: President, 500 Nickerson Road, Marlborough, Massachusetts 01752-4695, (617) 520-8400. If you would like to request such documents, please do so by                     , 2013 in order to receive them before the special meeting.

We are “incorporating by reference” information into this proxy statement, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 30, 2013; and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed with the SEC on August 14, 2013 are attached to this proxy statement as Annexes C and D, respectively. The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

1.	Annual Report on Form 10-K for the year ended December 31, 2012;

2.	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, filed with the SEC on May 15, 2013, and June 30, 2013, filed with the SEC on August 14, 2013; and

3.	Current Report on Form 8-K, filed with the SEC on August 20, 2013.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated                     , 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and between

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC.,

a Delaware corporation,

and

PAGEFLEX ACQUISITIONS, INC.,

a Delaware corporation

August 20, 2013

A-i

Table of Contents (continued)

A-ii

INDEX OF DEFINED TERMS

Affiliate	1.01(a)
Agreement	Preamble
Benefit Plans	1.01(b)
Business Day	1.01(c)
Certificate	3.01(a)(i)
Certificate of Merger	2.03
Chosen Courts	10.08
Closing	2.02
Closing Date	2.02
Company	Preamble
Company Acquisition Proposal	1.01(d)
Company Acquisition Transaction	1.01(e)
Company Board	4.04(c)
Company Board Recommendation	4.04(c)
Company Common Stock	3.01(a)(i)
Company Common Stock Option	3.03(b)
Company Common Stock Plan	3.03(b)
Company Information	4,09
Company Preferred Stock	3.01(a)(ii)
Company SEC Documents	4.05(a)
Company Superior Offer	1.01(f)
Contract	1.01(g)
Converted Shares	3.01(a)(i)
DGCL	5
Effective Time	2.03
Exchange Act	4.05(a)
Excluded Shares	3.01(b)
Expenses	1.01(h)
Filed Company SEC Documents	Article IV
Financial Advisor	4.08
GAAP	4.05(b)
Governmental Entity	1.01(i)
Indemnified Party	7.04(a)
Interim Period	6.01(a)
Key Persons	6.01(a)(vii)
Knowledge	1.01(j)
Law	1.01(k)
Lease	1.01(l)
Material Adverse Effect	8.02(a), 1.01(m)
Merger	Recitals
Merger Consideration	3.01(a)(i)
Merger Sub	Preamble
Order	1.01(o)
Outside Date	9.01(b)(i)
Parent Information	5.05
Parent Material Adverse Effect	1.01(n)
Person	1.01(p)
Preferred Stock	4.03
Proxy Statement	4.09
Representative	1.01(q)
Schedule 13E-3	4.09

A-iii

SEC	5.02(b)
Securities Act	4.05(a)
Solvent	5.07
SOX	4.05(a)
Special Committee	Recitals
Stockholder Approval	4.07
Stockholders	3.01
Stockholders’ Meeting	7.01(c)
Subsidiary	1.01(r)
Surviving Corporation	2.01
Tax	1.01(s)
Taxing Authority	1.01(t)
Voting Agreements	Recitals
Warrants	4.03

A-iv

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) made and entered into as of August 20, 2013, by and between PAGEFLEX ACQUISITIONS, INC., a Delaware corporation (“Merger SPV”), and MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the parties intend that Merger SPV be merged with and into the Company upon the terms set forth herein (the “Merger”), with the Company surviving the Merger;

WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of a special committee consisting solely of independent directors (the “Special Committee”), has (i) determined that it is in the best interests of the Company and its shareholders to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend adoption of this Agreement by the shareholders of the Company;

WHEREAS, the Board of Directors of Merger SPV has unanimously approved this Agreement and declared it advisable for Merger SPV to enter into this Agreement;

WHEREAS, concurrently with the execution of this Agreement, certain shareholders of the Company are entering into voting agreements (the “Voting Agreements”) pursuant to which, among other things, such shareholders have agreed, on the terms and subject to the conditions set forth in their respective Voting Agreements, to (a) vote their shares of Company Common Stock and/or Company Preferred Stock in favor of adoption and approval of this Agreement and (b) take certain other actions in furtherance of the transactions contemplated by this Agreement; and

WHEREAS, the Company and Merger SPV desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger, as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.    For purposes of this Agreement:

(a) “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes hereof, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person by virtue of ownership of voting securities, by contract or otherwise.

(b) “Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) and all employment benefit, compensation, stock option, stock purchase, restricted stock, deferred compensation, retiree medical or life insurance, split dollar insurance, supplemental retirement, severance, change of control, fringe benefit, bonus, incentive, employee loan or other employee benefit, arrangements, plans, policies or programs, in each case, which are provided, maintained, contributed to or sponsored by the Company or any of its Subsidiaries on behalf of current or former directors, officers, employees, or consultants or for which the Company or any of its Subsidiaries has any liability, contingent or otherwise.

(c) “Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York, New York are authorized by Law or executive order to be closed.

(d) “Company Acquisition Proposal” means any offer, proposal or indication of interest received from a third party (other than a party to this Agreement) providing for any Company Acquisition Transaction, including any renewal or revision to such a previously made offer, proposal or indication of interest.

(e) “Company Acquisition Transaction” means any transaction or series of transactions involving: (a) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction involving the Company or any of its Subsidiaries; (b) any direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which a person or “group” (as defined in the Exchange Act) of persons directly or indirectly acquires beneficial or record ownership of securities representing twenty percent (20%) or more of the outstanding Company Common Stock; (c) any direct or indirect acquisition of any business or businesses or of assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole (based on the fair market value thereof); (d) any liquidation or dissolution of the Company or any material Subsidiary of the Company; or (e) any combination of the foregoing (in each case, other than the Merger).

(f) “Company Superior Offer” means a bona fide written Company Acquisition Proposal (for purposes of this definition, replacing all references in such definition to twenty percent (20%) with fifty percent (50%)) that the Special Committee or Company Board determines, in good faith, after consultation with outside legal counsel and a financial advisor (i) is on terms that are more favorable from a financial point of view to the Company’s shareholders than the Merger and the transactions contemplated by this Agreement (including any proposal by Merger SPV to amend the terms of this Agreement) after taking into account all of the terms and conditions of such proposal and (ii) is reasonably likely to be completed (without material modification of its terms), in each of the cases of clause (i) and (ii) taking into account all financial, regulatory, legal and other aspects of such Company Acquisition Proposal (including the timing and likelihood of consummation thereof) and the payment, if any, by the Company to Merger SPV of the Expenses in accordance with Section 7.05 below.

(g) “Contract” means any contracts, agreements, arrangements, leases, licenses, obligations, commitments and undertakings, whether written or oral, express or implied.

(h) “Expenses” means, with respect to any party hereto, all reasonable documented out-of-pocket expenses (including counsel, accountants, investment bankers, experts and consultants of the party, and filing and related fees) incurred by such party on its behalf in connection with or related to authorization, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including, inter alia, the organization of Merger SPV and the preparation of the Proxy Statement and Schedule 13E-3, as applicable.

(i) “Governmental Entity” means any of the following: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental, regulatory or administrative body, division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

(j) “Knowledge” means, with respect to any matter in question, the actual knowledge of the Company’s Chief Executive Officer or Chief Financial Officer.

(k) “Law” means, any federal, state, local, provincial or foreign statutory or common law, and any ordinance, rule or regulation of a Governmental Entity.

(l) “Lease” means that certain Lease by and between Normandy Nickerson Road, LLC and MSDH Inc. (as predecessor to the Company), date as of June 22, 2009, as amended, restated, supplemented or otherwise modified from time to time.

(m) “Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, condition (financial or other), operations or results of operations of the Company and its Subsidiaries taken as a whole, provided that none of the following (or the results thereof) shall be taken into account, either alone or in combination, in determining whether a Material Adverse Effect has occurred: (i) changes in general economic or political conditions or financial credit or securities markets in general (including changes in interest or exchange rates) in any country or region in which any of the Company or its Subsidiaries conducts a portion of its business, except to the extent such changes affect the Company and its Subsidiaries in a materially disproportionate manner as compared to other companies operating in any such country or region in industries in which the Company or its Subsidiaries operate or do business, (ii) any event, circumstance, change or effect that affects the industries in which the Company or its Subsidiaries operate (including changes in technology and competition), except to the extent such event, circumstance, change or effects affect the Company and its Subsidiaries in a materially disproportionate manner as compared to other participants in such industries, (iii) any change in accounting requirements or principles (including GAAP) or any change in applicable Laws, rules or regulations or the interpretation thereof, except to the extent such changes affect the Company and its Subsidiaries in a materially disproportionate manner as compared to other participants in the industries in which the Company and its Subsidiaries operate, (iv) any failure to meet internal projections, forecasts or revenue or earning predictions for any period, (v) any “act of God” including natural disasters and earthquakes, acts of war, sabotage, armed hostilities, terrorism or military actions, or escalation or worsening thereof, that cause any damage or destruction to, or render physically unusable, any facility or property of the Company or any of its Subsidiaries or otherwise disrupt the business or operations of the Company or any of its Subsidiaries, except to the extent such acts affect the Company and its Subsidiaries in a disproportionate manner, (vi) any change relating to or arising from the execution of this Agreement or the announcement of the transactions contemplated hereby, (vii) any breach by Merger SPV of any provision of this Agreement, (viii) the default (and continuation thereof) by the Company under the Lease, and any relocation from the subject premises to new office space, (ix) any event, circumstance or matter disclosed by the Company in the Company SEC Documents (except under “Risk Factors”) or in the Disclosure Schedules to this Agreement, (x) any adverse change that is cured before the earlier of the Closing Date and the date on which this Agreement is terminated pursuant to Section 9.01 hereof and (xi) the Company’s trend of generating operating losses and negative earnings, as well as the Company’s low cash balances and working capital levels consistent with current trends, and (b) the ability of the Company to consummate the Merger.

(n) “Merger SPV Material Adverse Effect” means any fact, circumstance, change, occurrence, or effect that, individually or in the aggregate with all other facts, circumstances, changes, occurrences or effects, would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the ability of Merger SPV to consummate the Merger or the other transactions contemplated by this Agreement.

(o) “Order” means any decree, order, judgment, ruling, writ, award, injunction, stipulation or consent of or by a Governmental Entity.

(p) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, or other entity.

(q) “Representative” means any officer, director, employee, counsel, investment banker, accountant, consultant or other authorized representative of any Person.

(r) “Subsidiary” of any Person means another Person of which such first Person directly or indirectly owns an amount of the voting securities, other voting rights or voting partnership interests sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests thereof).

(s) “Tax” means any federal, state, local or foreign income, gross receipts, property, sales, use license, excise, franchise employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any related interest, penalty, addition to tax or additional amount.

(t) “Taxing Authority” means any federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

Section 1.02    Interpretation.    When a reference is made in this Agreement to an “Article,” or a “Section,” such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

THE MERGER

Section 2.01    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger SPV shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Merger SPV shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all of the rights and obligations of Merger SPV and the Company in accordance with the DGCL.

Section 2.02    Closing.    Unless this Agreement shall have been terminated in accordance with the terms of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the third Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of those conditions), at the offices of Seyfarth Shaw LLP, 2 Seaport Lane, Boston, MA, unless another time, date or place is agreed to in writing by Merger SPV and the Company. The date on which the Closing occurs is referred to as the “Closing Date.”

Section 2.03    Effective Time.    Subject to the provisions of this Agreement, upon consummation of the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger regarding the Merger (the “Certificate of Merger”) in accordance with the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as Merger SPV and the Company shall agree in writing and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 2.04    Effect of the Merger.    The Merger shall have the effects set forth in this Agreement and in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Merger SPV shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger SPV shall become the debts, liabilities and duties of the Surviving Corporation. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall assume and perform all contracts to which the Company is a party in the same manner and to the same extent that the Company would be required to perform if no Merger had taken place (unless any such contracts are terminated prior to the Effective Time), including the following contracts: (i) that certain Severance Agreement dated as of April 15, 2010 by and between MSDH Inc. (as predecessor to the Company) and James Dore, including any amendment thereto as may be agreed between the Surviving Corporation and James Dore after the Closing and (ii) that certain Severance Agreement dated as of April 15, 2010 by and between MSDH Inc. (as predecessor to the Company) and Costos Kitsos, including any amendment thereto as may be agreed between the Surviving Corporation and Costos Kitsos after the Closing.

Section 2.05    Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended as of the Effective Time as a result of the Merger as provided in this Section 2.05(a), and as so amended, shall be the Surviving Corporation’s certificate of incorporation until thereafter changed or amended as provided therein or by applicable Law, as follows:

(i) Article First of the certificate of incorporation is amended to read in its entirety as follows:

“FIRST The name of the corporation is Pageflex, Inc.”

(b) The by-laws of the Company as in effect as of immediately prior to the Effective Time shall be amended and restated as of the Effective Time so as to read in their entirety as the by-laws of Merger SPV as in effect immediately prior to the Effective Time (except the references to Merger SPV’s name shall be replaced by references to “Pageflex, Inc.”) and, as so amended and restated, shall be the Surviving Corporation’s by-laws until thereafter changed or amended as provided therein or by applicable Law.

Section 2.06    Directors and Officers of the Surviving Corporation.    From and after the Effective Time, the directors of Merger SPV immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT

CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 3.01    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Merger SPV, the Company, or the holder of any shares of Company Common Stock or Company Preferred Stock (collectively, the “Stockholders”) or of any other of the following securities:

(a) Treatment of Capital Stock.

(i) Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Excluded Shares) (the “Converted Shares”) shall be converted into the right to receive $.091 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all of the Converted Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or uncertificated shares representing Company Common Stock which immediately prior to the Effective Time represented any such Converted Shares (each a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued or paid in consideration therefor upon surrender of such Certificate and other required documentation in accordance with Section 3.02(c). The right of any holder of a Certificate to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable Tax Law.

(ii) Each share of 6.5% Series A Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”) issued and outstanding immediately prior to the Effective Time will remain issued and outstanding as shares of Company Preferred Stock of the Surviving Corporation following the Effective Time notwithstanding any provisions of the Company’s certificate of incorporation to the contrary, and no other consideration shall be delivered in exchange therefor.

(b) Cancellation of Certain Company Common Stock.    Each share of Company Common Stock that is owned by Merger SPV or the Company (as treasury stock or otherwise) or any of their respective direct or indirect Subsidiaries (collectively, the “Excluded Shares”) shall be automatically canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Capital Stock of Merger SPV.    Each share of common stock, par value $0.01 per share, of Merger SPV that is issued and outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(d) Certain Adjustments.    Notwithstanding anything herein to the contrary, if between the date of this Agreement and the Effective Time, (i) the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, (ii) a stock dividend or dividend payable in any other securities of the Company shall be declared with a record date within such period, or (iii) any similar event shall have occurred, then in any such case the Merger Consideration shall be appropriately adjusted to reflect such action; provided, however that nothing in this Section 3.01(d) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 3.02    Exchange of Certificates.

(a) Paying Agent.    Upon execution of this Agreement, Merger SPV shall enter into an agreement with Computershare Trust Company, N.A (the “Paying Agent”) that is reasonably satisfactory to the Company to act as paying agent for the payment of the Merger Consideration. Upon execution of this Agreement, Merger SPV shall deposit with the Paying Agent, for the benefit (from and after the Effective Time) of the holders of Certificates, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 3.01(a)(i). All cash deposited with the Paying Agent pursuant to this Section 3.02(a) shall hereinafter be referred to as the “Exchange Fund.” The Exchange Fund shall be held by the Paying Agent in escrow and shall be payable as provided herein and in the Escrow Agreement attached hereto as Exhibit A

(b) Exchange Procedures.    As soon as reasonably practicable after the Effective Time, Merger SPV shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and which shall be in customary form and have such other provisions as Merger SPV may reasonably specify), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of one or more Certificates shall, upon surrender to the Paying Agent of such Certificate or Certificates, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash to which such holder is entitled pursuant to Section 3.01(a)(i), and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration in accordance with this Section 3.02(b) may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents required to evidence and effect such transfer) and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate. No payment of Merger Consideration shall be paid to any holder of a Certificate with respect to the Converted Shares represented by such Certificate until the holder of such Certificate shall have surrendered such Certificate in accordance with this Article III. Until surrendered as contemplated by this Section 3.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration to which such holder is entitled to receive in respect of such Certificate pursuant to this Article III. Following the surrender of any Certificate, there shall be paid to the record holder of the Certificate representing whole shares of Company Common Stock issued in exchange therefor, without interest, at the time of such surrender, the Merger Consideration payable in respect therefor in accordance with this Article III. No interest shall be paid or will accrue on any payment to holders of Certificates pursuant to the provisions of this Article III.

(c) No Further Ownership Rights in Company Common Stock.    The Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the share transfer books of the Company shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the Company Common Stock. If, after the Effective Time, any Certificate is presented to the Surviving Corporation or Merger SPV for transfer, it shall be canceled against delivery of the Merger Consideration as provided in this Article III.

(d) Termination of the Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for twelve (12) months after the Effective Time shall, upon the demand of Merger SPV, be delivered to the Surviving Corporation. Any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration in accordance with this Article III.

(e) No Liability.    None of Merger SPV, the Company, the Surviving Corporation or the Paying Agent or any of their respective Affiliates shall be liable to any Person in respect of any Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered immediately prior to the date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Investment of Exchange Fund.    The Paying Agent shall invest the cash included in the Exchange Fund as directed by Merger SPV prior to the Effective Time and by the Surviving Corporation after the Effective Time; provided, that, such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-4 or P-4 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in deposit accounts, certificates of deposit or banker’s acceptances of, repurchase or reverse repurchase contracts with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $500 million (based on the most recent financial statements of such bank which are then publicly available). If for any reason (including losses) the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, the Surviving Corporation shall promptly deposit or cause to be deposited into the Exchange Fund an amount in cash which is equal to such deficiency in order to fully satisfy such cash payment obligations. Any interest and other income resulting from such investments shall be payable to Merger SPV prior to the Effective Time and to the Surviving Corporation after the Effective Time.

(g) Lost Certificates.    If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Paying Agent, the entering into of an indemnity or the posting of a bond (in such reasonable amount as the Surviving Corporation may direct) as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

(h) Withholding Rights.    The Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Certificates in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent.

Section 3.03    Stock Options; Warrants.

(a) In accordance with the Company Common Stock Plans, immediately prior to the Effective Time, each outstanding Company Common Stock Option shall not be assumed by the Surviving Corporation, but shall instead be, without any action on the part of the Company or the holder, deemed terminated as of the Effective Time without any consideration therefor. Prior to the Closing Date, the Company shall take all necessary steps under the Company Common Stock Plans to make any amendments to the Company Common Stock Plans that may be necessary or desirable to implement the foregoing.

(b) For purposes of this Agreement, “Company Common Stock Option” means any option or right to purchase Company Common Stock granted under the “Marlborough Software Development Holdings Inc. Incentive Compensation Plan” (the “Company Common Stock Plan”).

(c) In accordance with the terms of the Company’s outstanding Warrants, upon the Effective Time, each Warrant shall remain outstanding but and shall be fully vested and exercisable to purchase Common Stock of the Surviving Corporation.

Section 3.04    Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock the holder of which has not voted in favor of the Merger, has perfected such holder’s right to an appraisal of such holder’s shares in accordance with the applicable provisions of the DGCL and has not effectively withdrawn or lost such right to appraisal (a “Dissenting Share”), shall not be converted into or represent a right to the Merger Consideration, but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration.

(b) If any Stockholder who holds Dissenting Shares as of the Effective Time effectively withdraws or loses (through passage of time, failure to demand or perfect, or otherwise) the right to demand and perfect appraisal or dissenters’ rights under the DGCL, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares that were Dissenting Shares shall automatically be converted into and represent only the right to receive a portion of the Merger Consideration pursuant to and subject to Section 3.01 without interest thereon upon surrender of the Certificate representing such shares.

(c) The Company shall give Merger SPV (i) prompt written notice of any demands for appraisal of any shares of Company Common Stock pursuant to the exercise of appraisal rights, withdrawals of such demands, and any other instruments or notices served pursuant to the DGCL on the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Merger SPV, voluntarily make or agree to make any payment with respect to any demands for appraisal of Company Common Stock, or settle or offer to settle any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (“Filed Company SEC Documents”) or (ii) to the extent that the Chief Executive Officer or the Chief Financial Officer of the Company has Knowledge otherwise, the Company represents and warrants to Merger SPV as follows:

Section 4.01    Organization, Standing and Corporate Power.    The Company and each of its Subsidiaries is validly existing under the Laws of the jurisdiction of its incorporation or formation, as the case may be. The Company and each of its Subsidiaries has all requisite corporate or similar power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power, authority, licenses, permits, authorizations and approvals or to be so qualified, licensed or in good standing would not have a Material Adverse Effect.

Section 4.02    Subsidiaries.    All of the issued and outstanding capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized, validly issued and are fully paid and nonassessable and are directly or indirectly owned by the Company, free and clear of all pledges, liens, charges, encumbrances or security interests of any kind or nature whatsoever (collectively, “Liens”), other than Liens imposed by or arising under applicable Law and Liens which are not material. Except as set forth in the Filed Company SEC Documents and except for the capital stock of, or voting securities or equity interests in, its Subsidiaries, the Company does not own, directly or indirectly, as of the date of this Agreement, any capital stock of, or other voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity, or any options, warrants, rights or securities convertible, exchangeable or exercisable therefor.

Section 4.03    Capital Structure.    The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which 1,940,000 shares are designated Company Preferred Stock and 8,060,000 shares are undesignated preferred stock and 30,500,000 shares of Company Common Stock. (i) 10,801,609 shares of Company Common Stock are issued and outstanding, (ii) 597,014 shares of Company Preferred Stock, and no other class or series of Preferred Stock, are issued and outstanding (iii) 556,724 shares of Company Common Stock were subject to outstanding Company Common Stock Options, and (iv) 2,985,070 shares of Company Common Stock are subject to outstanding warrants (the “Warrants”) with an exercise price of $0.67 per share. Except as set forth above, no shares of capital stock or other voting securities or equity interests of the Company were issued, reserved for issuance (other than with respect to such shares reserved for issuance upon the exercise of Company Common Stock Options and the Warrant) or outstanding. The Company has provided or made available to Merger SPV a true and complete list of each outstanding Company Common Stock Option and the exercise price thereof, and each outstanding Warrant and the exercise price thereof. The Company Common Stock is quoted on the over-the-counter bulletin board. All Company Common Stock Options were issued under the Company Common Stock Plan. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Common Stock Options and the Warrants will be, when issued and paid for in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 4.03 and except for issuances of shares of Company Common Stock pursuant to the exercise of Company Common Stock Options or the Warrants, (A) there are not issued, reserved for issuance or outstanding (1) any shares of capital stock or other voting securities or equity interests of the Company, (2) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company, or (3) any warrants, calls, options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, and (B) there are not any outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such shares of capital stock, equity interests or other securities or to register, issue, deliver or sell, or cause to be issued, delivered or sold, any such shares of capital stock, equity interests or other securities.

Section 4.04    Authority; Noncontravention.

(a) Power and Authority.    The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Stockholder Approval, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company or any filing under the pre-notification rules under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the consummation of the Merger, to the obtaining of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Merger SPV, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (ii) is subject to general principles of equity.

(b) No Conflict.    Assuming receipt of the Stockholder Approval, the execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company under (i) the certificate of incorporation and bylaws of the Company, (ii) any Contract (other than any Contract with a customer or supplier) to which the Company is a party or any of its properties or other assets are subject (including any credit facilities or agreements and any other indebtedness arrangements), or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws and Orders applicable to the Company or its properties or other assets, other than, in the case of the immediately preceding clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, consents, rights of termination, cancellation, modification or acceleration, losses or Liens that would not have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration, notice to or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except as required under or pursuant to (a) the Exchange Act, (b) state securities, takeover and “blue sky” laws, (c) the rules and regulations of the Over the Counter Bulletin Board, (d) the DGCL, and (e) such other consents, approvals, orders, authorizations, actions, registrations, declarations, notices and filings the failure of which to be obtained or made would not have a Material Adverse Effect.

(c) Board Resolutions.    Upon the recommendation of the Special Committee, the board of directors of the Company (the “Company Board”), at a meeting duly called and held, duly adopted resolutions (i) approving and declaring advisable this Agreement and the Merger and (ii) recommending that the Stockholders adopt this Agreement and approve the Merger, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way (the “Company Board Recommendation”).

Section 4.05    Company SEC Documents.

(a) SEC Filings.    Except as set forth on Schedule 4.05, the Company has filed with or furnished to the SEC, on a timely basis, all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by the Company since November 11, 2011 (such documents, together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K, the “Company SEC Documents”). As of their respective filing dates, or, if revised, amended, supplemented or superseded by a later-filed Company SEC Document filed prior to the date of this Agreement, as of the date of filing of the last such revision, amendment, supplement or superseding filing, the Company SEC Documents complied (or, if not yet filed, will comply) in all material respects with, to the extent in effect at the time of filing, the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”), the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”) applicable to such Company SEC Documents. None of the Company SEC Documents (as revised, amended, supplemented or superseded by a later-filed Company SEC Document) contains (or, if not yet filed, will contain) any untrue statement of a material fact or omits (or, if not yet filed, will omit) to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, which individually or in the aggregate would require an amendment, supplement or corrective filing to such Company SEC Documents.

(b) Financial Statements.    Each of the financial statements (including the related notes) of the Company included in the Company SEC Documents, and including all Company SEC Documents filed after the date hereof, complied at the time it was filed(or, if not yet filed, will comply) in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, had been prepared (or, if not yet filed, will be prepared) in accordance with generally accepted accounting principles in the United States (“GAAP”) (except as otherwise noted therein and, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented (or, if not yet filed, will present) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature of a type required by GAAP to be reflected on a consolidated balance sheet other than (i) liabilities or obligations reflected or reserved against on the balance sheet of the Company and its Subsidiaries as of March 31, 2013 included in the Filed Company SEC Documents (including the notes thereto), (ii) liabilities or obligations incurred after March 31, 2013 in the ordinary course of business, (iii) liabilities incurred in connection with the Merger and the other transactions contemplated hereby, or (iv) liabilities or obligations which would not have a Material Adverse Effect. None of the Subsidiaries of the Company are, or have at any time been, subject to the reporting requirements of Section  13(a) or 15(d) of the Exchange Act.

Section 4.06    Operational Matters.    Since March 31, 2013, except as contemplated herein and except for certain reductions in force which have been disclosed in the Filed Company SEC Documents, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business. Except as otherwise expressly set forth in the Filed Company SEC Documents, since March 31, 2013, there has not been any event, fact, violation, circumstance or other matter that has or have had, or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance in all material respects with, and has not received written notice of any violation of, any applicable Law or Order of any Governmental Entity, whereby the effect of any such violation would be reasonably expected to, either individually or in the aggregate, cause a Material Adverse Effect.

Section 4.07    Voting Requirements.    Assuming the accuracy of the representations and warranties of Merger SPV in Article V, the only votes of Stockholders required by law or this Agreement to approve this Agreement and the Merger at the Stockholders’ Meeting or any adjournment or postponement thereof, are as follows (the votes in clauses (a) and (b) below, collectively, the “Stockholder Approval”):

(a) the affirmative vote of at least a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting as a single class; and

(b) the affirmative vote of at least a majority of the outstanding shares of Company Preferred Stock, voting as a separate class.

Section 4.08    Brokers and Other Advisors.    Except for Groton Securities, LLC (the “Financial Advisor”), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s or financial fees or commissions in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Merger SPV true, complete and accurate copies of all written agreements entered into on or prior to the date of this Agreement with the Financial Advisor under which any fees or expenses are payable and all indemnification and contribution related to its engagement are set forth therein. The Company’s aggregate liability for any broker’s, finder’s, financial or legal advisor’s fees or commissions in connection with the transactions contemplated by this Agreement do not exceed $425,000.

Section 4.09    Schedule 13E-3/Proxy Statement; Other Information.    None of the information (the “Company Information”) provided by the Company for inclusion in the Schedule 13E-3 to be filed with the SEC (as amended or supplemented, the “Schedule 13E-3”) or the proxy statement relating to the Stockholders’ Meeting (as amended or supplemented, the “Proxy Statement”) will, in the case of the Schedule 13E-3, as of the date of its filing and of each amendment or supplement thereto and, in the case of the Proxy Statement, (i) at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and (ii) at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information that is contained or incorporated by reference in the Schedule 13E-3 or the Proxy Statement other than with respect to the Company Information as forth in this Section 4.09. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF MERGER SPV

Merger SPV represents and warrants to the Company as follows:

Section 5.01    Organization, Standing and Corporate Power.    Merger SPV is validly existing under the laws of the State of Delaware. Merger SPV has made available to the Company true, complete and accurate copies of its certificate of incorporation and bylaws. Merger SPV has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power, authority or to be so qualified, licensed or in good standing, would not have a Merger SPV Material Adverse Effect.

Section 5.02    Authority; Noncontravention.

(a) Power and Authority.    Merger SPV has all requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Merger SPV and the consummation by Merger SPV of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of Merger SPV and no other corporate proceedings on the part of Merger SPV (other than approval by the stockholders of Merger SPV) are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Merger SPV and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of Merger SPV, enforceable against Merger SPV in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally, and (ii) is subject to general principles of equity.

(b) No Conflict.    The execution, delivery and performance of this Agreement by Merger SPV does not, and the consummation by Merger SPV of the transactions contemplated by this Agreement and compliance by Merger SPV with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Merger SPV under (i) the certificate of incorporation and bylaws of Merger SPV, (ii) any Contract to which Merger SPV is a party or any of its properties or other assets are subject (including any credit facilities or agreements and any other indebtedness arrangements), or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws and Orders applicable to Merger SPV or its properties or other assets, other than, in the case of the immediately preceding clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, consents, rights of termination, cancellation, modification or acceleration, losses or Liens that would not have a

Merger SPV Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration, notice to or filing with, any Governmental Entity is required by or with respect to Merger SPV in connection with the execution and delivery of this Agreement by Merger SPV or the consummation by Merger SPV of the transactions contemplated by this Agreement, except for (x) the filing of the Schedule 13E-3 with the SEC, (y) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other states in which Merger SPV is qualified to do business, and (z) such other consents, approvals, orders, authorizations, actions, registrations, declarations, notices and filings the failure of which to be obtained or made would not have a Merger SPV Material Adverse Effect.

Section 5.03    Capital Structure; Operations.    The authorized capital stock of Merger SPV consists of 20,000,000 shares of common stock, par value $0.01 per share, of which 10,801,608 are issued and outstanding and owned in the respective amounts and by the respective stockholders listed in Schedule 5.03 attached hereto. Merger SPV was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

Section 5.04    Brokers.    No broker, investment banker or financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s fees or commissions in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Merger SPV.

Section 5.05    Schedule 13E-3/Proxy Statement; Other Information.    None of the information provided by Merger SPV with respect to itself for inclusion in the Schedule 13E-3 or the Proxy Statement (the “Merger SPV Information”) will, in the case of the Schedule 13E-3, as of the date of its filing and of each amendment or supplement thereto and, in the case of the Proxy Statement, (i) at the time of the mailing of the Proxy Statement or any amendments or supplements thereto and (ii) at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Merger SPV makes no representation or warranty with respect to any information that is contained or incorporated by reference in the Proxy Statement or the Schedule 13E-3 other than with respect to the Merger SPV Information as set forth in this Section 5.05.

Section 5.06    Access to Information and Investigation by Merger SPV.    Merger SPV and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company which it and its Representatives, as of the date hereof, have requested to review, and that it and its Representatives have had full opportunity to meet with officers and other Representatives of the Company for the purpose of investigating and obtaining information regarding the Company’s business, operations and legal affairs. Merger SPV has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and its Subsidiaries, which investigation, review and analysis was done by Merger SPV and, to the extent Merger SPV deemed appropriate, by Merger SPV’s Representatives. Without limiting the generality of the foregoing, none of the Company or its Subsidiaries nor any of their respective Representatives or any other person has made a representation or warranty to Merger SPV with respect to (i) any projections, estimates or budgets for the Company or its Subsidiaries or (ii) any material, documents or information relating to the Company or its Subsidiaries made available to Merger SPV, except as expressly and specifically covered by a representation or warranty set forth in Article IV.

Section 5.07    Solvency.    Assuming the satisfaction of the conditions to the obligation of Merger SPV to consummate the Merger, or the waiver of such conditions, and the accuracy of the representations and warranties of the Company set forth in Article IV hereof, then immediately after giving effect to the transactions contemplated by this Agreement, including payment of all amounts required to be paid in connection with the consummation of the transactions contemplated herein and payment of all related fees and expenses, each of

Merger SPV and the Surviving Corporation will be Solvent. For purposes of this Section 5.07, the term “Solvent” with respect to any Person means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person and its Subsidiaries, taken as a whole, exceeds, as of such date, the sum of (A) the value of all “liabilities of such Person and its Subsidiaries, taken as a whole, including contingent liabilities valued at the amount that is reasonably expected to become due”, as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the liabilities that are reasonably expected to become due of such Person and its Subsidiaries, taken as a whole, on its existing debts (including contingent liabilities) as such debts become absolute and matured, (ii) such Person and its Subsidiaries, taken as a whole, will not have, as of such date, an unreasonably small amount of capital for the operation of their businesses in which they are engaged or proposed to be engaged by Merger SPV following such date, and (iii) such Person and its Subsidiaries, taken as a whole, will be able to pay their liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person and its Subsidiaries will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to satisfy as they become due.

Section 5.08    Votes.    The vote or consent of the holders of common stock of Merger SPV has been given and is the only vote or consent of the holders of any class or series of capital stock of Merger SPV necessary to approve this Agreement and the Merger. Neither Merger SPV nor any other party has entered into or granted any voting trusts, stockholders’ agreements, proxies or other similar instruments with respect to any voting securities of Merger SPV

Section 5.09    Bolt Business.    Neither Merger SPV nor any of its Affiliates nor any of their respective Representatives is aware of or has received any offer, proposal or indication of interest from any third party with respect to or in connection with any transfer, sale or other disposition of the Company’s mobile web browsing technologies business.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS; NO SOLICITATION

Section 6.01    Conduct of Business by the Company.

(a) During Interim Period.    During the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with the provisions of Section 8.01 or the Effective Time (the “Interim Period”), except as contemplated by this Agreement or as consented to in writing in advance by Merger SPV (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, to keep available the services of its current officers and key employees and to preserve its relationships with material customers, suppliers, licensors, licensees, distributors and others having material business dealings with it. In addition to and without limiting the generality of the foregoing, during the Interim Period, except as contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without Merger SPV’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) (A) other than with respect to the Company Preferred Stock, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect Subsidiary wholly-owned by the Company to the Company or another directly or indirectly wholly-owned Subsidiary of the Company in the ordinary course of business, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units (other than the issuance of shares of Company Common Stock upon the exercise of Company Common Stock Options or the Warrant or as required pursuant to Contracts as in effect on the date of this Agreement in accordance with their respective terms on the date of this Agreement);

(iii) amend or waive any provision in the Company’s certificate of incorporation or bylaws or other comparable charter or organizational documents of any of the Company’s Subsidiaries, except as may be required by applicable Law or the rules and regulations of the SEC;

(iv) directly or indirectly acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of, by making an investment in or capital contribution to, or by any other manner, any Person or any material division or business of any Person;

(v) except in connection with the entering into of a new lease agreement, the relocation to new office space, and any termination fee that may become payable to the landlord under the Lease, provided that the Company shall involve the Merger SPV in any negotiations in respect of the foregoing, (A) incur, create, assume or otherwise become liable for, any additional indebtedness for borrowed money in excess of $50,000 or guarantee any such indebtedness of another Person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing (other than borrowings under the Company’s existing loan facilities in the ordinary course of business), or (B) make any loans or advances to any other Person, except for (I) loans, advances, capital contributions or investments between any Subsidiary of the Company and the Company or another Subsidiary of the Company and (II) customary loans or advances to employees in amounts not material to the maker of such loan or advance;

(vi) except as required by Law or any judgment, (A) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents (for amounts not in excess of such reserves) and other than any payment, discharge, settlement or satisfaction of any claim, liability, obligation or litigation arising from or otherwise related to the Lease or any other lease to which the Company or any of its subsidiaries is a party, provided that the Company shall involve the Merger SPV in any negotiations or correspondence with third parties in respect of the Lease or any other lease to which the Company or any of its subsidiaries is or is proposed to be a party or (B) cancel any material indebtedness;

(vii) except (x) as required to ensure that any Benefit Plan is not then out of compliance with applicable Law, or (y) to comply with any Benefit Plan or Contract entered into prior to the date of this Agreement, (A) adopt, enter into, terminate or materially amend (1) any collective bargaining Contract or Benefit Plan or (2) any other Contract, plan or policy involving the Company or any of its Subsidiaries as applied to directors and executive officers of the Company (“Key Persons”) or (B) materially increase in any manner the compensation, bonus or fringe or other benefits of, or pay any discretionary bonus of any kind or amount whatsoever to, any current or former director, officer, employee or consultant, except in the ordinary course of business;

(viii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than among wholly-owned Subsidiaries of the Company);

(ix) make any payments to directors other than compensation for services in the ordinary course; or

(x) authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

(b) Advice of Changes; Filings.    The Company, on the one hand, and Merger SPV, on the other hand, shall promptly advise the other party in writing if (i) any representation, warranty, condition or agreement made by it contained in this Agreement becomes untrue or inaccurate in a manner that would result in the failure of any one more of the conditions set forth in Section 8.02(a) or 8.02 (b) or Section 8.03(a) or 8.03(b), and (ii) the Company or Merger SPV fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions precedent to the obligations of the parties under this Agreement.

(c) Confidential Portions of Governmental Entity Filings.    The Company and Merger SPV shall, to the extent permitted by Law, promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement, other than the portions of such filings that include confidential or proprietary information not directly related to the transactions contemplated by this Agreement.

Section 6.02    Non Solicitation by the Company.

(a) Until the earlier of the Effective Time or the date this Agreement is terminated in accordance with the provisions of Section 9.01, the Company agrees that neither it nor any of its Subsidiaries, nor any of their respective officers, directors or employees (acting through the Company Board or the Special Committee or otherwise) shall, and that it shall use its reasonable best efforts to cause its and their respective Representatives not to (and shall not authorize or give permission to its and their respective Representatives to), directly or indirectly: (i) solicit, initiate or knowingly encourage the making, submission or announcement of any Company Acquisition Proposal, (ii) furnish any nonpublic information regarding the Company or any of its Subsidiaries to any Person in connection with or in response to a Company Acquisition Proposal, (iii) continue or otherwise engage or participate in any discussions or negotiations with any Person with respect to any Company Acquisition Proposal, (iv) except in connection with a Change in Recommendation pursuant to Section 6.02(e), approve, endorse or recommend any Company Acquisition Proposal, or (v) except in connection with a Change in Recommendation pursuant to Section 6.02(e), enter into any letter of intent, arrangement, agreement or understanding relating to any Company Acquisition Transaction; provided, however, that this Section 6.02 shall not prohibit (A) the Special Committee or the Company Board (acting through and at the direction of the Special Committee), directly or indirectly through any officer, employee or Representative, prior to obtaining the Stockholder Approval, from furnishing nonpublic information regarding the Company or any of its Subsidiaries to, or entering into or participating in discussions or negotiations with, any Person in response to an unsolicited, bona fide Company Acquisition Proposal that the Special Committee or Company Board concludes in good faith, after consultation with outside legal counsel and a financial advisor, constitutes or could reasonably be expected to result in a Company Superior Offer if (1) the Special Committee concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action with respect to such Company Acquisition Proposal would be inconsistent with the Special Committee’s or the Company Board’s fiduciary duties to the Stockholders under applicable Law, (2) such Company Acquisition Proposal did not result from a material breach of this Section 6.02, prior thereto the Company has given Merger SPV the notice required by Section 6.02(b), and (4) the Company furnishes any nonpublic information provided to the maker of the Company Acquisition Proposal only pursuant to a confidentiality agreement between the Company and such Person containing customary terms and conditions; or (B) the Company from complying with Rule 14d-9 or Rule

14e-2 promulgated under the Exchange Act with regard to any Company Acquisition Proposal, including any so called “stop, look and listen” communications, or making any other statement or disclosure that the Company determines in good faith, after consultation with its outside legal counsel, that the failure of the Company to make such statement or disclosure would reasonably be expected to be a violation of applicable Law; provided that the Special Committee or the Company Board may make a Change in Recommendation only in accordance with Section 6.02(e).

(b) Until the earlier of the Effective Time or the date this Agreement is terminated in accordance with the provisions of Section 9.01, the Company shall promptly, and in no event later than twenty-four (24) hours after its receipt of any Company Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries in connection with a Company Acquisition Proposal, advise Merger SPV orally and in writing of such Company Acquisition Proposal or request (including providing the identity of the Person making or submitting such Company Acquisition Proposal or request, and, (i) if it is in writing, a copy of such Company Acquisition Proposal and any related draft agreements and (ii) if oral, a reasonably detailed summary thereof that is made or submitted by any Person during the period between the date hereof and the Closing Date). The Company shall keep Merger SPV informed on a prompt basis with respect to any change to the material terms of any such Company Acquisition Proposal (and in no event later than twenty-four (24) hours following any such change), including providing Merger SPV with a copy of any draft agreements and modifications thereof.

(c) Upon the execution of this Agreement, the Company shall, and shall cause its Subsidiaries, its and their respective officers, directors and employees, and the Special Committee, and shall use its reasonable best efforts to cause its and their respective Representatives to, immediately cease and terminate any existing activities, discussions or negotiations between the Company or any of its Subsidiaries or any of their respective officers, directors, employees or Representatives or the Special Committee, and any Person that relate to any Company Acquisition Proposal and shall use reasonable best efforts to obtain the prompt return or destruction of any confidential information previously furnished to such Persons with respect thereto within twelve (12) months prior to the date hereof.

(d) Except as otherwise provided in Section 6.02(e), the Special Committee and/or the Company Board may not (i) withhold, withdraw or modify, or publicly propose to withhold, withdraw or modify, the Company Board Recommendation in a manner adverse to Merger SPV or make any statement, filing or release, in connection with obtaining the Stockholder Approval or otherwise, inconsistent with the Company Board Recommendation, (ii) approve, endorse or recommend any Company Acquisition Proposal (any of the foregoing set forth in clauses (i) and (ii), a “Change in Recommendation”) or (iii) enter into a written definitive agreement providing for a Company Acquisition Transaction.

(e) The Special Committee or Company Board may at any time prior to receipt of the Stockholder Approval (i) effect a Change in Recommendation in respect of a Company Acquisition Proposal, and/or (ii) if it elects to do so in connection with or following a Change in Recommendation, terminate this Agreement pursuant to Section 9.01(e) in order to enter into a written definitive agreement providing for a Company Acquisition Transaction, if (and only if): (A) a Company Acquisition Proposal is made to the Company by a third party, and such offer is not withdrawn; (B) the Special Committee or Company Board determines in good faith after consultation with outside legal counsel and a financial advisor that such offer constitutes a Company Superior Offer; and (C) following consultation with outside legal counsel, the Special Committee or the Company Board determines that failure to take such action would be reasonably likely to result in a breach of its respective fiduciary duties under applicable Law; (D) the Special Committee or the Company provides Merger SPV five (5) Business Days’ prior written notice of its intention to take such action, which notice shall include the information with respect to such Company Superior Offer that is specified in Section 6.02(b) (it being understood that any material revision or amendment to the terms of such Company Superior Offer shall require a new notice and, in such case, all references to five (5) Business Days in this Section 6.02(e) shall be deemed to be two (2) Business Days); and (E) at the end of the five (5) Business Day period described in clause (D), the Special

Committee or the Company Board again makes the determination in good faith after consultation with outside legal counsel and a financial advisor (after negotiating in good faith with Merger SPV and its Representatives if requested by Merger SPV during such five (5) Business Day period regarding any adjustments or modifications to the terms of this Agreement proposed by Merger SPV and taking into account any such adjustments or modifications) that the Company Acquisition Proposal continues to be a Company Superior Offer and, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to result in a breach of its respective fiduciary duties under applicable Law.

(f) During the period from the date of this Agreement through the earlier of the Effective Time or the date this Agreement is terminated in accordance with the provisions of Section 9.01, neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality agreement to which it is a party relating to a proposed business combination involving the Company or any standstill agreement to which it is a party unless the Special Committee or the Company Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be reasonably likely to result in a breach of its respective fiduciary duties under applicable Law. During such period, the Company or its Subsidiaries, as the case may be, shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in each case except to the extent that the Special Committee or the Company Board determines in good faith, after consultation with outside legal counsel, that taking such action would be reasonably likely to result in a breach of its respective fiduciary duties under applicable Law.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.01    Preparation of the Proxy Statement and Schedule 13E-3- Stockholders’ Meeting.

(a) Proxy Statement.    As soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file the Proxy Statement with the SEC. The Company shall cause the Proxy Statement to be mailed to the Stockholders as promptly as practicable after the SEC confirms that it has no comments, or no further comments, with respect to the Proxy Statement. Merger SPV shall furnish to the Company all information as may be reasonably requested by the Company in connection with the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Merger SPV a reasonable opportunity to review and comment thereon. If, at any time prior to the Effective Time, any information relating to the Company or Merger SPV, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Merger SPV which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Stockholders. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Merger.

(b) Schedule 13E-3.    Concurrently with the initial filing of the Proxy Statement with the SEC, Merger SPV and its Affiliates shall, in cooperation with and subject to the approval of the Special Committee, prepare and file with the SEC, together with the Company, the Schedule 13E-3. Merger SPV and the Company shall cause the

Schedule 13E-3 to comply with the rules and regulations promulgated by the SEC and respond promptly to any comments of the SEC or its staff regarding the Schedule 13E-3. Each party agrees to provide the other party and its counsel and the Special Committee with copies of any comments that such party or its counsel may receive from the staff of the SEC regarding the Schedule 13E-3 promptly after receipt thereof. The Company shall promptly furnish to Merger SPV all information concerning the Company and its executive officers and directors as may reasonably be requested in connection with the preparation of the Schedule 13E-3. The Company and its counsel and the Special Committee shall be given a reasonable opportunity to review and comment on the Schedule 13E-3 and each supplement, amendment or response to comments with respect thereto prior to filing with or delivering to the SEC.

(c) Stockholders’ Meeting.    The Company shall, as soon as reasonably practicable following the date of this Agreement and the receipt of clearance of the Proxy Statement from the SEC, establish a record date for, duly call, give notice of, convene and hold a meeting of the Stockholders (the “Stockholders’ Meeting”) for the purpose of obtaining the Stockholder Approval; provided that such date may be extended to the extent reasonably necessary to permit the Company to file and distribute any material amendment to the Proxy Statement and the Schedule 13E-3 as is required by applicable Law. Subject to Section 6.02, the Company Board shall recommend to the Stockholders adoption of this Agreement and the Merger and shall include the Company Board Recommendation in the Proxy Statement. Any materials to be submitted to the Stockholders in connection with the solicitation of their approval of this Agreement and the Merger shall be subject to review by Merger SPV and Merger SPV shall have a reasonable opportunity to comment on such materials and the Company shall include in such materials comments reasonably proposed by Merger SPV. A Change in Recommendation permitted by Section 6.02 will not constitute a breach by the Company of this Agreement. The Company may engage one or more proxy solicitors in connection with the solicitation of proxies or votes from the Stockholders to be cast at the Stockholders’ Meeting. The Company shall use its commercially reasonable efforts to obtain the approval or consent of as many of the Stockholders as possible as promptly as practicable following the date hereof.

Section 7.02    Access to Information; Confidentiality.

(a) Access.    During the Interim Period, to the extent permitted by applicable Law, the Company shall afford to Merger SPV, and to Merger SPV’s Representatives, reasonable access during normal business hours and upon reasonable prior notice to the Company to all its and its Subsidiaries’ properties, books, Contracts, commitments, personnel and records; provided that such access shall not unreasonably disrupt the operations of the Company or its Subsidiaries; and provided further, that the Company shall not be required to (or to cause any of its Subsidiaries to) afford such access to the extent that doing so would result in the loss of attorney-client privilege or violate confidentiality obligations owing to third parties.

(b) Hold Confidential.    Except for disclosures expressly permitted by the terms of this Agreement, Merger SPV shall hold, and shall cause its accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence and not make any public disclosure thereof; provided, that the foregoing shall not prevent Merger SPV from disclosing such information (i) to the extent required by applicable Law or by a Governmental Entity (including, inter alia, in any Schedule 13D or 13E-3 filing that Merger SPV is required to make), and (ii) to the extent such information is or becomes generally available to the public other than by disclosure by Merger SPV or any Affiliate or Representative of Merger SPV.

Section 7.03    Reasonable Best Efforts.

(a) Actions.    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper and advisable to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) that the conditions set forth in Article VIII are satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, and approvals from Governmental Entities and non-governmental third parties and the making of all necessary registrations, notices and filings (including filings with Governmental Entities); and (iii) the obtaining of all necessary consents, approvals or waivers from third parties. Subject to first having used all reasonable best efforts to negotiate a resolution of any objections underlying such lawsuits or other legal proceedings, Merger SPV shall use reasonable best efforts to defend and contest any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, including seeking to have any stay, temporary restraining order, or preliminary injunction entered by any Governmental Entity vacated or reversed.

(b) Filings.    The Company and Merger SPV shall cooperate and consult with each other in connection with the making of all such filings, notifications and any other material actions pursuant to this Section 7.03, subject to applicable Law, by permitting counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed material written communication to any Governmental Entity and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Entity and any other information supplied by such party and such party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that material may be redacted (x) as necessary to comply with contractual arrangements, and (y) as necessary to address good faith legal privilege or confidentiality concerns. Neither party shall file any such document or take such action if the other party has reasonably objected (and not withdrawn its objection) to the filing of such document or the taking of such action on the grounds that such filing or action would reasonably be expected to either (i) prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated hereby, or (ii) cause a condition set forth in Article VIII to not be satisfied in a timely manner. Neither party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party.

(c) Advise of Changes.    Each of the Company and Merger SPV will promptly inform the other party upon receipt of any material communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company or Merger SPV (or any of their respective Affiliates) receives a request for additional information or documentary material from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The parties agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it so consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate. Each party will advise the other party promptly of any understandings, undertakings or agreements (oral or written) which the first party proposes to make or enter into with any Governmental Entity in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, Merger SPV will use all reasonable efforts to resolve any objections that may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory Laws, including (subject to first having used all reasonable efforts to negotiate a resolution to any such objections) contesting and resisting any action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, decree, judgment, injunction or other Order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement.

(d) Limitations or Actions.    Notwithstanding anything herein to the contrary, no party is required to, and the Company may not, without the prior written consent of Merger SPV, become subject to, consent or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or Order to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or Merger SPV, or any of their Affiliates in any manner which, individually or in the aggregate with all other such requirements, conditions, understandings, agreements and Orders, could reasonably be expected to have a Material Adverse Effect on the combined business, financial condition or results of operations of Merger SPV and the Company and its Subsidiaries taken as a whole. Notwithstanding anything in this Agreement to the contrary, the Company will, upon the reasonable request of Merger SPV, become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or Order to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its Affiliates, so long as such requirement, condition, understanding, agreement or Order is binding on the Company only in the event that the Closing occurs.

(e) Action as to Laws.    The Company and the Company Board shall (i) use reasonable best efforts to ensure that no state takeover Law or similar Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, and (ii) if any state takeover Law or similar Law becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, use reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on this Agreement, the Merger and the other transactions contemplated by this Agreement.

Section 7.04    Indemnification Exculpation and Insurance.

(a) Assumption.    Merger SPV acknowledges and agrees that the Surviving Corporation shall by operation of law assume the obligations with respect to all rights to indemnification, defense and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, employees or agents of the Company or any of its Subsidiaries (each an “Indemnified Party”) to the same extent as provided in the Company’s or any of its Subsidiaries’ certificate or articles of incorporation, bylaws or other organizational documents or any indemnification Contract between such Indemnified Parties (in each case, as in effect on the date of this Agreement), without further action, as of the Effective Time and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six (6) years from the Effective Time and that all rights to indemnification, defense or exculpation, as well as to advancement of expenses (including, but not limited to, legal fees), in respect of any action pending or asserted or any claim made within such period shall continue until the full, final and non-appealable disposition of such action or resolution of such claim.

(b) Effect on Successor.    In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, the Surviving Corporation shall not consummate any such action unless the Surviving Corporation shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 7.04 and shall not terminate or modify such obligations in a manner as to adversely affect any Indemnified Party.

(c) Insurance.    Merger SPV, on behalf of the Surviving Corporation, shall obtain as of the Closing Date a prepaid “tail” insurance policy with a claims period of six (6) years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the transactions contemplated by this Agreement). At the Closing, Merger SPV shall deliver to the Company evidence of such tail insurance coverage reasonably satisfactory to the Company.

(d) Benefit.    The provisions of this Section 7.04 (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives, and (ii) are in addition to, and not in substitution for, any other rights that any such Person may have by Contract or otherwise, including, without limitation, rights to indemnification or contribution. It is expressly agreed that the Indemnified Parties shall be third party beneficiaries of this Section 7.04. The agreements and covenants contained in this Section 7.04 shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 7.04 is not prior to, or in substitution for, any such claim under any such policies.

Section 7.05    Fees and Expenses.    All Expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such Expenses, whether or not the Merger is consummated. The Company shall pay any and all Expenses reasonably incurred and duly documented by the Special Committee or such other members of the Company Board in connection with the Merger, including but not limited to the reasonable fees and expenses of the Financial Advisor and counsel to the Special Committee, provided such expenses shall not exceed $425,000. Notwithstanding the foregoing, in the event that this Agreement is terminated by Merger SPV pursuant to Section 9.1(f) hereunder and, within 12 months after the termination of this Agreement, the Company enters into a Company Acquisition Transaction to sell all or substantially all of its capital stock or assets the Company shall pay the Merger SPV any and all Expenses reasonably incurred and duly documented by the Merger SPV in connection with the Merger up to a maximum of $75,000.

Section 7.06    Public Announcements.    Merger SPV and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.01    Conditions to Each Party’s Obligation to Effect the Merger.

The respective obligation of each party to effect the Merger is subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval.    The Company shall have obtained the Stockholder Approval in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.

(b) No Injunctions or Restraints.    There shall not be in effect any statute, regulation, order, decree or judgment of any Governmental Entity which makes illegal or enjoins or prevents the consummation of the Merger.

Section 8.02    Conditions to Obligations of Merger SPV.    The obligations of Merger SPV to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver in writing by Merger SPV on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.    (A) The representations and warranties of the Company contained in Sections 4.03 (subject to de minimis deviations and deviations as a result of the issuance of shares of Company Common Stock upon the exercise of Company Common Stock Options or the Warrants) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made as of such date, (B) the representations and warranties of the Company contained in Sections 4.08 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made as of such date and (C) each of the other representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (determined without regard to any materiality or “Material Adverse Effect” qualifier therein) as of the date hereof and as of the Closing Date as though made as of such date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and except for such breaches of representations and warranties (determined as aforesaid) that, in the aggregate, would not have and would not reasonably be expected to have a Material Adverse Effect. Merger SPV shall have received a certificate signed on behalf of the Company by an officer of the Company to such effect dated as of the Closing Date.

(b) Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by the Company under this Agreement at or prior to the Closing Date. Merger SPV shall have received a certificate signed on behalf of the Company by an officer of the Company to such effect dated as of the Closing Date.

(c) No Material Adverse Effect.    No event, occurrence, change, effect or condition of any character shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(d) Transaction Expenses.    The Company’s aggregate liability for any broker’s, finder’s, financial or legal advisor’s fees or commissions in connection with the transactions contemplated by this Agreement shall not exceed $425,000.

(e) Dissenters’ Rights.    Stockholders holding not more than 10% of the outstanding shares of Company Common Stock shall have exercised, or have continuing rights to exercise, appraisal or dissenters’ rights under the DGCL with respect to the Transactions.

Section 8.03    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver in writing by the Company on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.    The representations and warranties of Merger SPV contained in this Agreement shall be true and correct in all respects (determined without regard to any materiality or “Merger SPV Material Adverse Effect” qualifier therein) as of the date hereof and as of the Closing Date as though made as of such date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and except for such breaches of representations and warranties (determined as aforesaid) that, in the aggregate, would not have and would not reasonably be expected to have a Merger SPV Material Adverse Effect. The Company shall have received a certificate signed on behalf of Merger SPV by an executive officer of Merger SPV to such effect dated as of the Closing Date.

(b) Performance of Obligations of Merger SPV.    Merger SPV shall have performed in all material respects all obligations and complied in all material respects with all covenants required by Merger SPV under this

Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Merger SPV by its Chief Executive Officer to such effect dated as of the Closing Date.

Section 8.04    Frustration of Closing Conditions.    Neither the Company, on the one hand, nor Merger SPV, on the other hand, may rely on the failure of any condition set forth in Section 8.01, Section 8.02 or Section 8.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to act in good faith or use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 7.03.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

(a) by mutual written consent of Merger SPV and the Company;

(b) by either Merger SPV or the Company:

(i) if the Merger shall not have been consummated on or before December 31, 2013 (the “Outside Date”); provided, however that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party whose breach of a representation, warranty, covenant, agreement or obligation in this Agreement has (directly or indirectly) in whole or in material part been a cause of or resulted in the failure of the Merger to be consummated on or before such date;

(ii) if the Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; or

(iii) if any Governmental Entity of competent jurisdiction shall have issued or entered an injunction or similar legal restraint or order permanently enjoining or otherwise prohibiting the consummation of the Merger and such injunction, legal restraint or order shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.01(b)(iii) shall have used such reasonable best efforts as may be required by Section 7.03 to prevent, oppose and remove such injunction;

(c) by Merger SPV, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of any condition set forth in Section 8.02, and (ii) is uncured or incapable of being cured by the Company prior to the earlier to occur of (A) thirty (30) calendar days following receipt of written notice of such breach or failure to perform from Merger SPV, or (B) the Outside Date; provided, however, that Merger SPV shall not have the right to terminate this Agreement pursuant to this Section 9.01(c) if it is then in breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause any of the conditions in Section 8.03 not to be satisfied;

(d) by the Company, if Merger SPV shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of any condition set forth in Section 8.03, and (ii) is uncured or incapable of being cured by Merger SPV prior to the earlier to occur of (A) thirty (30) calendar days following receipt of written notice of such breach or failure to perform from the Company, or (B) the Outside Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(d) if it is then in breach of any representation, warranty, covenant or other agreement contained in this Agreement that would cause any of the conditions in Section 8.02 not to be satisfied;

(e) prior to obtaining the Stockholder Approval, by the Company, in accordance with and subject to the terms and conditions of, Section 6.02(e), provided, however, that substantially concurrently with such termination the Company enters into such Company Acquisition Transaction; or

(f) by Merger SPV, in the event that (i) the Special Committee or the Company Board shall have made a Change in Recommendation (or publicly proposes to make a Change in Recommendation), or (ii) the Company shall have failed to comply with Section 7.01(c) to include the Company Board Recommendation in the Proxy Statement.

Section 9.02    Effect of Termination.    In the event of termination of this Agreement by either the Company or Merger SPV as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Merger SPV or the Company or their directors, officers or stockholders, under this Agreement, other than the provisions of Section 7.02(b), Section 7.05, this Section 9.02 and Article X, which provisions shall survive such termination.

Section 9.03    Amendment.    This Agreement may be amended by the parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after the Stockholder Approval shall have been obtained, there shall be made no amendment that by applicable Law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.04    Extension; Waiver.    At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) to the extent permitted by applicable Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) subject to the proviso to the first sentence of Section 9.03 and to the extent permitted by applicable Law, waive compliance with any of the agreements or conditions contained herein, except those agreements or conditions, which by their terms are not waivable. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 9.05    Procedure for Termination or Amendment.    A termination of this Agreement pursuant to Section 9.01 or an amendment of this Agreement pursuant to Section 9.03 shall, in order to be effective, require, in the case of Merger SPV, action by its board of directors, and in the case of the Company, action by the Special Committee or the Company Board.

ARTICLE X

GENERAL PROVISIONS

Section 10.01    Nonsurvival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants or agreements of the parties which by their terms contemplate performance after the Effective Time.

Section 10.02    Notices.    Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Merger SPV, to:

MSDH Inc.

500 Nickerson Road

Marlborough MA 01752

Attention: James Dore

With a copy to:

Herzog, Fox & Neeman

Asia House

4 Weizmann Street

Tel Aviv 6423904

Israel

Facsimile: [Intentionally Omitted]

Attention: Hanan O. Haviv

Janet Pahima

If to the Company, to:

Marlborough Software Development Holdings, Inc.

500 Nickerson Road

Marlborough, MA 01752

Attn: CEO

With a copy to:

Seyfarth Shaw LLP

World Trade Center East

Two Seaport Lane, Suite 300

Boston, Massachusetts 02210-2028

Attention: Gregory L. White, Esq.

Telephone: [Intentionally Omitted]

Facsimile: [Intentionally Omitted]

Email: [Intentionally Omitted]

Section 10.03    Consents and Approvals.    For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

Section 10.04    Counterparts.    This Agreement may be executed in counterparts (including by facsimile or e-mail), all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by all of the parties and delivered to the other parties.

Section 10.05    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (including the Schedules) and any agreements entered into contemporaneously herewith constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Except for (i) following the Effective Time, the rights of the Company’s stockholders to receive the Merger Consideration in accordance with Section 3.01(a)(i), and (ii) the provisions of Section 7.04 hereof, this Agreement (including the Schedules) is not intended to and does not confer upon any Person other than the parties hereto any legal or equitable rights or remedies.

Section 10.06    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of law principles that would require the application of the law of another jurisdiction.

Section 10.07    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party, and any assignment without such consent shall be null and void; provided, however, that Merger SPV may assign any of its rights, interest and obligations under this Agreement or any related documents to any of its Affiliates without the consent of the Company, but no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 10.08    Enforcement; Consent to Jurisdiction.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy at law or equity. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties hereto (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (the “Chosen Courts”), (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such Chosen Courts, and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chosen Courts. Any judgment from any such Chosen Court described above may, however, be enforced by any party in any other court in any other jurisdiction.

Section 10.09    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 10.10    No Recourse.    This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 10.11    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be signed by its respective officers hereunto duly authorized, all as of the date first written above.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC.

By:	James P. Dore
Name:	James P. Dore
Title:	EVP and Chief Financial Officer

PAGEFLEX ACQUISITIONS, INC.

By:	/s/ Pinhas Romik
Name:	Pinhas Romik
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B

VOTING AGREEMENT AND

AGREEMENT CONCERNING PREFERRED STOCK

VOTING AGREEMENT AND AGREEMENT CONCERNING PREFERRED STOCK (this “Agreement”), dated as of August     , 2013, by and among Pageflex Acquisitions, Inc., a Delaware corporation (“Merger SPV”), Marlborough Software Development Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (“Stockholder”).

WHEREAS, concurrently with the execution of this Agreement, the Company and Merger SPV have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger SPV and the Company pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, each of Merger SPV and the Company has required that Stockholder execute and deliver this Agreement;

WHEREAS, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to any and all shares of (i) 6.5% Series A Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”), and (ii) common stock, par value $0.01 per share, of the Company (the “Company Common Stock” and, together with the Company Preferred Stock, the “Company Stock”) beneficially owned by Stockholder and set forth below Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Stock pursuant to Section 6 hereof, the “Shares”);

WHEREAS, the Company issued and sold to Stockholder certain of its shares of Company Preferred Stock pursuant to that certain Securities Purchase Agreement, dated as of October 10, 2012, among the Company, Stockholder and the other investor party thereto (the “Purchase Agreement”);

WHEREAS, the designations, rights, and preferences of the Company Preferred Stock are governed by the Certificate of Designation for Company Preferred Stock, dated as of October 9, 2012 and filed with the Delaware Secretary of State (the “Certificate of Designation”);

WHEREAS, pursuant to the Purchase Agreement, the Company granted Stockholder certain registration rights as set forth therein;

WHEREAS, by virtue of the Merger, each share of Company Preferred Stock issued and outstanding immediately prior to Effective Time will remain issued and outstanding as shares of Company Preferred Stock of the Surviving Corporation following the Effective Time; and

WHEREAS, the Company and Stockholder desire to take certain actions in connection with the treatment of the Company Preferred Stock in the Merger, as further set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.	Representations of Stockholder. Stockholder represents and warrants to Merger SPV and the Company that:

(a)	(i) Stockholder owns all of the Original Shares free and clear of all liens, and (ii) except pursuant hereto, there are no agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)	Stockholder does not own any shares of Company Stock other than (i) the Original Shares and (ii) the options, warrants or other rights to acquire any additional shares of Company Stock or any security exercisable for or convertible into shares of Company Stock, set forth on the signature page of this Agreement (collectively, “Options”).

(c)	Stockholder has full authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d)	[For Institutional investors only: Other than the approval of this Agreement by the investment committee of the Stockholder,] No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or, to the Stockholder’s knowledge, other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. [For individuals only: No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.]

3.	Agreement to Vote Shares.

Stockholder agrees during the term of this Agreement to vote the Original Shares (or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) in favor of the Merger and the Merger Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof.

4.	No Voting Trusts or Other Arrangement. Stockholder agrees that Stockholder will not deposit any of the Original Shares in a voting trust, grant any proxies with respect to the Original Shares inconsistent with the terms of this Agreement or subject any of the Original Shares to any arrangement with respect to the voting of the Original Shares other than this Agreement.

5.	Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of (other than pursuant to the Warrant to Purchase Common Stock issued to the Stockholder by the Company) or encumber (“Transfer”) any of the Original Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Original Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to Merger SPV and the Company, to be bound by all of the terms of this Agreement.

6.	Additional Shares. Stockholder agrees that all shares of Company Stock that Stockholder purchases or acquires after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Original Shares for all purposes of this Agreement.

7.	Waiver of Appraisal and Dissenters’ Rights. Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Stockholder may have by virtue of ownership of the Shares.

8.

Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) a Company Acquisition Proposal (for purpose of this definition, replacing all references in such definition to 20% with 50%) is submitted to the Company or its shareholders by any person or entity (other than Merger SPV) at a price per share in excess of the Merger Consideration and such offer is not matched, within five (5) business days, by Merger SPV in a written offer to the Company or its shareholders at a price per share equal to at least the offered price per share of such other person or entity; and (iv) December 31, 2013. In the event of termination of this Agreement, this Agreement shall become null and void and have no effect. The Company shall notify the Stockholder in writing promptly upon the occurrence of any of the foregoing events.

9.	[For directors and officers only: No Agreement as Director or Officer. Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its Subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company or its stockholders. ]

10.	Actions Regarding Company Preferred Stock.

(a)	Stockholder acknowledges and agrees that: (i) each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time will remain issued and outstanding as shares of Company Preferred Stock of the Surviving Corporation following the Effective Time, having such rights, preferences, and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation, (ii) the shares of Company Preferred Stock of the Surviving Corporation shall have the same economic rights with respect to dividends and distributions upon liquidation as the shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time and (iii) based on the representations of the Merger SPV in Section 11 herein, the percentage interest of the Stockholder in the voting rights of the Company (including its voting rights) thereafter shall be at least equal to its percentage interest in the voting rights of the Company immediately prior to the Effective Time.

(b)	Notwithstanding anything contained in the Certificate of Designation to the contrary, and notwithstanding the fact that the Merger constitutes a “Liquidation Event” under the Certificate of Designation, Stockholder hereby waives any rights it may have under the Certificate of Designation to receive the Liquidation Preference (as defined in the Certificate of Designation) and any accrued and unpaid dividends or distributions solely as a result of the Merger. It is hereby clarified, for the avoidance of any doubt, that the Stockholder shall be entitled to receive the Liquidation Preference and any accrued and unpaid dividends or distributions from the date of the issuance of the Company Preferred Stock to the Stockholder upon any other Liquidation Event or as otherwise set forth in the Certificate of Designation. No waiver by the Stockholder hereunder shall be deemed to be or construed as a further or continuing waiver of any other right of the Stockholder under the Certificate of Designation. Stockholder hereby agreeing that no consideration will be paid in the Merger in respect of the Company Preferred Stock, but each share of Company Preferred Stock issued and outstanding immediately prior the Effective Time will remain issued and outstanding as shares of Company Preferred Stock of the Surviving Corporation following the Effective Time.

(c)	Subject to the consummation of the Merger, the Company and Stockholder hereby agree that, effective as of the Effective Date, Article 7 (Registration Rights) contained in the Purchase Agreement shall have no further force and effect until such time, if any, following the Effective Time that the Company shall consummate an initial public offering of any of its securities.

11.	Representations of Merger SPV. Merger SPV represents and warrants to Stockholder and the Company that the number of issued and outstanding shares of common stock of the Merger SPV immediately preceding the Effective Time shall not exceed the number of issued and outstanding shares of Company Common Stock immediately preceding the Effective Time.

12.

Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law.

13.	Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the parties hereto. No waiver of any provisions hereof by a party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

14.

Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the tenth (10th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14):

If to Merger SPV:

MSDH Inc.

500 Nickerson Road

Marlborough MA 01752

Attention: Jim Dore

With a copy to:

Herzog, Fox & Neeman

Asia House

4 Weizmann Street

Tel Aviv 6423904

Israel

Facsimile:	[Intentionally Omitted]
Attention:	Hanan O. Haviv
Janet Pahima

If to the Company:

Marlborough Software Development Holdings, Inc.

500 Nickerson Road

Marlborough, MA 01752

Attn: CEO

With a copy to:

Seyfarth Shaw LLP

World Trade Center East

Two Seaport Lane, Suite 300

Boston, Massachusetts 02210-2028

Attention: Gregory L. White, Esq.

Telephone: [Intentionally Omitted]

Facsimile: [Intentionally Omitted]

Email: [Intentionally Omitted]

If to Stockholder, to the address or facsimile number set forth for Stockholder on the signature page hereof.

15.	Miscellaneous.

(a)	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of law principles that would require the application of the law of another jurisdiction.

(b)	In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties hereto (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (the “Chosen Courts”), (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such Chosen Courts, and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chosen Courts. Any judgment from any such Chosen Court described above may, however, be enforced by any party in any other court in any other jurisdiction.

(c)	EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)	If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)	Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g)	All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)	The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the Company and Merger SPV.

(i)	Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Merger SPV and the Company may assign all or any of their respective rights, interests and obligations hereunder to any of their respective Affiliates. This Agreement is not intended to and shall not confer upon any Person other than the parties any rights hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PAGEFLEX ACQUISITIONS, INC.

By:
Name:
Title:

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC.

By:
Name:
Title:

[Shareholder name]

Number of Shares of Company Common Stock Owned as of the Date of this Agreement:

Number of Shares of Company Preferred Stock Owned as of the Date of this Agreement:

Number of Options Owned as of the Date of this Agreement:

Street Address:

City/State/Zip Code:

Fax:

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, §256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or §267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒	Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2012

☐	Transitional Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

COMMISSION FILE NUMBER: 000-54620

Marlborough Software Development Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	45-3751691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Nickerson Road, Marlborough, MA 01752-4695

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 520-8400

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.        Yes ☐    No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.        Yes ☐    No ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, (or for such period that the registrant was required to file such reports), and (2) has been subject to the filing requirements for the past 90 days.        Yes ☒    No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).        YES ☒    NO ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant’s knowledge, in definitive proxy or information statements incorporated by reference into Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

    Large accelerated filer    ☐     Accelerated filer    ☐    Non-accelerated filer    ☐     Smaller reporting company    ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).        Yes ☐    No ☒

The aggregate market value of the registrant’s common stock, $0.01 par value per share, held by non-affiliates of the registrant on June 30, 2012 , the last business day of the registrant’s most recently completed second fiscal quarter, was $5,255,922 (based on the last reported sales price of the registrant’s common stock as of that date). Shares of the registrant’s common stock held by each officer and director and each person who owns 5% or more of the outstanding common stock of the registrant have been excluded in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes. As of March 15, 2013, there were 10,801,609 shares of the registrant’s common stock, $0.01 par value per share, issued and outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

None.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this filing, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believes”, “projects”, “expects”, “anticipates”, “estimates”, “intends”, “strategy”, “plan”, “may”, “will”, “would”, “will be”, “will continue”, “will likely result”, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in this Form 10-K under the heading “Risk Factors.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

D-i

PART I

ITEM 1. BUSINESS

Overview

Marlborough Software Development Holdings Inc. (“MSDH” or “We” or the “Company”) was formed on July 18, 2011 in conjunction with our former parent company’s, Bitstream Inc.’s (“Bitstream’s”), planned merger (the “Bitstream Merger”) with and acquisition by Monotype Imaging Holdings Inc., a Delaware corporation (“Monotype”) pursuant to an agreement and plan of merger (the “Bitstream Merger Agreement”) entered into by and between Bitstream and Monotype on November 10, 2011 (the “Separation Date”). On the Separation Date, Bitstream transferred and assigned to MSDH all of the assets and liabilities relating to, arising from or in connection with Bitstream’s Pageflex and BOLT product lines (the “Separation”) pursuant to the terms and conditions of a Contribution Agreement dated November 10, 2011 by and between Bitstream and MSDH (the “Contribution Agreement”). As part of the Bitstream Merger Agreement, Bitstream entered into a transition services agreement with Monotype covering the provision of various transitional services, including information technology, data migration, finance, accounting and financial reporting services by MSDH to Bitstream and product support services to be provided by Bitstream to MSDH. On March 14, 2012, Bitstream distributed all of the shares of MSDH common stock to the stockholders of Bitstream on a pro rata basis (the “Distribution”) pursuant to the terms and conditions of the Distribution Agreement dated November 10, 2011 between Bitstream and MSDH (the “Distribution Agreement”). On March 19, 2012, Bitstream completed the Bitstream Merger with Monotype. MSDH and Bitstream have entered into certain ancillary agreements in connection with the Separation and Distribution (“Separation” and “Distribution”) that provide for indemnification of Bitstream with respect to certain liabilities of the Pageflex and BOLT products contributed to MSDH.

We maintain our executive offices at 500 Nickerson Road, Marlborough, MA 01752. Our telephone number is (617) 520-8400 and we maintain websites at www.pageflex.com and www.boltbrowser.com. MSDH is a software development company focused on bringing innovative and proprietary software products to a wide variety of markets. Our core software products include Web-to-print, brand management, multi-channel marketing, variable data publishing, and mobile browsing technologies. MSDH has one business segment with two product lines: Pageflex® and Bolt®.

Automated Marketing Communication and Print Production Technologies. The Pageflex product line enables companies across the globe to communicate their marketing messages more easily and effectively. It is the advanced technology for brand management, web-to-print applications, and sophisticated personalized communications based on customer information. We pioneered flexible variable data software in 1997 and have been a technology innovator in the document customization arena ever since. The platform produces rich, creative, award-winning document designs that look like they were given the individual attention of a graphic designer but were, in reality, created on-the-fly with Pageflex variable publishing technology. Print service providers, marketing service providers, corporate marketers, and publishers use Pageflex products to ensure design integrity and brand control while empowering local users to customize and personalize print collateral, email campaigns, and 1-to-1 marketing Web sites.

Pageflex products enable companies worldwide to manage, streamline, and automate their document production processes, communicate more personally with their customers, and control their brand and market messaging while enabling their remote employees, franchises, and consumers to use a self-serve model to order customized communications. Pageflex products are purchased by both corporations and the printing companies that support them, who also use the software to control and track production processes in order to improve their business ROI.

Mobile Browsing Technologies. BOLT provides a consistent, full desktop-style browsing experience on almost any handset. The BOLT mobile browser offers faithful rendering of Web pages and supports streaming video from popular media sharing sites such as YouTube and MySpace for mobile phones of all types.

Compatible with most handsets that support the J2ME or BREW/BMP operating systems, BOLT’s advanced features include video support, W3C based widget support, direct Facebook and Twitter integration, six levels of magnification, international localization, copy/paste, FOTA updates, and additional usability features such as auto-complete url, save page, secure browsing, patented split-screen minimap, password manager, rss subscriptions, automatic socket support, history and keypad shortcuts. BOLT is a WebKit-based cloud computing mobile browser. This cloud computing architecture is the key to BOLT’s capabilities. Web pages are first loaded by the BOLT servers, then transcoded and sent to the BOLT mobile browser client on handsets. This client/server approach maintains the integrity of Web page layouts, reduces packet consumption on data networks, dramatically improves page load speeds, and enables advanced features such as video streaming.

Products and Markets Overview

Automated Marketing Communication and Print Production Technologies

Printing is one of the oldest industries in the world. Over the course of the last twenty years, the printing industry has undergone a revolution, evolving traditional methods of printing to digital technologies. Digital printing technologies provide substantial flexibility in printing services, a wide array of internet applications, economies of scale, the ability to achieve substantial personalization, and newer, more efficient methods of procurement and production. In the past several years, corporate marketing departments have learned to take advantage of the internet as a new marketing medium. These departments are becoming familiar with the qualities and opportunities of the internet as a medium, such as the abilities to update information quickly and easily, to generate content pages dynamically directly from corporate databases, and to personalize the customer experience. At the same time, companies are realizing the increased customer loyalty and profits that result from treating customers as individuals. They recognize the importance of identifying their most valuable customers and lavishing attention on them in a way tailored specifically to their needs. While we saw these trends begin in the United States, we now see the adoption of these techniques in developed and emerging countries worldwide, especially by multi-national corporations. To implement one-to-one communications, marketing communications must be moved from a one-size-fits-all approach to a custom manufacturing model, in which thousands of variations can be produced at low cost. With the advent of high-speed color printers and digital presses, it is no longer cost-prohibitive to print smaller quantities, whether for localized marketing materials (short-run) or for one-to-one personalized materials (a run of one).

Our automated marketing communication and print production products, which are marketed and sold under the Pageflex brand, use intelligent, flexible templates to automatically assemble customized content—logos, imagery, illustrations, and text—in print, bitmap, HTML, or digital video formats for production through a wide range of digital print output devices, the web, and e-mail. Pageflex templates are based on the principle of separating document content—raw information—from document design—how the page is laid out, what fonts and colors are used, and how images are sized and positioned. The copy fitting and placement rules, together with permissions that govern user ability to change elements, are built into each design template by the designer. Content providers can modify and add their content with little or no design skill. Companies can choose to use Pageflex’s native design tools or a line of Pageflex-developed plug-in products that produce customized documents directly from Adobe InDesign.

Web-to-print started with the onset of e-commerce in the 1990s. It was defined as a commercial pre-press process that bridged the gap between digital content online and commercial print production. Initially, the electronic (“e”) enablement of business processes concerned the marketing, selling, buying, and production of printed products, and dramatically changed the long-established order of the graphic communications value chain. In the ensuing years, this concept of e-business services has matured and further expanded to encompass a much broader scope of products and services, including:

•	fully-functioning job ordering and specification;

•	job tracking;

•	customizable online storefronts;

•	document and template customization with variable data capabilities;

•	multi-channel campaign management;

•	digital asset management;

•	inventory control; and

•	integration with production workflow systems to streamline operational efficiency.

We have been one of the leaders in the development of Web-to-print. Starting in the 1990s and continuing through today, the Pageflex NuDoc™ dynamic document composition engine has been used to drive the customization of print documents on thousands of Web-to-print sites. In 2004 we introduced Pageflex Storefront, a turnkey web-to-print product that enables medium and large-size printers and corporate enterprises to grow their businesses by offering new marketing services. In 2010, we acquired the assets and intellectual property of Press-Sense Ltd., a private, venture-capital funded company in Israel, and integrated the company’s products, customers, and OEM relationships into the Pageflex business. These products deepen the Pageflex portfolio in the web-to-print space with a particular emphasis on managing the print production process and business flow automation in printing companies. Specifically, Pageflex iWay enables in-plants and small and medium-size printers to increase the production efficiency of their print shop. Today, we define web-to-print as a browser-based application that facilitates commerce, collaboration, and/or customer service interaction between those who buy products (print and non-print) and those who sell them.

With the proliferation of Internet access, smart phones and tablets, and social media, marketing has evolved from using general, widely-distributed messages to personalized targeted communications with each individual consumer. We are evolving the Pageflex product line to enable our customers to capitalize on these advancements in marketing. In 2012 we brought to market three new services through our OEM relationships: Pageflex Connect, Pageflex Dynamic Media, and the MindFire Connector for Pageflex Storefront.

The Pageflex products consist of:

Server Applications

Pageflex Storefront, our most popular direct-sale product, provides companies with an easy-to-use online platform for creating, customizing, and distributing all types of documents. It is sold to medium- to enterprise-size printing companies, marketing services companies, and corporate marketing departments. Pageflex Storefront saves end users time and money, and gives them brand control, business growth opportunities, and the ability to streamline their internal processes. This turnkey solution creates web portals that are used for brand management and the ordering of print and digital marketing campaigns. It includes user account, shopping cart and order management, as well as personalization and customization technology for online document editing, email promotions, and digital video. The print document templates offered on the site can be designed using the patented Pageflex NuDoc composition engine or the industry-standard Adobe InDesign Server. Pageflex Storefront has been used to create and manage thousands of Web portals worldwide by many hundreds of active customers.

Pageflex Storefront was a winner of the prestigious GATF InterTech Technology Award for 2005, which is recognized industry-wide as a mark of excellence and innovation. The judges described the system as “elegant,” “user friendly,” and “amazingly powerful.” As our flagship product it has gone on to win numerous other industry awards as we have enhanced the product with capabilities specific to business-to-business and business-to-consumer sites; integrations with third-party print production systems that enable streamlined and automated workflows; support for emerging marketing trends such as QR codes, social media, and digital video; and product internationalization to support 10 global languages in addition to English. Pageflex Storefront is customizable, allowing companies to give their websites a unique look and feel, a workflow that meets their users’ needs, and the ability to seamlessly integrate it with other systems within their organization, for example a digital asset management system, a CRM system, mail list databases, production workflow systems, or an MIS product.

Pageflex iWay is a complete end-to-end web-to-print workflow and print management platform. It is typically sold to small- to medium-sized commercial printing companies, corporate or university in-plant print shops, and quick print shops. We sell Pageflex iWay through OEM relationships with Xerox and HP, as well as through direct sales and regional resellers. Thousands of customers have used Pageflex iWay to generate many thousands of Web portals. It brings together web-based ordering, pre-press, production and delivery, and fully automates these processes for digital and hybrid print service providers of all sizes. The product increases the capacity of the jobs flowing into the print provider’s production facility, while accelerating throughput, reducing associated labor costs, and automating job management. Pageflex iWay allows the print service provider to create diverse business workflows ranging from simple, 3-click reprint orders for inexperienced users to more sophisticated, customized workflows that can include variable information (VI), approval cycles, cost centers, branded sites, login-dependent launch pads or guest logins, for example. Pageflex iWay increases both buyer loyalty and customer satisfaction, while providing print managers with valuable business data.

Pageflex Sales Manager, an add-on module for Pageflex iWay, is a print management solution that combines MIS, CRM and asset management functionality to manage the job cycle at an affordable price. It enables small commercial print houses and print-on-demand suppliers to take on small jobs with confidence that their profit will not be eaten up by the hassle and costs of print management. Working together with Pageflex iWay, Pageflex Sales Manager provides a robust, easy-to-use solution for managing the full print business flow. It seamlessly integrates offline business flows, such as phone and walk-in orders, with web-based front—and back-end systems for ordering, billing, and fulfillment. It enables the capture of orders from a variety of additional sources not handled by the base iWay product, such as a customer service representative, email, phone, fax and walk-in. Enhanced tracking capabilities make it easy to efficiently manage pre-production, production, delivery and billing. Pageflex Sales Manager optimizes all print business flows to reduce job handling time and eliminate the problems that can easily occur when business flow and print management are not handled in a systematic way. Pageflex Sales Manager also enhances the efficiency of customer communications and eliminates the costs typically incurred by the need to configure multiple systems and fragmented databases.

Pageflex Server is an enterprise-level variable data solution that can be plugged into any workflow. It is typically sold to printing companies, marketing services companies, and software development companies that serve these two industries. Pageflex Server can be used for offline variable data processing in which orders are taken in through traditional means (email, FTP, etc.) and is also ideal for jobs that run on a regular basis (with updated mail list data). Some Pageflex Server customers use it as the backend variable data print (VDP) engine behind a web-to-print site that they have developed themselves; others use it independent of a web-to-print offering. Companies use Pageflex Server to automate the production of business cards and correspondence, marketing brochures and booklets, advertising and signage, photo books and yearbooks, and much more. Pageflex Server works with both the patented Pageflex NuDoc composition engine, which features flexible documents that adjust dynamically based on the size or shape of the variable content added, or the industry-standard Adobe InDesign Server for the ultimate in graphic design features. Pageflex Server can scale to handle high volumes of jobs, and its robust 24x7 architecture includes server cluster scalability, queue-based load balancing, fail-over protection, centralized licensing and administration, and an extensible platform and application programming interfaces (APIs) for end-to-end workflow integration with existing production and business systems. More than 175 companies have invested in Pageflex Server as a core component of their enterprise document production system.

Pageflex Campaign Manager addresses the growing industry trend that requires marketers to show measurable results for all expenditures, while also increasing the company (or product) relationship with each customer. Pageflex Campaign Manager allows developers at printing companies to fine-tune a multi-touch marketing campaign to meet the unique needs of their corporate customers. Pageflex Campaign Manager is used to produce printed direct mail, email, and Web microsites, with each of these components being personalized for the individual recipient. The printed direct mail and email components can contain a personalized URL (pURL) for a targeted landing page that the recipient can visit online. At the resulting landing page a microsite can display content that is personalized and customized for the individual based on demographic or buying information that is known about them. Pageflex Campaign Manager can be used to develop surveys on the Web microsite pages to gather additional information about the customer. An API enables integration with CRM and other business systems. The system can generate follow-up emails to the individual, alerts to the appropriate sales person, and follow-up print mailings. A refer-a-friend feature allows recipients to pass the campaign along to others or for visitors to a website to self-register to be part of the campaign. Pageflex Campaign Manager includes a password-protected online dashboard where the marketer can view in real-time an accurate, detailed account of the effectiveness of each component used in the multi-touch marketing campaign. Individual recipients are tracked, including their responses to online surveys. Overall campaign statistics can be viewed and analyzed.

SaaS Applications

As cloud-based applications have become increasingly popular across many industries, companies looking to better manage their marketing programs and print services have also expressed an interest in the software-as-a-service model (SaaS). This investment approach offers a fast, easy and cost-effective way for businesses to start reaping the benefits of software products without making a large financial investment in software licensing, hardware, and IT resources. We now offer five products through a SaaS model. We host and manage the servers and all of the IT infrastructure work to keep the systems up and running. The revenue lines for these four products are comprised of initial setup fees and ongoing monthly usage fees, as well as, in some cases, add-on features and professional service fees. Although SaaS revenue is not yet material we expect SaaS revenue and customer acquisition to increase during 2013.

In addition to purchasing a full software license, customers now have the option of purchasing and using Pageflex Storefront and Pageflex iWay (both described in detail above) as a SaaS solution. This provides customers with the tools, technology and expertise they need to quickly and easily expand their business by selling items online. Both of the products are available with a Basic Option that includes the critical features companies need to quickly and easily get started with Web-to-Print, as well as a Quick Start Option that includes everything in the Basic Option and, for an additional fee, the creation and configuration of initial site design, configuration of key products on the site, and knowledge transfer training to help the company start selling right out of the gate.

Pageflex Connect, offered through an OEM relationship with Conversen (acquired by Experian Marketing Services in May 2012), is marketed by us to the print industry as a private-labeled version of this cloud-based service for sophisticated, trigger-based, multi-channel marketing campaigns. This then becomes a marketing service that the printer can sell to their corporate clients. Launched in the second half of 2012, we began in 2013 developing campaign plans for our initial two Pageflex Connect customers. Pageflex Connect features an intuitive web-based interface that guides marketers through all phases of a multi-channel marketing campaign, from content creation and campaign execution to data gathering and results analysis. Pageflex Connect supports print communications through the use of the Pageflex NuDoc engine, as well as email, landing page, SMS, and social media communications.

Pageflex Dynamic Media, offered through an OEM relationship with Dynamix, is an online, template-based service with which marketers create customized in-stream and in-banner videos. We anticipate that this service will be purchased primarily by our Pageflex Storefront customers so that they can offer video customization services through their Pageflex Storefront-based Web portals. The product won a “Must See ‘Em” award in the Future Print Technology category at the print industry’s annual Graph Expo conference in 2012. Pageflex Dynamic Media gives users a template-based workflow that allows them to bring what they know about a customer to video production by embedding text or images that speak directly to individual viewers. The video can be embedded into an email campaign, Web landing page, or streamed from a company’s website. Calls to action can dynamically change to reflect specific knowledge such as a viewer’s location or demographic so that the message can be even more appealing to the recipient. Configurable web-based real time analytics allow users to measure and track the results of their marketing efforts. And, as a hosted solution, Pageflex Dynamic Media takes full advantage of the power of the cloud to optimize performance.

MindFire Connector is an add-on to Pageflex Storefront that enables our customers to sell cross-media campaigns to their clients through their Pageflex Storefront-based Web portals. With this joint solution cross-media campaigns—comprised of personalized emails and personalized landing pages (pURL)—are created using MindFire Studio, a drag-and-drop visual design environment from MindFireInc. Once the campaign workflow is defined, the campaign appears in Pageflex Storefront, via the Connector, where users can then customize content, upload an email address list, and order the campaign. Execution and distribution of the campaigns are managed using a cloud-based service from MindFireInc. Tracking and reporting is available for the campaign directly within MindFire Studio.

Desktop Applications

Pageflex Persona Cross Media Suite is a desktop software application enabling targeted and personalized content in both print and e-mail. The product incorporates our award-winning variable data and cross-media functionality into a desktop application. It is the only desktop application on the market to enable database-driven personalized output in both print and e-mail. Among its compelling features are cross-media capabilities for creating coordinated print and e-mail marketing campaigns, variable-length document capabilities, flexible layouts, and the ability to compose text in more than 60 languages, including Japanese and Chinese. Another key capability is its cross compatibility with our server-class products, meaning all templates, variables, and projects can be easily reused for web-to-print and brand management applications, providing a variety of options for migration and expanded Pageflex configurations.

Pageflex Studio ID is a variable data plug-in for Adobe InDesign enabling the personalization and customization of print documents. Users utilize an additional Pageflex Studio ID palette within InDesign to create variables, business rules, action scripts, and print settings for each data run. The plug-in also is used to prepare customizable templates for use in Pageflex Server and Pageflex Storefront. It is available on both the Macintosh and Windows platforms.

iOS Apps

PagePop™ is an easy-to-use app for reading and managing PDF documents on an iPad. It can be downloaded from the Apple iPad App Store. With PagePop the user can organize PDFs and find specific documents and information quickly. It is an ideal app for anyone who wants to use their iPad to save and read lots of PDF documents: students and professors, lawyers, medical professionals, pilots, and others. PagePop has intuitive navigation capabilities: create folders; drag-and-drop to organize files; drag, tap, zoom and swipe documents; flip through one page at a time or across multiple pages instantaneously to get a quick overview of the document; and use color bookmarks to distinguish between types of information or levels of importance. PagePop automatically zooms in on the content so that white margins don’t waste precious screen space and pages move fluidly from thumbnail to full reading mode.

Associated Software Products

Pageflex NuDoc is an advanced document composition engine based on the principle of separating form from content. Leveraging object-oriented technology, NuDoc is a reusable building block for document processing applications. NuDoc object classes provide an API that supports the importing, editing, displaying, or printing of electronic documents. One of the important strengths of NuDoc is its ability to dynamically create layout-intensive pages through the import of separate content and style files.

Pageflex Studio is the desktop publishing application that is used to create variable data templates for all NuDoc-based Pageflex server applications. Pageflex Studio is the project management hub where templates are graphically designed, variability is added, flex is assigned to page elements, and production settings are defined.

Pageflex Chart adds visually-rich charts to variable data projects. It offers creative freedom with seven of the most common 2D and 3D chart formats and a wide-array of options for customizing the look and feel of each format to compliment the document design in which they will be placed. Pageflex Chart works in conjunction with Pageflex Persona Cross Media Suite, Pageflex Storefront, or Pageflex Server.

We design our automated marketing communication and print production software to support technological standards. We are a founding member of the Print On Demand Initiative (PODi), an alliance of key vendors and service providers working in the digital color printing market. PODi members include Canon, Electronics for Imaging (EFI), Hewlett-Packard, Kodak, Konica Minolta, and Xerox. Our automated marketing communication and print production software, since its inception, has sought to drive all brands of digital printers. With strong input from MSDH, PPML has been adopted as a standard across the industry, and we continue to play a leading role in this standardization program. In February 2007, we were the industry’s first PPML producer to receive PPML Certification from PODi. In 2010, we again led the industry by becoming the first authoring application in the market to produce PDF/VT files, the PDF-based document-description format and ISO standard for exchanging variable data publishing jobs.

Mobile Browsing Technology

Mobile browsers are a core offering to mobile device manufacturers, operators and software developers throughout the world. Bitstream created the next generation of its mobile browsing technology under the name “BOLT” and released the first version as part of private beta in January 2009. Following this beta, BOLT was launched into public beta in February 2009 to gain additional feedback from potential users and to ensure scalability for mass deployment. BOLT was launched out of beta in October 2009 with the release of BOLT 1.5. The free public offering provided valuable feedback and supported the mass scalability of BOLT, and was subsequently shut down to enable the Company to focus on selling the product as an OEM or carrier solution without incurring the expense of hosting the free service.

BOLT is a cloud powered mobile browser available for Android (Phones and Tablets), Blackberry, Java, and BREW mobile phones. BOLT’s cloud computing based WebKit architecture offloads much of the heavy lifting of serving web content to the cloud, making it fast and economical for wireless networks.

The BOLT product line includes the following:

•	BOLT™ Browser, a cloud powered WebKit-based browser for mobile phones of all types. Features include all of those described above.

•	BOLT™ Lite, a reduced footprint version of BOLT Browser designed for lower end feature phones with certain features removed.

•	BOLT™ Library SDK, a software developers kit that enables third party applications or software developers to display Web pages within their applications.

As of December 31, 2012, BOLT has generated minimal revenue and is not a self-sustaining product. We are concentrating our resources and efforts on our automated marketing communications and print production variable technologies, and we expect that any sales of our mobile browsing products will be nonimal in the short term.

Sales and Marketing

We manage our sales and marketing efforts from our corporate headquarters in Marlborough, Massachusetts. Sales personnel receive a base salary plus commissions. Our sales and marketing organization focuses on direct sales and marketing activities and on maintaining and expanding reseller and OEM relationships. We also seek to enhance our relationships with existing and potential customers and have training and technical support teams who work with existing and potential customers, resellers, OEMs, and strategic partners to support the sales process and to facilitate the implementation and use of our software products and technologies. As of February 28, 2013, MSDH employs approximately 19 dedicated sales and marketing professionals, dedicated to Pageflex, in support of its own and its partners’ activities.

We promote our products through (1) engaging in direct marketing activities including print, email and web marketing campaigns, (2) promoting—through case studies, testimonials, webinars, and speaking engagements at industry events—the business success our customers and users achieve by using Pageflex products, (3) sponsorship and delivery of webinars, (4) social media participation and outreach, such as product blogs, LinkedIn, Facebook, and Twitter, (5) public relations efforts to secure editorial coverage in industry and business publications, websites, and blogs, (6) the Pageflex website, (7) through search engine optimization and search engine marketing, (8) attendance and exhibition at major industry trade shows, (9) participation in tradeshow booths and sales events sponsored by our OEMs and strategic partners for our browsing and automated marketing communication and print production technologies, (10) executive speaking engagements, (11) entry into industry awards competitions, (12) participation in several standards committees, and (13) advertising in industry publications and on related websites.

For Pageflex products we also send regular email communications to approximately 7,000 customers, prospects, and partners that have opted-in to receive this mail. “Content” is a monthly email newsletter. We also send regular email communications promoting educational and product-focused webinars, as well as events we are participating in. We plan to continue these marketing efforts in the future and, as new opportunities arise, we intend to evaluate other marketing approaches.

During 2012, MSDH increased its Pageflex presence in international markets. We now have sales personnel based in The Netherlands, Spain, Poland and Brazil. Finally, Pageflex products are sold by more than a dozen regional resellers throughout the world.

The principal objective of our marketing strategy for our automated marketing communication and print production technologies is to continue to expand awareness of our on-demand marketing software products among web-to-print providers, digital service and print providers, corporate marketing departments, design firms, advertising agencies, direct mail houses, and other corporations and end users; to encourage existing customers to make additional investments in Pageflex products and services; and to increase sales through existing OEM channels and to develop new OEM channels. The principal objective of our marketing strategy for our mobile browsing technologies is to increase brand awareness and improve our browsing products. This strategy enables licensing deals with OEMs and wireless carriers.

Customers and OEM Relationships

Our Pageflex products are used by customers on six continents. Pageflex products were sold primarily in North America, and secondarily in Europe until the second half of 2012 when MSDH released Pageflex 8.0, which included for the first time localization of the products to ten foreign languages. We license our automated marketing communication and print production products directly to web-to-print providers, print service providers, marketing services companies, advertising agencies, and major corporations, and indirectly through resellers, OEM, and strategic partners. We intend to continue to broaden our customer base through increased marketing efforts, by developing relationships with systems integrators, OEMs, and partners, and by introducing new product offerings and third party integrations that expand the use of our products and the markets which they serve. We license our mobile browsing technologies to mobile operators and device manufacturers.

One customer accounted for 14% of our revenue for the year ended December 31, 2012, and one customer accounted for 20% of our revenue for the year ended December 31, 2011. At December 31, 2012, two customers accounted for 15% and 13% of our accounts receivable balance. At December 31, 2011, two customers accounted for 23% and 19% of our accounts receivable balance. From time to time, product sales to a specific customer during a fiscal quarter may constitute more than 10% of our revenue for such quarter. We continue to broaden our customer base through expanded product offerings and increased marketing efforts. Revenue by geographic area is included in the Notes to the Consolidated Financial Statements enclosed herewith.

Research and Development

We are committed to developing innovative software to enhance communications. Currently, as well as for the past year, our resources are primarily committed to advancing our automated marketing communication and print production technologies to meet the needs of an expanding market. We have suspended major research and development of our mobile browser until such time as we have acquired a large OEM or carrier customer willing to financially commit to the product. To accomplish the goals as they relate to the Pageflex products, we have invested, and expect to continue to invest, significant resources in research and development.

Our research and development activities produced the following in 2012:

•

Pageflex 8.0 is the result of a major investment in globalization of the Pageflex product line. This release gives print and marketing service providers everything they need to successfully deploy an online store that is usable across languages, cultures, and currencies. For this release, we translated the Storefront, Server, Campaign Manager, Studio, and Persona product interfaces into 10 languages: Dutch, French, German, Italian, Spanish, Brazilian Portuguese, Polish, Russian, and both traditional and simplified Chinese. Moreover, these applications have been re-engineered from the ground up to allow for localization to almost any other language upon request—and, in the case of user-facing web interfaces, to let Pageflex customers easily undertake such localizations on their own. Globalization features included in this 8.0 release go beyond just language and localize all aspects of the software that are needed to successfully create online stores in a specific country, including language, taxation, business practices, and currencies. Pageflex Storefront 8.0 also improves customers’ ability to leverage social media and search engine optimization (SEO). Finally, Pageflex Storefront 8.0 includes a new dashboard that provides customers with a graphical display of the information they need to manage their Web portals. For Pageflex Storefront customers with multiple deployments, Pageflex 8.0 also offers a web-based tool that aggregates status and performance information from multiple sites and displays that data on the dashboard.

•

Pageflex iWay 6.0 marks the first meaningful integration of native Pageflex technologies with the iWay product, which was acquired from Press-Sense Ltd. in 2010. With this release, iWay customers now have the option of adding-on the award-winning Pageflex NuDoc engine in order to offer highly-customized documents in their iWay web portals. In addition, we applied Pageflex’s industry-acknowledged expertise at API development to the iWay product and introduced a new Create Order API. This new API strengthens and leverages iWay’s workflow automation by enabling printers to meet their customers’ needs for unique workflows through development of custom interfaces that drive orders into iWay’s “back-end.” The release ships with one such capability, allowing print buyers to easily access, personalize and order documents directly from their smartphones. iWay 6.0 also supports our overall business objective of globalization by introducing new features that support multiple languages and currencies. These features include the ability to send out emails and notifications in different languages, the ability to handle multiple currencies in one storefront, as well as tools allowing customers to manage their own translation strings for custom fields. Pageflex iWay already included robust localization features for 11 different global regions, including English U.S., English UK, French, German, Dutch, Brazilian Portuguese, Italian, Japanese, Spanish, and Simplified Chinese. Finally, this release also includes enhanced features for shipping, delivery queue, and workflow.

•

Heidelberg Web-To-Print Manager Connector was developed in an OEM collaboration with Heidelberg. The Connector provides Prinect Web-to-Print Manager (a private label Pageflex Storefront) with bi-directional direct access to the central database of the Heidelberg Prinect workflow system. This integration utilizes the Heidelberg Prinect preflight engine, ganging, and soft proofing capabilities for orders placed from the storefront online catalog.

•

Pageflex Dynamic Media required integration of the Dynamix service with Pageflex Storefront. This plug-in allows Pageflex Storefront owners to offer video customization services through their Pageflex Storefront-based Web portals.

•

Pageflex iWay SaaS is a hosted offering for customers that want to offer Pageflex iWay web-based ordering and achieve production automation, but do not want to invest in hardware and an IT infrastructure. Pageflex manages the system, backups and failover, IT infrastructure, and software upgrades.

•

Pageflex Studio ID 3.0 makes this VDP plug-in for Adobe InDesign compatible with Adobe’s latest version, InDesign CS6. The integrations that enable InDesign CS6 Server to work with Pageflex Storefront and Pageflex Server also were updated.

•

PagePop 1.2 added document sharing thru wifi to this iPad app allowing users to easily transfer PDF documents between PagePop and their Mac/PC. The latest version also supports the high-resolution retina display screens available with the newest iPads.

•

Pageflex Product Integrations. Integrations of third-party products with our Pageflex products continue to provide additional functionality to our customers’ applications. In 2012, we completed the following integrations and enhancements:

•

Completed integration between Pageflex Storefront and Avalara’s sales tax automation service. This allows Pageflex Storefront to leverage Avalara in real time for the user and keep track of the tax references for later reconciliation.

•

Enhanced existing budgeting functionality for Pageflex Storefront to support all multi-faceted budgeting. This allows administrators to assign multiple budgets at the user, group, and product levels. This support also extends the range of payment gateways that can be used in conjunction with budgeting.

•

Created an integration with locr GmbH, a leading provider of geo data and personalized street and city maps. With this integration Pageflex customers can easily embed personalized maps into Pageflex compositional output. locr’s servers support the high-volume generation of fully individualized maps including routing from the recipient’s address, customized icons, and logos. locr maps support more than 100 countries around the globe. Accuracy of these maps is ensured through data partnerships with digital map data providers NAVTEQ and Openstreetmap.

•

Created a custom integration to Responsys that supports the ordering and triggering of Responsys email campaigns from within Pageflex Storefront. The workflow includes Pageflex Storefront providing the front end and scheduling mechanisms with Responsys delivery and reporting.

•	Collaborated with Conversen to private-label and prepare for resale by Pageflex their trigger-based multi-channel marketing service as Pageflex Connect.

During the years ended December 31, 2012 and 2011, we recorded research and development expenses of $5.6 million and $7.1 million, respectively.

We are committed to continuous product improvements and innovations. Having been in the market for many years, we are well aware of market needs and trends, are continuously updating our product offerings and regularly release service packs several times each year and new product versions every twelve to eighteen months. As of February 28, 2013, we had 25 software research and development professionals dedicated to product improvements and innovations, and 19 customer support professionals dedicated to providing technical support services to both OEMs and end users.

Our current research and development strategy is focused on updating our products to deliver them in new markets and through new access points, integrating our products with each other and with third-party products, and developing new and enhanced software products to deliver to our customers and OEM partners. We are making important evolutionary enhancements to the product line including modernization, adding support for mobile devices, introducing new APIs, and expanding capabilities for multichannel marketing.

Competition

Pageflex competes with approximately twenty established service providers with offerings of end-to-end solutions and integration services that include on-demand publishing tools; and, particularly in Europe, with a large number of small regional software providers that sell only in specific countries. These solutions in turn compete with solutions created by our customers. Pageflex Server, Pageflex Storefront, Pageflex SaaS, and Pageflex iWay are server-based enterprise applications targeted at the customized print or web-to-print segment of the on-demand publishing market, while Persona Cross Media Suite and Pageflex Studio ID are desktop products for database-driven print and HTML email production. Competitive solutions also include VDP and Web-to-print products bundled with digital presses, or integrated with print-shop management systems in the print provider market. Rapid technological developments and frequent product introductions characterize this market, and recently, commoditization of web-to-print solutions as well. Pageflex competitors in the printing services market include EFI, PTI, and XMPie. In the print industry, Pageflex Dynamic Media primarily competes with the uDirect product from XMPie. Recently this market has seen some consolidation with major digital press vendors adding software solutions to their product portfolios, including Xerox Corporation, which owns Pageflex competitor XMPie, the Kodak InSite product, and Hewlett Packard with their SmartStream product line (which OEMs the Pageflex iWay product) and their recent acquisition of Pageflex competitor Hiflex, an MIS system that includes web-to-print. This is a trend that may continue and change our competitive landscape. Another trend is the increase in the number of Software-as-a-Service (“SaaS”) offerings in the web-to-print space. Here our SaaS and our licensed server applications compete with Online Print Solutions, Red Tie, and PTI. In the corporate market, competitive solutions, especially for Pageflex Campaign Manager and Pageflex Connect, include those offering marketing campaign management, email marketing, and CRM services, including Constant Contact, Silverpop, Marketo, Pardot, and Neolane. Participants in this market compete based on functionality, price, service, customizability, and interoperability with other e-publishing solutions and components. In addition, we may face new competition from emerging products and technologies. We believe our automated marketing communication and print production products compete favorably based on rich feature sets, ease of use, long-term cost of ownership, stability, scalability, customer service and support, and customer satisfaction.

BOLT competes with the browsing solutions offered by a wide variety of companies, including large software companies such as google and Microsoft, and small companies focused solely on the mobile browsing market, such as Opera Software ASA, Access Co., Ltd., and InfoGin. We believe BOLT compares favorably against our competitors focused solely on the mobile browsing market primarily because of BOLT’s page rendering quality, page load speed, streaming video support, widget support, direct Facebook and Twitter integration, ease-of-use, ability to access a wide variety of websites and the browser’s WebKit-based cloud computing technology, which provides many advantages, the most important being user experience, speed and security. Our cloud computing architecture also gives BOLT a high degree of compliance with open HTML standards, making fast and full-featured mobile web browsing possible.

We believe that the principal competitive factors affecting all of our products include product features and functionalities such as scalability, ease of integration, ease of implementation, ease of use, quality, and performance, as well as price, customer service and support, and effectiveness of sales and marketing efforts. Currently, we are concentrating our resources and efforts on our automated marketing communications and print production variable technologies, and we expect that any sales of our mobile browsing products will be nominal in the short term.

Intellectual Property

We rely on a combination of trade secret, copyright, patent, and trademark laws and contractual restrictions to establish and protect proprietary rights in our technology. We are party to confidentiality and invention assignment agreements with our employees, and, when obtainable, enter into non-disclosure agreements with our suppliers, distributors and others so as to limit access to, and disclosure of, our proprietary information. There can be no assurance that these statutory and contractual arrangements will prove sufficient to deter misappropriation of our technologies or that our competitors will not independently develop non-infringing technologies that are substantially similar to or superior to our technology. The laws of certain foreign countries in which our products are or may be developed, manufactured or licensed may not protect our products or intellectual property rights to the same extent as do the laws of the United States and make the possibility of piracy of our technology and products more likely. We believe that, because of the rapid pace of technological change in the software and electronic commerce markets, legal protection for our products will be a less significant factor in our future success than the knowledge, ability and experience of our employees, the frequency of product enhancements and our ability to satisfy our customers.

Our policy is to apply for U.S. patents and seek copyright registration for our technology and seek trademark registration of our marks from time to time when management determines that it is competitively advantageous and cost effective to do so. We have been granted five patents by the United States Patent and Trademark Office, one for our Pageflex technology, and four for our BOLT/ThunderHawk browsing technology. Furthermore, multiple U.S., PCT, EPO, and Japanese patent applications are in process for some of MSDH’s newer technologies. BOLT®, and Pageflex®, are federally registered trademarks of MSDH. All other trademarks, service marks or trade names referred to in this Annual Report on Form 10-K are the property of their respective owners.

Employees

As of February 28, 2013, MSDH employed 75 people, including 19 in sales and marketing, 19 in customer support and consulting, 25 in research and development, and 12 in general and administrative functions. Of our 75 employees, 72 are full-time and 3 are part-time. These include 26 full-time employees based in our office in Israel and five contractors who are retained full time. We also from time to time retain consultants to assist us with particular projects. We believe that our future success will depend in part on our ability to attract, motivate and retain highly qualified personnel. None of our employees is represented by a labor union and we have not experienced any work stoppages. We consider our employee relations to be good.

ITEM 1A. RISK FACTORS

Set forth below are the risks that we believe are material to our investors. This section contains forward-looking statements. You should refer to the explanation of the qualifications and limitations on forward-looking statements in the section above entitled “Special Note about Forward-Looking Statements.”

We are subject to risks common to technology-based companies, including dependence on key personnel, rapid technological change, competition from alternative product offerings and larger companies, and challenges to the development and marketing of commercial products and services. We believe that our future results of operations could be affected by various factors including, but not limited to, the following:

•	delays in the development or shipment of our new products or new versions of our existing products; the introduction of competitive products by others;

•	general worldwide economic conditions and disruptions in the financial markets;

•	risks related to our international sales;

•	risks related to reliance on a few OEM relationships to distribute our product throughout their distribution channel;

•	inability to secure capital on favorable terms, or at all, if we need additional capital in the future;

•	inability to attract and retain key personnel;

•

we may experience difficulty obtaining the assignment of certain material contracts and some of the parties to these contracts may not consent to the assignment at all or without adverse changes to the existing cost terms and conditions;

•	the IRS or a state or local taxing authority may successfully later assert that the tax liability from the Distribution is higher than originally calculated;

•	intellectual property disputes;

•	risks related to increasing regulatory focus on privacy issues and expanding laws and regulations could impact our Pageflex Storefront and SaaS revenues and expose us to increased liability;

•	risks related to security vulnerabilities in our products and systems could lead to reduced revenues or to liability claims;

•	risks related to our SaaS offerings which rely on us or our third-party service providers to host and deliver services and data;

•	fluctuations in quarterly operating results;

•	impairment of goodwill and amortizable assets;

•	costs to ensure compliance with United States corporate governance and accounting requirements;

•	reliance upon development resources in Israel may expose us to unanticipated costs or liabilities;

•	unanticipated changes in accounting rules;

•	unanticipated changes in tax law, including tax rates; and

•	liquidity and repatriation of cash held by our Israeli subsidiary.

If we are unable to successfully compete in our markets, our financial results will be negatively affected. The computer software market is highly competitive and is characterized by rapid technological change and adoption of new industry standards. As the markets in which our products are sold continue to develop and as we enter new markets, we expect to continue to face substantial competition from other software developers and anticipate that additional competitors will enter those markets. Many of our competitors have substantially greater name recognition and technical, financial and marketing resources, greater manufacturing capacity and better established relationships with incumbent and potential customers than we have. Many of our competitors have more resources to develop or acquire, and more experience in developing or acquiring, new products and technologies and in creating market awareness for those products and technologies. In addition, many of our competitors have the financial resources to offer competitive products at aggressive pricing levels that could prevent us from competing effectively. Further, many of our competitors have built long-standing relationships with some of our prospective customers and have the ability to provide financing to customers and could, therefore, have an inherent advantage in selling products to those customers. These competitors may be able to adapt more quickly to new or emerging technologies and standards or changes in customer requirements and may be able to devote greater resources to the promotion and sale of their products than we are able. Many of our competitors currently market, or have the potential to market, their products directly to the ultimate consumers of such products as part of a broader product offering. In addition, there has been a trend toward industry consolidation in our markets for several years, with major digital press vendors adding software solutions to their product portfolios, including Xerox Corporation, which owns Pageflex competitor XMPie, the Kodak InSite product, and Hewlett Packard with its SmartStream product line (which resells the Pageflex iWay product). We expect this trend to continue as companies attempt to strengthen or hold their market positions in an evolving industry and as companies are acquired or are unable to continue operations. We believe that continued industry consolidation may result in stronger competitors that are better able to compete for customers. This could lead to more variability in operating results and could have a material adverse effect on our business, operating results, and financial condition. Furthermore, rapid consolidation could also lead to fewer customers and partners, with the effect that the loss of a major customer could harm our revenue. There can be no assurance that we will be able to compete successfully against these entities. To compete successfully, we must continue our investment in research and product development and we must devote substantial resources to our marketing and sales functions. There can be no assurance that we will have the necessary capital resources to fund such investment.

If we are unable to meet our customers’ demands for cutting-edge products and services, our revenue and operating results may be adversely affected. If we are unable to consistently introduce new products, services, and enhancements, our revenue and operating results are likely to be adversely affected. Any failure by us to anticipate or respond to new technological developments and customer requirements, or any significant delays in product development or introduction, could have a material adverse effect on our business, financial condition and results of operations. New products, when first released by us, may contain undetected errors that, despite quality control measures employed by us, are discovered only after a product has been integrated into our customers’ products and utilized by end users. Such errors may cause delays in product acceptance and may require design modifications which could have a material adverse effect on our business, financial condition and results of operations.

General economic risks and disruptions in the financial markets may adversely affect our cash flow, assets, revenue and profitability. Our business may be negatively affected by general worldwide economic conditions and related uncertainties affecting the markets in which we operate. Adverse economic conditions could adversely impact our business in future periods, resulting in: reduced demand for our products; increased pressure on the prices for our products and services; and greater difficulty in collecting accounts receivable. Disruptions in the financial markets have had and may continue to have an adverse effect on the U.S. and world economy, and may continue to negatively impact business and consumer spending patterns. Tightening of credit in financial markets also adversely affects the ability of our customers to obtain financing for significant purchases and operations and could result in a decrease in new licenses of our products. Additionally, the lack of available financing may limit or delay the growth of our OEM customers. Changes in employment and consumer spending patterns may also slow the adoption of new technologies and reduce the demand for new licenses for our products, and may result in fewer license renewals and less royalty income. There is no assurance that government responses to the disruptions in the financial markets will restore business and consumer confidence, stabilize the markets or increase liquidity and the availability of credit. We are pursuing a number of strategies to generate revenue growth, including: identifying new markets for our products; developing new applications for our technologies; allocating research and development funding to products with high revenue potential; and strengthening our presence in selected geographic markets. Due to limited resources, we may not be able to continue to successfully implement these strategies, which could have a material adverse effect on our business, results of operations and financial condition.

Our significant international sales make us susceptible to a variety of currency, governmental and business custom risks. Sales to customers outside the United States represented 37% of our revenue for the fiscal year ended December 31, 2012. We expect that our international business will continue to account for a significant portion of our future revenue. An increase in the value of the U.S. dollar relative to foreign currencies could make our products more expensive and therefore less competitive in foreign markets. Additional risks inherent in our international business activities generally include unexpected changes in regulatory requirements, tariffs and other trade barriers, longer accounts receivable payment cycles, potentially adverse tax consequences, and the burdens of complying with a wide variety of foreign laws. There can be no assurance that such factors will not have an adverse effect on our future revenue and our results of operations.

We rely on a few OEM relationships to distribute our product throughout their distribution channel. We currently have relationships with OEMs across our market but have a concentration of revenue from three of these OEMs (Xerox, Hewlett-Packard, and Heidelberg), who accounted for a combined 23% of our revenue for 2012. If a major customer reduces unit shipments and resulting royalties for any reason our revenues, operating results, and financial condition will be negatively affected.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute our existing stockholders’ ownership of our common stock. MSDH has experienced a net loss of $8,712 as well as negative operating cash flows in the current year. We will have to maintain significant increased revenue and product gross margins to achieve profitability on an annual basis. We may require additional capital from equity or debt financing in the future to fund operations, therefore, to take advantage of strategic opportunities including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and to develop new products or enhancements to existing products. We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Failure to attract and retain talented employees would have a material adverse effect on our operations and financial results. Our performance depends to a significant extent on the continued service of our senior management and key technical employees. Our future results will depend upon our ability to attract and retain highly skilled technical, managerial, and marketing personnel. Competition for such personnel in the software industry is intense. We rely on competitive compensation packages to recruit and retain highly skilled employees in a competitive environment, but we do not enter into employment agreements with our personnel. There can be no assurance that we will be successful in attracting and retaining the personnel required to sustain our business. Failure to attract and retain such personnel could have a material adverse effect on our business, financial condition and results of operations.

The Distribution of MSDH stock by Bitstream may cause substantial corporate tax liabilities to Bitstream for which MSDH may be liable. MSDH entered into a tax indemnity agreement (the “Tax Indemnity Agreement”) with Bitstream pursuant to which MSDH will indemnify Bitstream against taxes incurred by Bitstream as a result of the Distribution. Management believes that MSDH will not incur any liability to Bitstream under the Tax Indemnity Agreement because management believes that the income and franchise taxes incurred by Bitstream as a result of the Distribution will be fully offset by net operating loss and business tax credit carry forwards of Bitstream and that no taxes other than income and franchise taxes will be incurred by reason of the Distribution. Such belief is based in part upon our valuation for tax purposes of MSDH of approximately $11 million as well as our determinations with respect to the expected value of the stock of MSDH, the tax basis of Bitstream in the stock of MSDH, and the availability of net operating loss and business credit carry forwards. There can be no assurance that the Internal Revenue Service or another taxing authority will concur that no taxes will be incurred by Bitstream as a result of Distribution, either because the value of the MSDH as of the date of the Distribution differs from the expected value of the MSDH stock at that time as currently projected or for other reasons. Any liabilities that MSDH may incur under the Tax Indemnity Agreement will adversely affect MSDH’s financial condition and results of operations.

We may not be able to protect our intellectual property rights against piracy, infringement of our patents, or declining legal protection. We regard our software as proprietary and attempt to protect it with a combination of copyright, patent, trademark, and trade secret laws, employee and third-party nondisclosure agreements and other methods of protection. There can be no assurance that these measures will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technologies. It may be possible for unauthorized third parties to copy or reverse engineer portions of our products or otherwise obtain and use information that we regard as proprietary. Furthermore, the laws of certain foreign countries in which our products are or may be developed, manufactured or sold may not protect our products or intellectual property rights to the same extent as do the laws of the United States, and thus make the possibility of unauthorized use of our technologies and products more likely. We also rely on confidentiality agreements with our collaborators, employees, and consultants to protect our trade secrets and proprietary know-how. These agreements may be breached and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by our competitors. Although we currently are not a party to any material legal proceedings or claims, we have been in the past, and may be in the future, subject to claims, negotiations or complex, protracted litigation as part of our policy to vigorously defend our intellectual property rights, including rights derived from third-party licensors. Intellectual property disputes and litigation are typically very costly and can be disruptive to our business operations by diverting the attention and energies of management and key technical personnel, and, we may not prevail in any future litigation and disputes. Adverse decisions in such litigation or disputes could have negative results, including subjecting us to significant liabilities, requiring us to seek licenses from others, preventing us from making, using, selling, distributing, or marketing our products and services in the United States or abroad, or causing severe disruptions to our operations or the markets in which we compete, any one of which could seriously harm our business. Additionally, we do lose revenue due to the illegal use of our software. If piracy activities increase, it may further harm our business.

Increasing regulatory focus on privacy issues and expanding laws and regulations could impact our Pageflex Storefront and SaaS revenues and expose us to increased liability. Our Pageflex Storefront license model and our SaaS offerings are becoming more highly regulated for privacy and data security. We are also expanding these offerings in countries that have more stringent data protection laws than those in the U.S. With these offerings, our liability exposure, compliance requirements and costs associated with privacy issues will likely increase. Privacy laws globally are changing and evolving. Governments, privacy advocates and class action attorneys are increasingly scrutinizing how companies collect, process, use, store, share, or transmit personal data. These new laws and regulations would similarly affect our competitors as well as our customers. Any perception of our practices or products as an invasion of privacy, whether or not consistent with current regulations and industry practices, may subject us to public criticism, class action lawsuits, reputational harm or claims by regulators, industry groups or other third parties, all of which could disrupt our business and expose us to increased liability. On behalf of certain of our customers using some of our services, we collect and store information derived from the activities of website visitors, which may include anonymous and/or personal information. This enables us to provide such customers with reports on aggregated anonymous or personal information from and about the visitors to their websites in the manner specifically directed by each such individual customer. Federal, state and foreign governments and agencies have adopted or are considering adopting laws regarding the collection, use and disclosure of this information. Our compliance with privacy laws and regulations and our reputation among the public body of website visitors depend on such customers’ adherence to privacy laws and regulations and their use of our services in ways consistent with such visitors’ expectations. We also rely on representations made to us by customers that their own use of our services and the information they provide to us via our services do not violate any applicable privacy laws, rules and regulations or their own privacy policies. If these representations are false or if such customers do not otherwise comply with applicable privacy laws, we could face potentially adverse publicity and possible legal or other regulatory action. In addition, some countries are considering enacting laws that would expand the scope of privacy-related obligations required of service providers, such as MSDH, that would require additional compliance expense and increased liability.

Security vulnerabilities in our products and systems could lead to reduced revenues or to liability claims. Maintaining the security of our products, computers and networks is a critical issue for us and our customers. Security researchers, criminal hackers and other third parties regularly develop new techniques to penetrate computer and network security measures. In addition, hackers also develop and deploy viruses, worms and other malicious software programs, some of which may be specifically designed to attack our products, systems, computers or networks. Additionally, outside parties may attempt to fraudulently induce our employees or users of our products to disclose sensitive information in order to gain access to our data or our customers’ data. These potential breaches of our security measures and the accidental loss, inadvertent disclosure or unauthorized dissemination of proprietary information or sensitive, personal or confidential data about us, our employees or our customers, including the potential loss or disclosure of such information or data as a result of hacking, fraud, trickery or other forms of deception, could expose us, our employees, our customers or the individuals affected to a risk of loss or misuse of this information, result in litigation and potential liability or fines for us, damage our brand and reputation or otherwise harm our business. Actual or perceived security vulnerabilities in our products and systems may lead to claims against us and harm our reputation, and could lead some customers to seek to return products, to stop using certain services, to reduce or delay future purchases of products or services, or to use competing products or services. Customers may also increase their expenditures on security measures designed to protect their existing computer systems from attack, which could delay adoption of new technologies. Further, if we or our customers are subject to an attack, or our technology is utilized in a third-party attack, it may be necessary for us to take certain measures and make certain expenditures to take appropriate responsive and preventative steps. Any of these actions by customers could adversely affect our revenues.

Our SaaS offerings rely on us or our third-party service providers to host and deliver services and data, and any interruptions or delays in these hosted services, security or privacy breaches, or failures in data collection could expose us to liability and harm our business and reputation. Our SaaS offerings rely on services hosted and controlled directly by us or by third parties. These offerings have generated minimal revenue through 2012, but we anticipate this offering to generate increasing revenues beginning with 2013. Because we hold customer data, some of which is hosted in third-party facilities, a security incident may compromise the confidentiality, integrity or availability of customer data. Unauthorized access to customer data may be obtained through break-ins, breach of our secure network by an unauthorized party, employee theft or misuse, or other misconduct. It is also possible that unauthorized access to customer data may be obtained through inadequate use of security controls by customers. While our products and services provide and support strong password controls, IP restriction and account controls, their use is controlled by the customer. As such, this could allow accounts to be created with weak passwords, which could result in allowing an attacker to gain access to customer data. Additionally, failure by customers to remove accounts of their own employees, or granting of accounts by the customer in an uncontrolled manner, may allow for access by former or unauthorized customer employees. If there were ever an inadvertent disclosure of personal information, or if a third party were to gain unauthorized access to the personal information we possess on behalf of our customers, our operations could be disrupted, our reputation could be harmed and we could be subject to claims or other liabilities. In addition, such perceived or actual unauthorized disclosure of the information we collect or breach of our security could damage our reputation, result in the loss of customers and harm our business.

Because of the data that we collect and manage on behalf of our customers, it is possible that hardware or software failures or errors in our systems (or those of our third-party service providers) could result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our customers regard as significant. Furthermore, our ability to collect and report data may be delayed or interrupted by a number of factors, including access to the internet, the failure of our network or software systems, security breaches or significant variability in visitor traffic on customer websites. In addition, computer viruses may harm our systems causing us to lose data, and the transmission of computer viruses could expose us to litigation. We may also find, on occasion, that we cannot deliver data and reports to our customers in near real time because of a number of factors, including significant spikes in consumer activity on their websites or failures of our network or software. We may be liable to our customers for damages they may incur resulting from these events, such as loss of business, loss of future revenues, breach of contract or for the loss of goodwill to their business. In addition to potential liability, if we supply inaccurate information or experience interruptions in our ability to capture, store and supply information in near real time or at all, our reputation could be harmed and we could lose customers.

Fluctuations in quarterly operating results may have an adverse effect on the market price of our common stock. We have previously experienced quarter-to-quarter fluctuations in our revenue, operating costs and operating results as a result of a number of factors including the timing of new product introductions, announcements of new products by us, our competitors or our customers, slower-than-anticipated growth rates of emerging markets, slower adoption of new products and technologies into which our products are incorporated, the acquisition and integration of the assets acquired from Press-Sense Ltd., delays in customer purchases in anticipation of industry developments, and gross margin fluctuations relating to variations in product mix. Furthermore, a significant portion of our expenses are relatively fixed in nature and we may not be able to quickly reduce spending in response to shortfalls or delays in sales. Such shortfalls or delays may result in a material adverse effect on our business, financial condition and results of operations. As a result, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Moreover, we do not operate with a significant backlog and often tend to realize a disproportionate share of our revenue in the last few weeks of a fiscal quarter, thereby impairing our ability to accurately forecast quarter-to-quarter sales results. Due to the foregoing factors, it is likely that in one or more future fiscal quarters our operating results may be below the expectations of public market analysts and investors. Such an event could have a material adverse effect on the market price of our common stock which could have a negative effect on our ability to obtain additional funding, if necessary, on terms favorable to us.

If our goodwill or amortizable intangible assets become impaired we may be required to record a significant charge to earnings. Under GAAP, we review our goodwill and amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is also required to be assessed for impairment at least annually. Factors that may be considered a change in circumstances indicating that the carrying value of our goodwill or amortizable intangible assets may not be recoverable include a decline in stock price and market capitalization, future cash flows, and slower growth rates in our industry. We may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined, resulting in an impact on our results of operations.

We incur significant costs to ensure compliance with United States corporate governance and accounting requirements. We incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission, or the “Commission.” We expect all of these applicable rules and regulations to cause us to continue to incur substantial legal and financial compliance costs and to make some activities more time consuming and costly. Pursuant to Instruction 1 to Item 308 of Regulation S-K, we need not comply with paragraphs (a) and (b) of Item 308 of Regulation S-K, which require a management annual report on internal control over financial reporting and an attestation report of an independent registered public accounting firm, respectively, until we either have been required to file an annual report pursuant to section 13(a) or 15(d) of the Exchange Act for the prior fiscal year or have filed an annual report with the SEC for the prior fiscal year. Accordingly, we will not be required to complete a management annual report on internal control over financial reporting until our annual report on Form 10-K for our fiscal year ending December 31, 2013. In addition, because the market value of our securities held by non-affiliates is below $75 million, we are a smaller reporting company. As such, we have elected not to engage our independent auditor to issue an attestation report regarding our internal control over financial reporting in annual reports that we file with the SEC on Form 10-K. We also expect that applicable rules and regulations may make it more difficult and more expensive for us to maintain affordable director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

Our use and reliance upon development resources in Israel may expose us to unanticipated costs or liabilities. We have established an office in Israel and expect to continue to increase hiring of personnel for this facility. There is no assurance that our reliance upon development resources in Israel will enable us to achieve greater resource efficiency. Further, our development efforts and other operations in this country involve significant risks, including:

•	difficulty hiring and retaining appropriate engineering resources due to intense competition for such resources;

•

the knowledge transfer related to our technology and exposure to misappropriation of intellectual property or confidential information, including information that is proprietary to us, our customers and other third parties;

•	heightened exposure to changes in the economic, security and political conditions of Israel;

•	fluctuation in currency exchange rates and tax risks associated with international operations; and

•	development efforts that do not meet our requirements because of language, cultural or other differences associated with international operations, resulting in errors or delays.

Difficulties resulting from the factors above and other risks related to our operations in Israel could expose us to increased expense, impair our development efforts, harm our competitive position and damage our reputation.

Changes in accounting rules may adversely affect the way we report our financial results and the price of our common stock. We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America. These principles are subject to interpretation by the American Institute of Certified Public Accountants, the SEC, the Public Company Accounting Oversight Board, and various bodies formed to interpret and create appropriate accounting policies. A change in these principles and policies could have a significant impact on our reported results and may even retroactively affect previously reported transactions. Changes to these rules may have a material adverse effect on future financial results or in the way in which we conduct our business.

Our primary source of liquidity comes from our cash. Our existing cash and cash equivalents may fluctuate during 2013 due to changes in our planned outlay. Our cash balance at December 31, 2012 of $2,018,000 includes $372,000 held by our Israeli subsidiary that is not available to fund domestic operations, unless the funds were repatriated. We do not intend to repatriate funds and if we do we will accrue and pay any applicable taxes on the repatriated funds, as required.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

None.

ITEM 2.	PROPERTIES

We conduct our operations in leased facilities. In June 2009, Bitstream entered into a ten-year lease agreement, which was later assigned to MSDH, for 27,000 square feet of office space in a building located in Marlborough, Massachusetts. This lease agreement commenced September 1, 2009 and obligates us to make minimum lease payments plus our pro-rata share of future real estate tax increases and certain operating expense increases above the base year. The lease payments began after three (3) free months of rent and increase approximately 2% per annum. The total commitment under the lease is approximately $5.4 million, net of a tenant allowance of $411,000. We record rent expense on a straight-line basis, taking into consideration the free rent period, the tenant allowance received at the outset of the lease, and annual incremental increases to the lease payments. This lease agreement also required us to obtain a Letter of Credit in the amount of $136,000, subsequently increased to $260,000 in conjunction with the assignment to MSDH, to be in place through October 31, 2019, which we collateralized with a certificate of deposit classified as a long-term restricted asset on our balance sheet.

We are utilizing approximately 40% of the square footage of the Marlborough, Massachusetts headquarters after the decrease in personnel associated with the Bitstream Merger. Management anticipates a reduction in operating costs through the elimination of certain fixed costs, including, without limitation, the possible sub-letting or returning to the landlord of the unutilized space that currently exists. However, there can be no assurance that management will be successful in implementing these cost cutting plans or that such plans will be successful or, if successful, how long they will take.

In January 2011, Pageflex Israel Ltd., a wholly-owned subsidiary of MSDH, entered into a thirty-six (36) month lease agreement in Caesarea, Israel. This lease agreement commenced April 15, 2011 and obligates us to make semi-annual payments including service taxes. Our total financial commitment during the thirty-six (36) month lease period is approximately $384,000. This lease agreement also required us to obtain a bank guarantee backed by our cash deposits in the amount of approximately $56,000 to be in place through May 14, 2014. The bank guarantee is classified as a long-term restricted asset on our balance sheet.

As of December 31, 2011, we also leased a small engineering office in Plaistow, New Hampshire for approximately $1,000 per month on a month to month basis. This lease was transitioned to Monotype Inc. in March 2012 upon completion of the Bitstream merger.

ITEM 3.	LEGAL PROCEEDINGS

From time to time we are subject to legal proceedings and claims in the ordinary course of business, including claims of infringement of third-party patents and other intellectual property rights, commercial, employment and other matters. In accordance with generally accepted accounting principles, we make a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. As of December 31, 2012, no liability was recorded. Litigation is inherently unpredictable and it is possible that our financial position, cash flows, or results of operations could be materially affected in any particular period by the resolution of any such contingencies or the costs involved in seeking the resolution of any such contingencies.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Price

Our common stock was issued on March 14, 2012 pursuant to our spin-off from Bitstream Inc. and our common stock began trading on the over-the-counter bulletin board on March 19, 2012. Prior to that date, there was no established trading market for our common stock.

The following table sets forth, for the periods indicated, the intra-day high and low sale prices per share of our common stock as reported on the over-the-counter bulletin board during the period indicated.

	High	Low
Year ended December 31, 2012
First Quarter (March 19 through March 31)	$2.00	$0.91
Second Quarter	$1.10	$0.05
Third Quarter	$0.89	$0.22
Fourth Quarter	$0.38	$0.05

Number of Stockholders

As of February 28, 2013, our common stock was held by approximately 60 holders of record.

Dividends

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We anticipate that we will retain all of our future earnings, if any, to support operations and to finance the growth and development of our business. Our payment of any future dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, cash needs and growth plans.

Equity Investment

On October 10, 2012, MSDH received an equity commitment from two investors, scheduled to occur in two tranches. The first closed on October 11, 2012 and pursuant to the purchase agreement for this equity investment, the Company issued and sold 597,014 shares of its 6.5% Series A Redeemable Preferred Stock (the “Series A Preferred Stock”) and warrants (the “Warrants”) to purchase up to 2,985,070 shares of the Company’s common stock (the “Warrant Shares”). The Series A Preferred Stock accumulates a preferred dividend at a rate of 6.5% per annum, has a liquidation preference of $3.35 plus accrued and unpaid dividends, ranks senior to the Company’s common stock, and is redeemable upon certain events but in no event later than the five year anniversary of the date of issuance. The two investors were Amos Kaminski, a member of the Company’s board of directors, and The Altshuler Shaham Group, in its management capacity for certain provident and pension funds.

The securities were sold to the investors in units (the “Units”) at a price of $3.35 per Unit, with each Unit consisting of one (1) share of Series A Preferred Stock and a warrant to purchase five (5) shares of the Company’s common stock, for an aggregate offering price of approximately $2 million. The investors would be required to purchase an additional $1.5 million of Units from the Company if, as of the six months ended

June 30, 2013 (i) the Company has total revenues equal to or exceeding $7 million; and (ii) the Company has EBITDA equal to or exceeding $0.75 million. The Company does not currently expect to achieve either of these milestones during the six months ended June 30, 2013 and therefore does not anticipate a second closing for any additional Units.

The Company also has agreed to file a registration statement with the Securities and Exchange Commission on or prior to March 31, 2013 covering the resale by the investors of the Warrant Shares issuable upon exercise of the Warrants but will not file the registration statement by that date, and has requested an extension from the investors.

Also in connection with the equity investment, the Company granted to the investors preemptive rights to participate in future securities offerings by the Company. These preemptive rights terminate five years from the date of issuance of the Series A Preferred Stock or upon the occurrence of certain specified events, including the earlier redemption of the Series A Preferred Stock or a listing of the Company’s common stock on a U.S. national securities exchange with a market capitalization of $40 million.

The Warrants are exercisable for a term of ten (10) years and have an exercise price of $0.67 per share and may also be exercised pursuant to a cashless exercise. The Warrants contain customary provisions for anti-dilution adjustments in the event of recapitalization or reorganization events of the Company or in the event of a subsequent financing at less than $0.67 per share. The anti-dilution protections related to subsequent financings terminate five years from the date of issuance of the Warrants or upon the occurrence of certain specified events, including the earlier redemption of the Series A Preferred Stock or a listing of the Company’s common stock on a U.S. national securities exchange with a market capitalization of $40 million.

Equity Compensation Plans

On January 25, 2012, the Board of Directors of MSDH, and the Board of Directors of Bitstream acting in its capacity as sole stockholder of MSDH, adopted the MSDH Incentive Compensation Plan (the “Plan”) under which 1,724,167 shares of MSDH common stock were authorized for issuance under the Plan. On March 8, 2012, in connection with the Bitstream Merger Agreement, all outstanding former Parent stock option awards for the Company’s employees were replaced with awards in the Company using a formula designed to preserve the intrinsic value and fair value of the award immediately prior to Separation. Accordingly, on March 8, 2012, 651,167 fully vested new MSDH options with a weighted average exercise price of $1.493 were granted to holders of the Bitstream options. On September 10, 2012, the Company granted to employees, consultants and non-employee directors (1) a total of 1,198,857 options to purchase the Company’s Common Stock at an exercise price of $0.67 per share subject to vesting over a four year period, and (ii) a total of 50,000 shares of the Company’s Common Stock that were fully vested upon issuance. All such awards were granted under the Company’s incentive plan. Each stock option granted had an exercise price in excess of the $0.40 fair market value of the common stock on the date of grant. The stock option awards have a contractual life of ten years. The following table presents information regarding the Company’s equity compensation plans at December 31, 2012:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS(1)
Equity compensation plans approved by shareholders	1,556,724	$0.83	117,443
Equity compensation plans not approved by shareholders	—	—	—

TOTAL	1,556,724	$0.83	117,443

(1)	Includes options and warrants granted to purchase shares of Marlborough Software Development Holdings Inc. Common Stock, as well, as restricted stock awards. Additional data may be found in the Notes to Consolidated Financial Statements included herewith. Does not include Warrants issued in connection with the Series A Preferred Stock equity investment discussed above.

Transfer Agent

The Transfer Agent and Registrar for the common stock and preferred stock is Computershare. The contact information is:

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Telephone: 800-962-4284

www.computershare.com

ITEM 6.	SELECTED FINANCIAL DATA

Not applicable.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

All statements, trend analysis and other information contained in the following discussion relative to markets for our products and trends in revenue, gross margin and anticipated expense levels, as well as other statements, including words such as “may,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business and economic risks and uncertainties and our actual results of operations may differ materially from those contained in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under Item 1A Risk Factors as well as other risks and uncertainties referenced in this report.

EXECUTIVE OVERVIEW

Marlborough Software Development Holdings Inc. (“MSDH” or “We” or the “Company”) was formed on July 18, 2011 in conjunction with our former parent company’s, Bitstream Inc. (“Bitstream”), planned merger (the “Bitstream Merger”) with and acquisition by Monotype Imaging Holdings Inc., a Delaware corporation (“Monotype”) pursuant to an agreement and plan of merger (the “Bitstream Merger Agreement”) entered into by and between Bitstream and Monotype on November 10, 2011 (the “Separation Date”). On the Separation Date, Bitstream transferred and assigned to MSDH all of the assets and liabilities relating to, arising from or in connection with Bitstream’s Pageflex and BOLT product lines (the “Separation”) pursuant to the terms and conditions of a Contribution Agreement dated November 10, 2011 by and between Bitstream and MSDH (the “Contribution Agreement”). On March 14, 2012, Bitstream distributed all of the shares of MSDH common stock to the stockholders of Bitstream on a pro rata basis (the “Distribution”) pursuant to the terms and conditions of the Distribution Agreement dated November 10, 2011 between Bitstream and MSDH (the “Distribution Agreement”). On March 19, 2012, Bitstream completed the Bitstream Merger with Monotype.

MSDH is a software development company focused on bringing innovative and proprietary software products to a wide variety of markets. Our core software products include Web-to-print, brand management, multi-channel marketing, variable data publishing, and mobile browsing technologies.

Automated Marketing Communication and Print Production Technologies. The Pageflex® product line enables companies across the globe to communicate their marketing messages more easily and effectively. It is the advanced technology for brand management, web-to-print applications, and sophisticated personalized communications based on customer information. We pioneered flexible variable data software in 1997 and have been a technology innovator in the document customization arena ever since. The platform produces rich, creative, award-winning document designs that look like they were given the individual attention of a graphic designer but were, in reality, created on-the-fly with Pageflex variable publishing technology. Print service providers, marketing service providers, corporate marketers, and publishers use Pageflex products to ensure design integrity and brand control while empowering local users to customize and personalize print collateral, email campaigns, in-stream and in-banner videos, and 1-to-1 marketing Web sites.

Pageflex products enable companies worldwide to manage, streamline, and automate their document production processes, communicate more personally with their customers, and control their brand and market messaging while enabling their remote employees, franchises, and consumers to use a self-serve model to order customized communications. Pageflex products are purchased by both corporations and the printing companies that support them, who also use the software to control and track production processes in order to improve their business ROI.

We market our products and acquire customers through a variety of sources including conducting online webinars, email marketing campaigns, social media outreach, search engine optimization and advertising, participation in industry trade shows, trade association sponsorships, and other marketing efforts; relationships with our OEM and technology partners; referrals from our growing customer base; and general brand awareness.

Mobile Browsing Technologies. BOLT provides a consistent, full desktop-style browsing experience on almost any handset. The BOLT mobile browser offers faithful rendering of Web pages and supports streaming video from popular media sharing sites such as YouTube and MySpace for mobile phones of all types. Compatible with most handsets that support the J2ME or BREW/BMP operating systems, BOLT’s advanced features include W3C based widget support, direct Twitter integration, six levels of magnification, international localization, copy/paste, FOTA updates, and additional usability features such as auto-complete url, save page, secure browsing, patented split-screen minimap, password manager, rss subscriptions, automatic socket support, history and keypad shortcuts. BOLT is a WebKit based cloud-computing mobile browser. This cloud—computing architecture is the key to BOLT’s capabilities. Web pages are first loaded by the BOLT servers, then transcoded and sent to the BOLT mobile browser client on handsets. This client/server approach maintains the integrity of Web page layouts, reduces packet consumption on data networks, dramatically improves page load speeds, and enables advanced features such as video streaming. Currently, we are concentrating our resources and efforts on our automated marketing communications and print production variable technologies, and we expect that any sales of our mobile browsing products will be nominal in the short term.

Our business strategy focuses on expanding both our direct sales effort as well as expanding our relationships with our OEM and reseller channels. We are also focused on improving our product offerings and expanding our market share.

Certain Financial and Operating Metrics

In connection with the ongoing operation of our business, our management regularly reviews key financial and operating metrics, such as revenue, gross margin, expenses, and capital expenditures, among others. Management considers these financial and operating metrics critical to understanding and improving our business, reviewing our historical performance, comparing our performance versus other companies and identifying current and future trends, and for planning purposes.

Certain Trends and Uncertainties

The following represents a summary of known trends and uncertainties which could have a significant impact on our financial condition and results of operations. This summary should be considered along with the factors discussed under the headings “Risk Factors” and “Forward-Looking Statements” elsewhere in this Form 10-K.

•

The Pageflex and Bolt product activities were conducted by Bitstream as a whole and integrated with the Fonts Products activities. Our historic financial information may not be representative of our results as a separate company.

•

We continue to closely monitor current economic conditions, particularly as they impact our customers. We believe that our customers continue to experience some amount of economic hardship. If this economic hardship continues or worsens, our financial results could be adversely impacted.

•	We continue to develop new products and new versions of our existing product offerings. Failure to develop and launch new products and versions could negatively impact our financial results.

CRITICAL ACCOUNTING POLICIES

MSDH has identified the policies below as critical to its business operations and the understanding of its results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout this Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect MSDH’s reported and expected financial results. Note that our preparation of this prospectus requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Allocation Methodologies

The 2011 data included in the financial statements of MSDH have been derived from the financial statements of Bitstream Inc. utilizing the following methodologies: the MSDH balance sheet generally reflects the financial position of MSDH as if it had been a separate entity as of December 31, 2011. Only those assets and liabilities which were specifically identifiable to the MSDH business or those assets and liabilities that were used primarily by the MSDH business, such as our leased facilities in the U.S., have been attributed and included in the 2011 balance sheet of MSDH. The 2011 information included in the MSDH statements of operations reflect revenue directly attributable to the MSDH business. Cost of revenue, research and development, and sales and marketing departments have historically been product specific and thus have been primarily assigned to MSDH based on product line information. Certain general and administrative (“G&A”) items that could be specifically identified and allocated, including amortization of intangibles, were allocated. Other general expenses that could not be specifically identified to a product line were allocated based on the most relevant measure, such as head count and product revenue. Certain assets that were used by both Bitstream and MSDH were assigned to MSDH as the primary user of the assets. MSDH charged Bitstream a fee, approximating fair value, for the use of these assets. The fee is netted with the expenses of MSDH in the Statement of Operations and was not material for the year ended December 31, 2011. MSDH’s operating results historically were included in Bitstream’s consolidated U.S. and state tax returns. The 2011 provision for income taxes in MSDH’s financial statements has been determined on a separate-return basis.

There is significant judgment in determining the allocation of income, expense, and attribution of assets and liabilities. Management believes that the methodologies used in the allocation are reasonable.

Revenue Recognition

We derive revenue from the license of our software products, and from consulting and support and maintenance services. Primarily, we recognize revenue when persuasive evidence of an arrangement exists, the product has been delivered or services have been provided, the fee is fixed or determinable, and collection of the fee is probable.

Multiple-element arrangements

We recognize revenue under multiple-element arrangements using the residual method when vendor-specific objective evidence (“VSOE”) of fair value exists for all of the undelivered elements under the arrangement. Under the residual method, the arrangement consideration is first allocated to undelivered elements based on vendor-specific objective evidence of the fair value for each element and the residual amount is allocated to the delivered elements. Arrangement consideration allocated to undelivered elements is deferred and recognized as revenue when the elements are delivered, if all other revenue recognition criteria are met. We have established sufficient vendor-specific objective evidence for the value of our training and maintenance services, based on the price charged when these elements are sold separately. VSOE of the fair value of maintenance services is supported by substantive renewal rates within customer contracts.

License Revenue

We receive and recognize licensing fees and royalty revenue from: (1) Original Equipment Manufacturer (“OEM”) customers for page composition technologies; (2) direct and indirect licenses of software publishing applications for the creation, enhancement, management, transport, viewing and printing of electronic information; (3) direct sales of custom design and consulting services to end users such as graphic artists, desktop publishers, corporations and resellers; and (4) sales of publishing applications to foreign customers primarily through distributors and resellers.

We recognize license revenue from the resale of our products through various resellers. Resellers may sell our products in either an electronic format or CD format. Revenue is recognized if collection is probable, upon notification from the reseller that it has sold the product, or for a CD product, upon delivery of the software.

Revenue from end user product sales is recognized upon delivery of the software, net of estimated returns and allowances, and when collection is probable.

Service Revenue

Professional services include custom design and development, and training. We recognize professional services revenue under software development contracts as services are provided for per diem contracts or by using the percentage-of-completion method of accounting for long-term fixed price contracts. Provisions for any estimated losses on contracts are made in the period in which such losses become probable. There are no losses accrued at the balance sheet dates presented.

We recognize revenue from support and maintenance agreements ratably over the term of the agreement.

Deferred revenue includes unearned software support and maintenance revenue, and advanced billings for unrecognized revenue from contracts.

Cost of revenue from software licenses consists primarily of hosting costs, amortization of intangibles related to the iWay product, amortization of capitalized software related to the Pageflex Storefront products, and costs to distribute the product, including the cost of the media on which it is delivered. Cost of revenue from services consists primarily of costs associated with customer support, consulting and custom product development services.

We generally warrant that our products will function substantially in accordance with documentation provided to customers for approximately 90 days following initial delivery. We have not incurred any material expenses related to warranty claims.

Stock-based Compensation

We account for stock-based compensation in accordance with authoritative guidance. Under the fair value recognition provisions of this guidance, stock-based compensation cost is measured at the grant date based on the fair value of the award, net of an estimated forfeiture rate, and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period. All assumptions used in valuing our stock option grants and estimating our forfeiture rates are based on the historical information and assumptions used by Bitstream.

We currently use the Black-Scholes option pricing model to determine the fair value of stock options and awards. Inputs into the pricing model represent the inputs used by Bitstream based on their historical experience. The determination of the fair value of stock-based payment awards on the date of grant using an option-pricing model is affected by Bitstream’s stock price as well as assumptions regarding a number of complex and subjective variables. These variables include Bitstream’s expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends.

We estimate the expected term of options granted by calculating the average term from Bitstream’s historical stock option exercise experience. We estimate the volatility of our common stock by Bitstream’s historical volatility. We base the risk-free interest rate that we use in the option pricing model on zero-coupon yields implied from U.S. Treasury issues with remaining terms similar to the expected term on the options. Bitstream did not anticipate paying any cash dividends in the foreseeable future and therefore the expected dividend yield was zero in the option pricing model. We are required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. We use Bitstream’s historical data to estimate pre-vesting option forfeitures and record stock-based compensation expense only for those awards that are expected to vest.

If factors change and we employ different assumptions for estimating stock-based compensation expense inclusive of assumption based on MSDH factors in future periods or if we decide to use a different valuation model, stock-based compensation expense in future periods may differ significantly from what we have recorded in the current period and could materially affect our operating income, net income and net income per share.

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable, characteristics not present in our option grants and awards. Existing valuation models, including the Black-Scholes and lattice binomial models, may not provide reliable measures of the fair values of our stock-based compensation. Consequently, there is a risk that our estimates of the fair values of our stock-based compensation awards on the grant dates may bear little resemblance to the actual values realized upon the exercise, expiration, early termination or forfeiture of those stock-based payments in the future. Certain stock-based payments, such as employee stock options, may expire worthless or otherwise result in zero intrinsic value as compared to the fair values originally estimated on the grant date and reported in our financial statements. Alternatively, value may be realized from these instruments that are significantly higher than the fair values originally estimated on the grant date and reported in our financial statements. There currently is no market-based mechanism or other practical application to verify the reliability and accuracy of the estimates stemming from these valuation models, nor is there a means to compare and adjust the estimates to actual values.

The application of these principles using authoritative guidance may be subject to further interpretation and refinement over time. There are significant differences among valuation models, and there is a possibility that we will adopt different valuation models in the future. This may result in a lack of consistency in future periods and materially affect the fair value estimate of stock-based payments. It may also result in a lack of comparability with other companies that use different models, methods and assumptions.

Impairment of Goodwill and Other Long-Lived Assets

Under authoritative guidance, goodwill is not amortized, but is required to be reviewed annually for impairment or more frequently if impairment indicators arise. For purposes of testing impairment, MSDH has determined it has one reporting unit. Therefore, goodwill is assessed for impairment based upon an enterprise wide valuation. For purposes of reviewing impairment, an entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test by calculating the fair value of the reporting unit and comparing the fair value with the carrying amount of the reporting unit. If the carrying amount of a reporting unit exceeds its fair value, then the entity is required to perform the second step of the goodwill impairment test to measure the amount of the impairment loss, if any. We conducted impairment assessments as of each balance sheet date presented in the consolidated financial statements and determined that there was no impairment. Although none of the goodwill was impaired, there can be no assurance that, in the future, a material impairment charge will not be required.

Whenever events or changes in circumstances indicate that the carrying amounts of a long-lived asset may not be recoverable, we review these assets for impairment. If the future undiscounted cash flows are less than the carrying amount of that asset, impairment exists. We recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Fair value is normally assessed using a discounted cash flow model. We believe that, as of each balance sheet date presented, none of our long-lived assets were impaired.

Accounts Receivable

We perform ongoing credit evaluations of our customers and adjust credit limits based upon payment history and the customer’s current credit worthiness, as determined by our review of their current credit information. We continuously monitor collections and payments from customers and maintain a provision for estimated credit losses based on our historical experience and any specific customer collection issues that we identify. We did not record significant additional reserves during 2012 or 2011. We cannot guarantee that our credit loss rates will not worsen or that we will experience credit loss rates approximating those that we have experienced in the past.

Software Development Costs

We incur costs to develop computer software to be licensed or otherwise marketed to customers. Research and development costs are expensed as incurred, except for costs of internally developed or externally purchased software that qualify for capitalization. Development costs for software to be sold externally incurred subsequent to the establishment of technological feasibility, but prior to the general release of the product, are capitalized and, upon general release, are amortized over the expected life of the related products.

Income Taxes

For purposes of MSDH’s consolidated financial statements at December 31, 2012 and the year then ended, income tax expense and deferred tax balances have been recorded based on MSDH taxable income and a stand-alone entity as of the Separation Date. For purposes of MSDH’s consolidated financial statements at December 31, 2011 and the year then ended, income tax expense and deferred tax balances have been recorded as if the Company had filed tax returns on a separate return basis from Bitstream. The deferred tax balances in these consolidated financial statements will differ from the Company’s deferred tax balances post-separation, as a portion of the separate return tax loss and credit carry forwards have either been utilized by Bitstream or will not be available to the Company post-separation. Balances available to the Company as of the Separation Date have been derived from preliminary data from the consolidated Bitstream tax returns which have not been filed as of the date of this annual report. The calculation of income taxes for the Company on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations. In most cases, the tax losses and tax credits generated by the Company, while a subsidiary within Bitstream’s legal entities and included in these financial statements, have either been utilized by Bitstream’s other businesses or will remain with Bitstream post-separation.

Our effective tax rate is based on pre-tax income and the tax rates applicable to that income in the various state jurisdictions in which we operate. An estimated effective tax rate for a year is applied to our quarterly operating results, adjusted for losses in tax jurisdictions where the losses cannot be tax benefited due to valuation allowances. In the event that there is a significant unusual or discrete item recognized, or expected to be recognized, in our quarterly operating results, including the resolution of prior-year tax matters, the tax attributable to that item would be separately calculated and recorded at the same time as the unusual or discrete item. Significant judgment is required in determining our effective tax rate and in evaluating its tax positions. We establish reserves when it is deemed more likely than not that we will not realize the full tax benefit of the position. We periodically adjust these reserves in light of changing facts and circumstances.

Tax regulations may require items of income and expense to be included in a tax return in different periods than the items are reflected in the consolidated financial statements. As a result, the effective tax rate reflected in the consolidated financial statements may be different than the tax rate reported in the income tax return. Some of these differences are permanent, such as expenses that are not deductible on the tax return, and some are temporary differences, such as depreciation expense. Temporary differences create deferred tax assets and liabilities. Deferred tax assets generally represent items that can be used as a tax deduction or credit in the tax return in future years for which we have already recorded the tax benefit in the financial statements. Deferred tax liabilities generally represent tax expense recognized in the financial statements for which payment has been deferred or expense for which we have already taken a deduction on an income tax return, but has not yet been recognized in the consolidated financial statements.

We account for income taxes in accordance with authoritative guidance, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of the temporary differences between the book and tax basis of recorded assets and liabilities. We make estimates and judgments with regard to the calculation of certain income tax assets and liabilities. This FASB guidance requires that deferred tax assets be reduced by valuation allowances if, based on the consideration of all available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized. Significant weight is given to evidence that can be objectively verified.

Recent Accounting Pronouncements

The Company reviews and evaluates recent pronouncements that have had or may have a significant effect on our financial statements. The Company has included a discussion of only the recent pronouncements which may have an impact on or are related to our financial condition, results of operations, or disclosures.

In June 2011, the Financial Accounting Standards Board (“FASB”) issued guidance on presentation of comprehensive income. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. Instead, an entity will be required to present either a continuous statement of net income and other comprehensive income or in two separate but consecutive statements. MSDH adopted this guidance effective January 1, 2012. As the new guidance relates only to how comprehensive income is disclosed and does not change the items that must be reported as comprehensive income, adoption did not have an effect on MSDH’s consolidated financial statements.

In September 2011, the FASB issued guidance which simplifies how companies test goodwill for impairment. The amendment permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in the goodwill accounting standard. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. MSDH adopted this guidance effective for 2012 impairment tests and the adoption of the new guidance did not have a material effect on its consolidated financial statements.

In July 2012, the FASB issued guidance related to testing an indefinite-lived intangible asset, amending the existing guidance by giving an entity testing an indefinite-lived intangible asset for impairment the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. If an entity determines that it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount, then the performance of the quantitative impairment test, as currently prescribed, is required. This guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. MSDH adopted this guidance effective September 30, 2012 and the adoption did not have a significant effect on the Company’s consolidated financial statements and related disclosures.

Recent Accounting Pronouncements Not Yet Effective

There have been no new accounting pronouncements not yet effective that have significance, or potential significance, to our consolidated financial statements.

OVERVIEW

RESULTS OF OPERATIONS (dollar amounts in thousands)

Non-GAAP measures, in thousands, except per share amounts:

We have used a non-GAAP measure for determining the net loss per share allocable to common stockholders for the year ended December 31, 2011. As of December 31, 2011 and for the year ended we had been a wholly-owned subsidiary of Bitstream Inc. and for that year used the historical stock activity of Bitstream Inc. as a proxy for determining our weighted average shares outstanding. This resulted in shares of 10,305. As of the Separation date, we determined it appropriate to determine the weighted average shares outstanding based on the number of shares of MSDH stock distributed at the date of Separation as outstanding for all prior periods. The Consolidated Statements of Operations included in this annual report on Form 10-K discloses the measure utilizing Bitstream historical data as we had reported on the annual report on Form 10-K for the year ended December 31, 2011. A reconciliation of GAAP to non-GAAP results is set forth in the table below:

GAAP

Year Ended December 31, 2011
Net loss allocable to common stockholders	(8,828)

Net loss per share allocable to common stockholders, basic and diluted	$(0.82)

Shares used in calculating net loss per share allocable to common stockholders, basic and diluted	10,752

Basic net loss per share of MSDH for the year ended December 31, 2011 is determined by dividing the net loss of MSDH by Bitstream’s historical weighted average number of shares of common stock outstanding during the period.

Non-GAAP

Year Ended December 31, 2011
Net loss allocable to common stockholders	(8,828)

Net loss per share allocable to common stockholders, basic and diluted	$(0.86)

Shares used in calculating net loss per share allocable to common stockholders, basic and diluted	10,305

Basic net loss per share of MSDH is determined by dividing the net loss of MSDH by MSDH’s weighted average number of shares of common stock outstanding during the period. MSDH’s outstanding shares from January 1, 2011 to March 19, 2012 were determined to be 10,752 for purposes of calculating Basic net loss per share with no common stock equivalents considered outstanding.

Revenue and Gross Profit:

	Year Ended December 31,				Change
	2012	% of Revenue	2011	% of Revenue
					Dollars	Percent
Revenue
Software licenses	$2,280	30%	$2,793	32%	$(513)	(18)%
Services	5,423	70	5,849	68	(426)	(7)

Total revenue	7,703	100	8,642	100	(939)	(11)
Cost of Revenue
Software licenses	1,052	46	1,103	39	(51)	(5)
Services	2,280	42	2,025	35	255	13

Total cost of revenue	3,332	43	3,128	36	204	7

Gross Profit	$4,371	57%	$5,514	64%	$(1,143)	(21)%

Software License Revenue

We recognize software license revenue from direct sales and licensing agreements of our products and products from third parties, licensing agreements with OEMs, and from the resale of our products through various resellers. We recognize reseller revenue on a sell-in basis and bear no obligation after the license has been delivered to the reseller.

The decrease in revenue from software licenses for the year ended December 31, 2012 as compared to the year ended December 31, 2011 was due primarily to a decrease in sales from our OEM channel. During the year ended December 31, 2012, our sales continued to be affected by the global economic downturn.

Additionally, the decrease in direct sales during the first quarter of 2012 was affected by the Separation of MSDH from Bitstream and activities related to the merger of Bitstream with Monotype Imaging. These activities began in 2011 and were completed during the first quarter of 2012. Our direct sales showed improvement over the remainder of 2012. We expect with the release of new versions of our products, the stabilization of the iWay product, the localization of the Pageflex Storefront product and our increase in sales and marketing resources, our revenue will increase in 2013 as compared to levels achieved in 2012, though there can be no assurance that such revenue levels can be achieved.

Service Revenue

Services revenue decreased for the year ended December 31, 2012 due primarily to an end-of-life support contract which resulted in non-recurring support revenue during the year ended December 31, 2011, partially offset by increases in consulting services and support during the year ended December, 2012. We expect the revenue from support contracts to increase going forward, however there can be no assurance that this upward trend will be sustained. Consulting, design and training services vary with specific requirements of customers and may be affected more by economic concerns as customers may delay design changes, custom development and training.

Cost of Revenue

Cost of revenue includes hosting costs, royalties and fees paid to third parties for the license of rights to technology, costs incurred in the fulfillment of custom orders, costs incurred in providing customer support, maintenance and training, and costs associated with the duplication, packaging and shipping of products. Cost of revenue also includes amortization of acquired-technology from the acquisition of assets from Press-Sense Ltd. and the amortization of capitalized internally developed software related to the translation of our products into multiple languages.

Cost of Software License Revenue

The decrease in cost of software license revenue for the year ended December 31, 2012 as compared to the year ended December 31, 2011 was primarily related to a decrease in hosting costs for the browsing product in 2012 resulting from the discontinuance of hosting services for the free-user base of the browsing product. This reduction in cost of licenses was partially offset by increased royalty expense as well as expense related to the amortization of internally developed software. We also incurred increased support infrastructure costs during the year ended December 31, 2012.

Cost of Service Revenue

The increase in cost of services revenue for the year ended December 31, 2012, as compared to the year ended December 31, 2011 was primarily due to increases in salary and related expenses for additional resources, contractor costs, expendable equipment purchases, and increased facilities costs resulting from added resources. The increase in contractor costs for the year ended December 31, 2012 resulted from costs to transfer our support services to an alternate system, as well as costs related to the setup of a new hosted product offering. Services salary and related expenses decreased during the fourth quarter of 2012 with the reduction in workforce that we announced in August 2012 and we expect a similar expense rate for the first half of 2013.

Operating Expenses:

	Year Ended December 31,				Change
		% of		% of
	2012	Revenue	2011	Revenue	Dollars	Percent
Marketing and selling	$3,948	51%	$3,863	45%	$85	2%
Research and development	5,645	73	7,119	82	(1,474)	(21)
General and administrative	3,263	43	3,208	37	55	2

Total operating expenses	$12,856	167%	$14,190	164%	$(1,334)	(9)%

Marketing and Selling (“M&S”) Expense

Marketing and selling (“M&S”) expense consists primarily of salaries and benefits, commissions, travel expense and facilities costs related to sales and marketing personnel, as well as marketing program-related costs.

The increase in M&S for the year ended December 31, 2012 as compared to the year ended December 31, 2011 related primarily to increases in salary and benefit costs, employee travel, sales subcontractors including resources in Poland and Brazil, and facilities related expenses, partially offset by a decrease in tradeshow costs as a result of timing of tradeshows as well as our Pageflex user conference held in 2011but not held during 2012. We expect that M&S expense will not increase as a percentage of sales during 2013.

Research and Development (“R&D”) Expense

Research and development (“R&D”) expense consists primarily of salary and benefit costs, contracted third-party development costs, and facility costs related to software developers and management. R&D expense decreased for the year ended December 31, 2012, as compared to the year ended December 31, 2011 primarily due to the reduction in R&D resources related to the BOLT browser product development which was discontinued in 2012 as well as a decrease in publishing development resources, partially offset by an increase in stock compensation expense from the acceleration of Bitstream options and restricted stock awards caused by the merger of Bitstream on March 19, 2012. We expect our R&D costs to decrease in 2013 as compared to 2012 due to the reduction in workforce that we announced in August 2012, reduced expense levels attributable to BOLT development and less stock compensation.

General and Administrative (“G&A”) Expense

G&A expense consists primarily of salaries, benefits, and other related costs including travel and facility expenses for finance, human resource, legal and executive personnel, legal and accounting professional services, provision for bad debts, directors fees and director and officer insurance. G&A expense increased for the year ended December 31, 2012 as compared to the year ended December 31, 2011, consisting primarily of costs associated with reduced allocation of both U.S. and Israeli facilities and depreciation costs, and severance costs resulting from a workforce reduction in the U.S. during the third quarter 2012. These increases were partially offset by a decrease in equipment related costs. We expect our G&A costs to decrease in 2013 as compared to 2012 due to the reduction in workforce that we announced in August 2012 and the non-reoccurrence of Bitstream related stock option compensation expense and transaction costs recorded during the first quarter of 2012 prior to Separation.

Other Income, Net:

	Year Ended December 31,
	2012	% of Revenue	2011	% of Revenue	Change
					Dollars	Percent
Interest and other income, net	$(27)	0%	$10	0%	$(37)	(370.0)%

Other income consists primarily of foreign currency transactions gains or losses.

Provision for Income Taxes:

	Year Ended December 31,
	2012	% of Revenue	2011	% of Revenue	Change
					Dollars	Percent
Provision for income taxes	$200	2.6%	$162	1.9%	$38	23.5%

The provision for income taxes consists of foreign taxes in Israel and U.S. federal tax expense related to the deferred tax liability created by the taxable amortization of Goodwill. There was no significant change in the provision for taxes for the years ended December 31, 2012 and 2011.

For purposes of MSDH’s consolidated financial statements, income tax expense and deferred tax balances for the year ended December 31, 2011 and for the short period through the Separation date have been recorded as if the Company had filed tax returns on a separate return basis from Bitstream. The December 31, 2011 deferred tax balances in these consolidated financial statements differed from the Company’s deferred tax balances post-separation, as a portion of the separate return tax loss and credit carry forwards have either been utilized by Bitstream or will not be available to the Company post-separation. The calculation of income taxes for the Company on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations. In most cases, the tax losses and tax credits of Bitstream that are included in these financial statements of MSDH have either been utilized by Bitstream’s other businesses or will remain with Bitstream post-separation. Balances at December 31, 2012 include preliminary amounts available to the Company as of the Separation Date and have been derived from preliminary data from the consolidated Bitstream tax returns which have not been filed as of the date of this annual report on Form 10-K.

The Company’s consolidated financial statements reflect deferred tax assets, net of deferred tax liabilities, but before consideration of valuation allowances, of $3,396 and valuation allowances of $3,585 as of December 31, 2012. The Company has estimated the net deferred tax assets available post-separation from preliminary consolidated tax returns of Bitstream Inc. as discussed above. The decrease in deferred tax assets and valuation allowances for December 31, 2011 is primarily attributable to separate return tax loss and credit carryforwards that are no longer available to the Company post-separation.

Our effective tax rate is based on pre-tax income and the tax rates applicable to that income in the various state jurisdictions in which we operate. An estimated effective tax rate for a year is applied to our quarterly operating results, adjusted for losses in tax jurisdictions where the losses cannot be tax benefited due to valuation allowances. In the event that there is a significant unusual or discrete item recognized, or expected to be recognized, in our quarterly operating results, including the resolution of prior-year tax matters, the tax attributable to that item would be separately calculated and recorded at the same time as the unusual or discrete item. Significant judgment is required in determining our effective tax rate and in evaluating its tax positions. We establish reserves when it is deemed more likely than not we will not realize the full tax benefit of the position. We periodically adjust these reserves in light of changing facts and circumstances.

Tax regulations may require items of income and expense to be included in a tax return in different periods than the items are reflected in the consolidated financial statements. As a result, the effective tax rate reflected in the consolidated financial statements may be different than the tax rate reported in the income tax return. Some of these differences are permanent, such as expenses that are not deductible on the tax return, and some are temporary differences, such as depreciation expense. Temporary differences create deferred tax assets and liabilities. Deferred tax assets generally represent items that can be used as a tax deduction or credit in the tax return in future years for which we have already recorded the tax benefit in the financial statements. Deferred tax liabilities generally represent tax expense recognized in the financial statements for which payment has been deferred or expense for which we have already taken a deduction on an income tax return, but has not yet been recognized in the consolidated financial statements.

We account for income taxes in accordance with authoritative guidance, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of the temporary differences between the book and tax basis of recorded assets and liabilities. We make estimates and judgments with regard to the calculation of certain income tax assets and liabilities. This guidance requires that deferred tax assets be reduced by valuation allowances if, based on the consideration of all available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized. Significant weight is given to evidence that can be objectively verified.

We evaluate deferred income taxes on a quarterly basis to determine whether valuation allowances are required by considering available evidence, including historical and projected taxable income and tax planning strategies that are both prudent and feasible. As of December 31, 2012, our U.S. operations had generated four consecutive years of pre-tax losses. Because of our recent history of losses, we believe that the weight of negative historic evidence precludes us from considering any forecasted income from our analysis of the recoverability of its U.S. deferred tax assets. We also considered in our analysis tax planning strategies that are prudent and can be reasonably implemented. Based on all available positive and negative evidence, we concluded that a full valuation allowance should be recorded against the net deferred tax assets of our U.S. operations.

The tax loss and credit carry forwards reflected in our consolidated financial statements represent $3,681 of deferred tax assets. The tax carry forwards include U.S. tax carry forwards for federal and state net operating losses, general business credits and state tax credits.

LIQUIDITY AND CAPITAL RESOURCES (dollar amounts in thousands)

At December 31, 2012, our primary source of liquidity comes from our cash of $2,018. Our cash at December 31, 2012 of $2,018 includes $372 held by our Israeli subsidiary that is not available to fund domestic operations, unless the funds were repatriated. We do not intend to repatriate the funds and if we do we will accrue and pay any applicable taxes on the repatriated funds, as required. The Pageflex and BOLT products historically have been funded directly or indirectly by Bitstream through the historical operations of MSDH as a component of Bitstream or proceeds from the disposition of assets by Bitstream. For the years ended December 31, 2012 and 2011, we incurred net losses of $8,712 and $8,828, respectively. Bitstream contributed capital of $9,005 and $7,887 in cash for the years ended December 31, 2012 and 2011, respectively. As of December 31, 2012, we had a working capital deficit of $850.

Our operating activities used cash during the years ended December 31, 2012 and 2011 of $8,475 and $6,973, respectively. The increased usage of cash during the year ended December 31, 2012 as compared to the prior year resulted primarily from a decrease in contributions from working capital accounts of $1,578, a decrease in net loss of $116 and a decrease in the add-backs of non-cash expense items of $41. Cash used in operating activities has historically been affected by the amount of net loss, changes in working capital accounts and add-backs of non-cash expense items such as depreciation and amortization and the expense associated with stock-based awards.

Cash used by investing activities during the years ended December 31, 2012 and 2011 was $917 and $964, respectively. Cash used in investing activities during the year ended December 31, 2012 consisted of the capitalization of internally developed software of $647, purchases of property and equipment of $201, and increases to restricted cash of $69. Cash used in investing activities in 2011 consisted of the capitalization of internally developed software of $688, cash paid for the purchase of property and equipment of $261, and the additions of intangible assets of $15.

Our financing activities for the years ended December 31, 2012 and 2011 provided cash of $10,859 and $7,887, respectively. Cash provided by financing activities during the year ended December 31, 2012 consists of contributions from former parent Bitstream of $9,005 as well as proceeds of $1,854 from the issuance of preferred stock and warrants, net of financing costs. Cash provided by financing activities during the year ended December 31, 2011 consisted of contributions from former parent Bitstream of $7,887.

We conduct our operations in leased facilities. In June 2009, we entered into a ten-year lease agreement for 27,000 square feet of office space with the right of first refusal on an additional 4,000 square feet in a building located in Marlborough, Massachusetts. This lease agreement commenced September 1, 2009 and obligates us to make minimum lease payments plus our pro-rata share of future real estate tax increases and certain operating expense increases above the base year. The lease payments began after three (3) free months of rent and increase approximately 2% per annum. The total commitment under the lease is approximately $5,390, net of a tenant allowance of $411. We record rent expense on a straight-line basis, taking into consideration the free rent period, the tenant allowance received at the outset of the lease, and annual incremental increases to the lease payments. This lease agreement also required us to obtain a Letter of Credit in the amount of $136, subsequently increased to $260 in conjunction with the assignment to MSDH, to be in place through October 31, 2019, which we collateralized with a certificate of deposit classified as a long-term restricted asset included in other assets on our consolidated balance sheets.

In January 2011, Bitstream Israel Ltd., a wholly-owned subsidiary of MSDH, entered into a thirty-six (36) month lease agreement in Caesarea, Israel. This lease agreement commenced April 15, 2011 and obligates us to make semi-annual payments including service taxes. Our total financial commitment during the thirty-six (36) month lease period is approximately $384. This lease agreement also required us to obtain a bank guarantee backed by our cash deposits in the amount of approximately $56 to be in place through May 14, 2014. The bank guarantee is classified as a long-term restricted asset on our balance sheets.

The future minimum annual lease payments under our leased facilities and equipment as of December 31, 2012, excluding any anticipated rent income of MSDH, are as follows:

Operating leases:
2013	$667
2014	556
2015	570
2016	578
2017	590
Thereafter	1,014

Total	$3,975

We are utilizing approximately 40% of the square footage of the Marlborough, Massachusetts headquarters after the decrease in personnel associated with the Bitstream Merger and a reduction in workforce during August 2012. Management anticipates a reduction in operating costs through the elimination of certain fixed costs, including, without limitation, the possible sub-letting or returning to the landlord of the unutilized space that currently exists. However, there can be no assurance that management will be successful in implementing these cost-cutting plans or that such plans will be successful or, if successful, how long they will take to implement.

The consolidated financial statements presented herewith have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. MSDH’s long-term viability is dependent on its ability to generate sufficient product revenue, net income and cash flows from operations to support its business as well as its ability to obtain additional financing. Management’s plans also include reducing operating costs and delaying certain expenditures, if necessary, to maintain the Company’s liquidity. The Separation from Bitstream Inc. has disrupted and may continue to disrupt our business and management, negatively affecting our business, operating results or financial condition and may cause other risks to the Company. MSDH has suffered recurring losses from operations, both before and after the Separation. For its liquidity, prior to Separation, the Company relied on contributions from Bitstream. As of March 19, 2012, MSDH had accumulated contributions of approximately $60,977 from its former Parent and an accumulated deficit of $44,880 as of December 31, 2011 and $8,915 as of December 31, 2012 after giving effect to the Separation and Distribution. After Separation, the Company has sought third party investors to reduce the Company’s liquidity risks.

MSDH received an equity commitment from two investors on October 10, 2012 in the aggregate amount of $2,000 in exchange for 597 shares of 6.5% redeemable preferred stock and 2,985 common stock warrants. The investors would be required to purchase an additional $1.5 million of Units from the Company if, as of the six months ended June 30, 2013 (i) the Company has total revenues equal to or exceeding $7,000; and (ii) the Company has EBITDA equal to or exceeding $750. The Company does not currently expect to achieve either of these milestones during the six months ended June 30, 2013 and therefore does not anticipate a second closing for any additional Units. In addition, the Company received commitments from certain customers with terms including the prepayment of software licenses in the aggregate amount of $850 payable over a nine month period beginning with the fourth quarter 2012, subject in each case to the Company continuing to provide service and support to these customers. The first $425 was received during the fourth quarter of 2012 with the remaining $425 due during our first and second quarters of 2013. Additionally, MSDH announced on August 27, 2012 that it had restructured its global workforce eliminating 28 positions, including 7 contractors, a reduction in our workforce of approximately 26%.

Management believes that with its current operating plan and anticipated cash flows in the next year, cash will be sufficient to meet the Company’s working capital and capital expenditure requirements through at least the next twelve months. There can be no assurance, however, that MSDH will not require additional financing in the future if funds from future operations or estimated expenses differ materially from those amounts estimated by management. In October 2012, the Company engaged a financial advisory firm to assist the Company with exploring its strategic alternatives. There can be no assurance that additional financing sources of capital would be available on terms favorable to us, if at all. In addition, MSDH and Bitstream have entered into certain ancillary agreements in connection with the Separation and Distribution that provide for indemnification of Bitstream with respect to certain liabilities of the Pageflex and BOLT products contributed to MSDH.

Potential Indemnification Obligations

We enter into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, we indemnify, hold harmless, and agree to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally business partners or customers, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to our products. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited. We have never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, we believe the estimated fair value of these agreements is minimal, but we can provide no assurance that payments will not be required under these agreements in the future.

We enter into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, we indemnify, hold harmless, and agree to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally business partners or customers, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to our products. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited. We have never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, we believe the estimated fair value of these agreements is minimal, but we can provide no assurance that payments will not be required under these agreements in the future.

In connection with the contribution of Pageflex and BOLT related assets and liabilities from Bitstream to MSDH, MSDH agreed to indemnify, defend and hold harmless Bitstream, its affiliates and their respective successors and assigns from, against and in respect of any damages, losses, claims or liabilities (including but not limited to reasonable attorneys’ fees) relating to or arising out of MSDH’s failure to satisfy any of the Assumed Liabilities under the Contribution Agreement.

MSDH also has agreed to indemnify, defend and hold harmless Bitstream, its affiliates and their successors and assigns from, against and in respect of any liabilities and obligations of Bitstream relating to certain fees and expenses of the Bitstream Merger and Distribution, severance costs, lease termination fees and similar items not otherwise accounted for in the calculation of the final merger consideration, which amounts are not expected to be material to MSDH. The Company and Bitstream have entered into a tax indemnity agreement (the “Tax

Indemnity Agreement”) pursuant to which MSDH will indemnify Bitstream against taxes incurred by Bitstream as a result of the Distribution. Management believes that MSDH will not incur any liability to Bitstream under the Tax Indemnity Agreement because management believes that the income and franchise taxes incurred by Bitstream as a result of the Distribution will be fully offset by net operating loss and business tax credit carry forwards of Bitstream and that no taxes other than income and franchise taxes will be incurred by reason of the Distribution. Such belief is based in part upon our valuation for tax purposes of MSDH of approximately $11,000 as well as our determinations with respect to the expected value of the stock of MSDH, the tax basis of Bitstream in the stock of MSDH, and the availability of net operating loss and business credit carry forwards. There can be no assurance that the Internal Revenue Service or another taxing authority will concur that no taxes will be incurred by Bitstream as a result of Distribution, either because the value of the MSDH as of the date of the Distribution differs from the expected value of the MSDH stock at that time as currently projected or for other reasons. Any liabilities that MSDH may incur under the Tax Indemnity Agreement will adversely affect MSDH’s financial condition and results of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements or unconsolidated special-purpose entities within the meaning of Item 303(a)(4) of Regulation S-K.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

As a smaller reporting company this information is not required of the Company and the Company has elected not to provide the disclosure.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our Consolidated Financial Statements and Supplementary Data are provided under Part IV, Item 15 of this Form 10-K and are incorporated herein by reference.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our principal executive officer and principal financial officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of December 31, 2012. Based on this evaluation, our principal executive officer and principal financial officer concluded that, as of December 31, 2012, these disclosure controls and procedures were effective to provide reasonable assurance that material information required to be disclosed by us, including our consolidated subsidiaries, in reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported, within the time periods specified in the Commission rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Evaluation of Changes in Internal Control over Financial Reporting

No change in the Company’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the quarter ended December 31, 2012 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Management’s Report on Internal Control over Financial Reporting

We are responsible for establishing and maintaining adequate internal control over financial reporting. As defined in the securities laws, internal control over financial reporting is a process designed by, or under the supervision of, our principal executive and principal financial officer and effected by our Board of Directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the acquisitions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we carried out an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2012 based on the criteria in “Internal Control—Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based upon this evaluation, we concluded that our internal control over financial reporting was effective as of December 31, 2012.

This annual report does not include an attestation report of our independent registered public accounting firm, regarding internal control over financial reporting. Our management report was not subject to attestation by our independent registered public accounting firm pursuant to Section 989G of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which exempts smaller reporting companies from the independent registered public accounting firm attestation requirement.

ITEM 9B.	OTHER INFORMATION

None.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical Information

The following table lists the names, ages and positions of all of our directors and executive officers as of March 15, 2013. There are no family relationships between any director or executive officer and any other director or executive officer of MSDH. Executive officers serve at the discretion of the Board of Directors.

Name	Age	Position
Raul K. Martynek	47	Chairman of the Board of Directors
Amos Kaminski	82	Director
Jonathan H. Kagan	56	Director
Melvin L. Keating	65	Director
Pinhas Romik	66	President and Chief Executive Officer
James P. Dore	54	Executive Vice President and Chief Financial Officer
Costas Kitsos	52	Vice President of Engineering
Elly Perets	42	Vice President of Sales and Marketing

Raul K. Martynek has been a director and served as the chairman of the board of directors of MSDH since our incorporation in July 2011 and previously as a director of Bitstream since his election on May 27, 2010 and through the Separation Date. Mr. Martynek was most recently the CEO and a Director of Voxel Dot Net, Inc., a provider of hybrid cloud hosting and managed services from January 2011 until April 2012. Voxel was acquired by Internap Network Services (NASDAQ: INAP) in December 2011. He also served as a director of Broadview Networks Holdings, Inc. (“Broadview”), a network-based business communications provider, from August 2007 to October 2012, and was a director of Smart Telecom, a Dublin, Ireland-based fiber competitive local exchange carrier, or CLEC, from December 2009 to October 2012. From May 2008 to December 2009, he served as a Senior Advisor to Plainfield Asset Management, where he advised on investment opportunities in the telecommunications sector and advised the boards of portfolio companies on strategic and tactical initiatives. Mr. Martynek served as the Chief Restructuring Officer of Smart Telecom from January 2009 until December 2009. He was President and Chief Executive Officer and a director of InfoHighway Communications Inc. (“InfoHighway”), a CLEC, from November 2003 to July 2007. InfoHighway was acquired by Broadview in May 2007. From March 1998 to November 2003, Mr. Martynek was Chief Operating Officer of Eureka Networks (“Eureka”), a telecommunications company, which acquired InfoHighway in August 2005. From December 1995 to March 1998, he served as an Executive Vice President of Gillette Global Network, a non-facilities based telecommunications carrier that merged with Eureka in 2000. Mr. Martynek received a B.A. in Political Science from Binghamton University and a Master in International Affairs from Columbia University School of International and Public Affairs. The Nominating and Corporate Governance Committee determined that Mr. Martynek is qualified to serve as a director of MSDH because he possesses particular knowledge and experience, including prior operational and leadership experience in the technology industry.

Amos Kaminski has served as a director of MSDH since our incorporation in July 2011. Until the Separation Date he had been Chairman of the Board of Bitstream since August 2010 and a director of Bitstream since 1985. He was previously Chairman of the Board of Bitstream from 1991 through 1996. Mr. Kaminski founded Interfid Ltd., a venture capital firm, in 1984 and has served as its President and on its Board of Directors since its formation. Mr. Kaminski is also the founder, President and Chairman of the Board of Directors of AFA Asset Services, Inc., a private real estate asset management company, and Chairman of the Board of Directors of Interfid Capital, Inc. The Nominating and Corporate Governance Committee determined that Mr. Kaminski is qualified to serve as a director of MSDH because he possesses particular knowledge and experience in financial markets and the software industry, as well as specific knowledge and experience in MSDH’s industry and markets of operation.

Jonathan H. Kagan has served as a director of MSDH since our incorporation in July 2011. Until the Separation Date he had been a director of Bitstream since his appointment in February 2010. Since January 2006, Mr. Kagan has been a Managing Principal of Corporate Partners LLC and in addition until February 2009, Mr. Kagan was also a Managing Director of Lazard Alternative Investments LLC. Previously, from 1990, Mr. Kagan was a Managing Director of Corporate Partners I through December 2000, and of Centre Partners Management LLC through 2001, which managed the Centre Capital Funds. Over the last five years, Mr. Kagan has served on the Board of Directors of Gevity HR. He began his career in the investment banking division of Lazard in 1980 and became a General Partner in 1987. At Lazard, Mr. Kagan helped head the corporate finance and capital markets areas. Mr. Kagan received an M.A. from Oxford University and an A.B. from Harvard College. The Nominating and Corporate Governance Committee determined that Mr. Kagan is qualified to serve as a director of MSDH because he possesses particular knowledge and experience in financial markets and with several industries including the software industry.

Melvin L. Keating has served as a director of MSDH since our incorporation in July 2011. Until the Separation Date he had been a director of Bitstream since his election on May 27, 2010. Mr. Keating has served as a consultant to various private equity firms since October 2008, and has served as a director of various corporations as described below. From October 2005 through October 2008, Mr. Keating was President and CEO of Alliance Semiconductor Corp., in Santa Clara, CA, a worldwide manufacturer and seller of semiconductors (Nasdaq). He is currently Chairman of the Board of Red Lion Hotels (NYSE); Chairman of the Board of BluePhoenix Solutions (Nasdaq); and a director of API Technologies (Nasdaq); and Crown Crafts (Nasdaq). Mr. Keating holds both an MS in Accounting and an MBA in Finance from the Wharton School at the University of Pennsylvania. He also holds a BA in Art History from Rutgers University. The Nominating and Corporate Governance Committee determined that Mr. Keating is qualified to serve as a director of MSDH because he possesses particular knowledge and experience, including prior operational and leadership experience in the software industry.

Pinhas Romik has served as the President and Chief Executive Officer of MSDH since the Separation Date and previously had served as Bitstream’s General Manager of Pageflex since March 2011. Mr. Romik is not currently an officer or director of any other U.S. public company. Mr. Romik has extensive experience in marketing electronic products and services in the U.S., Europe and the Far East. From February 2009 until the present, Mr. Romik has served as a director of VIRS Photonics. From November 2008 to December 2010, Mr. Romik served as a director of BZeek Inc. From January 2006 to November 2008, Mr. Romik served as the chief executive officer of Skill Poker LTD. In 2004, Mr. Romik founded Duplicate (2007) Inc., an online poker site. In 2000, Mr. Romik founded Duplicate.com (formerly e-bridge, Inc.), at the time the largest bridge tournament site on the internet, which he sold in 2004. In 1992, Mr. Romik founded RDC Communications, a wireless data communications company with sales in over 20 countries. From 1992 through the sale of RDC to Marconi Communications in 1999, Mr. Romik served in various management positions at RDC, including President & CEO, and Executive Director. From 1974 to 1992 Mr. Romik worked at various engineering and management positions for Tadiran Electronics Industries, then the largest Israeli electronic company. At his last position at Tadiran, Mr. Romik was General Manager of its Communications Systems Division, designing, manufacturing and selling military and civilian communications and computer equipment. Mr. Romik also currently serves as Vice President of the Israel-Poland Chamber of Commerce, as a member of two important Polish economic forums, and manages several Polish green energy projects in agriculture, solar energy, and bio-energy. Mr. Romik has a B.S. degree in Physics from Tel-Aviv University.

James P. Dore has served as Executive Vice President and Chief Financial Officer of MSDH since the Separation Date and previously had served as Bitstream’s Vice President and Chief Financial Officer since March 2003. From June 1999 to March 2003, he served as Bitstream’s Corporate Controller. From January 1997 to June 1999, Mr. Dore served as Corporate Controller at Celerity Solutions Inc. a developer and marketer of supply chain and warehouse management business software. He also served as Celerity’s Chief Financial Officer and Treasurer from April 1999 to June 1999. Mr. Dore has over 20 years of service in various senior financial positions, is a C.P.A. and holds a B.S. degree, with distinction, from Clarkson University.

Costas Kitsos has served as Vice President of Engineering of MSDH since the Separation Date and previously had been Vice President of Engineering at Bitstream since November 1999. Mr. Kitsos heads engineering for the Pageflex automated marketing communication and print production software products and also serves as the principal architect. From October 1998 to November 1999, he served as Director of Research and Development of Bitstream. From November 1996 to October 1998, he was a Senior Software Engineer at Bitstream. Mr. Kitsos is a veteran software developer with over 15 years of experience in type and publishing application development. From May 1987 to November 1996, Mr. Kitsos headed IconWorks, which developed award winning type applications and offered consulting services on end user programs and graphical user interfaces. He holds a Masters degree from the University of California, Los Angeles.

Elly Perets has served as Vice President of Sales and Marketing of MSDH since the Separation Date and previously until the Separation Date had served as Vice President of Sales and Marketing for Bitstream’s Pageflex product line as an independent consultant since July 2011 and as an employee since January 1, 2012. Mr. Perets previously spent 17 years in sales operations formation, development and management for a variety of products and technologies, including consumer goods, components, and technology-based products. Mr. Perets has a strong background in the establishment of worldwide sales forces, distribution channels, alliances and partnerships in the graphics industry. Prior to joining Bitstream, Mr. Perets held the position of Project Director at the Goldratt Group, expanding and implementing the Sales & Marketing application of the Theory of Constraints (TOC) from May 2009 to June 2011. Before that, Mr. Perets was Vice President of Sales and Marketing for Press-sense Ltd., the company that developed and marketed what is now Pageflex iWay product from August 2001 to May 2009. Mr. Perets holds a Law degree (L.L.B) and a Business degree from the Interdisciplinary Center, Herzlia, Israel, as well as a Master of Science in Engineering (M.S.E.) from University of Pennsylvania, Philadelphia, PA, Wharton business school and School of Engineering & Applied Science.

Board Committees and Meetings of the Board of Directors

The Board of Directors has a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee’s charter is available free of charge through the Corporate Governance link on MSDH’s at http://www.pageflex.com/corporate/investor, or by sending your request in writing to the Corporate Secretary, Marlborough Software Development Holdings Inc., 500 Nickerson Road, Marlborough, MA 01752-4695. Each committee conducts an annual assessment to determine whether it has sufficient information, resources and time to fulfill its obligations and whether it is performing its obligations. Under the MSDH Corporate Governance Guidelines, each committee may retain experts to assist it in carrying out its responsibilities. The Board of Directors has determined that each of the members of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee are “independent” as required by applicable laws and regulations.

The Board of Directors and executive management believe that good corporate governance is important to ensure that MSDH is managed for the long-term benefit of its stockholders. The Board of Directors and executive management team have been reviewing and will continue to review corporate governance policies and practices for compliance with applicable regulations and will continue to compare those policies and practices to those suggested by various authorities in corporate governance and the practices of other public companies.

Audit Committee

The Audit Committee consists of Messrs. Kagan, Keating and Martynek, with Mr. Keating as its chairman. The Audit Committee reviews our accounting practices, internal accounting controls and financial results and oversees the engagement of our independent registered public accountants. The Audit Committee also oversees management’s performance of its duties with respect to maintaining the integrity of our accounting and financial reporting and our systems of internal controls, the performance and qualifications of the independent accountants (including the independent accountant’s independence), and our compliance with legal and regulatory requirements. The Audit Committee establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and the confidential and anonymous submission by employees and others regarding questionable or possibly fraudulent actions or activities. The Audit Committee acts pursuant to a written charter, which may be found on our website at: http://www.pageflex.com/corporate/investor.

Compensation Committee

The Compensation Committee consists of Messrs. Kaminski, Keating and Martynek, with Mr. Kaminski as its chairman. The Compensation Committee establishes salaries, incentives and other forms of compensation for our directors, officers and other employees. The Compensation Committee also administers our benefit plans and administers the issuance of stock options and other awards under our equity compensation plans to all our employees and directors, including the members of such committee. The committee also reviews, and recommends to the full Board, the compensation and benefits for non-employee Directors. The Compensation Committee acts pursuant to a written charter, which may be found on our website at: http://www.pageflex.com/corporate/investor.

Nominating and Corporate Governance Committee

The Nominating and Governance Committee consists of Messrs. Kagan, Kaminski and Martynek, with Mr. Kagan as its chairman. The Nominating and Corporate Governance Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies, and practices of the Board of Directors and its committees facilitate the effective discharge by the Board of Directors of its corporate governance responsibilities. The committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board of Directors and its committees and reflects those policies and practices in corporate governance guidelines, and evaluates the qualifications of, and recommends to the full board, candidates for election as directors.

Nomination of Candidates for Director

When evaluating potential candidates for directors, the Nominating and Corporate Governance Committee (the “Nominating Committee”) considers individuals recommended by members of the Nominating Committee, other Directors, members of management, and shareholders or self-nominated individuals; as may be applicable. The Nominating Committee is advised of all nominations that are submitted to us and determines whether it will further consider the candidates using the criteria as described in its charter. The Committee may from time to time seek and receive recommendations on board candidates from third parties, including security holders, and while recommendations from significant security holders might receive greater initial consideration we generally would seek to apply the same criteria that would be applied in evaluating other candidates to these recommended candidates. After the Nominating Committee has completed its evaluations, it presents its recommendations to the full Board of Directors for its consideration and approval. In presenting its recommendations, the Nominating Committee also reports on other candidates who were considered but not selected. There have not been any material changes to this procedure. We will report any material change to this procedure in a quarterly or annual filing with the Securities and Exchange Commission and any new procedure will be available through the Corporate Governance link on our website at http://www.pageflex.com/corporate/investor.

Code of Business Conduct and Ethics

We have a code of ethics that applies to our principal executive officer and principal financial officer, or persons performing similar functions. This code of ethics is incorporated in our Code of Business Conduct and Ethics that applies to all of our officers, directors, and employees. A copy of our Code of Business Conduct and Ethics is available on our website at http://www.pageflex.com/corporate/investor. We intend to satisfy the SEC’s disclosure requirements regarding amendments to, or waivers of, the code of business conduct and ethics by posting such information on our website in lieu of filing such information in a Current Report on Form 8-K.

ITEM 11.	EXECUTIVE COMPENSATION

The following disclosure sets forth information concerning the compensation of MSDH’s named executive officers, as defined in Item 402 of Regulation S-K, as of December 31, 2012. Historical information required by Item 402 of Regulation S-K is being provided with respect to the officers and directors of Bitstream as a result of MSDH having been a wholly-owned subsidiary of Bitstream prior to the spin-off of MSDH from Bitstream on March 14, 2012 and the continuity of management between Bitstream and MSDH after the spin-off.

SUMMARY COMPENSATION TABLE

(All amounts in dollars)

The following table sets forth certain summary information concerning compensation paid for the year ended December 31, 2012 by MSDH to its named executive officers, as such term is defined in Item 402 of Regulation S-K (the “Named Executive Officers” or “NEOs”). Historical compensation for the year ended December 31, 2011 are derived from the compensation they earned from Bitstream while performing similar functions for the former parent company.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Options/ Warrants ($)(3)	Non-Equity Incentive Plan Comp ($)(4)	All Other Compensation ($)		Total ($)
Pinhas Romik	2012	199,455	20,000	19,140	—	44,415	(5)	283,010
President and Chief Executive Officer of MSDH (Principal Executive Officer)	2011	189,540	—	—	—	56,840	(5)	246,380
James P. Dore	2012	189,963	—	10,106	—	7,500	(6)	207,569
Vice President & CFO (Principal Financial Officer)	2011	185,000	—	—	220,000	6,150	(6)	411,150
Costas Kitsos	2012	184,829	—	10,106	—	14,500	(7)	209,435
Vice President of Engineering	2011	180,000	30,968	—	137,000	6,000	(7)	353,968
Elly Perets	2012	141,220	—	10,106	—	23,157	(8)	174,483
Vice President of Sales and Marketing

(1)	Base salaries for 2012 remained unchanged from the levels approved previous to the Separation from Bitstream by Bitstream’s Compensation Committee. In August and in December 2012, the NEOs voluntarily took a temporary decrease in salaries to be re-evaluated after 7 months. The Compensation Committee did not approve or award any increases in base salary for any of the named executive officers during 2012. Amounts for Messrs. Romik and Perets have been converted from their local Israeli Shekel to U.S. dollars using the average exchange rate for the period.
(2)	Amounts reported represent the aggregate grant date fair value of restricted stock awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Share Based Payments” for each of the restricted stock awards made during each year. On September 10, 2012, Mr. Romik received a restricted stock award of 50,000 shares of MSDH common stock with a grant date fair value of $0.40 per share. On November 10, 2011 Mr. Kitsos received a restricted stock award of 5,600 shares of Bitstream Class A Common Shares with a grant date fair value of $5.53 per share.
(3)	Amounts reported represent the aggregate grant date fair value of stock option awards computed in accordance with ASC Topic 718 made during each year. On September 10, 2012, MSDH granted stock options in the amounts of 79,200 options each to Messrs. Dore, Kitsos, and Perets, and 150,000 options to Mr. Romik, with a grant date fair value of $0.1276. These amounts do not recognize the actual value that may be realized by each officer.
(4)	Represents actual annual incentive compensation payments to each officer pursuant to our annual incentive plan. Each of Messrs. Dore and Kitsos were paid $20,000 in performance based bonuses that were paid in 2011. In addition, Messrs. Dore and Kitsos were awarded additional bonuses of $200,000 and $117,000, respectively, for 2011 performance that were determined and paid in March 2012.

(5)	Represents $26,000 paid as a consultant for the period in 2011 prior to being hired as an employee and benefits derived for our employees based in Israel including company expenses for a company car of $19,947 and $11,000 and other benefits of $24,468 and $19,840 for 2012 and 2011, respectively.
(6)	Represents matching contributions by MSDH and previously Bitstream for the account of the Named Executive Officer under their 401(k) Plan.
(7)	Represents matching contributions by MSDH and previously Bitstream for the account of the Named Executive Officer under their 401(k) Plan of $7,500 for 2012 and $6,150 for 2011. In addition, 2012 includes $7,000 for legal expense associated with Mr. Kitsos’ offer letter from MSDH.
(8)	Represents benefits derived for our employees based in Israel including company expenses for a company car of $16,734 and other benefits of $6,423.

Plan Based Awards

The following table provides information as to the grants of plan-based awards by Bitstream to those Named Executive Officers who receive a plan-based award grant during 2012. The table identifies the threshold (or minimum amount payable other than zero), target payable if specified performance goals are achieved, and maximum values of the 2012 incentive plan awards for each of the named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Estimated possible payouts under Non-Equity Incentive Plan Awards(1)			Grant Date	Stock Awards: Number of Restricted Shares of Stock (#)(2)	Number of Securities Underlying Options Granted (#)	Full grant date fair value of each equity award ($)(3)
		Threshold $	Target $	Maximum $
Pinhas Romik	02/24/2012	—	220,000	—	09/10/12	50,000	150,000	39,140
James P. Dore	02/24/2012	—	101,750	—	09/10/12	—	79,200	10,106
Costas Kitsos	02/24/2012	—	99,000	—	09/10/12	—	79,200	10,106
Elly Perets	02/24/2012	—	99,000	—	09/10/12	—	79,200	10,106

(1)	Amounts represent target amounts payable to each officer pursuant to MSDH’s annual incentive plan, which plan does not have specific thresholds or maximums.
(2)	Amounts represent stock awards of restricted shares of Common Stock. These stock awards vested immediately upon issuance.
(3)	Amounts represent the full grant date fair value assuming the closing price of MSDH’s common stock on the date of grant for the restricted award and full grant fair value of the options granted based on an exercise price of $0.67 with a closing price of $0.40 per share of MSDH’s common stock for the option grant, as provided for in the MSDH’s 2012 Incentive Compensation Plan.

Outstanding Equity Awards at December 31, 2012

The following table sets forth, the number of unexercised MSDH options held by each Named Executive Officer as of December 31, 2012, the exercise price and expiration date of each award.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

Name	Option Awards(1)				Stock Awards(2)
	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Exercise Price	Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)	Grant Date
	Exercisable	Unexercisable
Pinhas Romik	—	150,000	0.6700	09/10/22
James P. Dore	12,667	—	0.5089	02/13/13
	25,000	—	0.4520	08/02/14
	30,000	—	0.6649	02/07/15
	25,000	—	1,2651	08/03/16
	20,000	—	2.3084	05/24/17
	15,000	—	1.7483	05/20/18
	15,000	—	1.5323	08/19/19
	15,000	—	1.9758	08/12/20
	—	79,200	0.6700	09/10/22
Costas Kitsos	25,000	—	0.4520	08/02/14
	25,000	—	1.2651	08/03/16
	20,000	—	2.3084	05/24/17
	15,000	—	1.7483	05/20/18
	15,000	—	1.5323	08/19/19
	15,000	—	1.9758	08/12/20
	—	79,200	0.6700	09/10/22
Elly Perets	—	79,200	0.6700	09/10/22

(1)	All options outstanding as of December 31, 2012 have ten-year terms. All MSDH options granted after the Separation Date under the 2012 Incentive Compensation Plan, vest over a four-year period in equal installments of 25% on the first, second, third, and fourth anniversary of the award. MSDH options issued due to Separation and the split of the outstanding Bitstream Options just prior to the Separation Date maintained the terms of the original Bitstream options including their 10 year terms. Vesting of all of these options was accelerated in full upon completion of the Bitstream Merger.
(2)	At December 31, 2012, there were no outstanding restricted stock awards that had not vested.

Value Realized from Stock Options and Stock Appreciation Awards

The following table sets forth the number of MSDH options exercised and the value each Named Executive Officer realized during 2012. As of December 31, 2012, MSDH has not awarded any stock appreciation rights.

OPTION EXERCISES AND STOCK VESTED DURING 2012

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Pinhas Romik	—	—	50,000	20,000
James P. Dore(2)	107,667	237,251	9,750	42,529
Costas Kitsos(2)	65,000	117,589	15,350	66,956
Elly Perets	—	—	—	—

(1)	The “value realized” represents the total value of gains on the date of exercise based on the actual sale prices or on the closing price that day if the shares were not sold that day, in each case less the exercise price of the stock options, without deducting taxes or commissions paid by employee.
(2)	Amounts for Messrs. Dore and Kitsos represent in-the-money Bitstream stock options and stock awards vested and exercised due to the Bitstream Merger. The value received was based on the merger consideration paid of $4.36197.

EXECUTIVE AGREEMENTS

All of the NEOs are employed on an at-will basis by MSDH and, except for Mr. Perets, had entered into severance agreements (the “Severance Agreements”) with Bitstream, which were assigned to MSDH, in the event of a “Change in Control” as described below. These agreements had an original term expiring on April 15, 2012, except for Mr. Romik whose agreement had an expiration date of August 31, 2012, and shall thereafter be automatically renewed for successive one-year terms unless MSDH has notified the NEO of its election not to renew the term of the agreement not less than 120 days before the expiration of the (then) current term. The severance agreements with Messrs. Dore and Kitsos have an initial term trough April 15, 2014. Immediately subsequent to the separation of MSDH from Bitstream, MSDH fixed the base salaries of Messrs. Dore and Kitsos at $203,500 and $198,000, respectively, and determined to pay a discretionary cash bonus to Mr. Dore of $200,000 and to Mr. Kitsos of $117,000, which amounts were paid in March 2012.

Potential Payments upon Termination Following a Change-in-Control

The Severance Agreements with MSDH’s NEOs provide certain benefits upon the termination of employment after a change in control (a “Change in Control”) as defined in the agreement. Under these agreements, the NEO shall be entitled to severance benefits if terminated within twenty-four months of a Change in Control, unless such termination is due to the NEO’s death or disability, or is by MSDH for Cause, or is by the NEO for other than Good Reason.

If, after any Change in Control shall have occurred, the NEO’s employment shall be terminated within twenty-four months of the date of such Change in Control either (i) by MSDH other than for death, disability or Cause, or (ii) by the NEO for Good Reason, the NEO shall be entitled to the following severance benefits under the terms of the Severance Agreements:

•

MSDH shall pay the NEO’s full base salary through the date of termination at the rate which is the higher of the (then) current annual rate or the annual rate in effect immediately prior to the date of any Change in Control. MSDH also shall pay the NEO the amount, if any, of any unpaid earned annual bonus for the preceding fiscal year. In addition, MSDH shall continue in full force and effect through the date of termination the NEO’s participation in all stock ownership, stock purchase, stock option and restricted stock plans; all health and welfare benefit plans; and all insurance and disability plans as may be in effect at the date of the Change in Control.

•

MSDH shall pay as severance benefits to the NEO on or before the fifth day following the date of termination of employment, a lump sum payment equal to 6 times the NEO’s base monthly salary in the case of Mr. Romik, 1.75 times the NEO’s base annual salary in the case of Mr. Dore, and 1.0 times the NEO’s base annual salary in the case of Mr. Kitsos based on their agreements with MSDH relating to the assignment and assumption of their Severance Agreements by MSDH, at the rate which is the higher of the (then) current annual rate or the annual rate in effect immediately prior to the date of any Change in Control.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2012, Messrs. Kaminski, Keating and Martynek, fulfilled all functions of the Compensation Committee of the Board of Directors of MSDH with regard to determining compensation of executive officers of MSDH. No member of the Compensation Committee of MSDH was at any time in 2012 or at any other time an officer or employee of MSDH, and no member had any relationship with MSDH requiring disclosure as a related-person transaction in the section “Certain Relationships and Related Person Transactions.” No executive officer of MSDH has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or Compensation Committee at any time in 2012.

DIRECTOR COMPENSATION

The following disclosure sets forth information concerning the compensation of MSDH’s board of directors as of December 31, 2012. MSDH’s current director compensation guidelines stipulate that each director who is not an employee is entitled to receive $35,000 in cash compensation for service as a director and that each new non-employee director be awarded 25,000 restricted shares. In addition, our non-employee Chairman of the Board is entitled to receive an additional $15,000 in cash compensation for his service as Chairman. For the year ended December 31, 2012, Messrs. Keating, Kaminski, and Kagan each received $35,000; and Mr. Martynek received $50,000. In addition, Mr. Keating received $4,000 in cash compensation for his service on the Special Committee working with the financial advisory firm engaged on October 31, 2012 to advise the Board on strategic alternatives. Except for these cash compensation payments, no member received any other compensation for service on committees of the MSDH board of directors. The following table provides information on the compensation of MSDH’s directors for the fiscal year ended December 31, 2012.

DIRECTOR COMPENSATION TABLE(1)

Name	Fees Earned or Paid in Cash ($)	Stock Option Awards ($)(1)		Total ($)
Jonathan Kagan	35,000	3,828	(2)	38,828
Amos Kaminski	35,000	3,828	(3)	38,828
Melvin L. Keating	35,000	3,828	(4)	38,828
Raul K. Martynek	50,000	4,466	(5)	54,466

(1)	Compensation amounts for stock options represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Share Based Payments” for each of the stock option awards made during 2012. Grant date fair value was calculated using the Black Scholes valuation methodology. These amounts do not represent the actual value that may be realized by the Directors.
(2)	As of December 31, 2012, Mr. Kagan had options to purchase 30,000 shares of MSDH common stock.
(3)	As of December 31, 2012, Mr. Kaminski had an aggregate of options to purchase 70,000 shares of MSDH common stock. Mr. Kaminski also holds warrants to purchase 1,492,535 shares of MSDH common stock issued as a component of his investment in MSDH of approximately $1 million in MSDH Series A Preferred Stock.
(4)	As of December 31, 2012, Mr. Keating had options to purchase 30,000 shares of MSDH common stock.
(5)	As of December 31, 2012, Mr. Martynek had options to purchase 35,000 shares of MSDH common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and stockholders who own more than ten percent of the outstanding Class A Common Stock of the Company to file with the Securities and Exchange Commission, statements of beneficial ownership and changes in beneficial ownership of voting securities of the Company and to furnish copies of such reports to us.

Based solely on a review of the copies of such forms received by the Company, and on written representations from certain reporting persons, we believe that with respect to the year ended December 31, 2012, our directors, officers and ten-percent stockholders timely filed all such required forms, except as set forth in the table below:

Name of Director, Executive Officer or 10% Beneficial Owner	Late Report(s)	Late Transaction(s)
Jonathan Kagan (director)	Form 3 filed 04/3/2012	Initial report for reporting person as of 03/08/2012 with no securities beneficially owned.

	Form 4 filed 04/3/2012	49,300 Common Shares issued with spinout from Bitstream at 03/14/2012.

Amos Kaminski (director)	Form 3 filed 04/3/2012	Initial report for reporting person as of 03/08/2012 with no securities beneficially owned.

	Form 4 filed 04/3/2012	393,300 Common Shares and 40,000 options to purchase common shares issued with spinout from Bitstream at 03/14/2012.

	Form 4 filed 11/26/2012	Acquired Warrants (right to buy) 1,492,535 common shares on 10/11/2012.

Melvin Keating (director)	Form 3 filed 04/3/2012	Initial report for reporting person as of 03/08/2012 with no securities beneficially owned.

	Form 4 filed 04/3/2012	44,300 Common Shares issued with spinout from Bitstream at 03/14/2012.

Raul Martynek (director)	Form 3 filed 04/3/2012	Initial report for reporting person as of 03/08/2012 with no securities beneficially owned.

	Form 4 filed 04/3/2012	37,530 Common Shares issued with spinout from Bitstream at 03/14/2012.

James Dore (officer)	Form 3 filed 04/3/2012	Initial report for reporting person as of 03/08/2012 with no securities beneficially owned.

	Form 4 filed 04/3/2012	25,000 Common Shares and 195,000 options to purchase common shares issued with spinout from Bitstream at 03/14/2012.

Costas Kitsos (officer)	Form 3 filed 04/3/2012	Initial report for reporting person as of 03/08/2012 with no securities beneficially owned.

	Form 4 filed 04/3/2012	28,300 Common Shares and 115,000 options to purchase common shares issued with spinout from Bitstream at 03/14/2012.

Pinhas Romik (officer)	Form 3 filed 04/3/2012	Initial report for reporting person as of 03/08/2012 with no securities beneficially owned.

Trent Stedman ( 10% Holder)	Form 3 filed 04/12/2012	Initial report for reporting person as of 04/03/2012 with 1,586,762 securities beneficially owned.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Unless otherwise indicated, the following table sets forth certain information as of February 28, 2013, with respect to shares of our common stock owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission, directly or indirectly, by each stockholder known to us to own beneficially more than 5% of our common stock, by each director, executive officer of MSDH, and by all directors and executive officers of MSDH as a group. As of February 28, 2013, there were 10,801,609 issued and outstanding shares of our common stock. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of our common stock if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within 60 days following February 28, 2013. As used herein “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

Name and Address(2)	Number(1)	Percent of Common Stock(1)
Principal Stockholders
Columbia Pacific Opportunity Fund, L.P.(3) 1910 Fairview Avenue East, Suite 500 Seattle, WA 98102	2,156,331	19.96%
The Altshuler Shaham Group, in its management capacity for certain provident and pension funds (4) c/o MSDH 500 Nickerson Road, Marlborough MA 01752	1,492,535	12.14%
New Vernon Aegir Master Fund Ltd(5) 799 Central Ave. Suite 350 Highland, IL 60035	1,135,462	10.51%
Mr. Trent Stedman(5) c/o New Vernon Partners LLC 799 Central Ave. Suite 350 Highland, IL 60035	72,394	0.67%
Mr. Thomas Patrick(5) c/o New Vernon Partners LLC 799 Central Ave. Suite 350 Highland, IL 60035	378,906	3.51%
Mr. Michael Self, Lake Union Capital Fund, L.P. and Lake Union Capital Management, LLC, as a group(6) 601 Union Street Seattle, WA 98101	934,119	8.65%
Directors and Executive Officers of Bitstream
Jonathan Kagan(7)	49,300	*
Amos Kaminski(8)	1,925,835	15.61%
Melvin Keating	44,300	*
Raul Martynek	37,530	*
James P. Dore(9)	182,667	1.67%
Costas Kitsos(10)	143,300	1.31%
Pinhas Romik	65,000	*
Elly Perets	0	*
All directors and executive officers of MSDH as a group (8 persons)(7)(8)(9)(10)	2,447,932	19.42%

*	Less than one percent

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable. The information presented with respect to the Principal Stockholders is based on reports of beneficial ownership on Forms 3 and 4, and Schedules 13D and 13G delivered to MSDH pursuant to the Exchange Act and such other information as may have been provided to MSDH by any such Principal Stockholder reporting ownership of shares of Common Stock of MSDH. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.
(2)	Unless otherwise indicated, the address of each director and officer listed is: c/o Marlborough Software Development Holdings Inc., 500 Nickerson Road, Marlborough, MA 01752-4695.
(3)	Based upon the information provided pursuant to a joint Schedule 13G filed with the SEC on February 14, 2013 by Columbia Pacific Opportunity Fund L.P. (the “Fund”). Columbia Pacific Advisors LLC (the “Adviser”) has the sole power to vote or direct the vote of, and to dispose or direct the disposition of the shares owned by the Fund. Alexander B. Washburn, Daniel R. Baty, Stanley L. Baty and Brandon D. Baty are the managing members of the Adviser and share voting and disposition power over the securities held by the Fund.
(4)	Based on the issuance of 597,014 shares of MSDH 6.5% Series A Redeemable Preferred Stock (the “Series A Preferred Stock”) with voting right on a one-for-five basis with Common, and warrants (the “Warrants”) to purchase up to 1,492,535 shares of the Company’s common stock (the “Warrant Shares”) which are immediately exercisable.
(5)	Based upon the information provided pursuant to a joint statement on Schedule 13D filed with the SEC on April 12, 2012 by the group. New Vernon Aegir Master Fund Ltd. directly beneficially owns 1,135,462 shares of Common Stock over which it has sole voting and dispositive power. Mr. Stedman directly beneficially owns 72,394 shares of Common Stock over which he has sole voting and dispositive power. Mr. Patrick directly beneficially owns 378,906 shares of Common Stock over which he has sole voting and dispositive power. New Vernon Investment Management LLC is the investment advisor of New Vernon Aegir Master Fund Ltd. and, as such, may be deemed to have voting and dispositive power over the shares of Common Stock directly beneficially owned by New Vernon Aegir Master Fund Ltd. and, accordingly, may be deemed to indirectly beneficially own such shares. New Vernon Partners LLC is the investment manager of New Vernon Aegir Master Fund Ltd. and, as such, may be deemed to have voting and dispositive power over the shares of Common Stock directly beneficially owned by New Vernon Aegir Master Fund Ltd. and, accordingly, may be deemed to indirectly beneficially own such shares. Mr. Stedman is a portfolio manager of New Vernon Investment Management LLC. In such capacity, Mr. Stedman controls the trading of securities held by New Vernon Aegir Master Fund Ltd. As a result of such role and otherwise by virtue of his relationship to New Vernon Aegir Master Fund Ltd., New Vernon Partners LLC and New Vernon Investment Management LLC, Mr. Stedman may be deemed to have voting and dispositive power over the shares of Common Stock directly beneficially owned by New Vernon Aegir Master Fund Ltd. and, accordingly, may be deemed to indirectly beneficially own such shares. As a result, Mr. Stedman may be deemed to beneficially own a total of 1,207,856 shares of Common Stock. Thomas Patrick is a member of New Vernon Investment Management LLC. By virtue of his relationship with New Vernon Investment Management LLC, Mr. Patrick may be deemed to be part of a group with Mr. Stedman and New Vernon Investment Management LLC, New Vernon Aegir Master Fund Ltd. and New Vernon Partners LLC with respect to the Common Stock of MSDH. Messrs Patrick and Stedman share voting and dispositive power over the securities held by New Vernon Partners LLC.
(6)

Based on information provided in a joint statement on Schedule 13G/A filed with the SEC on February 5, 2013. Lake Union Capital Fund, LP directly beneficially owns 895,519 shares of Common Stock over which it has shared voting and dispositive power. Lake Union Capital Management, LLC directly beneficially owns 38,600 shares of Common Stock over which it has shared voting and dispositive power. Lake Union Capital Management, LLC is the general partner of Lake Union Capital Fund, LP and Michael Self is the managing member of Lake Union Capital Management, LLC. Accordingly, Lake Union Capital Management, LLC and Michael Self are deemed to beneficially own the shares of Common Stock of MSDH owned by Lake Union Capital Fund, LP. Mr. Self has voting and dispositive control of the securities held by Lake Union Capital Fund, LP and Lake Union Capital Management, LLC. As a result, Mr. Self and Lake Union Capital Management, LLC may be deemed to beneficially own 934,119 shares of Common Stock.
(7)	Includes 1,000 shares held by Mr. Kagan’s son and for which Mr. Kagan may be considered a beneficial owner.
(8)	Includes 40,000 shares issuable to Mr. Kaminski upon the exercise of options and 1,492,535 shares issuable upon the exercise of warrants issued as part of Mr. Kaminski’s investment in the Company’s Series A Redeemable preferred Stock. The number of shares does not include Redeemable Preferred shares themselves, which have voting rights equivalent to 1,492,535 common shares.
(9)	Includes 157,667 shares issuable to Mr. Dore upon the exercise of options.
(10)	Includes 115,000 shares issuable to Mr. Kitsos upon the exercise of options.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Independence of our Board of Directors

MSDH’s By-laws provide that the members of the Board of Directors will be elected at the annual meeting of the stockholders, or at a special meeting of the stockholders in lieu thereof, and that each director shall hold office until his or her successor shall have been elected and qualified, or until his or her death, or until he shall have resigned, or have been removed as provided in the By-laws.

Our by-laws further provide that our Board of Directors shall consist of not less than one nor more than ten directors, the exact number of directors to be fixed from time to time by our Board of Directors. Our Board of Directors currently is comprised of four directors, including three independent directors. The board of directors determined that Mr. Kaminski is not independent by virtue of his service as chief executive officer of Bitstream.

Certain Relationships and Related Person Transactions

All related person transactions are reviewed, and reported to and, if required, approved by, our Board of Directors or audit committee, as applicable. The term “related person transactions” refers to transactions required to be disclosed in our filings with the Securities and Exchange Commission pursuant to Item 404 of Regulation S-K.

On October 10, 2012, the Company completed a private placement of securities with two accredited investors, including Amos Kaminski, a member of the board of directors of the Company. See Item 5. Market for registrant’s common equity, related stockholder matters and issuer purchase of equity securities—Equity Investment, for further details.

On October 31, 2012, the Company signed an engagement letter with a financial advisory firm to advise on strategic alternatives. One of the Company’s board members is also the managing principal of the firm engaged to provide the consulting services. With the exception of a retainer of $10,000 compensation for services rendered pursuant to this agreement will be contingent upon specific transaction objectives.

In addition, the Company has entered, or will enter into various arrangements with Bitstream which set forth both companies’ duties and responsibilities in the separation and distribution. Please see “Arrangements Between Bitstream and MSDH” for further details. Except for these intercompany arrangements, there were no other related person transactions of MSDH or Bitstream from January 1, 2011 through the date of this filing requiring approval or disclosure.

ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES

PricewaterhouseCoopers LLP (“PWC”) was the Company’s independent registered public accountants for fiscal year 2011. On April 20, 2012, the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors approved the engagement of Moody, Famiglietti & Andronico, LLP (“MFA”) as the Company’s new independent registered public accounting firm. We retained our independent registered public accounting firms, MFA and PWC, to provide services in the following categories and amounts:

	Years Ended December 31,
	2012	2011
Audit fees(1)	$126,500	$350,000
Audit-related fees(2)	—	—
Tax fees(3)	10,500	157,000

Total all fees	$137,000	$507,000

(1)	Audit fees consist of fees for the audit of our financial statements and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. The Company did not engage MFA or PWC for audit related services during these periods.
(3)	Tax fees consist of fees for professional services for tax compliance, tax advice, and tax planning. This category includes fees related to the preparation and review of federal, state, and international tax returns.

Our Audit Committee annually considers whether the provisions of non-audit services by our principal auditors is compatible with maintaining auditor independence and concluded that all such services provided during 2012 and 2011 were compatible with maintaining auditor independence.

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by our principal auditors during the year. The Audit Committee pre-approves services by authorizing specific projects within the categories outlined above. The Audit Committee’s charter authorizes its Chairperson to address any requests for pre-approval of services between Audit Committee meetings, and the Chairperson must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services related to Audit-Related Fees and Tax Fees during 2012 and 2011 were pre-approved by the Audit Committee.

PART IV

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

1. Financial Statements.

(a)	The following documents are included as part of this report:

(1)	Financial Statements

Reports of Independent Registered Public Accounting Firm at December 31, 2012 and December 31, 2011, and the results of operations and their cash flows for each of the two years in the period ended December 31, 2012

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Divisional Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

(2)	Financial Statement Schedules

None.

(3)	Exhibits.

Certain of the exhibits listed hereunder have been previously filed with the SEC as exhibits to certain registration statements and periodic reports as indicated in the footnotes below and are incorporated herein by reference pursuant to Rule 411 promulgated under the Securities Act and Rule 24 of the SEC’s Rules of Practice. The location of each document so incorporated by reference is indicated in parenthesis.

EXHIBIT NO.	DESCRIPTION
2.1	Agreement and Plan of Merger by and between Bitstream Inc., Monotype Imaging Holdings Inc. and Bitstream Acquisition Corp. dated November 10, 2011 (filed as Exhibit 2.1 to the Registration Statement on Form S-1, File No. 333-177915, of Marlborough Software Development Holdings Inc. (the “Company”) as filed with the SEC on November 10, 2011 and incorporated herein by reference).

3.1	Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on November 10, 2011 and incorporated herein by reference).

3.2	Certificate of Designation of 6.5% Series A Redeemable Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on October 11, 2012, and incorporated herein by reference).

3.3	By-laws of the Company (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on November 10, 2011 and incorporated herein by reference).

4.1	Specimen common stock certificate of the Company (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on November 10, 2011 and incorporated herein by reference).

4.2	Form of Common Stock Purchase Warrant dated as of October 10, 2012 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on October 11, 2012 and incorporated herein by reference).

10.1	Contribution Agreement by and between Bitstream Inc. and the Company dated November 10, 2011 (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on November 10, 2011 and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION
10.2	Intellectual Property Assignment and License Agreement by and between Bitstream Inc. and the Company with respect to intellectual property relating to Pageflex (filed as Exhibit 10.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on December 22, 2011 and incorporated herein by reference).

10.3	Intellectual Property Assignment and License Agreement by and between Bitstream Inc. and the Company with respect to intellectual property relating to BOLT (filed as Exhibit 10.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on December 22, 2011 and incorporated herein by reference).

10.4	Distribution Agreement by and between Bitstream Inc. and the Company (filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on November 10, 2011 and incorporated herein by reference).

10.5	Tax Indemnity Agreement by and between Bitstream Inc. and Monotype (filed as Exhibit 10.5 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on December 22, 2011 and incorporated herein by reference).

10.6	Transition Services Agreement by and between Bitstream Inc. and the Company (filed as Exhibit 10.6 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on December 22, 2011 and incorporated herein by reference).

10.7	Marlborough Software Development Holdings Inc. Incentive Compensation Plan (filed as Exhibit 10.7 to Amendment No. 3 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on December 22, 2011 and incorporated herein by reference).

10.8	Lease between Normandy Nickerson Road, LLC. and Bitstream Inc. date June 22, 2009 (filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on February 3, 2012 and incorporated herein by reference).

10.9	Assignment and Assumption of Lease dated February 22, 2012 by and between Bitstream Inc. and the Company (filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 30, 2012 and incorporated herein by reference).

10.10	Consent to Assignment and Assumption of Lease dated March 5, 2012 by and between Bitstream Inc., the Company and Normandy Nickerson Road, LLC(filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 30, 2012 and incorporated herein by reference).

10.11	Sale and Purchase Agreement (“SPA”) between Press-Sense Ltd. (in Temporary liquidation), a company incorporated under the laws of the State of Israel, through its special managers, Paz Rimer, Adv. and/or Assaf Alon, Adv., with offices at 11 Galgalei Haplada st. Hertzliya and/or Hads 5, Or Akiva, Israel, and Bitstream Inc. (filed as Exhibit 10.9 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on December 22, 2011 and incorporated herein by reference).

10.12	Lease between Paz-Gal Transport for Industry Ltd. and Bitstream Israel Ltd. dated January 23, 2011 (filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on November 10, 2011 and incorporated herein by reference).

10.13	Agreement dated June 22, 2011 by and between Bitstream Inc. and Net-Translators LLC (filed as Exhibit 10.11 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on December 22, 2011 and incorporated herein by reference).
10.14	Severance Agreement, dated as of April 15, 2010, by and between Bitstream Inc. and James P. Dore (filed as Exhibit 10.12 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on February 13, 2012 and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION
10.15	Severance Agreement, dated as of April 15, 2010, by and between Bitstream Inc. and Costas Kitsos (filed as Exhibit 10.13 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on February 13, 2012 and incorporated herein by reference).

10.16	Letter Agreement, dated March 28, 2012, by and between Marlborough Software Development Holdings Inc. and James P. Dore (filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 30, 2012 and incorporated herein by reference).

10.17	Letter Agreement, dated March 14, 2012, by and between Marlborough Software Development Holdings Inc. and Costas Kitsos (filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 30, 2012 and incorporated herein by reference).

10.18	Securities Purchase Agreement, dated October 10, 2012, by and between the Company and the purchasers listed in Annex A thereto (filed as Exhibit 10.1 to MSDH’s Current Report on Form 8-K as filed with the SEC on October 11, 2012 and incorporated herein by reference).

10.19	Form of Common Stock Purchase Warrant dated as of October 10, 2012 (filed as Exhibit 10.2 to MSDH’s Current Report on Form 8-K as filed with the SEC on October 11, 2012 and incorporated herein by reference).

10.20*	Employment Agreement, dated as of April 12, 2011, by and between Pageflex Israel Ltd. (formerly Bitstream Israel Ltd.) and Pinhas Romik

10.21*	Employment Agreement, dated as of January 1, 2012, by and between Pageflex Israel Ltd. (formerly Bitstream Israel Ltd.) and Elly Perets

21.1	Subsidiaries of the Company (filed as Exhibit 21.1 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on November 10, 2011 and incorporated herein by reference).

23.1*	Consent of Moody, Famiglietti & Andronico, LLP, independent registered public accounting firm.

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

31.1*	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1***	Certification of Principal Executive Officer and Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1	Audited carve-out financial statements of Press-Sense Ltd (filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on November 10, 2011 and incorporated herein by reference).

99.2	Unaudited pro forma combined financial statements (filed as Exhibit 99.2 to the Company’s Registration Statement on Form S-1, File No. 333-177915, as filed with the SEC on November 10, 2011 and incorporated herein by reference).

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Label Linkbase Document

101.PRE**	XBRL Taxonomy Presentation Linkbase Document

*	Filed herewith.
**	XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.
***	Furnished herewith.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in Marlborough, Commonwealth of Massachusetts on this 29th day of March, 2013.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

By:	/S/ PINHAS ROMIK
Pinhas Romik
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ PINHAS ROMIK Pinhas Romik	President and Chief Executive Officer	March 29, 2013

/S/ JAMES P. DORE James P. Dore	Executive Vice President and Chief Financial Officer	March 29, 2013

/S/ RAUL K. MARTYNEK Raul K. Martynek	Chairman of the Board, and Director	March 29, 2013

/S/ AMOS KAMINSKI Amos Kaminski	Director	March 29, 2013

/S/ JONATHAN H. KAGAN Jonathan H. Kagan	Director	March 29, 2013

/S/ MELVIN L. KEATING Melvin L. Keating	Director	March 29, 2013

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Marlborough Software Development Holdings, Inc.

Marlborough, Massachusetts

We have audited the accompanying consolidated balance sheet of Marlborough Software Development Holdings, Inc. and subsidiaries (the “Company”) as of December 31, 2012 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Marlborough Software Development Holdings, Inc. and subsidiaries as of December 31, 2012 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, MA

March 29, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and management of

Marlborough Software Development Holdings Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, statements of divisional equity and statements of cash flows present fairly, in all material respects, the financial position of Marlborough Software Development Holdings Inc. (the ‘Company’) at December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Marlborough Software Development Holding Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully disclosed in Note 1 to these financial statements, on March 14, 2012, Bitstream, former parent of the Company, distributed all the shares of the Company’s common stock to the stockholders of Bitstream on a pro rata basis (the “Distribution”) pursuant to the terms and conditions of the Distribution Agreement dated November 10, 2011 between Bitstream and the Company (the “Distribution Agreement”). Under the terms of the Distribution Agreement, subsequent to December 31, 2011, Bitstream contributed approximately $6,000,000 to the Company.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 30, 2012

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash	$2,018	$551
Accounts receivable, net of allowance of $41 and $24 at December 31, 2012 and 2011, respectively	540	628
Prepaid expenses and other current assets	420	394

Total current assets	2,978	1,573

Property and equipment, net	1,722	1,355
Other	413	238
Goodwill	3,297	3,297
Intangible assets, net	2,669	3,070

Total assets	$11,079	$9,533

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$385	$169
Accrued payroll and other compensation	491	775
Other accrued expenses	723	388
Short-term deferred revenue	2,229	2,200

Total current liabilities	3,828	3,532

Long-term deferred revenue	555	526

Long-term deferred rent	469	506

Total liabilities	$4,852	$4,564

Commitments and contingencies (Note 6) Series A 6.5% redeemable preferred stock, $0.01 par value: 1,940 and no shares authorized; 597 and no shares issued and outstanding as of December 31, 2012 and 2011, respectively	$1,888	$—

Stockholders’ equity:
Preferred stock, $0.01 par value: 8,060 and 10,000 shares authorized; no shares issued or outstanding as of December 31, 2012 and 2011, respectively	$—	$—
Common stock, $0.01 par value: 30,500 and no shares authorized; 10,802 and no shares issued and outstanding as of December 31, 2012 and 2011, respectively	108	—
Additional paid-in capital	13,146	1,305
Accumulated deficit	(8,915)	(44,880)
Owner’s net investment, prior to separation	—	48,544

Total stockholders’ equity	4,339	4,969

Total liabilities and stockholders’ equity	$11,079	$9,533

The accompanying notes are an integral part of these consolidated financial statements.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

	Years Ended December 31,
	2012	2011
Revenue:
Software licenses	$2,280	$2,793
Services	5,423	5,849

Total revenue	7,703	8,642

Cost of revenue:
Software licenses	1,052	1,103
Services	2,280	2,025

Total cost of revenue	3,332	3,128

Gross profit	4,371	5,514

Operating expenses:
Marketing and selling	3,948	3,863
Research and development	5,645	7,119
General and administrative	3,263	3,208

Total operating expenses	12,856	14,190

Operating loss	(8,485)	(8,676)
Interest and other (expense) income, net	(27)	10

Loss before provision for income taxes	(8,512)	(8,666)
Provision for income taxes	200	162

Net loss	$(8,712)	$(8,828)
Amortization of financing costs on redeemable preferred stock	7	—
Accretion of discount on redeemable preferred stock	167	—
Dividends on redeemable preferred stock	29	—

Net loss allocable to common stockholders	(8,915)	(8,828)

Net loss per share allocable to common stockholders, basic and diluted	$(0.83)	$(0.86)

Shares used in calculating net loss per share allocable to common stockholders, basic and diluted	10,767	10,305

The accompanying notes are an integral part of these consolidated financial statements.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(IN THOUSANDS)

	Common stock		Additional paid-in capital	Accumulated deficit	Owner’s net investment, prior to separation	Total stockholders’ equity
	Number of shares	$ Amount
December 31, 2010, balance	—	$—	$1,077	$(36,052)	$40,657	$5,682
Net loss	—	—	—	(8,828)	—	(8,828)
Stock-based compensation expense	—	—	228	—	—	228
Capital contributions from former Parent	—	—	—	—	7,887	7,887

December 31, 2011, balance	—	$—	$1,305	$(44,880)	$48,544	$4,969
Capital contributions from former Parent	—	—	—	—	9,005	9,005
Separation-related adjustments	—	—	(1,305)	(3,043)	3,428	(920)
Reclassification of owner’s net investment to common stock and additional paid-in capital in connection with the Separation	10,752	108	12,946	47,923	(60,977)	—
Dividends on redeemable preferred stock	—	—	—	(29)	—	(29)
Accretion of redeemable preferred stock	—	—	—	(174)	—	(174)
Net loss	—	—	—	(8,712)	—	(8,712)
Stock-based compensation expense	—	—	12	—	—	12
Issuance of stock award	50	—	20	—	—	20
Issuance of warrants	—	—	168	—	—	168

December 31, 2012, balance	10,802	$108	$13,146	$(8,915)	$—	$4,339

The accompanying notes are an integral part of these consolidated financial statements.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

(IN THOUSANDS)

	Years ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,712)	$(8,828)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	32	228
Depreciation and amortization	385	226
Net loss (gain) on disposal of property and equipment	5	2
Amortization of intangible assets	402	408
Changes in operating assets and liabilities:
Accounts receivable	76	325
Prepaid expenses and other assets	202	(108)
Accounts payable	(320)	(12)
Accrued payroll and other compensation	(431)	243
Other accrued expenses	(135)	202
Deferred revenue	58	365
Deferred rent	(37)	(24)

Net cash used in operating activities	(8,475)	(6,973)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, including costs capitalized for development of internal-use software	(848)	(949)
Increase in restricted cash	(69)	—
Additions to intangible assets	—	(15)

Net cash used in investing activities	(917)	(964)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions from former parent	9,005	7,887
Proceeds from issuance of redeemable preferred stock and warrants, net	1,854	—

Net cash provided by financing activities	10,859	7,887

Net (decrease) increase in cash	1,467	(50)
Cash, beginning of year	551	601

Cash, end of year	$2,018	$551

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$3	$—
Cash paid for income taxes	$115	$40

The accompanying notes are an integral part of these consolidated financial statements.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per-share amounts)

All references to “MSDH,” “we,” “us,” “our,” or “Company” refer to Marlborough Software Development Holdings Inc., a Delaware corporation. All references to “Bitstream” or “Parent” refer to Bitstream, Inc., our former parent. Except as otherwise noted, all reported dollar amounts are in thousands.

(1) Background and Nature of Operations:

MSDH was formed on July 18, 2011 in conjunction with our former Parent’s planned merger (the “Bitstream Merger”) with and acquisition by Monotype Imaging Holdings Inc., a Delaware corporation (“Monotype”), pursuant to an agreement and plan of merger (the “Bitstream Merger Agreement”) entered into by and between Bitstream and Monotype on November 10, 2011. On January 1, 2012, Bitstream transferred and assigned to MSDH all of the assets and liabilities relating to, arising from, or in connection with Bitstream’s Pageflex and BOLT product lines (the “Separation”) pursuant to the terms and conditions of a Contribution Agreement dated November 10, 2011 by and between Bitstream and MSDH (the “Contribution Agreement”). On March 14, 2012, Bitstream distributed all of the shares of MSDH common stock to the stockholders of Bitstream on a pro rata basis (the “Distribution”) pursuant to the terms and conditions of the Distribution Agreement dated November 10, 2011 between Bitstream and MSDH (the “Distribution Agreement”). On March 19, 2012, Bitstream completed the Bitstream Merger with Monotype. MSDH and Bitstream have entered into certain ancillary agreements in connection with the Separation and Distribution that provide for indemnification of Bitstream with respect to certain liabilities of the Pageflex and BOLT products contributed to MSDH.

Pursuant to the Contribution Agreement on November 10, 2011, Bitstream transferred its 100% ownership in Bitstream Israel Ltd. to MSDH and on July 24, 2012 MSDH changed the name of this wholly-owned subsidiary to Pageflex Israel Ltd.

MSDH is a software development company focused on bringing innovative and proprietary software products to a wide variety of markets. Our core software products include mobile browsing technologies and variable data publishing, Web-to-print, and multi-channel communications technologies.

MSDH is subject to risks common to technology-based companies, including dependence on key personnel, rapid technological change, competition from alternative product offerings and larger companies, and challenges to the development and marketing of commercial products and services. MSDH has also experienced net losses and negative operating cash flows in the past and in the current year, and as of December 31, 2012 has an accumulated deficit of approximately $8,915. MSDH’s historical carved out financial statements included an accumulated deficit of $47,923 at March 19, 2012, which was reset as of the Separation.

The consolidated financial statements have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. MSDH’s long-term viability is dependent on its ability to generate sufficient product revenue, net income and cash flows from operations to support its business as well as its ability to obtain additional financing. Management’s plans also include reducing operating costs and delaying certain expenditures, if necessary, to maintain the Company’s liquidity. MSDH has suffered recurring losses from operations both before and after the Separation. For its liquidity, prior to Separation, the Company relied on contributions from Bitstream. As of March 19, 2012, MSDH had accumulated contributions of approximately $60,977 from its former Parent. After Separation, the Company has sought third party investors to reduce the Company’s liquidity risks.

MSDH had a cash balance of $2,018 as of December 31, 2012. Management believes that with its current operating plan, cash, together with cash generated from future operations is, and will be, sufficient to meet the Company’s working capital and capital expenditure requirements through at least the next twelve months. There can be no assurance, however, that MSDH will not require additional financing in the future if funds from future operations or estimated expenses differ materially from those amounts estimated by management. If we were required to obtain additional financing in the future, there can be no assurance that sources of capital would be available on terms favorable to us, if at all.

(2) Summary of Significant Accounting Policies:

(a) Basis of Presentation and Allocation Methodologies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of MSDH and its wholly-owned Israeli subsidiary. All material intercompany transactions and balances have been eliminated in consolidation. The financial statements prior to January 1, 2012 represent the assets, liabilities and operations relating to the two product lines of Bitstream that were contributed to MSDH.

Retained Earnings as of the Distribution

During the quarter ended June 30, 2012, management determined that retained earnings as of the Distribution date should have been reset to $0. The Company has decreased accumulated deficit and additional paid-in capital by approximately $48 million to correct the presentation on the condensed consolidated balance sheet as of June 30, 2012, and in the statement of changes in stockholders’ equity for the six months then ended contained in this quarterly report on Form 10-Q. The Company will revise its balance sheet and statement of changes in stockholders’ equity for the three months ended March 31, 2012, to reflect this correction in all future filings that contain such condensed consolidated financial statements. The adjustment eliminates the previously reported accumulated deficit and decreases the previously reported additional paid in capital for the three months ended March 31, 2012 by approximately $48 million. The adjustment does not affect total stockholders’ equity. Management does not consider this correction to be qualitatively material to the Company’s prior period condensed consolidated financial statements.

Allocation Methodologies

The financial statements of MSDH as of December 31, 2012 and the year then ended have been derived from the financial statements of MSDH. They include allocations for management fees charged to Bitstream through the Bitstream Merger date of March 19, 2012. The financial statements of MSDH as of December 31, 2011 and the year then ended have been derived from the financial statements of Bitstream Inc. utilizing the following methodologies:

The MSDH balance sheet reflects the financial position of MSDH as if it had been a separate entity as of December 31, 2011. Only those assets and liabilities which were specifically identifiable to the MSDH business or those assets and liabilities that were used primarily by the MSDH business, such as our leased facilities in the U.S., have been attributed and included in the balance sheet of MSDH. The MSDH statements of operations reflect revenue directly assigned to the MSDH business. Cost of revenue, research and development, and sales and marketing departments have historically been product specific and thus have been primarily assigned to MSDH based on product line information. Certain general and administrative (“G&A”) items that could be specifically identified and allocated, including amortization of intangibles, were allocated. Other general expenses that could not be specifically identified to a product line were allocated based on the most relevant measure, such as head count and product revenue.

The MSDH changes in cash flow for the year ended December 31, 2012 presented in the MSDH Consolidated Statements of Cash Flow reflects the operating activities of MSDH and the changes in balances from the contributed balance sheet as updated for the separation-related adjustments posted in 2012.

Certain assets that were used by both Bitstream and MSDH were attributed to MSDH as the primary user of the assets. MSDH charged Bitstream a fee, approximating fair value, for the use of these assets. The fee was netted with the expenses of MSDH in the Consolidated Statements of Operations and was not material for the years ended December 31, 2012 and 2011. There was significant judgment in determining the allocation of income, expense, and attribution of assets and liabilities as of December 31, 2011 and for the year then ended. Management believes that the methodologies used in the allocation were reasonable.

(b) Use of Estimates

The accompanying consolidated financial statements reflect the application of certain accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes. The preparation of the accompanying consolidated financial statements requires the use of certain estimates by us in determining our assets, liabilities, revenues and expenses. Significant estimates in these financial statements include MSDH allocation methodologies, revenue recognition, the valuation of acquired intangible assets and goodwill, share-based compensation, valuation of warrants, income taxes and the valuation of deferred tax assets, and the allowance for doubtful accounts receivable. Actual results may differ from these estimates.

(c) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of MSDH and its wholly-owned subsidiary: Pageflex Israel Ltd. (an Israel Corporation). All material intercompany transactions and balances have been eliminated in consolidation. The financial statements represent two product lines of Bitstream, which subsequently (July 2011) were incorporated into MSDH Inc.

(d) Other Comprehensive Income

We have no other comprehensive income at December 31, 2012 or for the two years then ended.

(e) Revenue Recognition

We derive revenue from the license of our software products, and from consulting and support and maintenance services. Primarily, we recognize revenue when persuasive evidence of an arrangement exists, the product has been delivered or services have been provided, the fee is fixed or determinable, and collection of the fee is probable.

Multiple-element arrangements:

We recognize revenue under multiple-element arrangements using the residual method when vendor-specific objective evidence (“VSOE”) of fair value exists for all of the undelivered elements under the arrangement. Under the residual method, the arrangement consideration is first allocated to undelivered elements based on vendor-specific objective evidence of the fair value for each element and the residual amount is allocated to the delivered elements. Arrangement consideration allocated to undelivered elements is deferred and recognized as revenue when the elements are delivered, if all other revenue recognition criteria are met. We have established sufficient vendor-specific objective evidence for the value of our training and maintenance services, based on the price charged when these elements are sold separately. VSOE of the fair value of maintenance services is supported by substantive renewal rates within customer contracts.

License Revenue:

We receive and recognize licensing fees and royalty revenue from: (1) Original Equipment Manufacturer (“OEM”) customers for page composition technologies; (2) direct and indirect licenses of software publishing applications for the creation, enhancement, management, transport, viewing and printing of electronic information; (3) direct sales of custom design and consulting services to end users such as graphic artists, desktop publishers, corporations and resellers; and (4) sales of publishing applications to foreign customers primarily through distributors and resellers. We recognize license revenue from the resale of our products through various resellers. Resellers may sell our products in either an electronic format or CD format. Revenue is recognized if collection is probable, upon notification from the reseller that it has sold the product, or for a CD product, upon delivery of the software. Revenue from end user product sales is recognized upon delivery of the software, net of estimated returns and allowances, and when collection is probable.

Service Revenue:

Professional services include custom design and development, and training. We recognize professional services revenue under software development contracts as services are provided for per diem contracts or by using the percentage-of-completion method of accounting for long-term fixed price contracts. Provisions for any estimated losses on contracts are made in the period in which such losses become probable. There are no amounts accrued at the balance sheet dates presented. We recognize revenue from support and maintenance agreements ratably over the term of the agreement. Deferred revenue includes unearned software support and maintenance revenue, and advanced billings for unrecognized revenue from contracts.

Cost of revenue from software licenses consists primarily of hosting costs, amortization of intangibles related to the iWay product, amortization of internally-developed software, and costs to distribute the product, including the cost of the media on which it is delivered. Cost of revenue from services consists primarily of costs associated with customer support, consulting and custom product development services.

We generally warrant that our products will function substantially in accordance with documentation provided to customers for approximately 90 days following initial delivery. We have not incurred any material expenses related to warranty claims.

(f) Research and Development Expenses

Research and development costs include salaries, fees to consultants, and other related costs associated with development of our products.

(g) Stock-Based Compensation

Under the fair value recognition provisions of the authoritative guidance, stock-based compensation expense is measured at the grant date based on the fair value of the award, net of an estimated forfeiture rate, and is recognized on a straight-line basis over the requisite service period, which are all based on the historical information of Bitstream.

(h) Property and Equipment

Property and equipment are stated at historical cost, less accumulated depreciation and amortization. Property and equipment consists of the following:

	December 31,
	2012	2011
Computer Equipment	$1,131	$1,878
Capitalized Software	1,335	688
Purchased Software	252	422
Furniture and fixtures	453	560
Leasehold improvements	156	161

	3,327	3,709
Less—Accumulated depreciation and amortization	1,605	2,354

Property and equipment, net	$1,722	$1,355

Depreciation and amortization is provided on a straight-line basis over the estimated useful lives of the related assets as follows:

Asset Classification	Estimated Useful Life
Computer Equipment	3 Years
Capitalized Software	5 Years
Purchased Software	3 Years
Furniture and fixtures	5 Years
Leasehold improvements	Estimated useful life, or the lease term, whichever is shorter

Depreciation expense for the years ended December 31, 2012 and 2011 was $384 and $226, respectively.

During the years ended December 31, 2012 and 2011, we disposed of $1,242 and $68, respectively, of property and equipment with accumulated depreciation of $1,237 and $66, respectively, resulting in a net loss of $5 and $2, respectively.

During the year ended December 31, 2012, we capitalized software of $647 and recorded amortization of $89. During the year ended December 31, 2011 we capitalized software of $688 and did not record amortization for developed software because it was not ready for its intended use. The net book value of internally developed software at December 31, 2012 and 2011 was $1,246 and $688, respectively.

We incur costs to develop computer software to be licensed or otherwise marketed to customers. Research and development costs are expensed as incurred, except for costs of internally developed or externally purchased software that qualify for capitalization. Development costs for software to be sold externally incurred subsequent to the establishment of technological feasibility, but prior to the general release of the product, are capitalized and, upon general release, are amortized over the expected life of the related products.

(i) Foreign Currency Remeasurement and Transactions

The functional currency for our foreign subsidiaries is the U.S. Dollar. For financial reporting purposes, assets and liabilities of subsidiaries outside the United States of America denominated in other currencies are remeasured into U.S. dollars using period-end exchange rates. Revenue and expense accounts are remeasured at the monthly average rates in effect during the periods. The effects of the remeasurement of the balances of our Israel subsidiary and of expenses incurred in India are included as gains (losses) and reported as other income in the statement of operations. Transaction gain (loss) for the years ended December 31, 2012 and 2011 were not material.

(j) Off-Balance Sheet Risk and Concentration of Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. We place a majority of our cash investments, which exceed federally insured limits, in one highly-rated financial institution. We have not experienced significant losses related to receivables from any individual customers or groups of customers in any specific industry or by geographic area. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by us to be inherent in our accounts receivable. We do not have any off-balance sheet risks as of December 31, 2012 or 2011. At December 31, 2012, two customers accounted for 15% and 13% of our accounts receivable. At December 31, 2011, two customers accounted for 23% and 19% of our accounts receivable. For the year ended December 31, 2012, one customer accounted for 14% of our revenue. For the year ended December 31, 2011, one customer accounted for 20% of our revenue.

(k) Goodwill and Other Intangible Assets

Goodwill

Goodwill resulted from the acquisition of Alaras Corporation in 1998, as well as the purchase of certain assets from Press-Sense Ltd. on June 3, 2010. Goodwill was $3,297 for each of the years ending December 31, 2012 and 2011, respectively. The Separation event in November 2012 was considered a triggering event, and therefore goodwill was also assessed at that time.

Under authoritative guidance, goodwill is not amortized, but is required to be reviewed annually for impairment or more frequently if impairment indicators arise. For purposes of testing impairment, MSDH has determined it has one reporting unit. Therefore, goodwill is assessed for impairment based upon an enterprise wide valuation. For purposes of reviewing impairment, an entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test by calculating the fair value of the reporting unit and comparing the fair value with the carrying amount of the reporting unit. If the carrying amount of a reporting unit exceeds its fair value, then the entity is required to perform the second step of the goodwill impairment test to measure the amount of the impairment loss, if any. We conducted impairment assessments as of each balance sheet date presented in the consolidated financial statements and determined that there was no impairment.

Whenever events or changes in circumstances indicate that the carrying amounts of a long-lived asset may not be recoverable, we review these assets for impairment. If the future undiscounted cash flows are less than the carrying amount of that asset, impairment exists. We recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Fair value is normally assessed using a discounted cash flow model. MSDH has not recorded any impairment charges related to goodwill to date.

Other Intangible Assets

The carrying amounts of other intangible assets were $2,669 and $3,070 as of December 31, 2012 and 2011, respectively. Intangible assets acquired in a business combination are recorded under the purchase method of accounting at their estimated fair values at the date of acquisition. MSDH amortizes other intangible assets over their estimated useful lives on a straight-line basis. Marketing-related intangibles have useful lives of four to eight years. Technology-based intangible assets have useful lives of five to twelve years. The weighted average useful life of other intangible assets is 9 years.

We review our long-lived assets (which include finite lived intangible assets and property and equipment) for impairment as events and circumstances indicate the carrying amount of an asset may not be recoverable. We evaluate the realizability of our long-lived assets based on profitability and cash flow expectations for the related asset or subsidiary. We believe that, as of December 31, 2012 and 2011, none of our long-lived assets were impaired. The components of MSDH’s other intangible assets are as follows:

	December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Marketing-related	$2,221	$(508)	$1,713
Technology-based	1,780	(824)	956

Total	$4,001	$(1,332)	$2,669

	December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Marketing-related	$2,221	$(315)	$1,906
Technology-based	1,780	(616)	1,164

Total	$4,001	$(931)	$3,070

Amortization expenses for marketing-related intangible assets included in marketing and selling expense were $191 and $192 for the years ended December 31, 2012 and 2011, respectively. Amortization expenses for technology-related intangible assets included as cost of revenue was $188 and $189 for the years ended December 31, 2012 and 2011, respectively. Amortization expenses for intangible assets included as general and administrative expense was $22 and $27 for the years ended December 31, 2012 and 2011, respectively. Estimated amortization as of December 31, 2012 for succeeding years is as follows:

Estimated Amortization Expense:
2013	$398
2014	393
2015	384
2016	379
2017	364
Thereafter	751

Total	$2,669

(l)	Income Taxes

For purposes of MSDH’s consolidated financial statements for the year ended December 31, 2011 and for the short period through the Separation Date, income tax expense and deferred tax balances have been recorded as if the Company had filed tax returns on a separate return basis from Bitstream. The deferred tax balances in these consolidated financial statements differed from the Company’s deferred tax balances post-separation, as a portion of the separate return tax loss and credit carry forwards have either been utilized by Bitstream or will not be available to the Company post-separation. The calculation of income taxes for the Company on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations. In most cases, the tax losses and tax credits generated by the Company, while a division within Bitstream’s legal entities and included in these financial statements, have either been utilized by Bitstream’s other businesses or will remain with Bitstream post-separation. Balances at December 31, 2012 include preliminary amounts available to the Company as of the Separation Date and have been derived from preliminary data from the consolidated Bitstream tax returns which have not been filed as of the date of this annual report on Form 10-K.

The Company’s effective tax rate is based on pre-tax income and the tax rates applicable to that income in the various state jurisdictions in which the Company operates. An estimated effective tax rate for a year is applied to the Company’s quarterly operating results, adjusted for losses in tax jurisdictions where the losses cannot be tax benefited due to valuation allowances. In the event that there is a significant unusual or discrete item recognized, or expected to be recognized, in the Company’s quarterly operating results, including the resolution of prior-year tax matters, the tax attributable to that item would be separately calculated and recorded at the same time as the unusual or discrete item. Significant judgment is required in determining the Company’s effective tax rate and in evaluating its tax positions. Management establishes reserves when it is deemed more likely than not that the Company will not realize the full tax benefit of the position. The Company periodically adjusts these reserves in light of changing facts and circumstances.

Tax regulations may require items of income and expense to be included in a tax return in different periods than the items are reflected in the consolidated financial statements. As a result, the effective tax rate reflected in the consolidated financial statements may be different than the tax rate reported in the income tax return. Some of these differences are permanent, such as expenses that are not deductible on the tax return, and some are temporary differences, such as depreciation expense. Temporary differences create deferred tax assets and liabilities. Deferred tax assets generally represent items that can be used as a tax deduction or credit in the tax return in future years for which the Company has already recorded the tax benefit in the financial statements. Deferred tax liabilities generally represent tax expense recognized in the financial statements for which payment has been deferred or expense for which the Company have already taken a deduction on an income tax return, but has not yet been recognized in the consolidated financial statements.

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of the temporary differences between the book and tax basis of recorded assets and liabilities. The Company makes estimates and judgments with regard to the calculation of certain income tax assets and liabilities. This guidance requires that deferred tax assets be reduced by valuation allowances if, based on the consideration of all available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized. Significant weight is given to evidence that can be objectively verified.

The Company assesses the recording of uncertain tax positions, evaluating the minimum recognition threshold and measurement requirements a tax position must meet before being recognized as a benefit in the consolidated financial statements. The Company’s policy is to recognize interest and penalties accrued on any uncertain tax positions as a component of income tax expense, if any, in its consolidated statement of operations. As of December 31, 2012 and 2011, the Company has taken no uncertain tax positions.

(n) Recently Issued Accounting Standards

In June 2011, the Financial Accounting Standards Board (“FASB”) issued guidance on presentation of comprehensive income. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. Instead, an entity will be required to present either a continuous statement of net income and other comprehensive income or in two separate but consecutive statements. MSDH adopted this guidance effective January 1, 2012. As the new guidance relates only to how comprehensive income is disclosed and does not change the items that must be reported as comprehensive income, adoption did not have an effect on MSDH’s consolidated financial statements.

In September 2011, the FASB issued guidance which simplifies how companies test goodwill for impairment. The amendment permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in the goodwill accounting standard. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. MSDH adopted this guidance effective January 1, 2012 and the adoption of the new guidance did not have a material effect on its consolidated financial statements.

In July 2012, the FASB issued guidance related to testing an indefinite-lived intangible asset, amending the existing guidance by giving an entity testing an indefinite-lived intangible asset for impairment the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. If an entity determines that it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount, then the performance of the quantitative impairment test, as currently prescribed, is required. This guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. MSDH adopted this guidance effective for 2012 impairment tests and the adoption did not have a significant effect on the Company’s consolidated financial statements and related disclosures.

(3) Loss Per Share:

The Company calculates net income (loss) per share in accordance with authoritative guidance and has determined that its Series A Preferred Stock is considered a participating security for purposes of computing earnings per share and that it is appropriate to employ the two-class method for computing basic earnings per share. Under the two-class method, basic net income (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted-average number of common shares outstanding for the fiscal period. The Company allocates net income first to preferred stockholders based on dividend rights under the Company’s certificate of incorporation and then to common stockholders based on ownership interests. Net losses are not allocated to preferred stockholders.

The following table presents a reconciliation of the numerator and denominator used in the calculation of basic and diluted net income (loss) per share under the “two class” method (in thousands, except per share data):

	2012	2011
Net loss	$8,712	$8,828
Accretion of discount on redeemable preferred stock	167	—
Accretion of financing costs for redeemable preferred stock	7	—
Accrued dividends on redeemable preferred stock	29	—

Net loss allocable to common stockholders	$8,915	$8,828

MSDH had 5 authorized shares of common stock, par value $0.001 per share at the date of incorporation. On November 10, 2011, the Company amended its authorized shares to be 30,500 shares of common stock, par value of $0.01 and 10,000 shares of preferred stock, par value $0.01 per share. On March 19, 2012, MSDH issued 10,752 shares of MSDH stock on a one for one basis to holders of Bitstream stock. On October 9, 2012, the Company established a 6.5% Series A Redeemable Preferred Stock with the authorized number of shares of 1,940. These shares were created from the 10,000 shares of authorized preferred stock.

Basic net loss per share of MSDH for the year ended December 31, 2012 is determined by dividing the net loss of MSDH by MSDH’s weighted average number of shares of common stock outstanding during the periods. MSDHs outstanding shares from January 1, 2011 to March 19, 2012 were determined to be 10,752 for purposes of calculating Basic net loss per share with no common stock equivalents considered outstanding. Basic net loss per share of MSDH for the year ended December 31, 2011 is determined by dividing the net loss of MSDH by Bitstream’s historical weighted average number of shares of common stock outstanding during the period. Diluted earnings per share do not include the effect of common stock equivalents as MSDH has incurred a net loss for the periods presented, and therefore common stock equivalents are considered antidilutive. As a result, there is no difference between MSDH’s basic and diluted loss per share for years ended December 31, 2012 and 2011.

If MSDH had reported a profit for the periods, the potential common shares would have increased the weighted average shares outstanding by 22 and 0 for the years ended December 31, 2012 and 2011, respectively, based on the weighted average number of common stock equivalents outstanding. Additionally, there were options and warrants outstanding to purchase 4,449 and 0 shares for the years ended December 31, 2012 and 2011, respectively, that were not included in the potential common share computations because their exercise prices were greater than the average market price of MSDH’s common stock. These common stock equivalents are anti-dilutive even when a profit is reported in the numerator.

(4) Income Taxes

MSDH’s operating results have been included in Bitstream’s consolidated U.S. federal and state income tax returns, as well as included in Bitstream’s tax filings for non-U.S. jurisdictions through the Separation Date. The Company’s non-U.S. operations have primarily been conducted within Bitstream’s non-U.S. subsidiaries which share operations with Bitstream’s other businesses. For December 31, 2011 and the year then ended, for purposes of the Company’s consolidated financial statements, income tax expense and deferred tax balances have been recorded as if the Company had filed tax returns on a separate return basis from Bitstream. The Company’s contribution to Bitstream’s tax losses and tax credits on a separate return basis has been included in these financial statements. The Company’s separate return basis tax loss will not reflect the tax positions taken or to be taken by Bitstream. In many cases tax losses and tax credits generated by the Company have been available for use by Bitstream and will largely remain with Bitstream post-Separation. For December 31, 2012 and the year then ended, for purposes of the Company’s consolidated financial statements, income tax expense and deferred tax balances have been recorded by MSDH as its own entity utilizing the information for the various returns MSDH will file as of December 31, 2012 and including estimated opening balances post-Separation from Bitstream Inc. derived from preliminary consolidated Bitstream Inc. tax returns through the Separation date.

Components of earnings (loss) before income taxes are as follows:

	Years Ended December 31,
	2012	2011
Foreign income (loss)	$322	$417
Domestic loss	(8,834)	(9,083)

Total pretax loss	$(8,512)	$(8,666)

The assessment of the valuation allowances requires considerable judgment on the part of management, with respect to benefits that could be realized from future taxable income, as well as other positive and negative factors. As the Company continues to incur cumulative taxable losses in the United States, the Company recorded a $3,585 valuation allowance against the Company’s U.S. deferred tax assets, net of reversing taxable temporary differences.

Differences between income tax expense (benefit) computed at the U.S. federal statutory tax rate of 34% and income tax expense (benefit) are as follows:

	Years Ended December 31,
	2012	2011
U.S. Federal statutory rate	34.0%	34.0%
State income taxes, net of federal benefit	5.7	2.6
Foreign taxes	(0.6)	(2.7)
Domestic net operating loss carryforwards and change in valuation allowance	(41.4)	(36.2)
Federal and state research and development credits	—	1.2
Incentive stock option expense	—	(0.5)
Other	(0.1)	(0.2)

	(2.4)%	(1.8)%

The current provision for income taxes consisted of foreign taxes related to operations in Israel. The deferred provision related to the amortization of goodwill.

	Years Ended December 31,
	2012	2011
Current:
Foreign expense	$126	$89

Deferred
U.S. expense	$74	$73

Significant components of deferred tax assets (liabilities) are as follows:

	Years Ended December 31,
	2012	2011
Net operating loss carryforwards	$3,563	$18,061
Tax credit carryforwards	118	995
Other temporary differences	(96)	198

Gross deferred tax asset	3,585	19,254
Valuation allowance	(3,585)	(19,254)

Net deferred tax asset	$—	$—

Goodwill	$(189)	$(115)

Net deferred tax liabilities	$(189)	$(115)

The Company had no gross deferred tax assets at December 31, 2012 or at December 31, 2011, on a separate return basis. There were no deferred tax assets, net of valuation allowances, at December 31, 2012 and 2011, respectively. Gross deferred tax liabilities were $189 and $115 at December 31, 2012 and 2011, respectively. The U.S. tax loss and credit carry forwards are comprised of federal and state tax loss carry forwards, state tax credits and general business tax credit carry forwards.

As of December 31, 2012 the Company has federal and state net operating loss carryforwards of approximately $9,059 which expire through 2032.

As of December 31, 2012, the Company is open to examination in the U.S. federal and certain state jurisdictions for tax year ended December 31, 2012.

The Company’s unrecognized tax benefits prior to the date of Separation have been determined on a separate return basis.

The Company’s U.S. operations prior to the date of Separation are included in Bitstream’s U.S. Federal consolidated income tax returns which may be examined by the Internal Revenue Service (“IRS”).

We have made an indefinite reinvestment of earnings in our foreign subsidiary, Pageflex Israel Ltd. Therefore, we do not provide for U.S. income taxes applicable to the undistributed earnings of Pageflex Israel Ltd.

The Company and Bitstream have entered into a tax indemnity agreement (the “Tax Indemnity Agreement”) pursuant to which MSDH will indemnify Bitstream against taxes incurred by Bitstream as a result of the Distribution. Management believes that MSDH will not incur any liability to Bitstream under the Tax Indemnity Agreement because management believes that the income and franchise taxes incurred by Bitstream as a result of the Distribution will be fully offset by net operating loss and business tax credit carry forwards of Bitstream and that no taxes other than income and franchise taxes will be incurred by reason of the Distribution. Such belief is based in part upon our valuation for tax purposes of MSDH of approximately $11,000 as well as our determinations with respect to the expected value of the stock of MSDH, the tax basis of Bitstream in the stock of MSDH, and the availability of net operating loss and business credit carry forwards as included on the preliminary consolidated Bitstream tax return for March 19, 2012. That return has not been filed and remains subject to audit by the IRS.

(5) Fair Value Measurements:

The fair value measurement rules establish a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Under authoritative guidance fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This guidance also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

This guidance describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset and liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company holds certificates of deposit of which $320 and $136 was classified as other long term assets on the balance sheet as of December 31, 2012 and 2011, respectively, relating to the Marlborough, MA office lease. Certificates of Deposit are carried at cost which approximates fair value and are classified within Level 1 of the fair value hierarchy.

(6) Commitments and Contingencies:

(a) Lease commitments of MSDH

We conduct our operations in leased facilities. In June 2009, we entered into a ten-year lease agreement for 27 thousand square feet of office space with the right of first refusal on an additional 4 thousand square feet in a building located in Marlborough, Massachusetts. This lease agreement commenced September 1, 2009 and obligates us to make minimum lease payments plus our pro-rata share of future real estate tax increases and certain operating expense increases above the base year. The lease payments began after three (3) free months of rent and increase approximately 2% per annum. The total commitment under the lease is approximately $5,390, net of a tenant allowance of $411. We record rent expense on a straight-line basis, taking into consideration the free rent period, the tenant allowance received at the outset of the lease, and annual incremental increases to the lease payments. Our current lease agreement also required us to obtain a Letter of Credit in the amount of $136, subsequently increased to $260 in conjunction with the assignment to MSDH, to be in place through October 31, 2019, which we collateralized with a certificate of deposit classified as a long-term restricted asset on our balance sheets.

In January 2011 Pageflex Israel Ltd., a wholly-owned subsidiary of MSDH, formerly Bitstream Israel Ltd., entered into a thirty-six (36) month lease agreement in Caesarea, Israel. This lease agreement commenced April 15, 2011 and obligates us to make semi-annual payments including service taxes. Our total financial commitment during the thirty-six (36) month lease period is approximately $384. This lease agreement also required us to obtain a bank guarantee in the amount of approximately $56 to be in place through May 14, 2014. The bank guarantee is classified as a long-term restricted asset on our balance sheets.

The future minimum annual lease payments under our leased facilities and equipment as of December 31, 2012, excluding any anticipated rent income of MSDH, are as follows:

Operating leases:
2013	$658
2014	556
2015	570
2016	578
2017	590
Thereafter	1,015

Total	$3,967

The net rent expense charged to operations for the years ended December 31, 2012 and 2011 was approximately $613 and $510, respectively.

(b) Royalties

We have certain royalty commitments associated with the shipment and licensing of certain products. Royalty expense is primarily based on a dollar amount per unit shipped or a percentage of the underlying revenue. Royalty expense, which was recorded under our cost of software license revenue on our Consolidated Statements of Operations, was approximately $230 and $86 for the years ended December 31, 2012 and 2011, respectively.

(c) Guarantees

We enter into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, we indemnify, hold harmless, and agree to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally business partners or customers, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to our products. The term of these indemnification agreements is generally perpetual after execution of the agreement. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited. We have never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, we believe the estimated liquidity of these agreements is minimal.

(d) Legal Actions

From time to time we are subject to legal proceedings and claims in the ordinary course of business, including claims of commercial, employment and other matters. In accordance with generally accepted accounting principles, we make a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. This provision is reviewed at least quarterly. As of the balance sheet date presented, no liability was recorded. Litigation is inherently unpredictable and it is possible that our financial position, cash flows, or results of operations could be materially affected in any particular period by the resolution of any such contingencies or the costs involved in seeking the resolution of any such contingencies.

(7) 6.5% Series A Redeemable Preferred Stock:

On October 10, 2012, MSDH received an equity commitment from two investors scheduled to occur in two tranches. Pursuant to the purchase agreement for this equity investment, the Company agreed to issue and sell 597 shares of its 6.5% Series A Redeemable Preferred Stock (the “Series A Preferred Stock”) and warrants (the “Warrants”) to purchase up to 2,985 shares of the Company’s common stock (the “Warrant Shares”). The Series

A Preferred Stock accumulates a preferred dividend at a rate of 6.5% per annum, has a liquidation preference of $3.35 plus accrued and unpaid dividends, ranks senior to the Company’s common stock, and is redeemable upon certain events but in no event later than the five year anniversary of the date of issuance. The two investors were Amos Kaminski, a member of the Company’s board of directors, and The Altshuler Shaham Group, in its management capacity for certain provident and pension funds.

The securities were sold to the investors in units (the “Units”) at a price of $3.35 per Unit, with each Unit consisting of one (1) share of Series A Preferred Stock and a warrant to purchase five (5) shares of the Company’s common stock, for an aggregate offering price of $2,000. The investors would be required to purchase an additional $1.5 million of Units from the Company if, as of the six months ended June 30, 2013 (i) the Company has total revenues equal to or exceeding $7,000; and (ii) the Company has EBITDA equal to or exceeding $750. The Company does not currently expect to achieve either of these milestones during the six months ended June 30, 2013 and therefore does not anticipate a second closing for any additional Units.

The Company also has agreed to file a registration statement with the Securities and Exchange Commission on or prior to March 31, 2013 covering the resale by the investors of the Warrant Shares issuable upon exercise of the Warrants but will not file the registration statement by that date, and has requested an extension from the investors.

The Company incurred approximately $146 in legal costs associated with the issuance of the Series A Preferred Stock which has been netted against the $2,000 proceeds and is being accreted over 5 years (the mandatory redemption date). The accretion of these costs will be trued-up upon any early full or partial redemption of the Series A Preferred Stock.

The Company determined that the warrants were free-standing financial instruments and that they are indexed to the Company’s stock and thus designated as an equity instrument to be recorded in additional-paid-in-capital at the time of issuance. The Company estimated the fair value of the issued warrants at $167 using the Black-Scholes valuation model as discussed further in the stock based compensation expense footnote. The assumptions utilized are as follows:

Risk-free interest rates	0.88%
Expected dividend yield	None
Expected term	6 years
Expected volatility	48.14%

The Company, in accordance with ASC 480-10-S99, Distinguishing Liabilities and Equity, determined that the Series A Preferred Stock qualified for neither a liability classification because the redeemable events are conditional nor a permanent equity classification because they are redeemable upon the occurrence of an event not solely within the Company’s control. The Company determined it appropriate to record the Series A Preferred Stock within the mezzanine section of the balance sheet, between liabilities and equity. The Company determined that it is probable that the Series A Preferred Stock will become redeemable and that as such would be accreted to its redemption amount (fair value) at the end of each reporting period.

The Company also determined it appropriate that the accretion to fair value and the accretion for the dividends not declared or paid but which become payable under the redemption features will be recorded against retained earnings.

The Series A Preferred Stock has the following rights and preferences:

1)	Voting Rights: The Series A preferred stockholders are entitled to vote on all matters and shall have the number of votes equal to the same number of shares of common stock on a five-for-one basis (i.e., five votes for each share of Series A Preferred Stock).

2)	Dividends: The Series A preferred stockholders are entitled to receive, when declared, dividends, prior and in preference to the holders of Junior Stock (including the Common Stock), payable in cash at a rate of 6.5% per annum on (i) the Liquidation Preference and (ii) the amount of accrued and unpaid dividends, if any. The dividends are cumulative, accruing daily on a quarterly compounding basis from the Issue Date, whether or not declared but are payable only upon the distribution of dividends, Liquidation Event or Redemption, each as defined.

3)	Liquidation Rights: As defined by the restated Articles of Incorporation, in the event of:

a)	the voluntary or involuntary liquidation, winding-up or dissolution of the Company,

b)	the sale or disposition of all or any significant assets or business of the Company, except when such sale is to a wholly-owned subsidiary of the Company

c)	the merger, recapitalization, reclassification or consolidation of the Company into or with any other person, or

d)	any other transaction having a similar economic effect

Each holder of Series A Preferred Stock will be entitled to receive and to be paid out of the assets of the Company available for distribution to the stockholders of the Company, before any payment or distribution is made to holders of Junior Stock (including the Common Stock), in respect of each share of Series A Preferred Stock an amount equal to the Liquidation Preference, $3.35, plus any accumulated and unpaid dividends on such shares to the date fixed for the Liquidation Event, as defined. After payment of all preferential amounts required to be paid to the Redeemable Preferred stockholders, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company.

4)	Redemption: The Series A Preferred Stock is subject to “mandatory redemption” by the Company upon the occurrence of any of the following five events at a price of $3.35 per share:

a)	The date which is the five year anniversary of the Issue Date, or October 10, 2017

b)	The issuance of parity stock or any other more senior ranking equity security

c)	The authorization or issuance or entering into any public offering or private placement debt exceeding $50, as defined

d)	As defined in the Articles of Incorporation, the Company may redeem all or any portion of the Series A Preferred Stock, upon giving twenty calendar days’ notice to the holders. In this event, the Company will pay to the holders of the stock in respect of each share outstanding a sum, in cash, equal to the Liquidation Preference, plus any accrued and unpaid dividends through and including the date of redemption.

e)	The holder may pay the exercise price of Warrants by tendering certificates for shares of their Series A Preferred Stock.

5)	Preemptive Right: As defined in the Articles of Incorporation, each holder of the Series A Preferred Stock shall have a preemptive right to purchase a percentage of all securities that the Company may, from time to time, propose to sell and issue. The percentage of such new securities that the holder is able to purchase shall be equal to the holder’s percentage interest in the Company. This preemptive right shall terminate with respect to each holder on the earlier to occur of (i) the date at which all of the holder’s shares of the Series A Preferred Stock have been redeemed, and (ii) the effective date on which the Corporation has shares of capital stock listed on a U.S. national securities exchange and has obtained a market capitalization of at least $40 million.

The Warrants are exercisable for a term of ten (10) years and have an exercise price of $0.67 per share and may also be exercised pursuant to a cashless exercise or through the redemption of the holders Series A Preferred Stock. The Warrants contain customary provisions for anti-dilution adjustments in the event of recapitalization or reorganization events of the Company or in the event of a subsequent financing at less than $0.67 per share. The anti-dilution protections related to subsequent financings terminate five years from the date of issuance of the Warrants or upon the occurrence of certain specified events, including the earlier redemption of the Series A Preferred Stock or a listing of the Company’s common stock on a U.S. national securities exchange with a market capitalization of $40,000.

(8) Stock-based Compensation Plans and Stock-based Compensation Expense:

(a) General

The stock plan activities disclosed since the Separation date represent MSDH stock equivalents issued, while the stock option plan activities disclosed as of December 31, 2011 and the year then ended represent common stock equivalents awarded to employees specifically assigned to MSDH, excluding those held by executives or other general shared personnel under the Bitstream Inc. stock option plans. We account for stock-based compensation in accordance with authoritative guidance. Under the fair value recognition provisions of this guidance, stock-based compensation expense is measured at the grant date based on the fair value of the award, net of an estimated forfeiture rate, and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period.

MSDH grants options and restricted stock from the 2012 MSDH Incentive Compensation Plan (the “Plan”). The Plans authorizes grants of restricted stock, warrants, incentive stock options and nonqualified stock options to purchase shares of MSDH Common Stock. Options granted under these Plans are exercisable at such price as shall be determined by MSDH’s Board of Directors at the time of grant which, in the case of incentive stock options, shall be no less than the fair market value of the shares on the date of grant and expire no later than 10 years from the date of grant. Non-qualified options and warrants are generally granted at no less than fair market value and expire no later than 10 years from the date of grant. All options granted vest in equal installments on the first, second, third, and fourth year anniversaries over a four year period of continuous employee service.

On March 8, 2012, each outstanding option to purchase a share of Bitstream common stock (the “Bitstream Options”) was divided into (i) one option to purchase a share of Bitstream common stock (each an “Adjusted Bitstream Option”) and (ii) one option to purchase a share of MSDH common stock (each a “New MSDH Option”). Each New MSDH Option was issued under the MSDH Incentive Compensation Plan, but shall otherwise be subject to the same terms and conditions as the Bitstream Option from which it was derived, except that the exercise price of such New MSDH Option was adjusted to 28.43% of the original Bitstream grant price. In addition, the vesting of all New MSDH Options was accelerated upon completion of the Bitstream Merger in accordance with the provisions of the Bitstream and MSDH equity compensation plans, as applicable. Each New MSDH Option was adjusted to the product of the original exercise price of such Bitstream Option multiplied by a fraction the numerator of which is the estimated enterprise value of MSDH and the denominator of which is the sum of the total consideration in the Bitstream Merger and the estimated enterprise value of MSDH. Accordingly, on March 8, 2012, 651 fully vested New MSDH options with a weighted average exercise price of $1.493 were granted to holders of the Bitstream options.

(b) Stock-based Compensation Expense

We estimate the fair value of stock options using the Black-Scholes valuation model. Key input assumptions used to estimate the fair value of stock options include the exercise price of the award, the risk-free interest rate over the option’s expected term, and our expected annual dividend yield, which are based on MSDH information. Other key input assumptions include the expected option term, and the expected volatility of our stock over the option’s expected term, which are all based on the historical information of Bitstream. The expected term of options granted was estimated by calculating the average term from our historical stock option exercise experience. Estimated volatility of our common stock was based on Bitstream’s historical volatility. The risk-free interest rate used in the option pricing model is based on zero-coupon yields implied from U.S. Treasury issues with remaining terms similar to the expected term of the options. MSDH does not anticipate paying any cash dividends in the foreseeable future and therefore the expected dividend yield was zero in the option valuation model. We are required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. Historical data for Bitstream was used to estimate pre-vesting option forfeitures and record stock-based compensation expense only for those awards that are expected to vest. We believe that the valuation technique and the approach utilized to develop the underlying assumptions are appropriate in calculating the fair values of our stock options. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards. These amounts, and the amounts applicable to future quarters, are also subject to future quarterly adjustments based upon a variety of factors, which include but are not limited to, the issuance of new options. On September 10, 2012, MSDH granted 1,199 options to purchase common shares. No options were granted during the year ended December 31, 2011.

The following table summarizes the assumptions we utilized for grants of options in the years ended December 31, 2012 and 2011:

	Years Ended December 31,
	2012	2011
Risk-free interest rates	0.88%	—
Expected dividend yield	None	—
Expected term	6 Years	—
Expected volatility	48.14%	—

During 2012 MSDH made one stock award, on September 10, 2012, for 50,000 shares, which was immediately vested and was valued using the market price of MSDH’s stock on the day of grant. All Bitstream restricted stock awarded prior to January 1, 2010 vest in equal installments on the first, second, third, fourth and fifth year anniversaries over a five year period of continuous employee service. All Bitstream restricted stock awarded subsequent to January 1, 2010 vest in 20 equal quarterly installments on each quarterly anniversary from date of award over a five year period. Restricted stock awards were valued using the market price of Bitstream’s stock on the day of grant.

Our results for the years ended December 31, 2012 and 2011 include $1,451 and $385, respectively, of stock-based compensation within the applicable expense classification where we report the option holders’ compensation cost. The expense includes stock option expense for options granted to those employees specifically assigned to MSDH as well as an allocation of the stock option expense for options granted to executives and other general shared personnel. For the year ended December 31, 2012, stock based compensation expense includes $1,419 related to Bitstream shares and $32 related to MSDH shares, including $20 for stock awards and $12 in option awards. The compensation expense related to the Bitstream shares was determined using the allocation methodology applicable prior to the Separation for employees specifically assigned to the MSDH product lines. The compensation expense applicable to those employees is included in the MSDH results of operations up through the Separation Date and was recorded through an intercompany balance sheet account as the equity offset was reflected in the Bitstream equity accounts.

The following table presents stock-based compensation expense included in our consolidated statement of operations by category:

	Years Ended December 31,
	2012	2011
Cost of revenue—software licenses	$—	$—
Cost of revenue—services	3	14
Marketing and selling	(3)	21
Research and development	327	192
General and administrative	1,124	158

Share-based compensation expense	$1,451	$385

(c) Stock-based Compensation Plans

Stock Options:

Stock option activities under the MSDH Incentive Compensation Plan since the Separation date, as well as stock option activities under the Bitstream Inc. stock option plans before the Separation date for the employees specifically assigned to MSDH, excluding those held by executives or other general shared personnel for years ended December 31, 2012 and 2011 are as follows:

Bitstream stock option plans:

		Weighted Average
	Number of Options	Exercise Price	Remaining Contractual Term (In years)	Grant Date Fair Value
Outstanding, December 31, 2010	387	$5.31	5.97	$3.83

Exercised	(12)	3.29		2.54
Canceled	(57)	4.53		3.84
Forfeited	(16)	6.92		4.44

Outstanding, December 31, 2011	301 *	$5.46	5.65	$3.84

Exercisable, December 31, 2011	239 *	$5.22	5.03	$3.59

*	All unvested options became fully vested upon the completion of the Separation.

The number and weighted average grant date fair value of Bitstream options which vested during the year ended December 31, 2011 was 48 and $4.54, respectively.

The intrinsic value is the difference between the market value of the shares based on the price of Bitstream common stock and the exercise price of the award as of the measurement date. The aggregate intrinsic values exclude options having a negative aggregate intrinsic value due to awards with exercise prices greater than the market value of Bitstream common stock. The aggregate intrinsic value of outstanding options and restricted stock as of December 31, 2011 was $490 of which $298 related to exercisable options. The intrinsic value of options exercised in the year ended December 31, 2011 was $26. The intrinsic value of options that vested during the year ended December 31, 2011 was $26.

MSDH Stock option plans:

		Weighted Average
	Number of Options	Exercise Price	Remaining Contractual Term (In years)	Grant Date Fair Value
Outstanding, December 31, 2011	—	$—	—	$—

Granted per Spin out from Bitstream Inc. Options	651	1.49		0.18
Granted	1,199	0.67		0.13
Exercised	—	—		—
Canceled	(276)	1.71		0.13
Forfeited	(17)	0.67		0.13

Outstanding, December 31, 2012	1,557	$0.83	8.31	$0.15

Exercisable, December 31, 2012	375	$1.34	3.93	$0.22

No MSDH options vested during the year ended December 31, 2012.

The total non-cash compensation cost before forfeiture assumptions not yet recognized as of December 31, 2012 related to non-vested awards was $137 which will be recognized over a weighted-average period of 3.69 years. The weighted average remaining contractual life for options exercisable at December 31, 2012 is 3.93 years.

The intrinsic value is the difference between the market value of the shares based on the price of MSDH common stock and the exercise price of the award as of the measurement date. The aggregate intrinsic values exclude options having a negative aggregate intrinsic value due to awards with exercise prices greater than the market value of MSDH common stock. There was no aggregate intrinsic value of outstanding options as of December 31, 2012. No MSDH options were exercised or vested during the year ended December 31, 2012

Restricted Stock

Restricted stock activities under the Bitstream, Inc. plan for the employees specifically assigned to MSDH, excluding those held by executives and other general shared personnel for the years ended December 31, 2011 are as follows:

Bitstream Plans

	Number of Shares		Weighted Average Grant Date Fair Value
Nonvested, December 31, 2010	27		$6.49

Vested due to length of service requirement being met	(8)		6.65
Granted	12		5.53

Nonvested, December 31, 2011	31	*	$6.08

*	All unvested restricted stock became fully vested upon the completion of the Bitstream Merger and holders of restricted stock received the same per share consideration of approximately $4.362 per share as all other holders of common stock as of the completion of the Bitstream Merger on March 19, 2012.

No restricted stock was cancelled or forfeited during the year ended December 31, 2011.

Restricted stock activities under the MSDH Plan for the year ended December 31, 2012 are as follows:

MSDH Plan

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested, December 31, 2011	0	$0

Granted	50	0.40
Vested due to length of service requirement being met	(50)	0.40

Nonvested, December 31, 2012	0	$0

The intrinsic value of restricted share awards that vested due to length of service requirements being met in the year ended December 31, 2012 was $20. At December 31, 2012, there were no shares of unvested restricted stock outstanding. No restricted stock was cancelled or forfeited during the year ended December 31, 2012.

(9) Employee Benefit Plan:

MSDH has an employee benefit plan under Section 401(k) of the Internal Revenue Code. The plan allows employees to make contributions up to a specified percentage of their compensation. Under the plan, MSDH is allowed, but not obligated, to match a portion of the employees’ contributions up to a defined maximum. MSDH recorded $129 in matching contributions for the year ended December 31, 2012. For the year ended December 31, 2011, MSDH employees participated in the Bitstream Section 401(k) plan and Bitstream contributed $131 in matching contributions on behalf of MSDH employees specifically assigned to MSDH as well as an allocation for executives and other shared general and administrative employees.

(10) Geographical Reporting:

We attribute revenues to different geographical areas on the basis of the location of the customer. All of our product sales for the years ended December 31, 2012 and 2011 were shipped from our headquarters located in the United States. Revenues by geographic area are as follows:

	Years Ended December 31,
	2012	2011
*Revenue:
United States	$4,837	$6,439
Germany	502	487
United Kingdom (UK)	425	316
Other (Countries less than 5% individually, by Region)
Europe, excluding UK and Germany	843	752
Other (includes Canada)	801	483
Asia	295	165

Total revenue	$7,703	$8,642

Total foreign revenue	$2,866	$2,203

*	If revenue attributable to a specific country is greater than 5% in any period, revenue attributable to that country is disclosed for all periods.

Long-lived tangible assets, net of accumulated depreciation and amortization, by geographic area are as follows:

	December 31, 2012	December 31, 2011
United States	$1,635	$1,193
Israel	87	108
India	—	54

Total	$1,722	$1,355

(11) Related Party Transactions:

On October 31, 2012, the Company signed an engagement letter with a financial advisory firm to advise on strategic alternatives. One of the Company’s board members is also the managing principal of the firm engaged to provide the consulting services. With the exception of a retainer of $10 compensation for services rendered pursuant to this agreement will be contingent upon specific transaction objectives.

(12) Valuation and qualifying accounts:

Allowance for bad debts:	Balance at Beginning of Period	Provision (Benefit) Recorded in Statement of Operations	Accounts Recovered (Written Off)	Balance at End of Period
December 31, 2012	$24	$24	$(7)	$41

December 31, 2011	$12	$18	$(6)	$24

ANNEX E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

COMMISSION FILE NUMBER: 000-54620

Marlborough Software Development Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-3751691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Nickerson Road, Marlborough, MA 01752-4695

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 520-8400

(Registrant’s telephone number, including area code)

Indicate by checkmark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”) during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by checkmark whether the registrant has submitted electronically and posted on its Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T ( 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

On August 12, 2013, there were 10,801,609 shares of Common Stock, par value $0.01 per share issued and outstanding.

E-i

PART I – FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$879	$2,018
Accounts receivable, net of allowance of $49 and $41 at June 30, 2013 and December 31, 2012, respectively	335	675
Prepaid expenses and other current assets	261	420

Total current assets	1,475	3,113

Property and equipment, net	1,448	1,722
Other assets	416	413
Goodwill	3,297	3,297
Intangible assets, net	2,469	2,669

Total assets	$9,105	$11,214

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$499	$385
Accrued payroll and other compensation	421	491
Other accrued expenses	679	723
Short-term deferred revenue	2,363	2,345

Total current liabilities	3,962	3,944
Long-term deferred revenue	585	574

Long-term deferred rent	444	469

Total liabilities	4,991	4,987

Commitments and contingencies

Series A 6.5% redeemable preferred stock, $0.01 par value: 1,940 shares authorized; 597 shares issued and outstanding as of June 30, 2013 and December 31, 2012	1,970	1,888

Stockholders’ equity:
Preferred stock, $0.01 par value: 8,060 shares authorized; no shares issued or outstanding as of June 30, 2013 and December 31, 2012	—	—
Common stock, $0.01 par value: 30,500 shares authorized; 10,802 shares issued and outstanding as of June 30, 2013 and December 31, 2012	108	108
Additional paid-in capital	13,156	13,146
Accumulated deficit	(11,120)	(8,915)

Total stockholders’ equity	2,144	4,339

Total liabilities and stockholders’ equity	$9,105	$11,214

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Software licenses	$356	$628	$890	$1,044
Services	1,294	1,337	2,663	2,689

Total revenue	1,650	1,965	3,553	3,733

Cost of revenue:
Software licenses	129	261	437	432
Services	631	688	1,031	1,243

Total cost of revenue	760	949	1,468	1,675

Gross profit	890	1,016	2,085	2,058

Operating expenses:
Marketing and selling	516	1,169	1,233	2,236
Research and development	606	1,486	1,439	3,371
General and administrative	821	785	1,450	2,017

Total operating expenses	1,943	3,440	4,122	7,624

Operating loss	(1,053)	(2,424)	(2,037)	(5,566)

Interest and other (expense) income, net	(4)	(17)	2	(43)

Loss before provision for income taxes	(1,057)	(2,441)	(2,035)	(5,609)

Provision for income taxes	30	59	89	111

Net loss	(1,087)	(2,500)	(2,124)	(5,720)
Amortization of financing costs on redeemable preferred stock	7	—	14	—
Dividends on redeemable preferred stock	34	—	67	—

Net loss allocable to common stockholders	$(1,128)	$(2,500)	$(2,205)	$(5,720)

Net loss per share allocable to common stockholders, basic and diluted	$(0.10)	$(0.23)	$(0.20)	$(0.53)

Shares used in calculating net loss per share allocable to common stockholders, basic and diluted	10,802	10,752	10,802	10,752

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(Unaudited)

	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,124)	$(5,720)
Adjustments to reconcile net loss to net cash used in operating activities:

Stock-based compensation	10	—
Depreciation and amortization	270	149
Net loss on disposal of property and equipment	5	2
Amortization of intangible assets	200	201
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	518	57
Prepaid expenses and other assets (long and short-term)	156	(184)
Accounts payable	113	(306)
Accrued payroll and other compensation	(70)	(126)
Other accrued expenses	(44)	(123)
Deferred revenue (long and short-term)	(149)	79
Deferred rent (long and short-term)	(24)	(17)

Net cash used in operating activities	(1,139)	(5,988)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, including costs capitalized for development of internal-use software	—	(586)
Increase in restricted cash	—	(70)

Net cash used in investing activities	—	(656)

CASH FLOWS FROM FINANCING ACTIVITIES:

Capital contributions from former Parent	—	9,005

Net cash provided by financing activities	—	9,005

Net (decrease) increase in cash	(1,139)	2,361
Cash, beginning of period	2,018	551

Cash, end of period	$879	$2,912

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per-share amounts)

All references to “MSDH,” “we,” “us,” “our,” or “Company” refer to Marlborough Software Development Holdings Inc., a Delaware corporation. All references to “Bitstream” or “Parent” refer to Bitstream Inc., our former parent. Except as otherwise noted, all reported dollar and share amounts are in thousands.

(1) Background and Nature of Operations

MSDH was formed on July 18, 2011 in conjunction with our former Parent’s planned merger (the “Bitstream Merger”) with and acquisition by Monotype Imaging Holdings Inc., a Delaware corporation (“Monotype”), pursuant to an agreement and plan of merger (the “Bitstream Merger Agreement”) entered into by and between Bitstream and Monotype on November 10, 2011. On January 1, 2012, Bitstream transferred and assigned to MSDH all of the assets and liabilities relating to, arising from, or in connection with Bitstream’s Pageflex and BOLT product lines (the “Separation”) pursuant to the terms and conditions of a Contribution Agreement dated November 10, 2011 by and between Bitstream and MSDH (the “Contribution Agreement”). On March 14, 2012, Bitstream distributed all of the shares of MSDH common stock to the stockholders of Bitstream on a pro rata basis (the “Distribution”) pursuant to the terms and conditions of the Distribution Agreement dated November 10, 2011 between Bitstream and MSDH (the “Distribution Agreement”). On March 19, 2012, Bitstream completed the Bitstream Merger with Monotype. MSDH and Bitstream have entered into certain ancillary agreements in connection with the Separation and Distribution that provide for indemnification of Bitstream with respect to certain liabilities of the Pageflex and BOLT products contributed to MSDH.

Pursuant to the Contribution Agreement on November 10, 2011, Bitstream transferred its 100% ownership in Bitstream Israel Ltd. to MSDH and on July 24, 2012 MSDH changed the name of this wholly-owned subsidiary to Pageflex Israel Ltd.

MSDH is a software development company focused on bringing innovative and proprietary software products to a wide variety of markets. Our core software products include mobile browsing technologies and variable data publishing, Web-to-print, and multi-channel communications technologies.

MSDH is subject to risks common to technology-based companies, including dependence on key personnel, rapid technological change, competition from alternative product offerings and larger companies, and challenges to the development and marketing of commercial products and services. MSDH has also experienced net losses and negative operating cash flows in the past and in the current year, and as of June 30, 2013 has an accumulated deficit of approximately $11,120.

The unaudited condensed consolidated financial statements have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. MSDH has suffered recurring losses from operations both before and after the Separation. For its liquidity, prior to Separation, the Company relied on contributions from Bitstream. As of March 19, 2012, MSDH had accumulated contributions of approximately $60,977 from its former Parent. During the six months ended June 30, 2013, the Company had a net loss of $2,124 and negative cash flows from operations of $1,139. The ability of the Company to satisfy its obligations and recover its costs will be primarily dependent upon the future financial and operating performance of the Company. Additionally, management’s operating plans are designed to help control operating costs, to maintain or increase revenues and to obtain additional sources of capital until such time as the Company generates sufficient cash flows from operations. If there was a decrease in the demand for the Company’s products due to either economic or competitive conditions, or management was unable to meet its plan, there could be a significant reduction in liquidity due to the possible inability of the Company to cut costs sufficiently.

On May 13, 2013, MSDH received a notice of default from Normandy Nickerson Road, LLC (“Normandy”), the landlord for MSDH’s leased premises in Marlborough, Massachusetts. The notice stated that MSDH had failed to pay rent for the months of April and May 2013 and certain utility charges and failure to pay the amounts past due within five days would result in a default of the lease for the premises. MSDH paid amounts due for utilities prior to receiving the notice but did not voluntarily pay the outstanding rent nor rent for June or July 2013. The total outstanding rent for those four months was $178, of which $133 was due as of June 30, 2013. On July 23, 2013, the landlord issued a sight draft under the Company’s Letter of Credit (“LC”) to the Company’s bank for $260, the full amount of the LC, which exceeded the then outstanding four months’ rent. The Company had secured the LC with restricted cash classified as Other Assets on its consolidated balance sheets. On August 9, 2013, MSDH received a demand from Normandy to restore $226, the as applied portion of the security deposit, to the security deposit within five days after demand. The Company did not restore the security deposit within the five day demand period and remains in default on its lease with Normandy. The Company is currently negotiating with Normandy to resolve the lease issues and has engaged the services of a commercial real estate agent to assist in these discussions.

MSDH had a cash balance of $879 as of June 30, 2013. Management has recently revised its operating plan to call for reduced expenses going forward, principally as a result of further reductions in force in May 2013. Management believes that with its current operating plan, cash, together with cash generated from expected future operations is, and will be, sufficient to meet the Company’s working capital and capital expenditure requirements through at least the next twelve months.

(2) Basis of Presentation and Allocation Methodologies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of MSDH and its wholly-owned Israeli subsidiary. All material intercompany transactions and balances have been eliminated in consolidation. Our unaudited condensed consolidated financial statements presented herein have been prepared pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for quarterly reports on Form 10-Q and do not include all of the information and footnote disclosures required by generally accepted accounting principles in the United States of America (“GAAP”). These statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2012 included in our Annual Report on Form 10-K, which was filed with the SEC on March 29, 2013. The condensed consolidated balance sheets as of June 30, 2013, the condensed consolidated statements of operations for the three and six months ended June 30, 2013 and 2012, and the condensed consolidated statements of cash flows for the six months ended June 30, 2013 and 2012, and the notes to each are unaudited, but in the opinion of management include all adjustments necessary for the fair presentation of the condensed consolidated financial position, results of operations, and cash flows of the Company as of and for these interim periods. The results of operations for the three and six months ended June 30, 2013 may not necessarily be indicative of the results to be expected for other interim periods and the year ending December 31, 2013. The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates in these financial statements include MSDH allocation methodologies, revenue recognition, the valuation of acquired intangible assets and goodwill, share-based compensation, income taxes and the valuation of deferred tax assets, and the allowance for doubtful accounts receivable. Actual results could differ from those estimates.

The Company evaluated subsequent events through August 14, 2013 to determine whether or not any such events required disclosure in this Form 10-Q, and determined that there were two such events occurring both related to Normandy, the Company’s landlord: on July 23, 2013 Normandy issued a sight draft to the Company’s bank for a draw on the Company’s letter of credit and on August 9, 2013 Normandy issued a demand to the Company to restore the applied amount of the security deposit. These are more fully described in Footnote 10.

On March 14, 2012, as a wholly-owned subsidiary of the Parent, the Company completed its Separation from the Parent whereby each owner of Bitstream Class A Common Stock received a distribution of one share of MSDH Common Stock for each share of Bitstream Class A Common Stock that they owned as of the close of trading on March 8, 2012. On January 1, 2012, MSDH recorded a contribution adjustment of $(920) for the contribution of non-cash accounts comprised of various asset classifications of $231, various liability classifications of $(1,222) and equity related accounts of $71. The Company also recorded a cash contribution adjustment of $6,346 on January 1, 2012. Total capital contributions from the Parent during the first quarter of 2012 totaled $9,005, inclusive of the contribution adjustment of $6,346. There were no capital contributions from the Parent since the Separation and Merger were completed during the first quarter of 2012.

Reclassification

Certain accounts in the June 30, 2012 and December 31, 2012 consolidated financial statements have been reclassified for comparative purposes to conform to the presentation in the June 30, 2013 consolidated financial statements.

Change in Accounting Principle

The Company periodically reviews its accounting principles for adequacy and preferability of presentation. The Company’s policy historically had been to exclude from deferred revenue any amounts that had not been collected by period end. During the first quarter of 2013, the Company determined it preferable to discontinue its policy of grossing down accounts receivable and deferred revenue in instances where the Company has a valid receivable. This change was made as it more accurately reflects the financial position of the Company. As a result, the Company has increased its accounts receivable and deferred revenue retrospectively.

Allocation Methodologies

Effective with the Separation on January 1, 2012, a management fee agreement between MSDH and Bitstream was executed, providing for the chargeback of certain costs incurred from January 1, 2012 through March 19, 2012, the effective date of the Bitstream Merger. These costs included all Separation, Distribution, and Merger costs directly associated with the transactions which amounted to $2,254, as well as a percentage ranging from 30% to 50% of general and administrative and manufacturing costs. The costs invoiced to Bitstream per this agreement are consistent with the allocation methodologies utilized for the Company’s 2011 consolidated financial statements.

The following table presents the allocable expense amounts allocated to the Company’s former Parent during the three months ended March 31, 2012:

Category	Three months ended March 31, 2012
Cost of revenue	$11
General and administrative	807

Total	$818

There were no expense allocations to the Company’s former Parent during the three and six month periods ended June 30, 2013, or the three months ended June 30, 2012.

There is significant judgment in determining the allocation of income, expense, and attribution of assets and liabilities. Management believes that the methodologies used in the allocation are reasonable.

Revenue Recognition

We derive revenue from the license of our software products, and from consulting and support and maintenance services. Primarily, we recognize revenue when persuasive evidence of an arrangement exists, the product has been delivered or services have been provided, the fee is fixed or determinable, and collection of the fee is probable.

Multiple-element arrangements

We recognize revenue under multiple-element arrangements using the residual method when vendor specific objective evidence (“VSOE”) of fair value exists for all of the undelivered elements under the arrangement. Under the residual method, the arrangement consideration is first allocated to undelivered elements based on vendor-specific objective evidence of the fair value for each element and the residual amount is allocated to the delivered elements. Arrangement consideration allocated to undelivered elements is deferred and recognized as revenue when the elements are delivered, if all other revenue recognition criteria are met. We have established sufficient vendor-specific objective evidence for the value of our training and maintenance services, based on the price charged when these elements are sold separately. VSOE of the fair value of maintenance services is supported by substantive renewal rates within customer contracts.

License Revenue

We receive and recognize licensing fees and royalty revenue from: (1) Original Equipment Manufacturer (“OEM”) customers for page composition technologies; (2) direct and indirect licenses of software publishing applications for the creation, enhancement, management, transport, viewing and printing of electronic information; (3) direct sales of custom design and consulting services to end users such as graphic artists, desktop publishers, corporations and resellers; and (4) sales of publishing applications to foreign customers primarily through distributors and resellers.

We recognize license revenue from the resale of our products through various resellers. Resellers may sell our products in either an electronic format or CD format. Revenue is recognized if collection is probable, upon notification from the reseller that it has sold the product, or for a CD product, upon delivery of the software.

Revenue from end user product sales is recognized upon delivery of the software, net of estimated returns and allowances, and when collection is probable.

Services Revenue

Professional services include custom design and development, and training. We recognize professional services revenue under software development contracts as services are provided for per diem contracts or by using the percentage-of-completion method of accounting for long-term fixed price contracts. Provisions for any estimated losses on contracts are made in the period in which such losses become probable. There are no amounts accrued at the balance sheet dates presented.

We recognize revenue from support and maintenance agreements ratably over the term of the agreement.

Deferred revenue includes unearned software support and maintenance revenue, and advanced billings for unrecognized revenue from contracts.

Cost of revenue from software licenses consists primarily of hosting costs, amortization of intangibles related to the iWay product, amortization of internally-developed capitalized software related to the Pageflex Storefront products, and costs to distribute the product, including the cost of the media on which it is delivered. Cost of revenue from services consists primarily of costs associated with customer support, consulting and custom product development services.

We generally warrant that our products will function substantially in accordance with documentation provided to customers for approximately 90 days following initial delivery. We have not incurred any material expenses related to warranty claims.

Subscription-Based Revenue

Subscription-based revenue primarily consists of revenues derived from software as a service (“SaaS”) arrangements, which utilize the Pageflex Storefront and iWay software solutions. Subscription-based revenue is recorded as license revenue.

We recognize revenue for SaaS arrangements ratably over the period of the applicable agreement as services are provided. Contract terms for SaaS arrangements range from a minimum period of six months to one year and are renewable on a month to month basis thereafter. The majority of our SaaS arrangements also include professional services and maintenance and support services, which are classified as services revenue.

For SaaS arrangements, the customer does not have the contractual right to take possession of our software at any time during the hosting period without significant penalty and the customer cannot feasibly maintain the software on the customer’s hardware or enter into another arrangement with a third party to host the software. Therefore, we account for the elements under ASC 605-25, Multiple Element Arrangements using all applicable facts and circumstances, including whether (i) the element has stand-alone value, (ii) there is a general right of return and (iii) the revenue is contingent on delivery of other elements. We allocate contract value to each element of the arrangement that qualifies for treatment as a separate element based on VSOE, and if VSOE is not available, third party evidence, and if third party evidence is unavailable, estimated selling price. For professional services associated with SaaS arrangements that we determine do not have stand-alone value to the customer or are contingent on delivery of other elements (e.g. hosting), we recognize the services revenue ratably over the remaining contractual period, or the client relationship, whichever is longer, once hosting has gone live and we may begin billing for the hosting services. We record amounts that have been invoiced in accounts receivable and in deferred revenue or revenues, depending on whether the revenue recognition criteria have been met.

Transaction fees primarily pertain to the number of jobs generated by the customer’s deployment. The elements for these arrangements are accounted for under ASC 605-25. In cases where our customer is utilizing our Pageflex Connect or Dynamic Video SaaS services we also pay a transaction fee to our third party partner. We record as revenue the transaction fee billed to our customer, while the portion of the transaction fee remitted to the third party is recorded as cost of sales as we are acting as a principal in the arrangement.

Costs of performing services under subscription-based arrangements are expensed as incurred.

(3) Relationship with our Former Parent

In connection with the Separation, we entered into a series of agreements, in addition to the Contribution and Distribution Agreements, with our former Parent. These agreements include a tax indemnification agreement and intellectual property assignment and license agreements with our former Parent, as well as a transition services agreement with Monotype. The net expense to MSDH related to these agreements was not material for the three and six month periods ended June 30, 2013 and 2012.

(4) Off-Balance Sheet Risk and Concentration of Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. We place a majority of our cash investments, which exceed federally insured limits, in one highly-rated financial institution. We have not experienced significant losses related to receivables from any individual customers or groups of customers in any specific industry or by geographic area. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by us to be inherent in our accounts receivable. As of June 30, 2013 and December 31, 2012, we did not have any off-balance sheet arrangements or unconsolidated special-purpose entities within the meaning of Item 303(a)(4) of Regulation S-K and therefore did not have any off-balance sheet risks as of such dates. At June 30, 2013, two customers accounted for 14% and 23% of our accounts receivable, respectively. At December 31, 2012, two customers accounted for 15% and 13% of our accounts receivable. For the three and six month periods ended June 30, 2013, one customer accounted for 16% and 14% of our revenue, respectively. For the three and six month periods ended June 30, 2012, one customer accounted for 16% and 17% of our revenue, respectively.

(5) Recently Issued Accounting Standards

Accounting Standards Update (ASU) 2013-11, “Income Taxes (Topic 740) - Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” was issued in July, 2013. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The Company does not expect adoption of this ASU to have a material impact on its financial statements.

(6) Property and Equipment

Property and equipment are stated at historical cost, less accumulated depreciation and amortization. Property and equipment consist of the following:

	June 30, 2013	December 31, 2012
Computer equipment	$1,109	$1,131
Capitalized software	1,335	1,335
Purchased software	253	252
Furniture and fixtures	453	453
Leasehold improvements	156	156

	3,306	3,327

Less—Accumulated depreciation and amortization	1,858	1,605

Property and equipment, net	$1,448	$1,722

Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the related assets as follows:

Asset Classification	Estimated Useful Life
Computer equipment	3 Years
Capitalized software	5 Years
Purchased software	3 Years
Furniture and fixtures	5 Years
Leasehold improvements	Estimated useful life, or the lease term, whichever is shorter

Depreciation and amortization expense for the three months ended June 30, 2013 and 2012 was $133 and $78, respectively. Depreciation and amortization expense for the six months ended June 30, 2013 and 2012 was $270 and $149, respectively.

During the three and six months ended June 30, 2013, we disposed of $22 of property and equipment with accumulated depreciation of $17, resulting in a net loss on disposal of $5 for each period. During the three and six months ended June 30, 2012, we disposed of $4 and $551 of property and equipment with accumulated depreciation of $4 and $549, respectively, resulting in a net loss on disposal of $0 and $2, respectively.

During the six months ended June 30, 2012, we capitalized software of $407. The software became available for general release during the quarter ended September 30, 2012 and no amounts were capitalized after that date. Amortization expense related to capitalized software for the three and six months ended June 30, 2013 was $67 and $133, respectively. There was no amortization expense during the three and six months ended June 30, 2012 as the developed software was not yet ready for its intended use. The net book value of internally developed software at June 30, 2013 and December 31, 2012 was $1,112 and $1,246, respectively.

(7) Loss Per Share

The Company calculates net income (loss) per share in accordance with authoritative guidance and has determined that its Series A Preferred Stock is considered a participating security for purposes of computing earnings per share and that it is appropriate to employ the two-class method for computing basic earnings per share. Under the two-class method, basic net income (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted-average number of common shares outstanding for the fiscal period. The Company allocates net income first to preferred stockholders based on dividend rights under the Company’s certificate of incorporation and then to common stockholders based on ownership interests. Net losses are not allocated to preferred stockholders.

The following table presents a reconciliation of the numerator and denominator used in the calculation of basic and diluted net income (loss) per share under the “two class” method (in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net loss	$(1,087)	$(2,500)	$(2,124)	$(5,720)
Amortization of financing costs on redeemable preferred stock	7	—	14	—
Accrued dividends on redeemable preferred stock	34	—	67	—

Net loss allocable to common stockholders	$(1,128)	$(2,500)	$(2,205)	$(5,720)

MSDH had 5 authorized shares of common stock, par value $0.001 per share at the date of incorporation. On November 10, 2011, the Company amended its authorized shares to be 30,500 shares of common stock, par value of $0.01 and 10,000 shares of preferred stock, par value $0.01 per share. On March 19, 2012, MSDH issued 10,752 shares of MSDH stock on a one for one basis to holders of Bitstream stock. On October 9, 2012, the Company established a 6.5% Series A Redeemable Preferred Stock with the authorized number of shares of 1,940. These shares were created from the 10,000 shares of authorized preferred stock.

Basic net loss per share of MSDH for the three and six months ended June 30, 2013 is determined by dividing the net loss allocable to common stockholders of MSDH by MSDH’s weighted average number of shares of common stock outstanding during the periods. MSDH’s outstanding shares from January 1, 2011 to March 19, 2012 were determined to be 10,752 for purposes of calculating Basic net loss per share with no common stock equivalents considered outstanding. Diluted earnings per share does not include the effect of common stock equivalents as MSDH has incurred a net loss for the periods presented, and therefore common stock equivalents are considered anti-dilutive. As a result, there is no difference between MSDH’s basic and diluted loss per share for the three and six months ended June 30, 2013 and 2012.

If MSDH had reported a profit for the periods, the potential common shares would have increased the weighted average shares outstanding by 0 and 56 for the three months ended June 30, 2013 and 2012,

respectively, and 0 and 62 for the six months ended June 30, 2013 and 2012, respectively, based on the weighted average number of common stock equivalents outstanding. Additionally, there were warrants and options outstanding to purchase 4,234 and 264 shares for the three and six month periods ended June 30, 2013 and 2012, respectively, that were not included in the potential common share computations because their exercise prices were greater than the average market price of MSDH’s common stock. These common stock equivalents are anti-dilutive even when a profit is reported in the numerator.

(8) Income Taxes

Presentation

For purposes of MSDH’s consolidated financial statements, income tax expense and deferred tax balances, for the short period through the Separation date, have been recorded as if the Company had filed tax returns on a separate return basis from Bitstream. The calculation of income taxes for the Company on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations. In most cases, the tax losses and tax credits of Bitstream that are included in these financial statements of MSDH have either been utilized by Bitstream’s other businesses or remained with Bitstream post-separation. Balances at December 31, 2012 include preliminary amounts available to the Company as of the Separation Date and have been derived from preliminary data from the consolidated Bitstream tax returns which have not been filed as of the date of this report.

Our effective tax rate is based on pre-tax income and the tax rates applicable to that income in the various state jurisdictions in which we operate. An estimated effective tax rate for a year is applied to our quarterly operating results, adjusted for losses in tax jurisdictions where the losses cannot be tax benefited due to valuation allowances. In the event that there is a significant unusual or discrete item recognized, or expected to be recognized, in our quarterly operating results, including the resolution of prior-year tax matters, the tax attributable to that item would be separately calculated and recorded at the same time as the unusual or discrete item. Significant judgment is required in determining our effective tax rate and in evaluating its tax positions. We establish reserves when it is deemed more likely than not that we will not realize the full tax benefit of the position. We periodically adjust these reserves in light of changing facts and circumstances.

Tax regulations may require items of income and expense to be included in a tax return in different periods than the items are reflected in the consolidated financial statements. As a result, the effective tax rate reflected in the consolidated financial statements may be different than the tax rate reported in the income tax return. Some of these differences are permanent, such as expenses that are not deductible on the tax return, and some are temporary differences, such as depreciation expense. Temporary differences create deferred tax assets and liabilities. Deferred tax assets generally represent items that can be used as a tax deduction or credit in the tax return in future years for which we have already recorded the tax benefit in the consolidated financial statements. Deferred tax liabilities generally represent tax expense recognized in the consolidated financial statements for which payment has been deferred or expense for which we have already taken a deduction on an income tax return, but has not yet been recognized in the consolidated financial statements.

We account for income taxes in accordance with authoritative guidance, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of the temporary differences between the book and tax basis of recorded assets and liabilities. We make estimates and judgments with regard to the calculation of certain income tax assets and liabilities. This guidance requires that deferred tax assets be reduced by valuation allowances if, based on the consideration of all available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized. Significant weight is given to evidence that can be objectively verified.

We evaluate deferred income taxes on a quarterly basis to determine whether valuation allowances are required by considering available evidence, including historical and projected taxable income and tax planning strategies that are both prudent and feasible. As of December 31, 2012, our U.S. operations had generated four consecutive years of pre-tax losses. Because of our recent history of losses, we believe that the weight of negative historic evidence precludes us from considering any forecasted income from our analysis of the recoverability of its U.S. deferred tax assets. We also considered in our analysis tax planning strategies that are prudent and can be reasonably implemented. Based on all available positive and negative evidence, we concluded that a full valuation allowance should be recorded against the net deferred tax assets of our U.S. operations.

The tax loss and credit carry forwards reflected in our consolidated financial statements, represent $2,741 of deferred tax assets. The tax carry forwards include U.S. tax carry forwards for federal and state net operating losses, general business credits and state tax credits. As the Company continues to incur cumulative taxable losses in the United States, the Company recorded a full valuation allowance against the Company’s U.S. deferred tax assets, net of reversing taxable temporary differences.

Components of earnings (loss) before income taxes are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Foreign income	$58	$81	$114	$183
Domestic loss	(1,115)	(2,522)	(2,149)	(5,792)

Total pretax loss	$(1,057)	$(2,441)	$(2,035)	$(5,609)

We have made an indefinite reinvestment of earnings in our foreign Israeli subsidiary and, therefore, we do not provide for U.S. income taxes applicable to its undistributed earnings.

We have recorded a deferred tax liability and related income tax expense for the “naked credit” resulting from the amortization of goodwill for tax purposes. The total deferred liability at June 30, 2013 and December 31, 2012 was $230 and $192, respectively.

(9) Stock-based Compensation Plans and Stock-based Compensation Expense

(a) General

On January 25, 2012, the Board of Directors of MSDH, and the Board of Directors of Bitstream acting in its capacity as sole stockholder of MSDH, adopted the MSDH Incentive Compensation Plan (the “Plan”) under which 1,724 shares of MSDH common stock were authorized for issuance under the Plan. The Plan provides for the grant of awards in the form of options (which may be incentive stock options or non-qualified options), stock appreciation rights, restricted stock and restricted stock units, stock granted as a bonus or in lieu of another award, other stock-based awards, performance awards or annual incentive awards. Each stock option granted will have an exercise price of no less than 100% of the fair market value of the common stock on the date of grant. The awards will generally have a contractual life of ten years and will generally vest over four to ten years. The maximum number of shares of stock with respect to which awards can be granted will be 1,073 shares, plus the number of shares subject to the New MSDH Options, subject to adjustment as provided in the Plan to reflect the effect of mergers, recapitalizations, stock splits and reverse splits, extraordinary dividends, and similar transactions. On March 8, 2012, in connection with the Bitstream Merger Agreement, all outstanding former Parent stock option awards for the Company’s employees were replaced with awards in the Company using a formula designed to preserve the intrinsic value and fair value of the award immediately prior to Separation. There was no incremental compensation expense to the Company related to the replacement of the former Parent stock-based compensation awards. The vesting of all outstanding options was accelerated and restrictions from restricted stock awards were removed as part of the Separation and Merger of the former Parent and thus no unrecognized compensation expense existed for the replaced awards. Accordingly, on March 8, 2012, 651 fully vested new MSDH options with a weighted average exercise price of $1.493 were granted to holders of the

Bitstream options. On September 10, 2012, the Company granted a total of 1,199 options to purchase the Company’s Common Stock at an exercise price of $0.67 per share and a total of 50 shares that vested immediately to employees, consultants and non-employee directors under the Company’s incentive plan. Each stock option granted had an exercise price in excess of the $0.40 fair market value of the common stock on the date of grant. The stock option awards have a contractual life of ten years and vest over four years.

We account for stock-based compensation in accordance with authoritative guidance. Under the fair value recognition provisions of this guidance, stock-based compensation expense is measured at the grant date based on the fair value of the award, net of an estimated forfeiture rate, and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period.

(b) Stock-based Compensation Expense

We currently estimate the fair value of MSDH stock options using the Black-Scholes valuation model. Key input assumptions to be used to estimate the fair value of stock options will include the exercise price of the award, the expected option term, the expected volatility of our stock over the option’s expected term, the risk-free interest rate over the option’s expected term, and our expected annual dividend yield, which will all be based on the historical information of Bitstream. The expected term of options granted will be estimated by calculating the average term from our historical stock option exercise experience. Estimated volatility of our common stock will be based on Bitstream’s historical volatility. The risk-free interest rate used in the option pricing model will be based on zero-coupon yields implied from U.S. Treasury issues with remaining terms similar to the expected term of the options. We are required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. Historical data for Bitstream will be used to estimate pre-vesting option forfeitures and record stock-based compensation expense only for those awards that are expected to vest. We believe that the valuation technique and the approach utilized to develop the underlying assumptions are appropriate in calculating the fair values of our stock options. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards. These amounts, and the amounts applicable to future quarters, are also subject to future quarterly adjustments based upon a variety of factors, which include but are not limited to, the issuance of new options. Stock awards are valued at the fair market value at the grant date.

No stock options were granted during the three and six month periods ended June 30, 2013. No stock awards were granted during the three and six month periods ended June 30, 2013 and 2012.

The stock-based compensation expense of $1,420 for the period of January 1, 2012 through March 14, 2012 was recorded through an intercompany transaction with our former Parent and is included as Bitstream’s stockholders’ equity, as it relates exclusively to Bitstream stock. Therefore, this stock-based compensation is not included in the Company’s condensed consolidated statements of stockholders’ equity for 2012. A portion of the adjustments for the Separation from the Parent was directly related to the $1,420 of stock-based compensation and the amount was therefore netted against stock-based compensation for presentation purposes on the condensed consolidated statements of cash flows for the three months ended March 31, 2012 resulting in no stock-based compensation reflected for the period. Stock-based compensation expense for MSDH stock is derived from the awards granted on September 10, 2012, discussed above.

Our results for the three months ended June 30, 2013 and 2012 include $4 and $0, respectively, and for the six months ended June 30, 2013 and 2012 include $12 and $1,420, respectively, of stock-based compensation within the applicable expense classification where we report the option holders’ compensation cost. The expense includes stock option expense associated with the MSDH awards on September 10, 2012 and for the Bitstream options granted to those employees specifically assigned to MSDH as well as an allocation of the stock option expense for options granted to executives and other general shared personnel.

The following table presents stock-based compensation expense for the three and six months ended June 30, 2013 and 2012 by category:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cost of revenue—software licenses	$—	$—	$—	$—
Cost of revenue—services	—	—	1	2
Marketing and selling	—	—	1	(5)
Research and development	1	—	3	324
General and administrative	3	—	7	1,099

Stock-based compensation expense	$4	$—	$12	$1,420

Stock-based compensation expense for 2012 is prior to Parent allocation.

(10) Subsequent Event

On July 23, 2013, Normandy, the landlord for the Company’s headquarters, issued a sight draft under the Company’s Letter of Credit (“LC”) to the Company’s bank for $260, the full amount of the LC, which exceeded the outstanding four months’ rent totaling $178 for April through July 2013. The Company had previously been notified it was in default on its lease due to lease payments that the Company was not paying. The Company had secured the LC with restricted cash classified as Other Assets on its consolidated balance sheets. The Company’s commitments under the current lease are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 in Note 6(a) to the consolidated financial statements included therein, and such information is incorporated herein by reference.

On August 9, 2013, MSDH received a demand from Normandy to restore $226, the as applied portion of the security deposit, to the security deposit within five days after demand. The Company did not restore the security deposit within the five day demand period and remains in default on its lease with Normandy. The Company is currently negotiating with Normandy to resolve the lease issues and has engaged the services of a commercial real estate agent to assist in these discussions.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

All statements, trend analysis and other information contained in the following discussion relative to markets for our products and trends in revenue, gross margin and anticipated expense levels, as well as other statements, including words such as “may,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business and economic risks and uncertainties and our actual results of operations may differ materially from those contained in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under Item 1A Risk Factors in our Annual Report on Form 10-K, as may be supplemented from time to time in our quarterly reports on Form 10-Q, as well as other risks and uncertainties referenced in this report.

EXECUTIVE OVERVIEW

Marlborough Software Development Holdings Inc. (“MSDH” or “We” or the “Company”) was formed on July 18, 2011 in conjunction with our former parent company’s, Bitstream Inc.’s (“Bitstream’s”), planned merger (the “Bitstream Merger”) with and acquisition by Monotype Imaging Holdings Inc., a Delaware corporation (“Monotype”) pursuant to an agreement and plan of merger (the “Bitstream Merger Agreement”) entered into by and between Bitstream and Monotype on November 10, 2011 (the “Separation Date”). On the Separation Date, Bitstream transferred and assigned to MSDH all of the assets and liabilities relating to, arising from or in connection with Bitstream’s Pageflex and BOLT product lines (the “Separation”) pursuant to the terms and conditions of a Contribution Agreement dated November 10, 2011 by and between Bitstream and MSDH (the “Contribution Agreement”). As part of the Bitstream Merger Agreement, Bitstream entered into a transition services agreement with Monotype covering the provision of various transitional services, including information technology, data migration, finance, accounting and financial reporting services by MSDH to Bitstream and product support services to be provided by Bitstream to MSDH. On March 14, 2012, Bitstream distributed all of the shares of MSDH common stock to the stockholders of Bitstream on a pro rata basis (the “Distribution”) pursuant to the terms and conditions of the Distribution Agreement dated November 10, 2011 between Bitstream and MSDH (the “Distribution Agreement”). On March 19, 2012, Bitstream completed the Bitstream Merger with Monotype. MSDH and Bitstream have entered into certain ancillary agreements in connection with the Separation and Distribution (“Separation” and “Distribution”) that provide for indemnification of Bitstream with respect to certain liabilities of the Pageflex and BOLT products contributed to MSDH.

MSDH is a software development company focused on bringing innovative and proprietary software products to a wide variety of markets. Our core software products include mobile browsing technologies and variable data publishing, Web-to-print, and multi-channel communications technologies.

Automated Marketing Communication and Print Production Technologies. The Pageflex product line enables companies across the globe to communicate their marketing messages more easily and effectively. It is the advanced technology for brand management, web-to-print applications, and sophisticated personalized communications based on customer information. We pioneered flexible variable data software in 1997 and have been a technology innovator in the document customization arena ever since. The platform produces rich, creative, award-winning document designs that look like they were given the individual attention of a graphic designer but were, in reality, created on-the-fly with Pageflex variable publishing technology. Print service providers, marketing service providers, corporate marketers, and publishers use Pageflex products to ensure design integrity and brand control while empowering local users to customize and personalize print collateral, email campaigns, and 1-to-1 marketing Web sites.

Pageflex products enable companies worldwide to manage, streamline, and automate their document production processes, communicate more personally with their customers, and control their brand and market messaging while enabling their remote employees, franchises, and consumers to use a self-serve model to order customized communications. Pageflex products are purchased by both corporations and the printing companies that support them, who also use the software to control and track production processes in order to improve their business ROI.

Mobile Browsing Technologies. BOLT provides a consistent, full desktop-style browsing experience on almost any handset. The BOLT mobile browser offers faithful rendering of Web pages and supports streaming video from popular media sharing sites such as YouTube and MySpace for mobile phones of all types. Compatible with most handsets that support the J2ME or BREW/BMP operating systems, BOLT’s advanced features include video support, W3C based widget support, direct Facebook and Twitter integration, six levels of magnification, international localization, copy/paste, FOTA updates, and additional usability features such as auto-complete url, save page, secure browsing, patented split-screen minimap, password manager, rss subscriptions, automatic socket support, history and keypad shortcuts. BOLT is a WebKit-based cloud computing mobile browser. This cloud computing architecture is the key to BOLT’s capabilities. Web pages are first loaded by the BOLT servers, then transcoded and sent to the BOLT mobile browser client on handsets. This client/server approach maintains the integrity of Web page layouts, reduces packet consumption on data networks, dramatically improves page load speeds, and enables advanced features such as video streaming. At present, BOLT does not provide revenue and we do not make significant expenditures in regard to BOLT.

Certain Financial and Operating Metrics

In connection with the ongoing operation of our business, our management regularly reviews key financial and operating metrics, such as revenue, gross margin, expenses, and capital expenditures, among others. Management considers these financial and operating metrics critical to understanding and improving our business, reviewing our historical performance, comparing our performance versus other companies and identifying current and future trends, and for planning purposes.

Certain Trends and Uncertainties

The following represents a summary of known trends and uncertainties which could have a significant impact on our financial condition and results of operations. This summary should be considered along with the factors discussed under the headings “Risk Factors” and “Forward-Looking Statements” elsewhere in our Form 10-K filed with the SEC on March 29, 2013.

•

The Pageflex and Bolt product activities were conducted by Bitstream as a whole and integrated with the Fonts products activities. Our historical financial information may not be representative of our results as a separate company.

•

We continue to closely monitor current economic conditions, particularly as they impact our customers. We believe that our customers continue to experience some amount of economic hardship. If this economic hardship continues or worsens, our financial results could be adversely impacted.

•

We continue to develop new products and new versions of our existing product offerings. However, we have recently reduced our R&D investment and our current focus is on supporting our existing products with reduced staffing levels. Failure to develop and launch new products and versions could negatively impact our financial results.

•	On October 31, 2012, the Company signed an engagement letter with a financial advisory firm that continues to advise the Company with respect to its strategic alternatives.

•

The Company is currently in default under its real estate lease for its sole US office space as noted elsewhere herein and in footnote 10 to the Company’s Notes to Unaudited Condensed Consolidated Financial Statements. At this time the Company is unable to predict how and where it will be able to secure suitable operating space should it be unable to remain in its current location.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied. The preparation of these unaudited condensed consolidated financial statements requires us to make significant estimates and judgments that affect the amounts reported in our unaudited condensed consolidated financial statements and the accompanying notes. These items are regularly monitored and analyzed by management for changes in facts and circumstances, and material changes in these estimates could occur in the future. Changes in estimates are recorded in the period in which they become known. We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from our estimates.

While all of our accounting policies impact the unaudited condensed consolidated financial statements, certain policies are viewed to be critical. Critical accounting policies are those that are both most important to the portrayal of our financial condition and results of operations and that require management’s most subjective or complex judgments and estimates. We consider the following accounting policies to be critical in fully understanding and evaluating our financial results:

•	Allocation Methodologies

•	Revenue Recognition

•	Stock-based Compensation

•	Impairment of Goodwill and Other Long-Lived Assets

•	Accounts Receivable

•	Software Development Costs

•	Income Taxes

Please refer to the critical accounting policies set forth in our Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission, or the SEC, on March 29, 2013, for a description of all critical accounting policies.

Accounting Standards Update (ASU) 2013-11, “Income Taxes (Topic 740) - Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” was issued in July, 2013. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The Company does not expect adoption of this ASU to have a material impact on its financial statements.

OVERVIEW

RESULTS OF OPERATIONS (in thousands, except percentages and per share amounts)

Revenue and Gross Profit:

	Three Months Ended June 30,				Change
	2013	% of Revenue	2012	% of Revenue	Dollars	Percent
Revenue
Software licenses	$356	21.6%	$628	32.0%	$(272)	(43.3)%
Services	1,294	78.4	1,337	68.0	(43)	(3.2)

Total revenue	1,650	100.0	1,965	100.0	(315)	(16.0)

Cost of Revenue
Software licenses	129	36.2	261	41.6	(132)	(50.6)
Services	631	48.8	688	51.5	(57)	(8.3)

Total cost of revenue	760	46.1	949	48.3	(189)	(19.9)

Gross Profit	$890	53.9%	$1,016	51.7%	$(126)	(12.4)%

	Six Months Ended June 30,				Change
	2013	% of Revenue	2012	% of Revenue	Dollars	Percent
Revenue
Software licenses	$890	25.0%	$1,044	28.0%	$(154)	(14.8)%
Services	2,663	75.0	2,689	72.0	(26)	(1.0)

Total revenue	3,553	100.0	3,733	100.0	(180)	(4.8)

Cost of Revenue
Software licenses	437	49.1	432	41.4	5	1.2
Services	1,031	38.7	1,243	46.2	(212)	(17.1)

Total cost of revenue	1,468	41.3	1,675	44.9	(207)	(12.4)

Gross Profit	$2,085	58.7%	$2,058	55.1%	$27	1.3%

Software License Revenue

We recognize software license revenue from direct sales and licensing agreements of our products and products from third parties, licensing agreements with OEMs, and from the resale of our products through various resellers. We recognize reseller revenue on a sell-in basis and bear no obligation after the license has been delivered to the reseller. The decrease in revenue from software licenses for the three month period ended June 30, 2013 as compared to the three month period ended June 30, 2012 was due primarily to decreases in direct sales and timing of sales commitments with certain of our OEM and reseller customers. The decrease in revenue from software licenses for the six month period ended June 30, 2013 as compared to the six month period ended June 30, 2012 was due primarily to the discontinued sales of our BOLT browser product and decreases in direct sales, partially offset by sales commitments with certain of our OEM and reseller customers. Our license revenue for OEM and reseller customers is reported to us only after the sale is made and we have no visibility into their sales pipeline. Our license revenue from direct and reseller sales may be affected by decreases in sales and marketing resources including a reduction in force in May 2013 and may vary quarter to quarter, and the effect on revenue for the remainder of the 2013 year is not determinable as of the date of this report.

Service Revenue

Services revenue decreased for the three and six months ended June 30, 2013 as compared to the three months and six months ended June 30, 2012 due primarily to a decrease resulting from an end-of-life support contract in the three and six month periods ended June 30, 2012 which resulted in non-recurring support revenue for the three and six month periods ended June 30, 2013. This decrease was partially offset by an increase in services revenue from consulting projects completed during the three and six month periods ended June 30, 2013. Other product services revenue for customer support and training services were generally consistent period over period. Consulting and training services vary with specific requirements of customers and may be affected more by economic concerns as customers may delay custom development and training.

Cost of Revenue

Cost of revenue includes hosting costs, royalties and fees paid to third parties for the license of rights to technology, costs incurred in the fulfillment of custom orders, costs incurred in providing customer support, maintenance and training, and costs associated with the duplication, packaging and shipping of products. Cost of revenue also includes amortization of acquired-technology from the acquisition of assets from Press-Sense Ltd. and the amortization of capitalized internally developed software related to the translation of our products into multiple languages.

Cost of Software License Revenue

The decrease in cost of software license revenue for the three months ended June 30, 2013 as compared to the same period ended June 30, 2012 was primarily related to a decrease in third party royalties and decreases in in resource related costs, partially offset by an increase in the amortization of internally developed software related to the translation of Pageflex products into multiple languages. The increase in cost of software license revenue for the six months ended June 30, 2013 as compared to the same period ended June 30, 2012 was primarily related to an increase in the amortization of internally developed software which began in late 2012, partially offset by a decrease in third party royalties and decreases in resource related costs.

Cost of Service Revenue

The decrease in cost of services revenue for the three and six months ended June 30, 2013, as compared to the same periods in 2012 was primarily due to decreases in salary and related expenses related to workforce reductions, partially offset by professional fees associated with consulting projects delivered during the three and six months ended June 30, 2013. Our cost of services infrastructure decreased during the first six months of 2013 and we expect these costs to remain lower throughout the rest of this year as compared to last year.

Operating Expenses:

	Three Months Ended June 30,				Change
	2013	% of Revenue	2012	% of Revenue	Dollars	Percent
Marketing and selling	$516	31.3%	$1,169	59.5%	$(653)	(55.9)%
Research and development	606	36.7	1,486	75.6	(880)	(59.2)
General and administrative	821	49.8	785	40.0	36	4.6

Total operating expenses	$1,943	117.8%	$3,440	175.1%	$(1,497)	(43.5)%

	Six Months Ended June 30,				Change
	2013	% of Revenue	2012	% of Revenue	Dollars	Percent
Marketing and selling	$1,233	34.7%	$2,236	59.9%	$(1,003)	(44.9)%
Research and development	1,439	40.5	3,371	90.3	(1,932)	(57.3)
General and administrative	1,450	40.8	2,017	54.0	(567)	(28.1)

Total operating expenses	$4,122	116.0%	$7,624	204.2%	$(3,502)	(45.9)%

Marketing and Selling (“M&S”) Expense

Marketing and selling (“M&S”) expense consists primarily of salaries and benefits, commissions, travel expense and facilities costs related to sales and marketing personnel, as well as marketing program-related costs. The decrease in M&S for the three and six months ended June 30, 2013 as compared to the three and six months ended June 30, 2012 related primarily to decreases in salaries and benefits, as well as reduced participation in marketing programs. We expect that our M&S expense will remain below the levels of the prior year due to these decreases in M&S resources and marketing activities.

Research and Development (“R&D”) Expense

Research and development (“R&D”) expense consists primarily of salary and benefit costs, contracted third-party development costs, and facility costs related to software developers and management. R&D expense decreased for the three and six months ended June 30, 2013 as compared to the three and six months ended June 30, 2012 primarily due to the reduction in R&D resources related to both the BOLT browser product development and the publishing products. R&D expense for the six months ended June 30, 2013 also decreased as a result of stock compensation expense from the acceleration of Bitstream options and restricted stock awards caused by the merger of Bitstream on March 19, 2012 which was included in the six months ended June 30, 2012. We expect our R&D costs to remain below the levels of the prior year due to the reductions in workforce.

General and Administrative (“G&A”) Expense

G&A expense consists primarily of salaries, benefits, and other related costs including travel and facility expenses for finance, human resource, legal and executive personnel, legal and accounting professional services, provision for bad debts, directors fees and director and officer insurance. G&A expense increased for the three months ended June 30, 2013 as compared to the three months ended June 30, 2012, consisting primarily of increases in professional services costs and facilities allocations, partially offset by decreases in salaries and benefits due to the reduction in workforce. G&A expense decreased for the six months ended June 30, 2013 as compared to the six months ended June 30, 2012, primarily resulting from decreases in salaries and benefits related to a reduction in resources.

The G&A expense decreases also include the non-recurrence of Bitstream stock compensation expense and G&A bonus and related tax expense, both related to the Bitstream merger with Monotype during the first quarter of 2012, which were partially offset by a management fee allocation to Bitstream in accordance with the management fee agreement between MSDH and Bitstream during the first quarter of 2012. In addition, the first quarter of 2012 included $2,250 of transaction costs related to the spinout of MSDH from Bitstream Inc. and the merger of Bitstream into Monotype Imaging Inc., which were fully allocated to Bitstream during the first quarter, resulting in a net effect of zero. We expect MSDH G&A expense to remain below the levels reported in the prior year during the remainder of the year ended December 31, 2013 when compared to 2012.

Interest and Other Income (Expense), Net:

Interest and other income expense, net consists primarily of foreign currency transactions gains or losses.

Provision for Income Taxes:

The provision for income taxes consists of foreign taxes in Israel and U.S. federal tax expense related to the deferred tax liability created by the taxable amortization of Goodwill. There was no significant change in the provision for taxes for the three and six month periods ended June 30, 2013 and 2012.

For purposes of MSDH’s consolidated financial statements, income tax expense and deferred tax balances, for the short period through the Separation date, have been recorded as if the Company had filed tax returns on a separate return basis from Bitstream. The calculation of income taxes for the Company on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations. In most cases, the tax losses and tax credits of Bitstream that are included in these financial statements of MSDH have either been utilized by Bitstream’s other businesses or remained with Bitstream post-separation. Balances at December 31, 2012 include preliminary amounts available to the Company as of the Separation Date and have been derived from preliminary data from the consolidated Bitstream tax returns which have not been filed as of the date of this report.

At December 31, 2012, the Company’s deferred tax assets, net of deferred tax liabilities, but before consideration of valuation allowances, was $3,396 and its valuation allowances were $3,585. The Company has estimated the net deferred tax assets available post-separation from preliminary consolidated tax returns of Bitstream Inc. as discussed above. The tax loss and credit carry forwards at December 31, 2012 represent $3,681 of deferred tax assets. The tax carry forwards include U.S. tax carry forwards for federal and state net operating losses, general business credits and state tax credits.

Our effective tax rate is based on pre-tax income and the tax rates applicable to that income in the various state jurisdictions in which we operate. An estimated effective tax rate for a year is applied to our quarterly operating results, adjusted for losses in tax jurisdictions where the losses cannot be tax benefited due to valuation allowances. In the event that there is a significant unusual or discrete item recognized, or expected to be recognized, in our quarterly operating results, including the resolution of prior-year tax matters, the tax attributable to that item would be separately calculated and recorded at the same time as the unusual or discrete item. Significant judgment is required in determining our effective tax rate and in evaluating its tax positions. We establish reserves when it is deemed more likely than not that we will not realize the full tax benefit of the position. We periodically adjust these reserves in light of changing facts and circumstances.

Tax regulations may require items of income and expense to be included in a tax return in different periods than the items are reflected in the consolidated financial statements. As a result, the effective tax rate reflected in the consolidated financial statements may be different than the tax rate reported in the income tax return. Some of these differences are permanent, such as expenses that are not deductible on the tax return, and some are temporary differences, such as depreciation expense. Temporary differences create deferred tax assets and liabilities. Deferred tax assets generally represent items that can be used as a tax deduction or credit in the tax return in future years for which we have already recorded the tax benefit in the financial statements. Deferred tax liabilities generally represent tax expense recognized in the financial statements for which payment has been deferred or expense for which we have already taken a deduction on an income tax return, but has not yet been recognized in the consolidated financial statements.

We account for income taxes in accordance with authoritative guidance, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of the temporary differences between the book and tax basis of recorded assets and liabilities. We make estimates and judgments with regard to the calculation of certain income tax assets and liabilities. This guidance requires that deferred tax assets be reduced by valuation allowances if, based on the consideration of all available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized. Significant weight is given to evidence that can be objectively verified.

We evaluate deferred income taxes on a quarterly basis to determine whether valuation allowances are required by considering available evidence, including historical and projected taxable income and tax planning strategies that are both prudent and feasible. As of June 30, 2013, our U.S. operations had generated four consecutive years of pre-tax losses. Because of our recent history of losses, we believe that the weight of negative historic evidence precludes us from considering any forecasted income from our analysis of the recoverability of its U.S. deferred tax assets. We also considered in our analysis tax planning strategies that are prudent and can be reasonably implemented. Based on all available positive and negative evidence, we concluded that a full valuation allowance should be recorded against the net deferred tax assets of our U.S. operations.

LIQUIDITY AND CAPITAL RESOURCES (dollar amounts in thousands)

At June 30, 2013, our primary source of liquidity comes from our cash of $879. Our cash at June 30, 2013 of $879 includes $224 held by our Israeli subsidiary that is not available to fund domestic operations unless these funds were repatriated. We do not intend to repatriate funds and, if we do, we will accrue and pay any applicable taxes on the repatriated funds, as required. The Pageflex and BOLT products historically were funded directly through the conduct of our operations as a component of Bitstream. For the six months ended June 30, 2013 and 2012, we incurred net losses of $2,124 and $5,720, respectively. Our former parent, Bitstream, contributed capital of $0 and $9,005 for the six months ended June 30, 2013 and 2012, respectively. As of June 30, 2013, we had a working capital deficit of $2,487.

Our operating activities used cash during the six months ended June 30, 2013 and 2012 of $1,139 and $5,988, respectively. The decreased usage of cash during the six months ended June 30, 2013 as compared to the same period in the prior year resulted primarily from a decreased net loss of $3,596, an increase in contributions from operating assets and liabilities of $1,120, and an increase in add-backs of non-cash expense items of $133. Cash used in operating activities has historically been affected by the amount of net loss, changes in operating assets and liabilities and add-backs of non-cash expense items such as depreciation and amortization and the expense associated with stock-based awards.

Cash used in investing activities during the six months ended June 30, 2012 was $656. Cash used in investing activities during the six months ended June 30, 2012 consisted of increases in restricted cash, the capitalization of internally developed software, and purchases of property and equipment. There was no cash used in investing activities during the six months ended June 30, 2013.

Our financing activities for the six months ended June 30, 2012 provided cash of $9,005 which consisted entirely of contributions from Bitstream in connection with the Separation. There was no cash provided by financing activities for the six months ended June 30, 2013.

The unaudited condensed consolidated financial statements have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. MSDH’s long-term viability is dependent on its ability to generate sufficient product revenue, net income and cash flows from operations to support its business as well as its ability to obtain additional financing. Management’s plans also include reducing operating costs and delaying certain expenditures, if necessary, to maintain the Company’s liquidity. The Company is also exploring its strategic alternatives, including possible sales of assets and/or other transactions. MSDH has suffered recurring losses from operations, both before and after the Separation. For its liquidity, prior to Separation, the Company relied on contributions from Bitstream. As of March 19, 2012, MSDH had accumulated contributions of approximately $60,977 from its former Parent. After Separation, the Company has sought third party investors to reduce the Company’s liquidity risks.

MSDH received an equity commitment from two investors on October 10, 2012, originally scheduled to occur in two tranches. The first tranche in the aggregate amount of $2,000 in exchange for 597 shares of 6.5% redeemable preferred stock and 2,985 common stock warrants closed on October 11, 2012. The Company did not satisfy the performance criteria required to complete the second tranche of funding and no additional securities will be issued or sold pursuant to the current investment agreements with these two investors. The Company received commitments from certain customers with terms including the prepayment of software licenses in the aggregate amount of $850, with $425 payable in the fourth quarter of 2012 and $425 payable in the first and second quarters of 2013, subject in each case to the Company continuing to provide service and support to these customers. The prepayments were received by the Company in the periods specified. Additionally, management has restructured its global workforce in August 2012 and recently revised its operating plan to call for reduced expenses going forward, principally as a result of further reductions in force in May 2013.

On July 23, 2013, the Company’s landlord for its Marlborough, MA offices issued a sight draft under the Company’s Letter of Credit (“LC”) to the Company’s bank for $260, the full amount of the LC, which exceeded the then outstanding four months’ rent totaling $178 for April through July 2013. The Company had secured the LC with restricted cash classified as Other Assets on its consolidated balance sheets. On August 9, 2013, MSDH received a demand from Normandy to restore $226, the as applied portion of the security deposit, to the security deposit within five days after demand. The Company did not restore the security deposit within the five day demand period and remains in default on its lease with Normandy. The Company is currently negotiating with Normandy to resolve the lease issues and has engaged the services of a commercial real estate agent to assist in these discussions.

MSDH had a cash balance of $879 as of June 30, 2013. Management has recently revised its operating plan to call for reduced expenses going forward, principally as a result of further reductions in force in May 2013. Management believes that with its current operating plan, cash, together with cash generated from expected future operations is, and will be, sufficient to meet the Company’s working capital and capital expenditure requirements through at least the next twelve months. The ability of the Company to satisfy its obligations and recover its costs will be primarily dependent upon the future financial and operating performance of the Company. Additionally, management’s operating plans are designed to help control operating costs, to increase revenues and to raise additional capital until such time as the Company generates sufficient cash flows from operations. If there was a further decrease in the demand for the Company’s products due to either economic or competitive conditions, or management was unable to meet its plan, there could be a significant reduction in liquidity due to the possible inability of the Company to cut costs sufficiently.

Potential Indemnification Obligations

We enter into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, we indemnify, hold harmless, and agree to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally business partners or customers, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to our products. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited. We have never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, we believe the estimated fair value of these agreements is minimal, but we can provide no assurance that payments will not be required under these agreements in the future.

In connection with the Separation of MSDH from Bitstream and the Merger of Bitstream with Monotype, the Company entered into certain indemnification agreements with Monotype. A detailed discussion of these agreements is included in our Form 10-K filed with the SEC on March 29, 2013.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements or unconsolidated special-purpose entities within the meaning of Item 303(a)(4) of Regulation S-K.

RECENT ACCOUNTING PRONOUNCEMENTS

Recent Accounting Pronouncements Not Yet Adopted

Accounting Standards Update (ASU) 2013-11, “Income Taxes (Topic 740) - Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” was issued in July, 2013. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The Company does not expect adoption of this ASU to have a material impact on its financial statements.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Primary Market Risk Exposures. Our primary market risk exposures are in the areas of interest rate risk and foreign currency exchange rate risk. Our investment portfolio of cash equivalent and short-term investments is subject to interest rate fluctuations, but we believe this risk is immaterial due to the short-term nature of these investments.

Foreign Currency Exchange Risk. Our exposure to currency exchange rate fluctuations has been, and is expected to continue to be, modest due to the fact that the operations of our Israeli subsidiary are conducted partially in Israel’s local currency. Currently, we do not engage in foreign currency hedging activities.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our principal executive officer and principal financial officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of June 30, 2013. Based on this evaluation, our principal executive officer and principal financial officer concluded that, as of June 30, 2013, these disclosure controls and procedures were effective to provide reasonable assurance that material information required to be disclosed by us, including our consolidated subsidiaries, in reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported, within the time periods specified in the Commission rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Evaluation of Changes in Internal Control over Financial Reporting

No change in the Company’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the quarter ended June 30, 2013 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

From time to time we are subject to legal proceedings and claims in the ordinary course of business, including claims of infringement of third-party patents and other intellectual property rights, and claims involving commercial, employment and other matters. In accordance with generally accepted accounting principles, we make a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. This provision is reviewed at least quarterly. As of June 30, 2013, there are no material pending legal proceedings to which we are a party, and no liability was recorded. Litigation is inherently unpredictable and it is possible that our financial position, cash flows, or results of operations could be materially affected in any particular period by the resolution of any such contingencies or the costs involved in seeking the resolution of any such contingencies.

ITEM 1A. RISK FACTORS

We incorporate herein by reference the risk factors contained in Part I, Item 1A of our Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2012. There have been no material changes from the risk factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

(a)	None.

(b)	Not applicable.

(c)	None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

Not applicable.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. OTHER INFORMATION

(a)	On July 23, 2013, Normandy Nickerson Road, LLC, the landlord for the Company’s headquarters, issued a sight draft under the Company’s Letter of Credit (“LC”) to the Company’s bank for $260, the full amount of the LC, which exceeded the then outstanding four months’ rent totaling $178 for April through July 2013. The Company had previously been notified it was in default on its lease due to lease payments that the Company was not paying. The Company had secured the LC with restricted cash classified as Other Assets on its consolidated balance sheets. On August 9, 2013, MSDH received a demand from Normandy to restore $226, the as applied portion of the security deposit, to the security deposit within five days after demand. The Company did not restore the security deposit within the five day demand period and remains in default on its lease with Normandy. The Company is currently negotiating with Normandy to resolve the lease issues and has engaged the services of a commercial real estate agent to assist in these discussions. The Company’s commitments under the current lease are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 in Note 6(a) to the consolidated financial statements included therein, and such information is incorporated herein by reference. The foregoing information regarding the Company’s lease is disclosed in this Part II, Item 5 of Form 10-Q in lieu of disclosure under Item 2.04 of Form 8-K.

(b)	None.

ITEM 6. EXHIBITS

(a)	Exhibits.

Certain of the exhibits listed hereunder have been previously filed with the SEC as exhibits to certain registration statements and periodic reports as indicated in the footnotes below and are incorporated herein by reference pursuant to Rule 411 promulgated under the Securities Act and Rule 24 of the SEC’s Rules of Practice. The location of each document so incorporated by reference is indicated in parentheses.

EXHIBIT NO.	DESCRIPTION

10.1*	Severance Agreement, dated as of January 25, 2012, by and between Bitstream Inc. and Pinhas Romik

18.1	Letter re Change in Accounting Principles (furnished as Exhibit 18.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on May 15, 2013).

31.1*	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1***	Certification of Principal Executive Officer and Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Label Linkbase Document

101.PRE**	XBRL Taxonomy Presentation Linkbase Document

*	Filed herewith.
**	XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.
***	Furnished herewith.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in Marlborough, Commonwealth of Massachusetts on this 14th day of August, 2013.

SIGNATURE	TITLE	DATE

/s/ PINHAS ROMIK Pinhas Romik	President and Chief Executive Officer	August 14, 2013

/s/ JAMES P. DORE James P. Dore	Executive Vice President and Chief Financial Officer	August 14, 2013

PRELIMINARY PROXY COPY

Special Meeting of Stockholders

of

Marlborough Software Development Holdings, Inc.

            , 2013 at         a.m., Eastern Time

500 Nickerson Road

Marlborough, Massachusetts 01752-4695

Special Meeting

Meeting—The Special Meeting of Stockholders of Marlborough Software Development Holdings, Inc. will be held at [the Company’s executive offices at 500 Nickerson Road, Marlborough, Massachusetts 01752-4695 on             , 2013 at          a.m., Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

Notice—The Notice and Proxy Statement and Proxy Card are available at [                    ]

FOLD AND DETACH HERE

PROXY

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC.

500 Nickerson Road

Marlborough, Massachusetts 01752-4695

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

            , 2013

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC.

The undersigned, a stockholder of MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS, INC., a Delaware corporation (the “Company”), hereby appoints Raul Martynek and Melvin Keating, or either of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company’s Special Meeting of Stockholders to be held on             , 2013, and at any postponement or adjournment thereof in accordance with their best judgment.

The undersigned hereby (a) acknowledges receipt of a copy of the proxy statement relating to the Special Meeting and (b) revokes any other proxy to vote at the Special Meeting.

This Proxy will be voted in accordance with the instructions set forth on the reverse side. If no specification is made, it will be voted “FOR” each proposal.

PLEASE MARK, SIGN, DATE AND RETURN THIS FORM PROMPTLY IN THE ENCLOSED ENVELOPE, OR USE THE INTERNET OR TELEPHONIC OPTIONS DESCRIBED ON THE REVERSE SIDE, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

Continued and to be signed on reverse side

[ ]
[Address]
Electronic Voting Instructions
ADD 1 ADD 2 ADD 3	You can vote by Internet or telephone. Available 24 hours a day, 7 days a week.

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Time on , 2013
VOTE BY INTERNET

	•	Log on to the Internet and go to [www. ]

	•	Follow the steps outlined on the secured Web site.
Using a black ink pen mark your votes with an X as shown in this example ☒. Please do not write outside the designated areas.	VOTE BY TELEPHONE
	•	Call toll-free from a touch-tone telephone. There is NO CHARGE for this call.

	•	Follow the instructions provided by the recorded message.

Special Meeting Proxy Card
1234567890

IF YOU HAVE NOT VOTED VIA THE INTERNET OR PHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT

WILL BE VOTED “FOR” EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS.

The Company’s Board of Directors recommends a vote “FOR” proposals 1 and 2:

		FOR	AGAINST	ABSTAIN
		☐	☐	☐
1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated August 20, 2013 (the “Merger Agreement”) by and between Marlborough Software Development Holdings, Inc., a Delaware corporation and Pageflex Acquisitions, Inc., a Delaware corporation, as it may hereafter be amended from time to time.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐
2.	To consider and vote on a proposal to adjourn or postpone the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of such adjournment or postponement to adopt the Merger Agreement.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐
3.	To consider and vote on such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

Note: In their discretion, the proxies are authorized to vote your shares upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Will Attend Meeting  ☐ YES

Signature	Signature	Date

NOTE: Please sign exactly as your name(s) appear(s) above and date. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.